As filed with the Securities and Exchange Commission on April 27, 2004
Registration No. 333-114294

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1

to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Independent Bank Corp.

(Exact name of registrant as Specified in its Charter)

Massachusetts	6036	04-2870273
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

288 Union Street

Rockland, Massachusetts 02370
(781) 878-6100
(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

Denis K. Sheahan

Chief Financial Officer and Treasurer
Edward H. Seksay, Esq.
General Counsel
Independent Bank Corp.
288 Union Street
Rockland, Massachusetts 02370
(781) 878-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

William P. Gelnaw, Jr., Esq. James A. McDaniel, Esq. Choate, Hall & Stewart 53 State Street Boston, Massachusetts 02109 (617) 248-5000	Richard A. Schaberg, Esq. Thacher Proffitt & Wood LLP 1700 Pennsylvania Avenue, N.W. Washington, D.C. 20006 (202) 347-8400

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective and the completion of the Arrangement as described herein.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐

      If this form is filed to register additional Securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

FALMOUTH BANCORP, INC.
20 Davis Straits
Falmouth, Massachusetts 02540

(508) 548-3500

April 30, 2004

Dear stockholders:

      You are cordially invited to attend a special meeting of stockholders of Falmouth Bancorp, Inc. to be held at 4:30 p.m., local time, on June 7, 2004, at the main office of the bank, 20 Davis Straits, Falmouth, Massachusetts 02540. At the special meeting, you will be asked to consider and vote upon a proposal to approve an agreement and plan of merger pursuant to which Falmouth will merge with a wholly owned subsidiary of Independent Bank Corp., a Massachusetts corporation with its principal place of business in Rockland, Massachusetts.

      If the merger agreement is approved and the merger is subsequently completed, each outstanding share of Falmouth common stock will be converted into the right to receive either $38.00 in cash or 1.28 shares of Independent Bank common stock, plus cash in lieu of any fractional share interest. On January 8, 2004, the date the merger agreement was signed, 1.28 shares of Independent Bank common stock was worth $29.00, and as of April 29, 2004, 1.28 shares of Independent Bank common stock was worth           . The 30 day average closing price of Independent Bank common stock as of April 29, 2004 was           . You will have the opportunity to elect to receive all cash, all stock or a combination of cash and stock for your shares of Falmouth common stock, subject to allocation procedures designed to ensure that 50% of the shares of Falmouth common stock will be converted into the right to receive shares of Independent Bank common stock and 50% will be converted into the right to receive cash. You will receive a separate mailing that will contain instructions for making your election.

      Independent Bank common stock is listed on The Nasdaq National Market under the symbol “INDB.” On April 29, 2004, the closing sale price of a share of Independent Bank common stock was $                    .

      The merger cannot be completed unless the holders of a majority of the outstanding shares of Falmouth common stock, voting in person or by proxy, vote in favor of approval of the merger agreement and the merger at the special meeting.

      Stockholders who do not receive any cash in exchange for their shares of Falmouth common stock will generally not be taxed on the exchange. However, stockholders generally will be taxed to the extent they receive cash in exchange for their shares of Falmouth common stock or instead of any fractional share of Independent Bank common stock that they would otherwise be entitled to receive.

      Based on our reasons for the merger described herein, including the fairness opinion issued by our financial advisor, Trident Securities, a division of McDonald Investments, Inc., our board of directors believes that the merger is advisable, in your best interests and on terms that are fair to you. Accordingly, our board of directors unanimously recommends that you vote “FOR” approval of the merger agreement and the merger.

      Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you do not vote in person or by proxy the effect will be a vote against the proposal to approve the merger agreement.

      Following this letter you will find a formal notice of the special meeting and a proxy statement/ prospectus providing you with detailed information concerning the merger agreement, Independent Bank and Falmouth. Please give all the information contained or incorporated by reference in the proxy statement/ prospectus your careful attention. Please give particularly careful consideration to the discussion in the section entitled “Risk Factors” beginning on page 23 of the attached proxy statement/ prospectus.

      We look forward to your support.

Sincerely,

Santo P. Pasqualucci
President and Chief Executive Officer

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Independent Bank common stock to be issued in the merger or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense. The shares of Independent Bank common stock are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by any federal or state governmental agency.

This proxy statement/ prospectus is dated April 30, 2004, and was first mailed to stockholders of Falmouth on or about May 7, 2004.

REFERENCE TO ADDITIONAL INFORMATION

      This proxy statement/ prospectus incorporates important business and financial information about Independent Bank and Falmouth from other documents that are not included in, or delivered with, this proxy statement/ prospectus. This information is available to you without charge upon your written or oral request. We have listed the documents containing this information on page 115. You can obtain these documents relating to Independent Bank or any documents referred to in this proxy statement/ prospectus relating to Falmouth, by requesting them in writing or by telephone from the appropriate company at the following addresses:

Independent Bank Corp. 288 Union Street Rockland, Massachusetts 02370 Attention: Edward H. Seksay, General Counsel (781) 982-6130	Falmouth Bancorp, Inc. 20 Davis Straits Falmouth, Massachusetts 02540 Attention: Jeanne E. Alves, Secretary (508) 548-3500

      If you would like to request documents, you must do so no later than May 31, 2004 in order to receive them before Falmouth’s special meeting of stockholders. You will not be charged for any of these documents that you request.

      For additional information regarding where you can find information about Independent Bank and Falmouth, please see the section entitled “Where You Can Find More Information” beginning on page 114 of this proxy statement/ prospectus. The information contained in this proxy statement/ prospectus with respect to Independent Bank and its subsidiaries was provided by Independent Bank and the information contained in this proxy statement/ prospectus with respect to Falmouth and its subsidiaries was provided by Falmouth.

      For information on submitting your proxy, please refer to the instructions on the enclosed proxy card.

FALMOUTH BANCORP, INC.

20 Davis Straits
Falmouth, Massachusetts 02540
(508) 548-3500

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date: June 7, 2004
Time: 4:30 p.m., local time
Place: Falmouth Bank
20 Davis Straits
Falmouth, Massachusetts 02540

At our Special Meeting, we will ask you to:

•	Consider and vote upon a proposal to approve the amended and restated agreement and plan of merger dated as of April 26, 2004, among Falmouth Bancorp, Inc., Independent Bank Corp. and INDB Sub, Inc., a copy of which is attached as Annex A to the accompanying proxy statement/ prospectus, and to approve the merger as contemplated by the merger agreement;

•	Consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement; and

•	Transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Only holders of record of Falmouth common stock at the close of business on April 30, 2004 will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting.

      You will be entitled to have your shares purchased by Independent Bank for cash at their fair market value if you file written notice with Falmouth of your intention to exercise your appraisal rights prior to the special meeting, you do not vote in favor of the merger agreement and you follow the procedures of Section 262 of the Delaware General Corporation Law described in “THE MERGER — Dissenter’s Rights of Appraisal” in the accompanying document. A copy of Section 262 is attached as Annex D to this document.

      Our board of directors has determined that the merger agreement is advisable, in the best interests of Falmouth stockholders and on terms that are fair to Falmouth stockholders and unanimously recommends that stockholders vote “FOR” approval of the merger agreement and the merger.

      Your vote is very important. Even if you plan to be present at the special meeting, please promptly complete, sign, date and return your proxy card in the enclosed envelope. Failure to vote your shares will have the same effect as a vote against the merger agreement.

By Order of the Board of Directors

Jeanne Alves
Secretary

Falmouth, Massachusetts
April 30, 2004
Please do not send your stock certificates at this time. If the merger is completed you will be sent instructions regarding the surrender of your stock certificates.

ii

Page

Special Meetings of Stockholders	109
Stockholder Nominations	109
Stockholder Proposals	110
Stockholder Action without a Meeting	110
Amendment of Governing Instruments	110
Mergers, Consolidations and Sales of Assets	111
State Anti-Takeover Statutes	112
ADJOURNMENT OF SPECIAL MEETING (Proposal 2)	113
LEGAL MATTERS	113
EXPERTS	113
WHERE YOU CAN FIND MORE INFORMATION	114
STOCKHOLDER PROPOSALS	116
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
ANNEXES
Annex A Amended and Restated Agreement and Plan of Merger dated as of April 26, 2004 among Independent Bank, INDB Sub, Inc. and Falmouth Bancorp, Inc., not including annexes thereto	A-1
Annex B Form of Voting Agreement	B-1
Annex C Opinion of Trident Securities, a division of McDonald Investments, Inc.	C-1
Annex D Section 262 of the Delaware General Corporation Law	D-1

iii

QUESTIONS AND ANSWERS

Q:	What am I being asked to vote on?

A:	You are being asked to vote to approve a merger agreement among Independent Bank Corp., Falmouth Bancorp, Inc. and INDB Sub, Inc., a newly-formed, wholly-owned subsidiary of Independent Bank, and the merger as contemplated by the merger agreement. As a result of the merger, Falmouth will become a subsidiary of Independent Bank.

Q:	What will I receive in the merger? (See page 45)

A:	If the merger is completed, each share of Falmouth common stock will be converted into the right to receive either $38.00 in cash or 1.28 shares of Independent Bank common stock, plus cash in lieu of any fractional share interest. You may elect to exchange your shares of Falmouth common stock for all stock, all cash or a combination of stock and cash. However, the merger agreement provides that 50% of the total number of outstanding shares of Falmouth common stock will be converted into the right to receive Independent Bank common stock and 50% will be converted into the right to receive cash. Therefore, you may not receive exactly the form of consideration that you request.

Q:	How do I elect to receive cash, stock or a combination of cash and stock for my Falmouth stock? (See page 47)

A:	Instructions for making your election and for returning your Falmouth stock certificates will be sent to you by the exchange agent. Do not return your Falmouth stock certificates with your proxy card. Instead, please use the envelope that accompanies the election form provided to you by the exchange agent for your stock certificates and the election form. If you do not make a timely election, you will receive Independent Bank common stock and/or cash depending on the elections made by other Falmouth stockholders.

Q:	How does the Falmouth board of directors recommend that I vote? (See page 31)

A:	The Falmouth board of directors unanimously recommends that you vote “FOR” approval of the merger agreement and the merger.

Q:	What vote of Falmouth stockholders and what vote of Independent Bank stockholders is required in connection with the merger? (See page 50)

A:	The affirmative vote of the holders of at least a majority of the outstanding shares of Falmouth entitled to vote on the approval of the merger agreement and the merger is required to approve the merger agreement and the merger. No vote of Independent Bank stockholders is required (or will be sought) in connection with the merger.

Q:	Can the number of shares of Independent Bank common stock to be issued in the merger for each share of Falmouth common stock change between now and the time the merger is completed? (See page 46)

A:	No, except under limited circumstances. The exchange ratio is a fixed ratio, which means that it will not change if the trading price of the Independent Bank common stock changes between now and the time the merger is completed. Therefore, the market value of the Independent Bank common stock you will receive in the merger may increase or decrease depending upon the price of the Independent Bank common stock. However, if the price of the Independent Bank common stock declines by more than 20% and underperforms a peer group by more than 20% during a designated measurement period, Falmouth may terminate the merger agreement unless Independent Bank elects to increase the number of shares to be issued to holders of Falmouth common stock who are to receive shares of Independent Bank common stock in the merger. For more information, see the sections entitled “Risk Factors” beginning on page 23 of this proxy statement/ prospectus and “The Merger — The Merger

Agreement — Termination and Amendment” beginning on page 61 of this proxy statement/ prospectus.

In the event of a stock split, stock dividend or other similar event prior to the merger, the exchange ratio will be adjusted to provide Falmouth stockholders with the same economic benefit as contemplated by the merger agreement.

Q:	When will I receive shares of Independent Bank common stock or cash? (See page 49)

A:	Shortly after the merger is completed, the exchange agent will allocate cash and Independent Bank common stock among Falmouth stockholders, consistent with their elections and the allocation and proration procedures in the merger agreement. Your shares of Independent Bank common stock and/or cash will be sent to you after the allocation is completed, subject to your adherence to the procedures set forth in this proxy statement/ prospectus, including proper delivery of certificates.

Q:	Will I be able to trade the Independent Bank common stock that I receive in the merger? (See page 43)

A:	Yes. The Independent Bank common stock issued in the merger will be registered with the Securities and Exchange Commission and listed on The Nasdaq National Market under the symbol “INDB.” All shares of Independent Bank common stock that you receive in the merger will be freely transferable unless you are deemed to be an affiliate of Falmouth prior to the completion of the merger or an affiliate of Independent Bank after the completion of the merger, or your shares are subject to other contractual restrictions. Shares of Independent Bank common stock received by persons deemed to be affiliates in the merger may only be sold in compliance with Rule 145 under the Securities Act or as otherwise permitted under the Securities Act.

Q:	When is the merger expected to be completed? (See page 60)

A:	We expect to complete the merger as soon as practicable after Falmouth and Independent Bank receive all applicable regulatory and stockholder approvals and all applicable waiting periods have expired, which we expect to occur during the third calendar quarter of 2004. However, we cannot be certain when these events will take place or when the merger will occur.

Q:	How much of the combined company will Falmouth stockholders own? (See page 41)

A:	After the merger, Falmouth stockholders will own approximately 3.85% of the Independent Bank common stock (based on shares outstanding as of the date of this proxy statement/ prospectus).

Q:	What are the tax consequences of the merger to the Falmouth stockholders? (See page 70)

A:	The conversion of shares of Falmouth common stock solely into Independent Bank common stock in the merger will be a tax-free reorganization for federal income tax purposes. Accordingly, Falmouth stockholders will generally not recognize any gain or loss for federal income tax purposes on the conversion of their Falmouth common stock into Independent Bank common stock in the merger. However, Falmouth stockholders will generally be taxed to the extent they receive cash in exchange for their shares of Falmouth common stock or instead of any fractional share of Independent Bank common stock that they would otherwise be entitled to receive. Because the tax consequences of receiving cash will differ from the tax consequences of receiving stock, you should carefully read the tax information in the section of this proxy statement/ prospectus entitled “The Merger — Federal Income Tax Consequences” beginning on page 70 and consult your own tax advisors.

Q:	What do I need to do now?

A:	After you have carefully read this proxy statement/ prospectus, indicate on your proxy card how you want your shares to be voted. Then complete, sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the special meeting.

Q:	Why is my vote important?

A:	If you do not return your proxy card or vote in person at the special meeting, it will be more difficult for Falmouth to obtain the necessary quorum to hold the special meeting. In addition, the failure of a Falmouth stockholder to vote, by proxy or in person, will have the same effect as a vote against the merger agreement and the merger. The merger must be approved by the holders of a majority of the outstanding shares of Falmouth common stock entitled to vote at the special meeting.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me? What if I fail to instruct my broker, bank or other nominee?

A:	If your broker, bank or other nominee holds shares that you own in “street name,” the broker may vote your shares if the broker receives instructions from you. If your broker does not vote on any of the proposals, this will constitute a “broker non-vote.” For purposes of voting on the proposal to approve the merger agreement, a broker non-vote will have the same effect as a vote against the merger. For purposes of voting on the proposal to adjourn the meeting, broker non-votes will be treated as shares that are not represented and will have no effect on the outcome of the votes.

Q:	Can I attend the meeting and vote my shares in person?

A:	Yes. All stockholders are invited to attend the special meeting. However, if you hold your shares in “street name,” you will need proof of ownership to be admitted. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. Only stockholders of record on April 30, 2004 can vote in person at the special meeting. If your shares are held in “street name,” then you are not the stockholder of record and you must ask your broker, bank or other nominee how you can vote at the special meeting.

Q:	Can I change my vote?

A:	Yes. If you have not voted through your broker, bank or other nominee, there are three ways you can change your vote after you have submitted your proxy:

•	First, you may send a written notice to the Secretary of Falmouth, stating that you would like to revoke your proxy before the special meeting.

•	Second, you may complete and submit a new proxy card. The latest vote actually received by Falmouth before the special meeting will be counted, and any earlier proxies will be revoked automatically.

•	Third, you may attend the special meeting and vote in person. Any earlier proxy will thereby be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions you receive from your broker, bank or other nominee to change your vote.

Q:	Can I submit my proxy by telephone or over the Internet?

A:	If you hold shares directly, then you may not vote by telephone or over the Internet. If you hold your shares through a bank or brokerage firm, you may be able to submit your proxy by telephone or over the Internet. You should refer to the proxy card provided by your bank or brokerage firm for instructions about how to vote. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card.

Q:	Whom should I call with questions?

A:	You should call Georgeson Shareholder Communications, Inc. at (800) 501-4330 with any questions about the merger and related transactions.

SUMMARY

      This summary highlights selected information from this proxy statement/ prospectus. It does not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement/ prospectus and other documents to which we refer in order to understand fully the merger and the related transactions. In particular, you should read the annexes attached to this proxy statement/ prospectus, including the merger agreement, which is attached to this proxy statement/ prospectus as Annex A. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. In addition, Independent Bank incorporates by reference into this proxy statement/ prospectus important business and financial information. You may obtain the information incorporated by reference into this proxy statement/ prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 114 of this proxy statement/ prospectus.

Parties to the Proposed Merger

FALMOUTH BANCORP, INC.

20 Davis Straits
Falmouth, Massachusetts 02540
(508) 548-3500
www.falmouthbank.com

      Falmouth is a Delaware corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Falmouth conducts business from its executive offices in Falmouth, Massachusetts. Falmouth’s principal asset is all of the capital stock of Falmouth Co-operative Bank, a Massachusetts-chartered co-operative bank in stock form.

      Through Falmouth Co-operative Bank, Falmouth is principally engaged in the business of attracting deposits from the general public, borrowing funds and investing those deposits and funds. Falmouth has emphasized various types of residential and commercial real estate loans, commercial loans, residential construction loans, consumer loans and investments in securities. At December 31, 2003, Falmouth had consolidated assets of $158.1 million and consolidated stockholders’ equity of $17.9 million.

      For more information on the business of Falmouth, please refer to the section entitled “Information About Falmouth” beginning on page 73 of this proxy statement/ prospectus. Please refer to the section of this proxy statement/ prospectus entitled “Where You Can Find More Information” on page 114 in order to find out where you can obtain copies of Falmouth’s Annual Report on Form 10-KSB/A for the fiscal year ended September 30, 2003, filed with the SEC on April 7, 2004 and Falmouth’s Quarterly Report on Form 10-QSB/A for the period ended December 31, 2003, filed with the SEC on April 7, 2004, as well as other documents Falmouth files with the Securities and Exchange Commission.

INDEPENDENT BANK CORP.

288 Union Street
Rockland, Massachusetts 02370
(781) 878-6100
www.rocklandtrust.com

      Independent Bank is a Massachusetts corporation and is registered with the Board of Governors of the Federal Reserve System as a bank holding company under the Bank Holding Company Act of 1956, as amended. Independent Bank conducts business from its executive offices in Rockland, Massachusetts. Independent Bank’s principal assets are all of the capital stock of Rockland Trust Company, a Massachusetts-chartered trust company.

      Rockland Trust Company’s principal business consists of commercial banking, retail banking, and investment management services. Rockland Trust Company derives its revenues from a wide range of banking services including lending activities, acceptance of demand, savings and time deposits, trust and investment management services and mortgage banking income. At December 31, 2003, Independent Bank had consolidated assets of approximately $2.4 billion and consolidated stockholders’ equity of approximately $171.8 million.

      For more information on the business of Independent Bank and Rockland Trust Company, please refer to Independent Bank’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Please refer to the section of this proxy statement/ prospectus entitled “Where You Can Find More Information” on page 114 in order to find out where you can obtain copies of Independent Bank’s Annual Report as well as other documents Independent Bank files with the Securities and Exchange Commission.

INDB SUB, INC.

288 Union Street
Rockland, Massachusetts 02370
(781) 878-6100

      INDB Sub, Inc. was formed on January 7, 2004 as a Massachusetts corporation and a wholly-owned subsidiary of Independent Bank. INDB Sub, Inc. was formed solely to effect the merger and has not conducted any business during the period of its existence.

You May Elect to Receive Cash, Shares of Independent Bank Common Stock or a Combination of Stock and Cash

      Independent Bank and Falmouth have proposed a merger in which Falmouth will merge with INDB Sub, Inc. If the merger is completed, you will have the right to receive either $38.00 in cash or 1.28 shares of Independent Bank common stock, plus cash in lieu of any fractional share interest, for each share of Falmouth common stock that you hold. You will have the opportunity to elect to receive all cash, all stock or a combination of cash and stock for your shares of Falmouth common stock, subject to allocation procedures set forth in the merger agreement designed to ensure that 50% of the shares of Falmouth common stock will be converted into the right to receive shares of Independent Bank common stock and 50% of the Falmouth shares will be converted into the right to receive cash. At Independent Bank’s election, the number of shares of Falmouth common stock that will be converted into the right to receive Independent Bank common stock may be increased if necessary for Independent Bank’s and Falmouth’s respective legal counsel to render their opinions that the merger will be treated as a reorganization for federal income tax purposes.

      Under the limited circumstances described below, the exchange ratio may be increased by Independent Bank. If the average closing price of Independent Bank common stock during the 14 trading days ending on and including the date (the determination date) on which the last required governmental approval of the merger and the related merger of Falmouth Co-operative Bank into Rockland Trust (the “bank merger”) is received, excluding the two highest and two lowest closing prices, (the average closing price) is (1) less than $23.20 (80% of the closing price of the Independent Bank common stock on the date of the merger agreement, or $29.00) and (2) underperforms a peer group of companies by more than 20% during the same 14 day period, Falmouth may give notice of its intent to terminate the merger agreement. If Independent Bank receives such notice, Independent Bank may elect to increase the exchange ratio to a number equal to a quotient (rounded to the nearest one ten-thousandth) obtained by dividing (A) the product of the Independent Bank signing closing price ($29.00), 0.8 and the exchange ratio (as then in effect) by (B) the Independent Bank average closing price. If Independent Bank elects to increase the exchange ratio in these circumstances, Falmouth would thereafter no longer have the right to terminate the merger agreement for this reason. If Independent Bank does not elect to increase the exchange ratio in these circumstance, Falmouth may terminate the merger. For a more detailed discussion see the section entitled “The Merger — The Merger Agreement — Termination and Amendment” beginning on page 61 of this proxy statement/ prospectus.

      Separate instructions will be provided to you regarding how to make your election. Because the tax consequences of receiving cash will differ from the tax consequences of receiving stock, you should carefully read the tax information in the section of this proxy statement/ prospectus entitled “The Merger — Federal Income Tax Consequences” beginning on page 70 of this proxy statement/ prospectus and consult you own tax advisors.

      If you elect to receive stock in the merger and the total number of shares of Independent Bank common stock that Falmouth stockholders elect to receive in the merger exceeds the amount of common stock that Independent Bank has agreed to issue in the merger, you will receive some cash instead of shares of Independent Bank common stock. If you elect to receive cash in the merger and the total amount of cash that Falmouth stockholders elect to receive in the merger exceeds the amount of cash that Independent Bank has agreed to pay in the merger, when combined with any dissenting shares held by Falmouth stockholders who have perfected their dissenters rights, such shares will be deemed cash election shares, exceeds the amount of cash that Independent Bank has agreed to pay in the merger, you will receive some shares of Independent Bank common stock instead of cash. Therefore, you may not receive exactly the form of consideration that you elect.

      The aggregate cash consideration to be issued in the merger would amount to $17,427,332 and the aggregate stock consideration to be issued in the merger would amount to 587,026 shares of Independent Bank common stock based on the number of shares of Falmouth common stock outstanding on April 30, 2004, and an exchange ratio of 1.28.

Illustrations of Value of Cash and Stock Consideration

      The table below illustrates the value of cash and stock consideration based on various assumed trading prices of Independent Bank common stock. It is important to remember that the merger agreement provides that 50% of the outstanding shares of Falmouth common stock will be exchanged for shares of Independent Bank common stock and 50% will be exchanged for cash. Even if you request all cash or all stock, whether you receive all cash or all stock will depend on the elections of other Falmouth stockholders. There is no guarantee that you will receive the exact allocation of cash or stock that you request.

					1 Share of Falmouth
1 Share of Falmouth Common Stock					Common Stock
Exchanged for All Independent Bank Common Stock					Exchanged for All Cash

Assumed Trading			Number of	Value of
Price of			Independent Bank	Independent Bank
Independent Bank		Exchange	Shares to be	Shares to be	Cash Consideration
Stock(1)		Ratio	Received(2)	Received(2)	to be Received

$23.20	(3)	1.28	1.28	$29.70	$38.00
$24.00		1.28	1.28	$30.72	$38.00
$25.00		1.28	1.28	$32.00	$38.00
$26.00		1.28	1.28	$33.28	$38.00
$27.00		1.28	1.28	$34.56	$38.00
$28.00		1.28	1.28	$35.84	$38.00
$29.00	(4)	1.28	1.28	$37.12	$38.00
$30.00		1.28	1.28	$38.40	$38.00
$31.00		1.28	1.28	$39.68	$38.00
$32.00		1.28	1.28	$40.96	$38.00
$33.00		1.28	1.28	$42.24	$38.00
$34.00		1.28	1.28	$43.52	$38.00
$35.00		1.28	1.28	$44.80	$38.00

(1)	On April 29, 2004, the last full trading day before the date of this proxy statement/ prospectus, the closing sale price of Independent Bank common stock was $ .

(2)	Based upon the exchange ratio of 1.28, 1 share of Falmouth common stock would be converted into 1.28 shares of Independent Bank common stock, but all fractional shares would be paid in cash based on an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the per share cash consideration of the merger ($38.00).

(3)	Under the merger agreement, Falmouth has the right to terminate the merger agreement if the average closing price of the Independent Bank common stock is less than $23.20 (a decline of 20% from the signing closing price) and underperforms a peer group of companies by more than 20% during a designated measurement period unless Independent Bank agrees to increase the number of shares of Independent Bank common stock to be issued to holders of Falmouth common stock who are to receive shares of Independent Bank common stock in the merger by a specified amount. For a more detailed discussion see the section entitled “The Merger — The Merger Agreement — Termination and Amendment” beginning on page 61 of this proxy statement/ prospectus. These possible events are not illustrated in the table.

(4)	The exchange ratio was established based on an Independent Bank common stock price of $29.00.

When and How to Choose the Method of Payment for Your Falmouth Shares

      Shares of Falmouth common stock will be converted into the right to receive either Independent Bank common stock or cash as chosen by you, subject to election and allocation procedures discussed herein and described in detail in the merger agreement. At least 25 business days before the merger is expected to be completed, you will be sent an election form by the exchange agent on which you may specify whether you wish to receive cash, Independent Bank common stock or a combination of stock and cash in exchange for your shares of Falmouth common stock. You may also make “no election” as to whether you receive cash or Independent Bank common stock as payment for your Falmouth shares. Your choice will be honored to the extent possible, but because of the overall limitation on the number of Falmouth shares that will be converted into the right to receive cash and the number of Falmouth shares that will be converted into the right to receive shares of Independent Bank common stock, whether you receive the amount of cash and/or stock you request will depend on what other Falmouth stockholders elect to receive as consideration for their shares. Therefore, you may not receive exactly the form of consideration that you elect and you may receive a pro rata amount of cash and Independent Bank common stock even if you elect to receive all cash or all stock. For a more detailed discussion of the election and exchange procedures, see the section entitled “The Merger — The Merger Agreement — Merger Consideration and Election and Exchange Procedures beginning on page 45 of this proxy statement/prospectus.

      Independent Bank will not issue fractional shares. Instead, Falmouth stockholders who receive Independent Bank common stock will receive the value of any fractional share interest in cash based on an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the per share cash consideration of the merger ($38.00).

      You should not forward your stock certificates with your proxy card. An election form and detailed instructions on how to choose your preferred form of cash and/or stock consideration will be sent to you at least 25 business days before the merger is expected to be completed. You will then have 20 business days in which to complete the election form and return it as instructed with your stock certificates. After the forms have been received and processed, you will be sent the Independent Bank common stock and/or cash to which you are entitled, subject to your adherence to the procedures set forth in this proxy statement/ prospectus, including proper delivery of certificates.

Federal Tax Consequences of the Merger

      The merger is expected to be a “reorganization” for federal income tax purposes. As a reorganization, Falmouth stockholders generally will not recognize any gain or loss on the conversion of shares of Falmouth common stock solely into shares of Independent Bank common stock. However, Falmouth stockholders generally will be taxed to the extent they receive cash in exchange for their shares of Falmouth common stock or instead of any fractional share of Independent Bank common stock that they would otherwise be entitled to receive. Each party’s obligation to complete the merger is conditioned on its receipt of an opinion of its respective counsel, dated as of the effective date of the merger, to the effect that, based on certain facts, representations and assumptions, the merger will be treated as a “reorganization” for federal income tax purposes.

      Tax matters are complicated, and the tax consequences of the merger to Falmouth stockholders will depend upon the facts of each stockholder’s particular situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed herein. Accordingly, we strongly urge you to consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Opinion of Falmouth’s Financial Advisor

      In connection with the merger, Falmouth’s board of directors received the opinion of its financial advisor, Trident Securities (“Trident”), a division of McDonald Investments, Inc., that as of January 8, 2004 (the date on which the Falmouth board of directors approved the merger agreement) the merger consideration was fair to the stockholders of Falmouth from a financial point of view. This opinion is included as Annex C to this proxy statement/ prospectus. You should read the entire opinion carefully to understand the assumptions made, matters considered and limitations of the review undertaken by Trident in providing its opinion.

Recommendation of the Board of Directors

      The Falmouth board has approved the merger agreement and unanimously recommends that Falmouth stockholders vote “FOR” the approval of the merger agreement and the merger. The Falmouth board has determined that the merger is advisable, in the best interest of Falmouth’s stockholders and on terms that are fair to Falmouth stockholders.

Date, Time and Location of the Special Meeting

      The special meeting will be held at 4:30 p.m., local time, on June 7, 2004, at the main offices of Falmouth Bank, 20 Davis Straits, Falmouth, Massachusetts 02540. At the special meeting, Falmouth stockholders will be asked to approve the merger agreement and the merger and approve a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement and the merger and act on any other matters that may properly come before the special meeting.

Record Date and Voting Rights for the Special Meeting

      You are entitled to vote at the special meeting if you owned shares of Falmouth common stock as of the close of business on April 30, 2004, the record date. You will have one vote at the special meeting for each share of Falmouth common stock that you owned on that date.

      Stockholders of record may vote by proxy or by attending the special meeting and voting in person. Each proxy returned to Falmouth (and not revoked) by a holder of Falmouth common stock will be voted in accordance with the instructions indicated thereon. If no voting instructions are indicated on a signed proxy card, your shares will be voted “FOR” approval of the merger agreement and the merger and “FOR” the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement and the merger.

Vote Required to Approve the Merger Agreement

      The affirmative vote of a majority of the outstanding shares of the common stock of Falmouth is required to approve the merger agreement and the merger. If neither you nor your broker vote your shares, it will have the same effect as voting against the merger. For purposes of voting to adjourn the meeting, if necessary, your shares will be treated as shares that are not represented and will have no effect on the outcome of the votes.

Stock Held by Management of Falmouth

      Directors and certain executive officers of Falmouth and Falmouth Bank, who are entitled to vote approximately 24.5% of the outstanding shares of Falmouth common stock as of the record date for the special meeting, have entered into voting agreements with Independent Bank pursuant to which they have agreed to vote all of their shares in favor of the merger agreement and the merger.

Independent Bank and Falmouth Must Meet Several Conditions to Complete the Merger

      Completion of the merger depends on meeting a number of conditions, including the following:

•	Falmouth stockholders must have approved the merger agreement and the merger by the requisite vote;

•	Independent Bank and Falmouth must have received all required regulatory approvals for the merger and for the merger of Falmouth Co-operative Bank into Rockland Trust Company, and any waiting periods required by law must have passed;

•	there must be no law, injunction or order enacted or issued preventing completion of the merger or the bank merger;

•	the registration statement filed by Independent Bank to register the shares of Independent Bank common stock to be issued in the merger must have been declared effective, no stop order shall have been issued or pending, all “blue sky” approvals must have been obtained and the shares of Independent Bank common stock to be issued must be listed on NASDAQ;

•	Independent Bank and Falmouth must each have received a legal opinion confirming the tax-free nature of the merger;

•	the representations and warranties of each of Independent Bank and Falmouth in the merger agreement must be correct and true in all material respects;

•	there may not have occurred any change that would have a material adverse effect on either Independent Bank or Falmouth; and

•	Independent Bank and Falmouth must have complied in all material respects with their respective covenants in the merger agreement.

      Unless prohibited by law, either Independent Bank or Falmouth may elect to waive any condition that has not been satisfied by the other party and complete the merger despite the failure of that condition. The parties cannot be certain whether or when any of the conditions to the merger will be satisfied, or waived where permissible, or that the merger will be completed.

Regulatory Approvals Required to Complete the Merger

      To complete the merger and the bank merger we need the prior approval of, or waiver from, the Federal Reserve Board, the Federal Deposit Insurance Corporation and certain Massachusetts regulatory authorities. The U.S. Department of Justice is able to provide input into the approval process of federal banking agencies and will have no less than 15 and up to 30 days following any approval of a federal banking agency to challenge the approval on antitrust grounds. Independent Bank and Falmouth filed both the Massachusetts Board of Bank Incorporation application and the application with the Massachusetts

Commissioner of Banks on February 13, 2004 and filed all remaining necessary applications and notices with the applicable regulatory agencies. Independent Bank and Falmouth cannot predict, however, whether or when the required regulatory approvals will be obtained or whether any such approvals will have conditions that would be detrimental to Independent Bank following completion of the merger.

Independent Bank and Falmouth May Terminate the Merger Agreement

      Independent Bank and Falmouth may agree at any time to terminate the merger agreement before completing the merger, even if the Falmouth stockholders have already voted to approve the merger agreement.

      Either company may also terminate the merger agreement if:

•	the merger is not completed by September 30, 2004, or such later date as the parties may agree in writing;

•	any required regulatory approvals for consummation of the merger or the bank merger shall have been denied by a final nonappealable order;

•	the other company breaches any of its representations, warranties or obligations under the merger agreement in a manner which would be reasonably expected to have a material adverse effect on such company and the breach cannot be, or has not been, cured within 30 days of notice of the breach; or

•	the stockholders of Falmouth do not approve the merger agreement.

      Independent Bank may terminate the merger agreement at any time prior to the Falmouth special meeting if:

•	Falmouth breaches its covenant not to solicit other offers;

•	the Falmouth board of directors withdraws or modifies its recommendation to the Falmouth stockholders that the merger agreement and the merger be approved in any way that is adverse to Independent Bank; or

•	Falmouth materially breaches its obligations to call and hold a meeting of stockholders to consider the merger agreement.

      Independent Bank also may terminate the merger agreement if a third party commences a tender offer or exchange offer for 15% or more of the outstanding Falmouth common stock and the Falmouth board of directors recommends that Falmouth stockholders tender their shares in the offer or otherwise fails to recommend that they reject the offer within a specified period.

      Falmouth may give notice of its intent to terminate the merger agreement if the average closing price of Independent Bank common stock during the 14 trading days ending on and including the date (the determination date) on which the last required governmental approval of the merger and bank merger is received, excluding the two highest and two lowest closing prices, (the average closing price) is (1) less than $23.20 (80% of the closing price of the Independent Bank common stock on the date of the merger agreement, or $29.00) and (2) underperforms a peer group of companies by more than 20% during the same 14 day period. If Independent Bank receives such notice, Independent Bank may elect to increase the exchange ratio to a number equal to a quotient (rounded to the nearest one ten-thousandth) obtained by dividing (A) the product of the Independent Bank signing closing price ($29.00), 0.8 and the exchange ratio (as then in effect) by (B) the Independent Bank average closing price. If Independent Bank elects to increase the exchange ratio in these circumstances, Falmouth would thereafter no longer have the right to terminate the merger agreement for this reason. If Independent Bank does not elect to increase the exchange ratio in these circumstance, Falmouth may terminate the merger.

Independent Bank and Falmouth May Amend and Extend the Merger Agreement

      The parties may amend the merger agreement at any time before the merger actually takes place, and may agree to extend the time within which any action required by the merger agreement is to take place, provided that no amendment may be made after the Falmouth special meeting that changes in kind, or reduces in amount, the merger consideration without the further approval of the Falmouth stockholders.

Interests of Falmouth’s Directors and Executive Officers in the Merger

      Certain of Falmouth’s directors and executive officers have agreements, stock options and other benefit plans that provide them with interests in the merger that are different from, or in addition to, your interests. Falmouth and Falmouth Co-operative Bank have entered into an employment agreement with its President and Chief Executive Officer and a change of control agreement with its Senior Vice President and Chief Financial Officer, each of which contain special termination provisions that provide that if the officer’s employment is terminated under certain circumstances during a specified period following a change in control of Falmouth (the merger will cause a change in control), the officer will have the right to receive a lump sum severance payment equal to 2.99 times (in the case of its President) or two times (in the case of its Chief Financial Officer) his base amount. For this purpose, the base amount is generally the average of the executive’s annual compensation received from Falmouth for the previous five years (or the executive’s period of employment with Falmouth, if shorter).

      In addition, in connection with the execution of the merger agreement, the following agreements were entered into with Santo P. Pasqualucci, President and Chief Executive Officer of Falmouth, and George E. Young, Senior Vice President and Chief Financial Officer of Falmouth, to be effective upon completion of the merger:

•	a consulting agreement between Rockland Trust Company and Mr. Pasqualucci, which provides, among other things, for Mr. Pasqualucci to become a consultant to the Chief Executive Officer and Board of Directors of Rockland Trust Company for a period of one year, effective as of the consummation of the merger, for a consulting fee of $75,000 plus reasonable out of pocket business expenses;

•	a settlement agreement among Independent Bank, Falmouth, Falmouth Bank and Mr. Pasqualucci, which provides, among other things, for the payment of $553,632.88 to Mr. Pasqualucci in full settlement of his rights under his employment agreement with Falmouth; and

•	a settlement agreement among Independent Bank, Falmouth, Falmouth Bank and Mr. Young, which provides, among other things, for the payment of $273,030.87 to Mr. Young plus the continuation of certain insurance coverages for a two year period in full settlement of his rights under the change of control agreement with Falmouth and Falmouth Bank discussed above.

      All directors and officers have options and restricted stock awards that will vest upon the approval of the merger by Falmouth’s stockholders. At the effective time of the merger, each outstanding option will be exchanged for a cash payment equal to the difference between $38 and the per share exercise price of such option, subject to any required withholding of taxes, and each share of restricted stock will be distributed to participants immediately prior to the effective time of the merger. These distributed shares will then be treated the same as all other outstanding shares of Falmouth under the merger agreement.

      In addition, under the terms of the merger agreement, certain executive officers who are participants in Falmouth’s employee stock ownership plan will become vested in their accounts under this plan and will participate in an allocation of surplus assets contained in the plan on the same terms and conditions as all other participants in this plan.

      The Falmouth board of directors was aware of the foregoing interests and other interests of executive officers of Falmouth in the merger and considered them, among other matters, in approving the merger agreement and the merger.

Falmouth is Prohibited from Soliciting Other Offers

      Falmouth has agreed that, while the merger is pending, it will not initiate or, subject to some limited exceptions, engage in, discussions with any third party other than Independent Bank regarding extraordinary transactions such as a merger, business combination or sale of a material amount of its assets or capital stock.

Accounting Treatment of the Merger

      Independent Bank will use the purchase method of accounting to account for the merger. The total purchase price will be allocated to the assets acquired and liabilities assumed, based on their estimated fair values at the time that the merger is consummated. To the extent that the purchase price exceeds the fair value of the net tangible assets acquired at the effective time of the merger, Independent Bank will allocate the excess purchase price to all identifiable intangible assets. Any remaining excess will be allocated to goodwill. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” issued in July 2001 and effective for fiscal years beginning January 1, 2002, the goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually, and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. However, core deposit and other finite-lived intangibles recorded by Independent Bank in connection with the merger will be amortized to expense over their estimated useful lives.

Rights of Stockholders of Independent Bank and Falmouth Differ

      Independent Bank is a Massachusetts corporation subject to the provisions of the Massachusetts Business Corporation Law. Falmouth is a Delaware corporation subject to the provisions of the Delaware General Corporation Law. Upon consummation of the merger, stockholders of Falmouth who receive shares of Independent Bank common stock in exchange for their shares of Falmouth common stock will become stockholders of Independent Bank and their rights as stockholders of Independent Bank will be governed by Independent Bank’s articles of organization and by-laws and the Massachusetts Business Corporation Law. The rights of stockholders of Independent Bank differ in certain respects from the rights of stockholders of Falmouth.

Termination Payments

      Falmouth has agreed to pay Independent Bank $1,500,000 if:

•	without Independent Bank’s prior written consent, Falmouth enters into an agreement to effect, or consummates, a change in control transaction with a party other than Independent Bank (including under specified circumstances within 12 months following termination of the merger agreement); or

•	the merger agreement is terminated by Independent Bank as a result of:

•	Falmouth breaching its covenant not to solicit other offers;

•	the Falmouth board of directors withdrawing or modifying its recommendation to the Falmouth stockholders that the merger agreement be approved in any way that is adverse to Independent Bank;

•	Falmouth materially breaching its covenants requiring the calling and holding of a meeting of Falmouth stockholders to consider the merger agreement; or

•	a third party commencing a tender offer or exchange offer for 15% or more of the outstanding Falmouth common stock and the Falmouth board of directors recommending that Falmouth stockholders tender their shares in the offer or otherwise failing to recommend that they reject the offer within a specified period.

      The termination payments agreed to by Falmouth are intended to increase the likelihood that the merger will be completed in accordance with the terms of the merger agreement and to compensate Independent Bank if the merger is not completed. Falmouth’s obligation to make the termination payment could significantly increase the cost to a potential acquirer of acquiring Falmouth. Consequently, the Falmouth termination payment may discourage persons who otherwise might be interested in making a competing proposal to acquire Falmouth, even if those persons were prepared to pay consideration which had more value than the merger consideration to be received under the merger agreement.

The Shares of Independent Bank Common Stock to Be Issued in the Merger Will Be Listed on NASDAQ

      Pursuant to the merger agreement, the shares of Independent Bank common stock issued in connection with the merger will be listed on The Nasdaq National Market or any national securities exchange on which the Independent Bank common stock may then be listed.

Falmouth Stockholders Will Have Dissenters’ Rights

      Under Delaware law, holders of Falmouth common stock have the right to dissent from the merger and, if the transaction is completed and all requirements of Delaware law are satisfied by holders seeking to exercise dissenters’ rights, to receive payment equal to the fair value of their shares of Falmouth common stock, determined in the manner set forth under Delaware law. The procedures that must be followed in connection with the exercise of dissenters’ rights are set forth in Section 262 of the Delaware General Corporation Law, a copy of which is attached as Annex D to this document. A Falmouth stockholder seeking to exercise dissenters’ rights must file written notice with Falmouth prior to the special meeting of his or her intention to exercise appraisal rights and must not vote his or her shares in favor of the merger agreement. Failure to take any required step in connection with the exercise of such rights may result in termination or waiver thereof.

Independent Bank Corp. Selected Consolidated Financial Data

      Independent Bank derived the following historical information from its consolidated financial statements as of December 31, 2003 and 2002 and for the years then ended, audited by KPMG LLP, and as of December 31, 2001, 2000 and 1999 and for each of the years then ended, audited by Arthur Andersen LLP. When you read the following summary of historical data, it is important that you read the data along with the historical consolidated financial statements and related notes in Independent Bank’s Annual Report on Form 10-K for the year ended December 31, 2003 incorporated by reference into this proxy statement/ prospectus and other Independent Bank documents to which we refer. For details about obtaining these documents see the section entitled “Where You Can Find More Information” on page 114 of this proxy statement/ prospectus.

	As of or For the Years Ended December 31,

	2003	2002	2001	2000	1999

	(Dollars in thousands, except per share data)
FINANCIAL CONDITION DATA:
Investments available for sale	$527,507	$501,828	$569,288	$387,476	$201,614
Investments held to maturity	121,894	149,071	132,754	195,416	229,043
Loans	1,581,135	1,431,602	1,298,938	1,184,764	1,028,510
Allowance for loan losses	23,163	21,387	18,190	15,493	14,958
Total assets	2,436,755	2,285,372	2,199,188	1,949,976	1,590,056
Total deposits	1,783,338	1,688,732	1,581,618	1,489,222	1,081,806
Total borrowings	415,369	362,155	387,077	275,043	359,467
Corporation-obligated mandatorily redeemable Trust Preferred Securities	47,857	47,774	75,329	51,318	28,750
Stockholders’ equity	171,847	161,242	133,261	114,712	98,129
Non-performing loans	3,514	3,077	3,015	4,414	3,654
Non-performing assets	3,514	3,077	3,015	4,414	3,654
OPERATING DATA:
Interest income	$128,306	$140,825	$145,069	$127,566	$112,006
Interest expense	32,533	40,794	54,478	55,419	50,178
Net interest income	95,773	100,031	90,591	72,147	61,828
Provision for loan losses	3,420	4,650	4,619	2,268	3,927
Non-interest income	27,794	22,644	20,760	16,418	14,793
Non-interest expenses	73,827	75,625	68,529	59,374	45,450
Minority interest expense	4,353	5,041	5,666	5,319	2,668
Net income	26,431	25,066	22,052	15,190	17,031
Net income available to common shareholders	26,431	23,561	22,052	15,190	17,031
PER SHARE DATA:
Net income — Basic	$1.82	$1.63	$1.54	$1.07	$1.20
Net income — Diluted	1.79	1.61	1.53	1.06	1.19
Cash dividends declared	0.52	0.48	0.44	0.40	0.40
Book value(1)	11.75	11.15	9.30	8.05	6.92
Tangible book value per share(2)	9.27	8.64	6.77	5.31	6.77

	As of or For the Years Ended December 31,

	2003	2002	2001	2000	1999

	(Dollars in thousands, except per share data)
OPERATING RATIOS:
Return on average assets(3)	1.11%	1.12%	1.07%	0.88%	1.09%
Return on average equity(3)	15.89%	17.26%	17.42%	14.58%	17.57%
Net interest margin (FTE)	4.40%	4.88%	4.84%	4.60%	4.30%
Equity to Assets	7.05%	7.06%	6.06%	5.88%	6.17%
Dividend payout ratio	28.64%	27.67%	28.57%	37.58%	32.57%
ASSET QUALITY RATIOS:
Nonperforming loans as a percent of gross loans	0.22%	0.21%	0.23%	0.37%	0.35%
Nonperforming assets as a percent of total assets	0.14%	0.13%	0.14%	0.23%	0.23%
Allowance for loan losses as a percent of total loans	1.46%	1.49%	1.40%	1.31%	1.45%
Allowance for loan losses as a percent of nonperforming loans	659.16%	695.06%	603.32%	351.00%	409.36%
Total allowance for loan losses as a percent of total loans(4)	1.46%	1.53%	1.46%	1.42%	1.45%
Total allowance for loan losses as a percent of nonperforming loans(4)	659.16%	711.89%	630.18%	382.15%	409.36%
CAPITAL RATIOS:
Tier 1 leverage capital ratio	7.60%	7.10%	6.31%	5.86%	8.15%
Tier 1 risk-based capital ratio	11.00%	10.37%	9.24%	8.50%	11.14%
Total risk-based capital ratio	12.25%	11.68%	12.96%	10.97%	12.39%

(1)	Calculated by dividing total stockholders’ equity by the net outstanding shares as of the end of each period.

(2)	Calculated by dividing stockholders’ equity less goodwill by the net outstanding shares as of the end of each period.

(3)	Calculated using net income which excludes the write-off of trust preferred issuance costs.

(4)	Including credit quality discount for the years 2000 through 2002.

Falmouth Bancorp, Inc. Selected Consolidated Financial Data

      Falmouth derived the following historical information from its consolidated financial statements as of September 30, 2003, 2002, 2001, 2000, and 1999, and for each of the years then ended, audited by Shatswell, MacLeod & Company, P.C., and from its unaudited consolidated financial statements as of and for the three month periods ended December 31, 2003 and December 31, 2002. These interim statements include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of its financial positions and results of operations for those periods. Operating results for the three months ended December 31, 2003 are not necessarily indicative of the results that may be expected for the year ended September 30, 2004 or any other period. When you read the following summary of historical data, it is important that you read the data along with the consolidated financial statements and the notes to those statements beginning on page F-8 of this proxy statement/ prospectus and the section entitled “Information About Falmouth — Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 86 of this proxy statement/ prospectus. In the tables below, total loans and loans, net include loans held-for-sale.

	At September 30,					At December 31,

	2003	2002	2001	2000	1999	2003	2002

	(Dollars in thousands)
Selected Financial Condition Data:
Assets	$166,118	$154,521	$147,439	$135,464	$118,652	$158,109	$153,207
Loans, net	83,319	95,010	112,554	105,732	80,487	87,665	84,800
Investment securities	70,607	47,651	20,209	19,304	27,507	61,933	51,336
Deposits	145,534	131,717	122,176	112,374	92,886	137,579	130,141
Stockholders’ equity	17,743	16,339	16,911	17,992	19,259	17,856	16,868

						Three Months Ended
	Year Ended September 30,					December 31,

	2003	2002	2001	2000	1999	2003	2002

	(Dollars in thousands, except per share data)
Selected Operating Data:
Interest and dividend income	$6,730	$8,692	$9,645	$8,306	$7,488	$1,568	$1,884
Interest expense on deposits and borrowings	2,419	3,390	4,518	3,742	3,358	462	718

Net interest income	4,311	5,302	5,127	4,564	4,130	1,106	1,166
(Benefit) Provision for loan losses	(180)	—	190	189	42	—	—

Net interest income after (benefit) provision for loan losses	4,491	5,302	4,937	4,375	4,088	1,106	1,166

Other income:
Gain (loss) on available-for-sale securities, net	(451)	(581)	168	398	263	17	(77)
Other	1,584	1,050	528	359	386	176	470

Total other income	1,133	469	696	757	649	193	393

Operating expenses	3,958	3,368	3,424	3,296	2,924	1,202	961

Income before income taxes	1,666	2,403	2,209	1,836	1,813	97	598
Income taxes	1,072	887	779	659	844	96	223

Net income	$594	$1,516	$1,430	$1,177	$969	$1	$375

						Three Months Ended
	Year Ended September 30,					December 31,

	2003	2002	2001	2000	1999	2003	2002

	(Dollars in thousands, except per share data)
Per Share Data:
Earnings per common share	$0.68	$1.73	$1.48	$1.17	$0.78	$0.00	$0.43
Earnings per common share, assuming dilution	$0.64	$1.64	$1.45	$1.16	$0.77	$0.00	$0.41
Cash dividends per share	$0.52	$0.50	$0.42	$0.31	$0.28	$0.13	$0.13
Dividend payout ratio	76.47%	28.90%	28.38%	26.50%	35.90%	—	30.23%
Weighted average number of common shares outstanding	874,422	875,569	967,882	1,009,475	1,243,925	916,727	902,573

						Three Months Ended
	At or For the Year Ended September 30,					December 31,

	2003	2002	2001	2000	1999	2003		2002

	(Dollars in thousands, except per share data)
Interest rate spread information:(1)
Average during period	2.46%	3.15%	3.02%	3.07%	2.98%		%(4)		%(4)
End of period	2.47	2.87	3.17	2.81	2.93	2.56		2.69
Net interest margin(2)	2.84	3.68	3.84	3.81	3.80	2.86		3.14
Return on average assets	0.37	1.00	1.02	0.93	0.85	—		0.96
Return on average equity	3.47	8.99	7.93	6.63	4.61	0.02		8.95
Asset Quality Ratios:
Non-performing loans as a percent of total loans	—	—	—	—	—	—		—
Non-performing assets as a percent of total assets	—	—	—	—	—	—		—
Allowance for loan losses as a percent of non-performing loans	—	—	—	—	—	—		—
Capital Ratios:
Average equity to average assets	10.68	11.15	12.91	14.05	18.35	10.98		10.78
Regulatory Tier 1 leverage capital ratio(3)	10.00	9.40	10.12	12.82	13.46	10.92		10.72

(1)	Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(2)	Net interest margin represents net interest income divided by average interest-earning assets.

(3)	Represents capital ratios of the Bank.

(4)	Information not available.

Comparative Historical and Pro Forma Per Share Data

      The following table presents specified historical per share data of Independent Bank and Falmouth and combined per share data on an unaudited pro forma basis after giving effect to the merger. This data is derived from, and should be read in conjunction with, the separate historical consolidated financial statements of Falmouth included in this proxy statement/ prospectus and the separate historical consolidated financial statements of Independent Bank incorporated by reference in this proxy statement/ prospectus. The unaudited pro forma combined per share data do not necessarily indicate the operating results that would have been achieved had the merger been completed as of the beginning of the earliest period presented and should not be taken as representative of future operations. The results might have been different if the companies had always been consolidated.

      The number of shares used in the calculations assumes that 50% of Falmouth shares outstanding as of December 31, 2003 are converted into Independent Bank shares at the exchange ratio of 1.28. The Falmouth pro forma equivalent amounts are calculated by multiplying the unaudited pro forma combined amounts by the exchange ratio of 1.28.

      We expect that we will incur merger and integration charges as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. These charges and benefits are not reflected in the pro forma data. While helpful in illustrating the financial characteristics of the combined company under one set of assumptions, the pro forma information does not reflect these anticipated financial benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined.

      The unaudited pro forma combined book value per share represents Independent Bank’s historical book value as adjusted for the fair value and number of shares to be issued in connection with the merger. Tangible book value per share represents Independent Bank’s historical tangible book value as adjusted for the fair value and number of shares to be issued in connection with the merger and the estimated goodwill and other intangible assets to be recorded in connection with the merger.

      The information in the following table is based on, and should be read together with, the historical financial information that Falmouth has presented in this proxy statement/ prospectus and in Independent Bank’s prior filings with the Securities and Exchange Commission. Independent Bank and Falmouth have incorporated by reference prior filings into this proxy statement/ prospectus. See the section entitled “Where You Can Find More Information” beginning on page 114 of this proxy statement/ prospectus.

For the Year
Ended
December 31,
2003

Book value per share:
Independent Bank historical	$11.75
Falmouth historical	19.48
Pro forma combined	12.40
Falmouth pro forma equivalent	15.87
Tangible book value per share:
Independent Bank historical	$9.27
Falmouth historical	19.48
Pro forma combined	8.71
Falmouth pro forma equivalent	11.15

For the Year
Ended
December 31,
2003

Cash dividends declared per share:
Independent Bank historical	$0.52
Falmouth historical	0.52
Pro forma combined(1)	0.52
Falmouth pro forma equivalent	0.67
Basic net income per share:
Independent Bank historical	$1.82
Falmouth historical(2)	0.25
Pro forma combined(3)	1.75
Falmouth pro forma equivalent	2.24
Diluted net income per share:
Independent Bank historical	$1.79
Falmouth historical(2)	0.24
Pro forma combined(3)	1.73
Falmouth pro forma equivalent	2.21

(1)	Pro forma cash dividends declared per common share represent the historical cash dividends per share of Independent Bank.

(2)	Since Independent Bank has a December 31 fiscal year end and Falmouth has a September 30 fiscal year end, Falmouth’s historical basic and diluted net income per share data has been adjusted to correspond to Independent Bank’s fiscal year end. For the year ended December 31, 2003, Falmouth’s historical basic and diluted net income per share was calculated by adding the results for the nine months ended September 30, 2003 and the results for the three months ended December 31, 2003.

(3)	The unaudited pro forma combined results are calculated by adding together the historical amounts reported by Independent Bank and Falmouth, as adjusted for (a) the estimated purchase accounting adjustments to be recorded (consisting of marked to market valuation adjustments for assets acquired and liabilities assumed and adjustments for intangible assets established, and the resultant amortization/ accretion of certain of such adjustments over appropriate future periods); (b) lower net interest income (assuming an interest rate of 2.0%) related to funding the cash portion of the purchase price; (c) the tax impact of the adjustments above (assuming a tax rate of 35%); and (d) the estimated number of Independent Bank shares to be issued in connection with the merger.

Comparative Per Share Market Price Data and Dividend Information

      Independent Bank common stock is traded on The Nasdaq National Market under the symbol “INDB” and Falmouth common stock is traded on the American Stock Exchange under the symbol “FCB.” As of the record date for the Falmouth special meeting, there were 917,227 shares of Falmouth common stock outstanding, which were held by approximately 944 holders of record. Such numbers of stockholders do not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

      The following table sets forth during the periods indicated the high and low sales prices of Independent Bank common stock as reported on NASDAQ and Falmouth common stock as reported on the American Stock Exchange and the dividends declared per share of Independent Bank and Falmouth common stock.

	Independent Bank			Falmouth

	Market Price		Dividends	Market Price		Dividends
			Declared			Declared
	High	Low	Per Share	High	Low	Per Share

2004
Second Quarter(4) (through April 29, 2004)
First Quarter(1)	31.28	28.30	.14	39.00	36.00	.13
2003
Fourth Quarter(2)	31.58	25.91	.13	38.00	28.00	.13
Third Quarter(3)	27.93	22.25	.13	31.85	25.50	.13
Second Quarter(4)	23.44	19.38	.13	26.25	24.50	.13
First Quarter(1)	24.78	19.90	.13	26.20	24.50	.13
2002
Fourth Quarter(2)	25.83	18.10	.12	26.75	23.00	.13
Third Quarter(3)	22.77	18.01	.12	27.75	22.25	.13
Second Quarter(4)	27.95	19.96	.12	30.01	22.65	.13
First Quarter(1)	26.04	21.36	.12	22.50	20.50	.12

(1)	Falmouth’s second fiscal quarter

(2)	Falmouth’s first fiscal quarter

(3)	Falmouth’s fourth fiscal quarter

(4)	Falmouth’s third fiscal quarter

      The following table shows the closing price per share of Independent Bank common stock and Falmouth common stock on (1) January 8, 2004, which was the last trading day preceding public announcement of the merger agreement, and (2) April 29, 2004, which was the last full trading day for which closing prices were available at the time of the printing of this proxy statement/ prospectus. The historical prices for Independent Bank and Falmouth are as reported on The Nasdaq National Market and the American Stock Exchange, respectively. The following table also includes the equivalent market value per share of Falmouth common stock on those dates. The equivalent market value per share of Falmouth was determined by calculating the sum of (a) the exchange ratio of 1.28 multiplied by the closing price per share of the Independent Bank common stock on the applicable date multiplied by 0.5 and (b) $38.00 multiplied by 0.5.

	Independent Bank	Falmouth
	Historical Market	Historical Market	Equivalent Market Value
	Value Per Share	Value Per Share	Per Share of Falmouth

January 8, 2004	$29.00	$38.00	$37.56
April 29, 2004	$	$	$

      Stockholders are advised to obtain current market quotations for Independent Bank common stock and Falmouth common stock. The market price of Independent Bank common stock at the effective time of the merger or at the time stockholders of Falmouth receive certificates evidencing shares of Independent Bank common stock may be higher or lower than the market price at the time the merger agreement was executed, at the time of mailing of this proxy statement/ prospectus or at the time of the special meeting.

RISK FACTORS

      Upon completion of the merger, you will receive shares of Independent Bank common stock and/or cash in exchange for your shares of Falmouth common stock. Before deciding whether or not to approve the transaction and which type of consideration to elect, you should consider the following risks and uncertainties that are applicable to the merger, Independent Bank and Falmouth. In addition to the other information contained in or incorporated by reference into this proxy statement/ prospectus, you should carefully consider the following risk factors in deciding whether to vote in favor of approval of the merger agreement and the merger. You also should keep the following risk factors in mind when you read forward-looking statements in this proxy statement/ prospectus. Please refer to the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 26 of this proxy statement/ prospectus.

You may not receive the form of consideration you elect

      If the merger is completed, each outstanding share of Falmouth common stock will be converted into the right to receive either $38.00 in cash or 1.28 shares of Independent Bank common stock, plus cash in lieu of any fractional share interest.

      You will have the opportunity to elect to receive all cash, all stock or a combination of cash and stock for your shares of Falmouth common stock. However, your right to receive stock or cash for your shares is limited because of allocation procedures set forth in the merger agreement that are intended to ensure that 50% of the outstanding shares of Falmouth common stock will be converted into the right to receive shares of Independent Bank common stock and 50% of the outstanding shares of Falmouth common stock will be converted into the right to receive cash. If you elect to receive cash in the merger and the total amount of cash that Falmouth stockholders elect to receive in the merger exceeds the amount of cash that Independent Bank has agreed to pay in the merger, you will receive some shares of Independent Bank common stock instead of cash. If you elect to receive stock in the merger and the total number of shares of Independent Bank common stock that Falmouth stockholders elect to receive in the merger exceeds the amount of common stock that Independent Bank has agreed to issue in the merger, some of your shares of Falmouth common stock will be exchanged for cash instead of shares of Independent Bank common stock.

      Under the limited circumstances described below, the exchange ratio may be increased by Independent Bank. If the average closing price of Independent Bank common stock during the 14 trading days ending on and including the date (the determination date) on which the last required governmental approval of the merger and bank merger is received, excluding the two highest and two lowest closing prices, (the average closing price) is (1) less than $23.20 (80% of the closing price of the Independent Bank common stock on the date of the merger agreement, or $29.00) and (2) underperforms a peer group of companies by more than 20% during the same 14 day period, Falmouth may give notice of its intent to terminate the merger agreement. If Independent Bank receives such notice, Independent Bank may elect to increase the exchange ratio to a number equal to a quotient (rounded to the nearest one ten-thousandth) obtained by dividing (A) the product of the Independent Bank signing closing price ($29.00), 0.8 and the exchange ratio (as then in effect) by (B) the Independent Bank average closing price. If Independent Bank elects to increase the exchange ratio in these circumstances, Falmouth would thereafter no longer have the right to terminate the merger agreement for this reason. If Independent Bank does not elect to increase the exchange ratio in these circumstances, Falmouth may terminate the merger. For a more detailed discussion see the section entitled “The Merger — The Merger Agreement — Termination and Amendment” beginning on page 61 of this proxy statement/ prospectus.

      Therefore, you may not receive exactly the form of consideration that you elect. A detailed discussion of the consideration provisions of the merger agreement is set forth in the section entitled “The Merger — The Merger Agreement — Merger Consideration and Election and Exchange Procedures,” beginning on page 45 of this proxy statement/ prospectus. We recommend that you carefully read it and the merger agreement attached hereto as Annex A.

The value of the stock consideration will vary with fluctuations in Independent Bank’s stock price

      Falmouth stockholders who receive Independent Bank common stock in exchange for their shares of Falmouth common stock may receive shares of Independent Bank common stock that have a value that is less at the time they receive stock certificates evidencing those shares than at the time the exchange ratio was established or at the time they make their election. If the market price of Independent Bank’s common stock decreases, the value of the Independent Bank common stock that Falmouth stockholders receive in the merger will be less than the value at the time the exchange ratio was established. The market price of Independent Bank common stock could fluctuate depending upon any number of factors, including general market and economic considerations, changes in the business, operations or prospects of Independent Bank and regulatory considerations. At the time you make your election and at the time of the Falmouth special meeting, you will not know the exact value of the Independent Bank common stock you will receive. Once you make your election, you will be able to change your election by written notice until 20 business days after an election form is mailed to you. After such date, you will not be able to change your election.

      As discussed above, Falmouth may give notice of its intent to terminate the merger agreement if the average closing price of Independent Bank common stock during the 14 trading days ending on and including the date (the determination date) on which the last required approval of the merger and bank merger is received, excluding the two highest and two lowest closing prices, (the average closing price) is (1) less than $23.20 (80% of the closing price of the Independent Bank common stock on the date of the merger agreement, or $29.00) and (2) underperforms a peer group of companies by more than 20% during the same 14 day period. If Independent Bank receives such notice, Independent Bank may elect to increase the exchange ratio to a number equal to a quotient (rounded to the nearest one ten-thousandth) obtained by dividing (A) the product of the Independent Bank signing closing price ($29.00), 0.8 and the exchange ratio (as then in effect) by (B) the Independent Bank average closing price. If Independent Bank elects to increase the exchange ratio in these circumstances, Falmouth would thereafter no longer have the right to terminate the merger agreement for this reason. If Independent Bank does not elect to increase the exchange ratio in these circumstance, Falmouth may terminate the merger.

      In addition, there will be a period between the completion of the merger and the time at which former Falmouth stockholders receiving stock consideration actually receive certificates evidencing Independent Bank common stock. Accordingly, the value of the Independent Bank common stock you actually receive may be more or less than the value of Independent Bank common stock at the effective time of the merger resulting from the exchange ratio or any possible adjustment to the exchange ratio. Until stock certificates are received, Falmouth stockholders will not be able to sell their Independent Bank shares in the open market and, thus, will not be able to avoid losses resulting from any decline in the trading price of the Independent Bank common stock during this period.

Directors and officers of Falmouth have interests in the merger that differ from the interests of stockholders

      When considering the recommendation of Falmouth’s board of directors, you should be aware that some executive officers and directors have interests in the merger that are in addition to, or different from, your interests. For example, two executive officers have entered into agreements with Falmouth that provide benefits upon the termination of the executive’s employment following the merger. Additionally, Santo P. Pasqualucci, the President and Chief Executive Officer of Falmouth, has entered into a consulting agreement with Independent Bank and Rockland Trust Company. Also, Falmouth’s directors and officers will receive ongoing indemnification and insurance coverage with respect to acts taken, and omissions to take action, in their capacities as directors and officers of Falmouth prior to the effective time of the merger. These and certain other additional interests of Falmouth’s directors and executive officers may cause some of these persons to view the proposed transaction differently than you view it. For more details, see the section entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 67 of this proxy statement/ prospectus.

The tax consequences of the merger for Falmouth stockholders will be dependent upon the merger consideration received

      The tax consequences of the merger to you will depend upon the merger consideration received by you. You generally will not recognize any gain or loss on the exchange of shares of Falmouth common stock solely into shares of Independent Bank common stock. However, you generally will be taxed to the extent you receive cash in exchange for your shares of Falmouth common stock or instead of any fractional share of Independent Bank common stock that you would otherwise be entitled to receive. For a more detailed discussion of the tax consequences of the merger to you, see the section entitled “The Merger — Federal Income Tax Consequences” beginning on page 70 of this proxy statement/ prospectus.

Cautionary Statement Concerning Forward-Looking Statements

      This proxy statement/ prospectus and the documents incorporated by reference into this proxy statement/ prospectus contain forward-looking statements about the merger, Independent Bank Corp. and Falmouth Bancorp, Inc. within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements containing the words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “projects,” “predicts,” “intends,” “seeks,” “will,” “may,” “should,” “would,” “continues” and similar expressions, or the negative of these terms, constitute forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations and are subject to risks, uncertainties and changes in condition, significance, value and effect. These risks include those discussed in the section entitled “Risk Factors” beginning on page 23 of this proxy statement/ prospectus. With respect to Independent Bank, these risks also include those discussed in reports filed by Independent Bank with the Securities and Exchange Commission and incorporated by reference into this proxy statement/ prospectus, including the risk factors set forth under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in Independent Bank’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. With respect to Falmouth, these risks also include those discussed in reports filed by Falmouth with the Securities and Exchange Commission and incorporated by reference into this proxy statement/ prospectus, including the factors set forth under the section “Forward Looking Statements” in Falmouth’s Annual Report on Form 10-KSB/A for the fiscal year ended September 30, 2003. Such risks, uncertainties and changes in condition, significance, value and effect could cause Independent Bank’s or Falmouth’s actual results to differ materially from those anticipated events. In evaluating the merger agreement and the merger, you should carefully consider the discussion of risks and uncertainties discussed in the section entitled “Risk Factors” beginning on page 23 of this proxy statement/ prospectus.

      Although each company believes its plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, it can give no assurance that its plans, intentions or expectations will be achieved. Accordingly, you should not place undue reliance on them. Falmouth stockholders are cautioned that all forward-looking statements involve risks and uncertainties and actual results may differ materially from anticipated results or those discussed elsewhere in this proxy statement/ prospectus as a result of various risk factors, including those described in the section entitled “Risk Factors” beginning on page 23 of this proxy statement/ prospectus. Listed below, and discussed elsewhere, are some important risks, uncertainties and contingencies that could cause each company’s actual results, performances or achievements to be materially different from the forward-looking statements made in this proxy statement/ prospectus. These risks, uncertainties and contingencies include, but are not limited to, the following:

•	the merger may not close;

•	the conditions to closing, including receipt of stockholder and regulatory approvals, may not be satisfied;

•	the merger may not close within the timeframe anticipated by Independent Bank and Falmouth;

•	estimated cost savings from the merger may not be fully realized within the expected timeframe;

•	deposit attrition, customer loss or revenue loss following the merger may be greater than expected;

•	competitive pressure among depository institutions may increase significantly;

•	costs or difficulties related to the integration of the businesses of Independent Bank and Falmouth may be greater than expected;

•	changes in the interest rate environment may reduce interest margins or otherwise negatively affect Independent Bank or Falmouth;

•	general economic or business conditions, either nationally, regionally or in the markets in which Independent Bank does business, may be less favorable than expected;

•	legislation or changes in regulatory requirements, including changes in accounting standards, may adversely affect the businesses in which Independent Bank is engaged;

•	adverse changes may occur in the securities markets; and

•	competitors of Independent Bank may have greater financial resources and develop products and technology that enable those competitors to compete more successfully than Independent Bank.

      In addition, events may occur in the future that Independent Bank or Falmouth are not able to predict accurately or control and that may cause actual results to differ materially from the expectations described in these forward-looking statements.

      All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/ prospectus and attributable to Independent Bank or Falmouth or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulations, Independent Bank and Falmouth undertake no obligation to update such forward-looking statements to reflect events or circumstances after the date of this proxy statement/ prospectus or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in Independent Bank’s and Falmouth’s respective reports and documents filed with the Securities and Exchange Commission.

INFORMATION ABOUT THE COMPANIES

FALMOUTH BANCORP, INC.

20 Davis Straits
Falmouth, Massachusetts 02540
(508) 548-3500
www.falmouthbank.com

      Falmouth is a registered bank holding company which owns all of the outstanding capital stock of Falmouth Co-operative Bank, which is doing business as Falmouth Bank. Falmouth’s primary business is serving as the holding company of Falmouth Co-operative Bank.

      Falmouth Co-operative Bank operated as a Massachusetts-chartered mutual co-operative bank from its incorporation in 1925 until 1996 when it converted from the mutual to stock form of ownership. In 1997, Falmouth Bancorp, Inc. was incorporated to serve as Falmouth Co-operative Bank’s holding company.

      The business of Falmouth Bank consists of attracting deposits from the general public and local businesses and using these funds to originate primarily residential and commercial real estate loans for property located in Falmouth, Massachusetts and surrounding areas and to invest in United States Government and agency securities. To a lesser extent, Falmouth Bank engages in various forms of consumer and home equity lending. Falmouth Bank’s business strategy is to operate as a profitable community bank dedicated to financing home ownership, small business, and consumer needs in its market area and to provide personal, high quality service to its customers. Falmouth Bank conducts its business through an office located in Falmouth, Massachusetts, where it was originally founded, and branches located in East Falmouth and North Falmouth, Massachusetts. Falmouth Bank opened a new branch office in Bourne, Massachusetts, in November 2003.

      Falmouth had $158.1 million in assets and $137.6 million in deposits at December 31, 2003. Deposits in Falmouth are insured by the Federal Deposit Insurance Corporation and the Share Insurance Fund. Deposits are insured by the Bank Insurance Fund of the FDIC up to FDIC limits (generally $100,000 per depositor) and by the Share Insurance Fund, a state excess deposit insurer, for the portion of deposits in excess of that insured by the FDIC. Falmouth is a voluntary member of the Federal Home Loan Bank of Boston, which serves principally as a credit source in providing funds for residential mortgage lending.

      Please refer to the section entitled “Information About Falmouth” beginning on page 73 of this proxy statement/ prospectus for more information about Falmouth.

INDEPENDENT BANK CORP.

288 Union Street
Rockland, Massachusetts 02370
(781) 878-6100
www.rocklandtrust.com

      Independent Bank is a Massachusetts corporation and is registered with the Board of Governors of the Federal Reserve System as a bank holding company under the Bank Holding Company Act of 1956, as amended. Independent Bank conducts business from its executive offices in Rockland, Massachusetts. Independent Bank’s principal assets are all of the capital stock of Rockland Trust Company, a Massachusetts-chartered trust company.

      Rockland Trust Company was organized in 1907 as a Massachusetts-chartered trust company. Rockland Trust Company’s principal business has been, and continues to be, commercial banking, retail banking and investment management services. Rockland Trust Company derives its revenues from a wide range of banking services, including lending activities, acceptance of demand, savings and time deposits, trust and investment management services, and mortgage banking income. Rockland offers a full range of community banking services through its network of 52 banking offices (including 49 full service branches), seven commercial lending centers, three investment management offices and three residential lending centers, all of which are located in Plymouth, Norfolk, Barnstable and Bristol Counties of southeastern Massachusetts and Cape Cod.

      Rockland Trust Company’s investment portfolio consists primarily of U.S. Government and agency obligations, state, county and municipal securities, mortgage-backed securities, Federal Home Loan Bank stock, and corporate debt securities. Individual and business customers have a variety of deposit accounts with Rockland Trust Company, demand deposit accounts, interest checking, money market accounts, savings accounts and time certificates of deposit.

      Rockland Trust Company’s deposits are insured by the Bank Insurance Fund, as administered by the Federal Deposit Insurance Corporation, up to the maximum amount permitted by law, except that certain deposits that Rockland Trust Company acquired from a savings and loan association are insured by the Savings Association Insurance Fund, also administered by the Federal Deposit Insurance Corporation. Rockland Trust Company is a voluntary member of the Federal Home Loan Bank of Boston, which serves principally as a credit source in providing funds for residential mortgage lending.

      For more information on the business of Independent Bank and Rockland Trust Company, please refer to Independent Bank’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. Please refer to the section entitled “Where You Can Find More Information” on page 114 of this proxy statement/ prospectus in order to find out where you can obtain copies of Independent Bank’s Annual Report as well as other documents Independent Bank files with the Securities and Exchange Commission.

INDB SUB, INC.

288 Union Street
Rockland, Massachusetts 02370
(781) 878-6100

      INDB Sub, Inc. was formed on January 7, 2004 as a Massachusetts corporation and a wholly-owned subsidiary of Independent Bank. INDB Sub, Inc. was formed solely to effect the merger and has not conducted any business during the period of its existence.

THE SPECIAL MEETING

Time and Place

      A special meeting of stockholders of Falmouth will be held at 4:30 p.m., local time, on June 7, 2004 at 20 Davis Straits, Falmouth, Massachusetts 02540.

Matters to be Considered

      The special meeting is being held for the following purposes:

•	to consider and approve the merger agreement and the merger; and

•	to consider and approve a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are insufficient votes at the time of the special meeting to approve the merger agreement and approve the merger.

      The Falmouth stockholders will also consider any other matters that may be properly submitted to a vote at the special meeting. At the time of mailing this proxy statement/ prospectus, the Falmouth board of directors was not aware of any matters other than those listed above that may be presented for action at the special meeting.

      A copy of the merger agreement is attached to this proxy statement/ prospectus as Annex A. Falmouth stockholders are encouraged to read the merger agreement in its entirety and the other information contained in this proxy statement/ prospectus carefully before deciding how to vote.

Shares Outstanding and Entitled to Vote; Record Date

      The record date for determining the Falmouth stockholders entitled to vote at the special meeting is April 30, 2004. Only holders of record of Falmouth common stock as of the close of business on that date are entitled to receive notice of the special meeting and to vote at the special meeting. At the close of business on the record date, there were 917,227 shares of Falmouth common stock outstanding and entitled to vote. Each share of Falmouth common stock entitles the holder to one vote at the special meeting on all matters properly presented at the meeting.

How to Vote Your Shares

      Stockholders of record of Falmouth common stock may vote by mail or by attending the special meeting and voting in person. If you choose to vote by mail, simply complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. Even if you plan to attend the special meeting, you should complete and return the proxy card to ensure that your vote is counted.

      If your shares are held in “street name” by a bank, broker or other nominee, you should instruct your bank, broker or other nominee to vote your shares, following the directions they provide. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that is provided by your broker, bank or other nominee and that accompanies this proxy statement/ prospectus. If you wish to change your voting instructions after you have returned your voting instructions to your broker, bank or other nominee you must contact your broker, bank or other nominee. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the special meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares.

      Any stockholder executing a proxy may revoke it at any time before it is voted by:

•	delivering, prior to the special meeting, a written notice of revocation addressed to Jeanne E. Alves, Secretary, Falmouth Bancorp, Inc., 20 Davis Straits, Falmouth, Massachusetts 02540;

•	delivering to Falmouth, prior to the special meeting, a properly executed proxy with a later date; or

•	attending the special meeting and giving notice of such revocation in person.

      Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy. Each proxy returned to Falmouth (and not revoked) by a holder of Falmouth common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted “FOR” approval of the merger agreement and the merger and “FOR” the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement and the merger.

      At this time, the Falmouth board of directors is unaware of any matters, other than as set forth above, that may be presented for action at the special meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Quorum; Votes Required

      A quorum, consisting of the holders of a majority of the issued and outstanding shares of Falmouth common stock, must be present in person or by proxy before any action may be taken at the special meeting. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted for purposes of determining the number of votes cast on a proposal.

      The affirmative vote of the holders of a majority of the outstanding shares of Falmouth common stock is required to approve the merger agreement and the merger. The proposal to adjourn the meeting to solicit additional proxies to approve the merger agreement and the merger, if necessary, requires the affirmative vote of the holders of a majority of the shares voting on the matter at the special meeting. Any other matter properly submitted to stockholders for their consideration at the special meeting would require the affirmative vote of the holders of a majority of the shares voting on the matter at the special meeting, unless a larger vote is required by law or by Falmouth’s certificate of incorporation or by-laws. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent reconvening of the special meeting.

      Falmouth will count shares of common stock present in person at the meeting but not voting and shares of common stock for which it has received proxies, but with respect to which holders of shares have abstained on any matter, as present at the meeting for purposes of determining the presence or absence of a quorum for the transaction of business. However, such non-voting shares and abstentions will not be counted as votes cast for purposes of determining whether the merger agreement has been approved. Since the merger agreement must be approved by the affirmative vote of at least a majority of the common stock issued and outstanding, such non-voting shares and abstentions will have the same effect as votes against the merger agreement.

      Any broker “non-votes” will not be counted for purposes of determining the number of votes cast on a proposal or treated as present for quorum purposes. Broker “non-votes” are shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and with respect to which the broker or nominee does not have discretionary voting power. The proposal to approve the merger agreement and the merger is an item on which brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the special meeting. Because the proposal to approve the merger agreement and the merger is required to be approved by the holders of a majority of the outstanding shares of Falmouth common stock, broker “non-votes” will have the effect of voting against the proposal to approve the merger agreement and the merger at the special meeting. Because of the vote required for the proposal to adjourn the special meeting, abstentions and broker “non-votes” will have no effect on this proposal.

      Directors and certain executive officers of Falmouth and Falmouth Bank, who are entitled to vote approximately 24.5% of the outstanding shares of Falmouth common stock as of April 30, 2004, the record date for the special meeting, have entered into voting agreements with Independent Bank pursuant to which they have agreed to vote all of their shares in favor of the merger agreement and the merger. The voting agreements apply to any additional shares acquired by any of these individuals, including pursuant to the exercise of any stock options. For more information, see the section entitled “The Merger — The Merger Agreement — Other Material Agreements Relating to the Merger — Voting Agreements” beginning on page 65 of this proxy statement/prospectus.

Solicitation of Proxies

      The solicitation of proxies from Falmouth stockholders is made by Falmouth on behalf of the board of directors of Falmouth. Falmouth will pay all costs of the solicitation of stockholders, including mailing this proxy statement/ prospectus to its stockholders, except that Falmouth and Independent Bank will share equally the cost of printing this proxy statement/ prospectus.

      In addition to solicitation by mail, the directors, officers and employees of Falmouth and its subsidiaries may solicit proxies from stockholders of Falmouth in person or by telephone, telegram, facsimile, e-mail, other electronic methods or in person without compensation other than reimbursement for their actual expenses. Falmouth may retain outside agencies for the purpose of soliciting proxies, in which case Falmouth will pay the fees and expense of those agencies. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons and to request authority for the exercise of proxies. Falmouth will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with any such solicitation. In addition, Falmouth has engaged Georgeson Shareholder Communications Inc. as its proxy solicitor to solicit proxies on Falmouth’s behalf for a fee of $6,000 plus reasonable out-of-pocket expenses.

Recommendation of the Falmouth Board of Directors

      After careful consideration, Falmouth’s board of directors has determined that the merger is advisable, in the best interests of Falmouth stockholders and on terms that are fair to Falmouth stockholders. The Falmouth board of directors has approved the merger agreement and unanimously recommends that Falmouth stockholders vote “FOR” the merger agreement and the merger, and “FOR” the proposal to adjourn the special meeting if necessary.

      The matters to be considered at the special meeting are of great importance to the stockholders of Falmouth. Accordingly, Falmouth stockholders are urged to read and consider carefully the information presented in this proxy statement/ prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

      Falmouth stockholders should not send any stock certificates with their proxy cards. A transmittal form with instructions for the surrender of Falmouth stock certificates will be mailed to stockholders at least 25 business days before the merger is expected to be completed. For more information regarding the procedures for exchanging Falmouth stock certificates, see the section entitled “The Merger — The Merger Agreement — Procedures for Exchanging Falmouth Common Stock Certificates” beginning on page 49 of this proxy statement/ prospectus.

ESOP Participants

      If you are a participant in Falmouth’s employee stock ownership plan, you will have received with this proxy statement/ prospectus a voting instruction form that reflects all shares you may vote under the plan. Under the terms of this plan, the trustee, subject to its fiduciary duty, will vote all unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received voting instructions from participants.

Recognition and Retention Plan

      Each share outstanding under Falmouth’s 1997 Recognition and Retention Plan for Outside Directors, Officers and Employees will be immediately vested upon the approval of the merger by Falmouth stockholders and will be distributed to participants prior to the effective date of the merger. These distributed shares will then be treated the same as all other outstanding shares of Falmouth under the merger agreement. If you are a participant under this plan, you will have received with this proxy statement/ prospectus a voting instruction form that reflects all shares you may vote under the plan. Under the terms of this plan, the trustee, subject to its fiduciary duty, will vote any unallocated shares contained in the plan in the same proportion as shares for which the trustee has received voting instructions from participants.

THE MERGER

(Proposal 1)

      The following information describes the material aspects of the merger agreement and the merger. This description does not purport to be complete and is qualified in its entirety by reference to the annexes to this proxy statement/ prospectus, including the merger agreement that is attached hereto as Annex A and incorporated by reference herein. All stockholders are urged to read carefully the annexes in their entirety.

General

      The merger agreement provides for the merger of INDB Sub, Inc. with and into Falmouth, with Falmouth as the surviving corporation. The surviving corporation will then merge with and into Independent Bank, with Independent Bank as the surviving corporation. The merger agreement also provides for the merger of Falmouth’s bank subsidiary, Falmouth Co-operative Bank, with and into Independent Bank’s bank subsidiary, Rockland Trust Company, as soon as practicable after completion of the merger. At the effective time of the merger, each share of Falmouth common stock outstanding immediately before the effective time of the merger will be converted into the right to receive either $38.00 in cash or 1.28 shares of Independent Bank common stock, plus cash in lieu of any fractional share.

      Falmouth stockholders may elect to receive all cash, all stock or a combination of cash and stock, subject to election and allocation procedures set forth in the merger agreement that are intended to ensure that 50% of the shares of Falmouth common stock will be converted into the right to receive shares of Independent Bank common stock and 50% of the shares of Falmouth common stock will be converted into the right to receive cash. Thus, Falmouth stockholders may not receive exactly the form of consideration that they elect. Instead, they may receive a pro rata amount of cash and Independent Bank common stock even if they elect all cash or all stock.

Background of the Merger

      The board of directors of Falmouth and its senior management have regularly reviewed Falmouth’s strategic alternatives and assessed various opportunities for increasing long-term stockholder value, including opportunities for enhancing earnings internally, opportunistic de novo branching, and acquiring and/ or affiliating with other financial institutions. These reviews included a periodic assessment by Falmouth’s outside financial advisor, Trident, of Falmouth’s financial performance and return to stockholders, stock trading patterns and trends in the financial marketplace including merger and acquisition activity.

      In July 2003, Trident met with Falmouth’s board of directors to review strategic matters. At that meeting, the board extensively explored the prospects of Falmouth’s independent business plan compared to the value that stockholders could potentially realize in a sale of Falmouth. No conclusions were reached and the board resolved to continue to review strategic possibilities.

      In August 2003, the board held several meetings with Thacher Proffitt & Wood LLP, Falmouth’s special legal counsel (“Thacher Proffitt”), to review its strategic options and fiduciary duties in connection with a potential business combination, including the possibility of contacting one or more parties to explore a possible affiliation. The board determined to explore discussions with another financial institution (“Company X”), which had, on an informal basis, previously expressed an interest in affiliating with Falmouth. As a result of these board deliberations, in late August 2003, the board authorized management and Falmouth’s advisors to contact Company X.

      In early October 2003, Trident contacted Company X to confirm its interest and then proceeded to compile summary public and non-public information about Falmouth, including year-end financial results. On October 15, 2003, Falmouth and Company X executed a confidentiality agreement and the summary information about Falmouth was provided to Company X.

      There ensued conversations between Trident and Company X’s financial advisors and limited communications between the CEO of Falmouth and the CEO of Company X. On November 13, 2003,

Company X delivered to Trident a non-binding expression of interest, subject to certain conditions including Company X’s performance of due diligence, which included a proposal to pay $38.00 in cash per share for each outstanding share of Falmouth’s common stock.

      The board of directors of Falmouth met on November 18, 2003 to review Company X’s expression of interest and to determine whether to proceed with negotiations with Company X on an exclusive basis. At that meeting on November 18, 2003, senior management of Falmouth, Trident and Thacher Proffitt discussed with the board the background of conversations to date with Company X, Company X’s proposal, the state of the market and pricing conditions generally prevailing in the market, based on information provided by Trident. After an extensive discussion of the proposal and an explanation by Thacher Proffitt of the legal duties of the board, the board determined to solicit expressions of interest from other potentially interested parties. The board directed Trident and senior management to contact selected additional institutions to explore whether they had an interest in a potential affiliation with Falmouth.

      On November 19 and 20, 2003, Trident initiated contact with six additional financial institutions to explore whether they had an interest in evaluating a potential affiliation with Falmouth. As a result of such contact, three financial institutions, including Independent Bank and two other financial institutions (“Company Y” and “Company Z”) executed confidentiality agreements with Falmouth and summary information about Falmouth was provided to each.

      Based on the summary information regarding Falmouth that was provided to each interested party on December 2, 2003, Independent Bank and Company Y delivered expressions of interest to Trident. Company Y’s expression of interest included a proposal to pay $38.00 per share in cash for each outstanding share of Falmouth common stock outstanding. Independent Bank’s expression of interest included a proposal to pay a mixture of cash and stock that included $35.00 per share for 49% of the outstanding shares of Falmouth common stock and 1.17 shares of Independent Bank common stock per share for 51% of the outstanding shares of Falmouth common stock. On December 1, 2003, the closing price of Independent Bank common stock was $29.98 per share. Preliminary discussions with Company Z ended with Falmouth receiving no indication of interest.

      The board of directors met in executive session on December 4, 2003 to review with senior management of Falmouth, Trident and Thacher Proffitt the three expressions of interest and to determine whether to proceed in negotiating with any of the parties. At the meeting, Trident summarized the three proposals and presented a financial comparison of the terms of each. After an extensive discussion of the proposals and an explanation by Thacher Proffitt of the legal duties and options of the board, the board determined that all three parties should be permitted to meet with management and conduct due diligence and instructed Trident to invite the three parties to conduct due diligence and submit final proposals.

      During the week of December 15, 2003, all three parties received updated non-pubic information on Falmouth. Independent Bank and Company Y also conducted off-site due diligence and had meetings with management of Falmouth. Company X determined not to conduct further due diligence.

      On December 18, 2003, Company X delivered a revised expression of interest to Trident, which included a proposal to pay $39.00 per share in cash for each outstanding share of Falmouth common stock.

      On December 19, 2003, Company Y and Independent Bank each delivered to Trident revised expressions of interest. Company Y’s expression of interest included a proposal to pay $39.25 per share for each outstanding share of Falmouth common stock. Independent Bank’s expression of interest included a proposal to pay a mixture of cash and stock that included $38.00 per share in cash for 49% of the outstanding shares of Falmouth common stock and 1.28 shares of Independent Bank stock per share for 51% of the outstanding shares of Falmouth common stock. On December 19, 2003, the closing price of Independent Bank common stock was $29.75 per share.

      On December 22, 2003, the board of directors of Falmouth met in executive session to review with senior management of Falmouth, Trident and Thacher Proffitt, the three revised expressions of interest and to determine whether to proceed in negotiating with any of the parties. At the meeting, Trident summarized the three revised proposals and presented updated financial comparisons, and the relative potential long-term value of each proposal. Trident further presented an analysis of the financial attributes of a cash proposal versus a proposal comprised of cash and stock, including market risks, tax treatment, the opportunity to receive cash dividends and potential for future appreciation. After an extensive discussion of the proposals and a review by Thacher Proffitt of the legal duties and options of the board, the board determined that Independent Bank’s proposal provided the greatest potential for long-term stockholder value to Falmouth’s stockholders. As a result, Falmouth’s board elected to proceed with merger negotiations with Independent Bank, and on December 23, 2003 entered into an Exclusivity Agreement with Independent Bank, which provided that Falmouth would negotiate exclusively with Independent Bank until January 8, 2004 with respect to a definitive merger agreement and would not discuss with, or solicit any offers or discussions from, third parties concerning a sale, transfer or business combination of Falmouth or of substantially all of the shares or assets of Falmouth.

      On December 31 2003, Independent Bank’s counsel circulated to counsel for Falmouth an initial draft of the merger agreement. From January 6, 2004 through January 8, 2004, representatives of Thacher Proffitt and Choate, Hall & Stewart, Independent Bank’s counsel, met to negotiate the terms of the merger agreement. The open issues discussed included, among other items, the scope of representations and warranties, the mechanics of elections to receive cash or stock, the requirements to receive legal opinions regarding the tax free nature of exchange of Falmouth common stock for Independent Bank common stock, termination rights and price protection in the event the value of Independent Bank’s common stock declined prior to the closing of the merger.

      On January 8, 2004, Falmouth’s board of directors met in a special meeting to discuss the final terms of the transaction with Independent Bank, which included an offer to pay $38.00 per share for 50% of the outstanding shares of Bank common stock and 1.28 shares of Independent Bank stock per share for 50% of the outstanding shares of Bank common stock. At this meeting Mr. Pasqualucci, together with Thacher Proffitt, updated the board on the status of the negotiations and the material terms that had been resolved, subject to approval by Falmouth’s board. Thacher Proffitt reviewed for the board the current terms of the merger agreement, as well as the voting agreement to be entered into by each of the executive officers of Falmouth and members of Falmouth board, and the legal duties of the board to Falmouth’s stockholders. Thacher Proffitt also reviewed the remaining issues to be negotiated in the transaction, which included the mechanics of the possible adjustment and related index, environmental representations and warranties and signing closing price. Trident rendered to Falmouth board its oral opinion (subsequently confirmed in writing) that as of the date of its opinion and based upon and subject to the considerations described in its opinion, Independent Bank’s offer was “fair” from a financial point of view to Falmouth’s stockholders. Accordingly, Falmouth’s board of directors unanimously approved the merger agreement and the transactions contemplated thereby.

      On January 8, 2004, the parties executed the merger agreement, and both parties issued a press release the morning of January 9, 2004 publicly announcing the transaction.

      On April 26, 2004, the parties executed an amended and restated merger agreement to reflect the statutory appraisal rights that Falmouth stockholders are entitled to pursuant to Delaware law.

Falmouth’s Reasons for the Merger; Recommendation of Falmouth’s Board of Directors

      In reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, Falmouth’s board of directors consulted with senior management and Falmouth’s financial and legal advisors and considered a number of factors, including but not limited to:

•	A review of the historical performance of Falmouth and Independent Bank;

•	The current and prospective environment in which Falmouth operates;

•	The merger consideration offered and the belief of the board of directors of Falmouth that the merger consideration is a fair amount and that the mixture of stock and cash is favorable and will result in long-term value for Falmouth’s stockholders;

•	The fact that stockholders of Falmouth would have the opportunity to elect to receive shares of Independent Bank common stock or cash (subject to the requirement that 50% of the outstanding common stock of Falmouth will be exchanged for cash and 50% will be exchanged for shares of Independent Bank common stock);

•	The fact that the transaction is expected to be tax-free to Falmouth’s stockholders to the extent that Company stockholders receive Independent Bank common stock in exchange for shares of Company common stock;

•	The fact that Independent Bank’s common stock is substantially more liquid than Falmouth’s common stock and has a favorable dividend yield;

•	The ability of Independent Bank to pay the merger consideration;

•	The compatibility of the corporate cultures of Independent Bank and Falmouth;

•	The business and prospects of Independent Bank;

•	The geographic fit of the branch networks of Falmouth and those of Independent Bank;

•	The anticipated effect of the acquisition on employees of Falmouth (including the fact that Falmouth employees who do not continue as employees of Independent Bank will be entitled to receive severance benefits as further described under “The Merger — Certain Employee Matters”);

•	The effect on Falmouth’s customers;

•	Advice from Falmouth’s financial advisors, Trident, that the merger consideration is fair to Falmouth’s stockholders from a financial point of view;

•	The terms of the merger agreement, including but not limited to the representations and warranties of the parties, the covenants, the consideration, the benefits to our employees, employee and executive termination benefits, and the adequacy of the fiduciary out;

•	The fact that the merger agreement contains limited closing conditions and the likelihood of obtaining approvals; and

•	A review of the prospects of Falmouth remaining independent.

      Based on the factors described above, the board of directors of Falmouth determined that the transaction was desirable and in the best interests of Falmouth’s stockholders and unanimously approved the merger agreement. The board of directors of Falmouth unanimously recommends a vote “FOR” approval of the merger agreement and the transactions contemplated thereby.

Opinion of Falmouth’s Financial Advisor

      Acquisition — General. Pursuant to an engagement letter dated September 30, 2003 between Falmouth and Trident, Falmouth retained Trident to render an opinion with respect to the fairness, from a financial point of view, of the merger consideration to be received by Falmouth stockholders in connection with a sale of Falmouth. Trident is a nationally recognized specialist in the financial services industry and is regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. Falmouth selected Trident to render a fairness opinion based upon Trident’s qualifications, expertise and reputation in such capacity.

      Trident delivered a written opinion, dated January 8, 2004 that the merger consideration was fair to Falmouth stockholders, from a financial point of view, as of the date of such opinion. Neither Falmouth nor its Board imposed any limitations on Trident with respect to the investigations made or the procedures followed in rendering its opinion.

      The full text of Trident’s written opinion to the Falmouth board, dated January 8, 2004, which sets forth the assumptions made, matters considered and extent of review by Trident, is attached as Annex C and is incorporated herein by reference. It should be read carefully and in its entirety in conjunction with this document. The following summary of Trident’s opinion is qualified in its entirety by reference to the full text of the opinion. Trident’s opinion is addressed to the Falmouth board and does not constitute a recommendation to any stockholder of Falmouth as to how such stockholder should vote at the Falmouth special meeting described in this document.

      Trident, in connection with rendering its opinion:

(i) Reviewed Falmouth’s Annual Reports to Shareholders and Annual Reports on Form 10-KSB for each of the years ended September 30, 2003, September 30, 2002 and September 30, 2001, including the audited financial statements contained therein and the quarterly reports on Form 10-QSB for the quarters ended December 31, 2002, March 31, 2003 and June 30, 2003;

(ii) Reviewed Independent Bank’s Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 2002 and December 31, 2001, including the audited financial statements contained therein and the quarterly report on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

(iii) Reviewed certain other information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Falmouth and Independent Bank provided to Trident or publicly available;

(iv) Participated in meetings and telephone conferences with members of senior management of Falmouth and Independent Bank concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters Trident believed relevant to its inquiry;

(v) Reviewed certain stock market information for Falmouth common stock and Independent Bank common stock, and compared it with similar information for certain companies, the securities of which are publicly traded;

(vi) Compared the results of operations and financial condition of Falmouth and Independent Bank with that of certain companies which Trident deemed to be relevant for purposes of the opinion;

(vii) Reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions which it deemed to be relevant for purposes of the opinion;

(viii) Reviewed the merger agreement and certain related documents; and

(ix) Performed such other reviews and analyses, as Trident deemed appropriate.

      The oral and written opinions provided by Trident to Falmouth were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof.

      In connection with its review and arriving at its opinion, Trident relied upon the accuracy and completeness of the financial information and other pertinent information provided by Falmouth and Independent Bank to Trident for purposes of rendering its opinion. Trident did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for Falmouth with the input of its management, Trident assumed that these materials had been reasonably prepared on bases reflecting the best available estimates and judgments of Falmouth as to the future performance of Falmouth and that the projections provided a reasonable basis upon which Trident could formulate its opinion. Falmouth does not publicly disclose such internal management projections of the type utilized by Trident in connection with Trident’s role as financial advisor to Falmouth. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, among others, factors relative to the general economic and competitive conditions facing Falmouth. Accordingly, actual results could vary significantly from those set forth in the respective projections.

      Trident does not claim to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect thereto and therefore assumes that such allowances for Falmouth are adequate to cover such losses. In addition, Trident does not assume responsibility for the review of individual credit files and did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Falmouth, nor was Trident provided with such appraisals. Furthermore, Trident assumes that the merger will be consummated in accordance with the terms set forth in the merger agreement, without any waiver of any material terms or conditions by Falmouth, and that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on either separate institution or the combined entity. Moreover, in each analysis that involves per share data for Falmouth, Trident adjusted the data to reflect full dilution, i.e., the effect of the exercise of outstanding options utilizing the treasury stock method. In particular, Trident assumes that the merger will be recorded as a “purchase” in accordance with generally accepted accounting principles.

      In connection with rendering its opinion to Falmouth’s board, Trident performed a variety of financial and comparative analyses, of which the analyses necessitating the primary weight of Trident’s opinion are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by Trident. Moreover, Trident believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor’s opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, Trident also included assumptions with respect to general economic, financial market and other financial conditions. Furthermore, Trident drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in Trident’s analyses were not necessarily indicative of actual future results or values, which may significantly diverge more or less favorably from such estimates. Estimates of Falmouth valuations do not purport to be appraisals, nor to necessarily reflect the prices at which companies or their respective securities actually may be sold. None of the analyses summarized below were assigned a greater significance by Trident than any other in deriving its opinion.

      Comparable Transaction Analysis: Trident reviewed and compared actual information for groups of comparable pending and completed thrift merger transactions (through January 7, 2004) it deemed pertinent to an analysis of the merger. The pricing ratios for the merger were compared to the average and median ratios of (i) price to last twelve months earnings, (ii) price to tangible book value (“TBV”), (iii) capital adjusted price to TBV, (iv) TBV premium to core deposit ratio (“TBV Prem./Core Deposits”), and (v) transaction premium to current trading price for each of the following 12 comparable transaction groups:

•	All thrift acquisitions in the United States announced within the preceding 12 months (“Recent Median”);

•	All thrift acquisitions in the United States announced within the preceding 90 days (“Last 90 Days Median”);

•	All pending thrift acquisitions in the United States that have been announced, but have yet to close (“All Pending Median”);

•	All New England thrift acquisitions announced within the preceding 12 months (“New England Recent Median”);

•	All Massachusetts thrift acquisitions announced within the preceding 12 months (“Massachusetts Recent Median”);

•	All thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with assets of $100-$250 Million (“Assets $100mm-$250mm Median”);

•	All thrift acquisitions in the United States announced within the preceding 12 months with a total deal size of $15-$50 Million (“Deal Size $15mm-$50mm Median”);

•	All thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with returns on average assets of 50bp-100bp (“ROAA 50bp-100bp Median”);

•	All thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with returns on average equity of 5.0%-9.0% (“ROAE 5.0%-9.0% Median”);

•	All thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with tangible capital of 9.0%-12.0% (“Tangible Capital 9%-12.0% Median”);

•	All thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with non performing assets of 0.0%-0.2% (“NPAs 0.0%-0.2% Median”);

•	Guideline thrift acquisitions announced since February 2000 involving acquired thrifts with asset sizes, capital levels, profitability and market areas similar to Falmouth (“Guideline Median”)

      The following table represents a summary analysis of the comparable transactions analyzed by Trident based on the announced transaction values:

					Capital
		Median Price to			Adj’d.	TBV
					Price/	Premium/	Premium/
	No. of	LTM		Tang.	Tang.	Core	Trading
	Trans.	EPS(1)		Book	Book	Deposits	Price

Recent Median	48	19.9	x	181.8%	211.6%	14.6%	22.1%
Last 90 Days Median	10	23.2	x	193.2%	261.7%	12.9%	15.1%
All Pending Median	27	22.4	x	237.0%	268.1%	18.9%	20.9%
New England Recent Median	10	19.9	x	267.1%	319.0%	23.2%	11.1%
Massachusetts Recent Median	6	19.9	x	285.2%	323.1%	23.2%	11.1%
Assets $100mm-$250mm Median	7	22.4	x	169.7%	172.9%	12.9%	13.5%
Deal Size $15mm-$50mm Median	9	26.4	x	141.6%	159.2%	7.5%	19.2%
ROAA 50bp-100bp Median	15	19.4	x	202.5%	206.5%	14.9%	22.7%
ROAE 5.0%-9.0% Median	10	22.4	x	165.1%	249.4%	19.0%	30.0%
Tangible Capital 9%-12% Median	12	23.9	x	174.2%	222.8%	16.9%	23.1%
NPAs 0.0%-0.2% Median	18	21.7	x	165.1%	241.8%	17.7%	21.2%
Guideline Median	9	22.4	x	160.1%	210.7%	11.1%	44.1%
Falmouth(2)		42.3	x	207.9%	271.5%	14.5%	29.4%

(1)	Last 12 months earnings per share

(2)	Falmouth results exclude $276,959 in after-tax extraordinary charges related to a tax liability associated with Falmouth Capital Corporation. Premium to Falmouth trading price of 29.4% is based on a 10-day trading average as of December 15, 2003.

      Trident selected nine thrift acquisition transactions (the “Guideline Transactions”) that were believed to be most relevant based on the similarity of the sellers to Falmouth in asset size, capital level, profitability, and market area characteristics. The Guideline Transactions are listed in the following table:

Buyer/Seller

•	Banknorth Group Inc./Foxborough Savings Bank

•	First Niagara Finl Group (MHC)/Finger Lakes Bancorp Inc.

•	Abington Bancorp Inc./Massachusetts Fincorp Inc.

•	Norway Bancorp MHC/First Coastal Corp.

•	Liberty Bank/Hometown Bank

•	Berkshire Bancorp Inc./GSB Financial Corp.

•	NewMil Bancorp Inc./Nutmeg Federal S&LA

•	Union Bankshares Co./Mid-Coast Bancorp Inc.

•	Sound Federal Bancorp (MHC)/Peekskill Financial Corp.

      A summary of the pricing multiples for the Guideline Transactions is listed below:

	Low		High		Median		Falmouth

Price / LTM EPS	15.1	x	29.0	x	22.4	x	42.3	x
Price / TBV	139.1%		301.0%		160.1%		207.9%
Capital Adjusted Price/ TBV	157.0%		500.0%		210.7%		271.5%
Premium / Core Deposits	6.3%		35.1%		11.1%		14.5%
Premium / Trading Price	- 1.1%		164.6%		44.1%		29.4	%(3)

(3)	Premium to Falmouth trading price of 29.4% is based on an FCB 10-day trading average as of December 15, 2003.

      The value of the transaction indicates that the merger consideration paid to Falmouth stockholders falls within the range of similar transactions, represented by the Guideline Transactions, based on all methods of merger valuation used by Trident in its comparable merger transaction analyses.

      Discounted Earnings Analysis: Trident calculated a present value of Falmouth’s forward earnings using internal projections for the five-year period through the calendar year ended December 31, 2008. This analysis utilized a range of discount rates of 10.0%-15.0%, assumed annual asset growth of 2.5% and earnings growth of 5.0%, utilized a range of terminal earnings multiples of 20.4x-24.4x calendar year 2008 net income, and a target tangible capital ratio of 9.0%. The analyses resulted in a range of present values for Falmouth stockholders of between $19.80 and $26.80 per share. This analysis was based on estimates by Trident in determining the terminal earnings multiples used in projecting Falmouth’s acquisition value and is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Trident noted that the discounted earnings analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, terminal multiples, discount rates and target tangible capital ratios.

      Based on the aforementioned analyses and Trident’s experience with numerous mergers involving thrift institutions, it is Trident’s opinion that the merger consideration to be received by Falmouth stockholders in the merger is fair from a financial point of view.

      No institution used as a comparison in the above analyses is identical to Falmouth, or the combined entity, and no other transaction is identical to the merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather, such analyses involve complex considerations and judgments concerning differences in financial, market and operating characteristics of the companies and other factors that could affect the trading characteristics of the companies to which Falmouth, and the combined entity are being compared.

      Trident’s opinion is based on economic and market conditions and other circumstances existing on, and information made available as of January 8, 2004. In addition, Trident’s opinion is, in any event, limited to the fairness, as of the date thereof, from a financial point of view, of the merger consideration, to Falmouth shareholders, and does not address the underlying business decision by Falmouth’s board to effect the Merger and does not constitute a recommendation to any Falmouth shareholder as to how such shareholder should vote with respect to the merger. This opinion does not represent an opinion as to what the value of Falmouth common stock may be at the effective time of the merger, or as to the prospects of Falmouth’s business or Independent Bank’s business.

      For its financial advisory services provided to Falmouth, Trident will be paid a total fee of 1.25% of the aggregate merger consideration, of which $120,000 has been received to date with the balance of the total fee to be paid to Trident at the time of closing of the merger. In addition, Falmouth has agreed to reimburse Trident for all reasonable out-of-pocket expenses, incurred by it on Falmouth’s behalf, provided such expenses shall not exceed $25,000 without Falmouth’s prior consent. Falmouth also agreed to indemnify Trident against certain liabilities, including any which may arise under the federal securities laws.

      Trident is a member of all principal securities exchanges in the United States and in the conduct of its broker-dealer activities may have from time to time purchased securities from, and sold securities to, Falmouth and Independent Bank. As a market maker, Trident may also have purchased and sold the securities of Falmouth for Trident’s own account and for the accounts of its customers.

Independent Bank’s Reasons for the Merger

      The Independent Bank board of directors unanimously approved the merger agreement and the merger because it determined that the combined company would have the potential to realize a stronger competitive position, particularly in southeastern Massachusetts, and improved long-term operating and financial results, including revenue and earning enhancements. Independent Bank believes the merger is consistent with its expansion strategy within Massachusetts to connect Independent Bank’s south shore and Cape Cod branch locations and will enhance its competitive position in the markets it currently serves.

      After taking into account these and other factors, the Independent Bank board of directors determined that the merger agreement and the merger were in the best interests of Independent Bank and its stockholders and that Independent Bank should enter into the merger agreement and complete the merger.

Post-Closing Capitalization

      Based on, among other things, the number of outstanding shares of Falmouth common stock calculated as of the date of this proxy statement/ prospectus, and assuming that 50% of such shares are exchanged for cash consideration, Independent Bank and Falmouth estimate that Independent Bank will issue approximately 587,026 shares of its common stock to Falmouth stockholders in the merger and that following the merger Independent Bank will have approximately 15,075,879 shares of its common stock outstanding. Falmouth stockholders will own approximately 3.85% of that total, and the remaining approximately 96.15% will be owned by Independent Bank’s stockholders as of immediately prior to the merger.

      These amounts are estimates, however, and may change at the completion of the merger as a result of, among other things, (1) the number of shares of Falmouth common stock outstanding immediately prior to the effective time of the merger and (2) Independent Bank’s ability to adjust the exchange ratio under certain circumstances. For more information, see the section entitled “— The Merger Agreement — Merger Consideration and Election and Exchange Procedures — Allocation Procedures” beginning on page 48 of this proxy statement/ prospectus.

Accounting Treatment

      Independent Bank will use the purchase method of accounting to account for the merger. The total purchase price will be allocated to the assets acquired and liabilities assumed, based on their estimated fair market value at the time that the merger is consummated. To the extent that the purchase price exceeds the fair market value of the net tangible assets acquired, Independent Bank will allocate the excess purchase price to all identifiable intangible assets. Any remaining excess will be allocated to goodwill. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible

Assets,” issued in July 2001 and effective for fiscal years beginning January 1, 2002, the goodwill resulting from the merger will not be amortized, but instead will be reviewed for impairment at least annually, and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. However, core deposit and other finite-lived intangibles recorded by Independent Bank in connection with the merger will be amortized to expense over their estimated useful lives. The financial statements of Independent Bank issued after the merger will reflect the results attributable to the acquired operations of Falmouth beginning on the date of consummation of the merger. The unaudited per share pro forma consolidated condensed combined financial information contained in the section entitled “Summary-Comparative Historical and Pro Forma Per Share Data” on page 19 of this proxy statement/ prospectus has been prepared using the purchase method of accounting.

Restrictions on Resale of Independent Bank Common Stock by Affiliates

      The shares of Independent Bank common stock issued pursuant to the merger have been registered under the Securities Act and, thus, will be freely transferable, except for shares issued to any Falmouth stockholder who may be deemed to be an “affiliate” of Independent Bank for purposes of Rule 144 promulgated under the Securities Act or an “affiliate” of Falmouth for purposes of Rule 145 promulgated under the Securities Act. Affiliates will include persons (generally executive officers, directors and 10% stockholders) who control, are controlled by or are under common control with (1) Independent Bank or Falmouth at the time of the Falmouth special meeting or (2) Independent Bank at or after the consummation of the merger.

      Rule 145 will restrict the sale of Independent Bank common stock received in the merger by affiliates of Falmouth and certain of their family members and related interests. Generally speaking, during the one-year period following the effective time of the merger, those persons who are affiliates of Falmouth at the time of the Falmouth special meeting, provided they do not become affiliates of Independent Bank at or following the consummation of the merger, may publicly resell any Independent Bank common stock received by them in the merger, subject to certain limitations as to, among other things, the amount of Independent Bank common stock sold by them in any three-month period and as to the manner of sale. After the one-year period, such affiliates generally may resell their shares without such restrictions. Persons who are affiliates of Independent Bank after the consummation of the merger may publicly resell the Independent Bank common stock received by them in the merger subject to similar limitations (except that the restrictions do not lapse after the one-year period) and subject to certain filing requirements specified in Rule 144.

      The ability of affiliates to resell shares of Independent Bank common stock received in the merger under Rules 144 or 145 as summarized herein generally will be subject to Independent Bank’s having satisfied its reporting requirements under the Securities Exchange Act for specified periods prior to the time of sale. Affiliates also would be permitted to resell Independent Bank common stock received in the merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act registration requirements. Neither the registration statement of which this proxy statement/ prospectus is a part nor this proxy statement/ prospectus covers any resales of Independent Bank common stock received by persons who may be deemed to be affiliates of Independent Bank or Falmouth in the merger.

      Falmouth has agreed to use its reasonable best efforts to cause each person who may be deemed to be an affiliate of it for purposes of Rule 145 to deliver to Independent Bank prior to the date of the special meeting a written agreement intended to ensure compliance with the Securities Act.

Delisting and Deregistration of Falmouth Common Stock Following the Merger

      When the merger is completed, Falmouth common stock will be delisted from the American Stock Exchange and will be deregistered under the Securities Exchange Act.

Listing of Independent Bank Common Stock to be Issued in the Merger

      Independent Bank has agreed to use its reasonable best efforts to enable all shares of Independent Bank common stock that will be issued in connection with the merger to be listed on The Nasdaq National Market, subject to official notice of issuance.

Falmouth Stockholders Will Have Dissenters’ Rights

      Under the Delaware General Corporation Law, each Falmouth stockholder has the right to object to the merger and demand in writing that Falmouth pay the fair value of his or her shares provided such stockholder complies with all statutory procedures. Determination of fair value is based on all relevant factors. Stockholders who elect to exercise appraisal rights must comply with all of the procedures to preserve those rights. A copy of Section 262 of the Delaware General Corporation Law, which sets forth the appraisal rights, is attached as Annex D to this document.

      Section 262 sets forth the procedures a stockholder requesting appraisal must follow. These procedures are complicated and must be followed completely. Failure to comply with the procedures may cause the appraisal rights to terminate. The following information is only a summary of the required procedures and is qualified in its entirety by the provisions of Section 262. Please review Section 262 for the complete procedures. Notice of your appraisal rights will not be given other than as described in this document and as required by the Delaware General Corporation Law.

      Section 262 generally requires the following:

•	Written Demand for Appraisal. A dissenting stockholder must deliver a written demand for appraisal to Falmouth before the taking of the vote at the special meeting. A proxy or a vote against the transaction will not alone constitute demand for appraisal. You should read the paragraphs below for more details on making a demand for appraisal.

•	Refrain from Voting for the Merger Proposal. You must not vote in favor of the transaction or the merger agreement. You are not required to vote against the merger agreement to exercise your right to appraisal; however, if you vote in favor of the transaction or the merger agreement, your right to appraisal will terminate, even if you previously filed a written demand for appraisal.

•	Continuous Ownership of Falmouth Shares. You must continuously hold your shares of Falmouth common stock from the date you make the demand for appraisal through the closing of the transaction.

      A written demand for appraisal of Falmouth common stock is only effective if it is signed by or for the stockholder of record who owns the shares at the time the demand is made. The demand must be signed as the stockholder’s name appears on his or her stock certificate(s). Any person who is a beneficial owner of Falmouth common stock, but not a stockholder of record, must have the stockholder of record for his or her shares sign a demand for appraisal on his or her behalf.

      A stockholder who owns Falmouth common stock in a fiduciary capacity, such as a trustee, guardian or custodian, must disclose the fact that he or she is signing the demand for appraisal in that capacity.

      If a stockholder owns Falmouth common stock with one or more other persons, such as in a joint tenancy or tenancy in common, all of the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that he or she is signing the demand as that stockholder’s agent.

      A record owner, such as a broker, who holds Falmouth common stock as a nominee for others, may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising that right for other beneficial owners. In such a case, the record owner should specify in the written demand the number of shares as to which he or she wishes to demand appraisal. If the record owner does not specify the number of shares, we will assume that the written demand covers all the shares of Falmouth common stock that are in the record owner’s name.

      If you wish to exercise appraisal rights, you should address the written demand to Falmouth Bancorp, Inc., 20 Davis Straits, Falmouth, MA 02540, Attention: Jeanne Alves, Secretary. It is important that Falmouth receive all written demands before the vote concerning the merger agreement is taken. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder’s name and mailing address, the number of shares of common stock owned, and that the stockholder is thereby demanding appraisal of such stockholder’s shares.

      Written Notice. Within ten days after the closing of the transaction, Independent Bank (as parent of the surviving corporation of the transaction) must give written notice that the transaction has become effective to each stockholder who has fully complied with the conditions of Section 262.

      Petition with the Chancery Court. Within 120 days after the closing of the transaction, either Independent Bank or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery. This petition should request that the Chancery Court determine the value of the shares of Falmouth common stock held by all of the stockholders who are entitled to appraisal rights. A stockholder who intends to exercise his or her rights of appraisal should file a petition in the Chancery Court. Neither Falmouth nor Independent Bank has any intentions at this time to file a petition. Because Falmouth has no obligation to file a petition, if no stockholder files such a petition within 120 days after the closing of the transaction, then the dissenting stockholders will lose their rights of appraisal.

      Withdrawal of Demand. Stockholders who change their minds and decide they no longer want appraisal may withdraw their demands for appraisal at any time within 60 days after the closing of the transaction. Stockholders may also withdraw their demands for appraisal after 60 days after the closing of the transaction, but only with the written consent of Independent Bank. Any stockholder who withdraws his or her demand for appraisal or otherwise fails to perfect his or her appraisal rights, then his or her shares will be converted into the right to receive the merger consideration in accordance with the merger agreement, as determined by Independent Bank.

      Request for Appraisal Rights Statement. A stockholder who has complied with the conditions of Section 262 will be entitled to receive a statement from Independent Bank (as parent of the surviving corporation of the transaction) setting forth the number of shares for which appraisal rights have been exercised and the number of stockholders who own those shares. In order to receive this statement, a stockholder must send a written request to Independent Bank within 120 days after the closing of the transaction. After the effective date of the transaction, Independent Bank will mail the statement to the stockholder requesting it either ten days after receiving the request or, if later, ten days after the last date for stockholders to perfect their appraisal rights.

      Chancery Court Procedures. If a stockholder properly files a petition for appraisal in the Chancery Court and delivers a copy to Independent Bank, such stockholder will then have 20 days to provide the Chancery Court with a list of the names and addresses of all stockholders who have demanded appraisal and have not reached an agreement with Independent Bank as to the value of their shares. If so ordered by the court, the Register in Chancery will then send notice to all of the stockholders on such list of the time and place set for a hearing on the petition. At such hearing, the Chancery Court shall determine whether the stockholders have fully complied with Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal under that section. The Chancery Court may also require stockholders to submit their stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. Stockholders who do not follow the Chancery Court’s directions may be dismissed from the proceeding.

      Appraisal of Shares. After the Chancery Court determines which stockholders are entitled to appraisal rights, the Chancery Court will appraise such shares of Falmouth common stock. To determine the fair value of the shares, the Chancery Court will consider all relevant factors except for any appreciation or depreciation resulting from the anticipation or accomplishment of the transaction. After the Chancery Court determines the fair value of the shares, it will direct Falmouth to pay that value to the stockholders who are entitled to appraisal. The Chancery Court can also direct Falmouth to pay a fair rate of interest on that value if the Chancery Court determines that interest is appropriate. In order to receive the fair value for their shares, Falmouth stockholders must surrender their stock certificates to Independent Bank.

      The Chancery Court could determine that the fair value of shares of Falmouth stock is more than, the same as, or less than the merger consideration. In other words, stockholders who demand appraisal rights could receive less consideration than they would under the merger agreement.

      Costs and Expenses of Appraisal Proceeding. The costs and expenses of the appraisal proceeding may be assessed against Falmouth and the stockholders participating in the appraisal proceeding, as the Chancery Court deems equitable under the circumstances. Stockholders can request that the Chancery Court determine the amount of interest, if any, that Falmouth should pay on the value of Falmouth common stock owned by stockholders entitled to the payment of interest. They may also request that the Chancery Court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all of the shares entitled to appraisal.

      Loss of Stockholder’s Rights. If a stockholder demands appraisal, after the closing of the transaction he or she will not be entitled to:

•	vote the shares of stock, for any purpose, for which he or she has demanded appraisal;

•	receive payment of dividends or any other distribution with respect to the shares, except for dividends or distributions, if any, that are payable to holders of record as of a record date before the effective time of the transaction; or

•	receive the payment of the consideration provided for in the merger agreement.

      A dissenting stockholder can regain these rights if no petition for an appraisal is filed within 120 days after the closing of the transaction, or if the dissenting stockholder delivers to Falmouth a written withdrawal of the demand for an appraisal and his or her acceptance of the merger, either within 60 days after the closing of the transaction or with the written consent of Falmouth. As explained above, these actions will also terminate the stockholder’s appraisal rights. However, an appraisal proceeding in the Chancery Court cannot be dismissed without the Chancery Court’s approval. The Chancery Court may condition its approval upon any terms that it deems just.

      A stockholder who fails to strictly comply with the procedures set forth in Section 262 of the Delaware General Corporation Law will lose his or her appraisal rights. Consequently, we strongly urge any stockholder who wishes to exercise his or her appraisal rights to consult a legal advisor before attempting to exercise appraisal rights.

The Merger Agreement

      The following describes certain aspects of the proposed merger, including material provisions of the merger agreement. The following description of the merger agreement is not complete and is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached as Annex A to this proxy statement/ prospectus and is incorporated by reference into this proxy statement/ prospectus. We urge you to read the merger agreement carefully and in its entirety for a complete understanding of the terms of the merger and related transactions.

Merger Consideration and Election and Exchange Procedures

      Merger Consideration. Upon consummation of the merger, each outstanding share of Falmouth common stock will be converted into the right to receive either $38.00 in cash or 1.28 shares of Independent Bank common stock, plus cash in lieu of any fractional shares. Stockholders may elect to receive all cash, all stock or a combination of cash and stock, subject to the election, allocation and proration procedures, as well as Independent Bank’s option to increase the exchange ratio under certain circumstances, set forth in the merger agreement. For a more detailed description of these provisions of the merger agreement, see the sections entitled “— Election Procedures” and “— Allocation Procedures” beginning on pages 47 and 48, respectively of this proxy statement/ prospectus. No fractional shares of Independent Bank common stock will be issued in connection with the merger. In lieu of the issuance of any fractional shares, Independent Bank will pay to each former stockholder of Falmouth who otherwise would be entitled to receive a fractional share of Independent Bank common stock an amount in cash, without interest, determined by multiplying the fraction of a share of Independent Bank common stock which such holder would otherwise be entitled to receive pursuant to the merger agreement by $38.00 in cash.

      The form of the consideration ultimately received by Falmouth stockholders will depend upon the election, allocation and proration procedures, as well as Independent Bank’s option to increase the exchange ratio under certain limited circumstances, described below, and the choices of other Falmouth stockholders. Accordingly, no guarantee can be given that the choice of any given stockholder of Falmouth will be fully honored.

      Because the tax consequences of receiving cash will be different from the tax consequences of receiving stock, you should carefully read the information set forth in the section entitled “The Merger — Federal Income Tax Consequences” beginning on page 70 of this proxy statement/ prospectus. Even though you elect to receive all cash or all stock, you may receive a pro rata amount of cash and stock. Therefore, until the merger is consummated and the allocation procedures have been completed, you will not know the tax consequences of the merger to you.

      As described in the section entitled “— Elections” beginning on page 47 of this proxy statement/ prospectus, Falmouth stockholders will have the opportunity to elect the form of consideration to be received for all shares of Falmouth common stock held by them, subject to allocation and proration procedures set forth in the merger agreement. The merger agreement provides that 50% of the shares of Falmouth common stock are to be converted into the right to receive cash and the remaining 50% to be converted into the right to receive shares of Independent Bank common stock, except that the number of shares of Falmouth common stock that will be converted into the right to receive stock may be increased if Choate, Hall & Stewart or Thacher Proffitt reasonably determines it is necessary to render its opinion that the merger will be treated as a reorganization for federal income tax purposes. For a more detailed description of these provisions of the merger agreement, see the section entitled “The Merger — Federal Income Tax Consequences” beginning on page 70 of this proxy statement/ prospectus. In addition, Falmouth may give notice of its intent to terminate the merger agreement if the average closing price of Independent Bank common stock during the 14 trading days ending on and including the date (the determination date) on which the last required approval of the merger and bank merger is received, excluding the two highest and the two lowest closing prices, (the average closing price) is (1) less than $23.20 (80% of the closing price of the Independent Bank common stock on the date of the merger agreement, or $29.00) and (2) underperforms a peer group of companies by more than 20% during the same 14 day period. If Independent Bank receives such notice, Independent Bank may elect to increase the exchange ratio to a number equal to a quotient (rounded to the nearest one ten-thousandth) obtained by dividing (A) the product of the Independent Bank signing closing price ($29.00), 0.8 and the exchange ratio (as then in effect) by (B) the Independent Bank average closing price. If Independent Bank elects to increase the exchange ratio in these circumstances, Falmouth would thereafter no longer have the right to terminate the merger agreement for this reason. If Independent Bank does not elect to increase the exchange ratio in these circumstance, Falmouth may terminate the merger.

      Assuming that 50% of the outstanding shares of Falmouth are converted into the right to receive cash, at $38.00 per share, the aggregate cash consideration would amount to $17,427,332 based on the number of shares of Falmouth common stock outstanding on April 30, 2004. Furthermore, assuming that 50% of the outstanding shares of Falmouth are converted into the right to receive Independent Bank common stock, at an exchange ratio of 1.28, the aggregate stock consideration would amount to 587,026 shares of

Independent Bank common stock, based on the number of shares of Falmouth common stock outstanding on April 30, 2004.

      The market price of the Independent Bank common stock at the effective time of the merger, or at the time that Falmouth stockholders who are entitled to receive Independent Bank common stock in the merger actually receive stock certificates evidencing those shares, may be higher or lower than either recent prices or the price of the Independent Bank common stock at the date of the merger agreement and the value of Independent Bank shares issuable in exchange for each share of Falmouth common stock may be higher or lower than the cash price per share.

      The market price of Independent Bank common stock is subject to change at all times based on Independent Bank’s financial condition and operating results, market conditions and other factors. On January 8, 2004, the business day immediately preceding public announcement of the merger, the closing per share sale price of the Independent Bank common stock was $29.00, and on April 29, 2004, the most recent business day prior to the printing of this proxy statement/ prospectus, the closing per share sale price of the Independent Bank common stock was $          . The 30 day average closing price per share for Independent Bank common stock as of April 29, 2004 was           . For further information concerning the historical prices of the Independent Bank common stock, see the section entitled “Summary — Comparative Per Share Market Price Data and Dividend Information” beginning on page 21 of this proxy statement/ prospectus. You are urged to obtain current market prices for the Independent Bank common stock in connection with voting your shares on the merger agreement and the merger at the special meeting and making your election decision.

      Elections. At least 25 business days before the merger is expected to be completed, the exchange agent will send you an election form, which will permit you to:

•	elect to receive Independent Bank common stock in exchange for all shares of Falmouth common stock held by you, plus cash in lieu of any fractional share interest (stock election shares);

•	elect to receive cash in exchange for all shares of Falmouth common stock held by you (cash election shares);

•	elect to receive Independent Bank common stock (stock election shares) in exchange for some of your Falmouth shares of common stock and cash (cash election shares) in exchange for the remainder of your Falmouth shares of common stock; or

•	indicate that you make no election with respect to the consideration to be received by you in exchange for your shares of Falmouth common stock (no-election shares).

      Shares of Falmouth common stock held by Falmouth stockholders who either do not submit a properly completed election form in a timely fashion or revoke their election form prior to the deadline for the submission of the election form set forth in the election instructions and do not resubmit a properly completed election form by the election form deadline will be treated as no-election shares. Any dissenting shares held by Falmouth stockholders who perfect their dissenters rights pursuant to section 262 of the Delaware General Corporation Law, a copy of which is attached as Annex D to this document, will be deemed to have made cash elections for all such shares and under no circumstances will such shares be reallocated as stock election shares pursuant to the allocation procedures described below. However, should a stockholder fail to comply fully with the procedures for perfecting rights of appraisal or withdraw his or her demand for appraisal, then his or her shares will be converted into the right to receive Independent Bank common stock and/or cash in accordance with the terms of the merger agreement, as determined by Independent Bank.

      Election Procedures. All elections will be required to be made on the election form that will be sent to you by the exchange agent. To make an effective election with respect to your shares of Falmouth common stock, you must, in accordance with the election form:

•	properly complete and return to the exchange agent the letter of transmittal and election form to be provided to you;

•	deliver your stock certificates representing such shares (or an appropriate guarantee of delivery of such certificates) with the letter of transmittal and election form; and

•	deliver with the transmittal and election form any other required documents prior to the deadline for returning these documents.

      Participants in each of Falmouth’s Recognition and Retention Plan and Employee Stock Ownership Plan will be mailed voting instruction forms to be delivered to the trustee that reflect all shares each participant may vote under the plan.

      The deadline for surrendering all documentation required for an effective election (the election deadline date) will be set forth in the election instructions and will be 20 business days following the mailing of the letter of transmittal and election form to you, although the date may be extended by mutual agreement of Independent Bank and Falmouth.

      You should not return your Falmouth stock certificates with the enclosed proxy. Stock certificates should be forwarded to the exchange agent in accordance with the instructions and letter of transmittal that will be sent to you by the exchange agent.

      If you have a particular preference as to the form of consideration to be received for your shares of Falmouth common stock, you should make an election because shares as to which an election has been made will be given priority in allocating such consideration over shares as to which an election has not been made. Neither the Falmouth board of directors nor its financial advisor makes any recommendation as to whether Falmouth stockholders should elect to receive the cash consideration or the stock consideration in the merger. You must make your own decision with respect to such election, bearing in mind the tax consequences of the election you choose. For a more detailed discussion of these considerations, see the section entitled “The Merger — Federal Income Tax Consequences” beginning on page 70 of this proxy statement/prospectus.

      Even if you have no preference, it is suggested that you return your letter of transmittal and election form, together with your stock certificate(s), by the election deadline date indicating that you have no preference so that you may receive the merger consideration allocable to you promptly following completion of the exchange procedures and after the merger is consummated. For a more detailed description of these procedures, see the section entitled “— Procedures for Exchanging Falmouth Common Stock Certificates” beginning on page 49 of this proxy statement/prospectus.

      Allocation Procedures. Your ability to receive the form of consideration that you request is subject to allocation procedures that are designed to ensure that 50% of the shares of Falmouth common stock will be converted into the right to receive shares of Independent Bank common stock and 50% of the shares of Falmouth common stock will be converted into the right to receive cash, subject to specified exceptions described below.

•	If the cash elections total more than the aggregate cash consideration, all stock elections and no-election shares will be converted to stock election shares and a sufficient number of shares from among the holders of cash election shares (excluding shares of Falmouth common stock held by dissenting stockholders) will be converted, on a pro rata basis, into stock election shares, so that the total cash paid equals the aggregate cash consideration.

•	If the cash elections total less than the aggregate cash consideration, all cash election shares will be converted into the right to receive cash and a sufficient number of shares will be converted into cash election shares, first from among the holders of no-election shares and then, if necessary, from among the holders of stock election shares, on a pro rata basis, so that the total cash paid equals the aggregate cash consideration.

•	If the cash elections equal the aggregate cash consideration, then all stock election shares and all no election shares will be converted into the right to receive the stock consideration.

      If less than all of the aggregate stock conversion shares are converted into the right to receive shares of Independent Bank common stock at the adjusted exchange ratio, then the exchange agent will allocate the shares of Falmouth common stock on a pro rata basis between those to be converted into the right to receive shares of Independent Bank common stock at the adjusted exchange ratio and those to be converted into the right to receive the alternative per share cash consideration.

      Upon consummation of the merger, any shares of Falmouth common stock that are owned by Falmouth as treasury stock or that are held directly or indirectly by Independent Bank, other than in satisfaction of a debt previously contracted, will be canceled and retired and no payment will be made with respect to those shares and such shares will not be considered for purposes of the foregoing allocation procedures.

Procedures for Exchanging Falmouth Common Stock Certificates

      Falmouth stockholders who surrender their stock certificates and properly complete and deliver the letter of transmittal and election form prior to the election deadline date, or any extension of such time period, will automatically receive the merger consideration allocated to them as a result of the merger promptly following completion of the allocation procedures and after the closing of the merger. The exchange agent will complete the allocation within five business days after the election deadline date. Other stockholders will receive the merger consideration allocated to them as soon as practicable after their stock certificates have been surrendered with appropriate documentation to the exchange agent or other steps have been taken to surrender the evidence of their stock interest in Falmouth in accordance with the instructions accompanying the letter of transmittal.

      Stockholders should not send in any stock certificates until they receive the appropriate transmittal materials from the exchange agent. At least 25 business days prior to the date on which the merger is expected to be completed, the exchange agent will mail to each holder of record of Falmouth common stock a notice and letter of transmittal and instructions for use in effecting the surrender of the certificates in exchange for the merger consideration allocated to them. Upon surrender of a Falmouth stock certificate, together with a duly executed letter of transmittal, and upon acceptance by the exchange agent, the holder of such certificate will be entitled to receive, after the closing of the merger, such merger consideration allocated to the holder and the certificate for Falmouth common stock so surrendered will be canceled. No interest will be paid or accrued on any cash constituting merger consideration (including cash in lieu of fractional shares).

      No stock certificates representing fractional shares of Independent Bank common stock will be issued upon the surrender of Falmouth stock certificates. In lieu of the issuance of any fractional shares, Independent Bank will pay to each former stockholder of Falmouth who otherwise would be entitled to receive a fractional share of Independent Bank common stock an amount in cash, without interest, determined by multiplying the fraction of a share of Independent Bank common stock which such holder would otherwise be entitled to receive pursuant to the merger agreement by $38.00 in cash.

      Falmouth stockholders who receive shares of Independent Bank common stock in the merger will receive dividends on Independent Bank common stock or other distributions only if they have surrendered their Falmouth stock certificates and are record holders of Independent Bank common stock as of the record date of such dividend. After surrender of their Falmouth stock certificates, Falmouth stockholders will be entitled to receive, if any, all previously withheld dividends and distributions, without interest.

      After completion of the merger, no transfers of Falmouth common stock issued and outstanding immediately prior to the completion of the merger will be allowed. Falmouth stock certificates that are presented for transfer after the completion of the merger will be canceled and converted into the right to receive the appropriate merger consideration.

      Independent Bank will issue an Independent Bank stock certificate in a name other than the name in which a surrendered Falmouth stock certificate is registered only if the stockholder presents the exchange agent with all documents required to show and effect the unrecorded transfer of ownership of the shares of

Falmouth common stock formerly represented by such Falmouth stock certificate, and the stockholder either pays to the exchange agent any applicable stock transfer taxes, shows that the stockholder has paid any applicable stock transfer taxes or shows that no stock transfer tax is payable.

      If your Falmouth stock certificate has been lost, stolen or destroyed, you may be required to deliver an affidavit of loss and indemnity agreement and/or a bond as a condition to receiving any Independent Bank stock certificate to which you may be entitled.

Falmouth Stock Options

      At the effective time of the merger, each outstanding option to purchase shares of Falmouth common stock granted under Falmouth’s stock option plans, whether or not exercisable, will cease to represent a right to acquire shares of Falmouth common stock. If any such stock option is not exercised, or otherwise cancelled, prior to the effective time of the merger, such holder will be entitled to receive a cash payment from Falmouth equal to the amount the per share cash consideration of the merger ($38.00) exceeds the per share exercise price of such option, subject to any required withholding of taxes.

Recognition and Retention Plan

      Each share outstanding under Falmouth’s 1997 Recognition and Retention Plan for Outside Directors, Officers and Employees will be immediately vested upon approval of the merger by Falmouth’s stockholders and distributed to participants immediately prior to the effective time of the merger. These distributed shares will then be treated the same as all other outstanding shares of Falmouth under the merger agreement.

Employee Stock Ownership Plan

      Under the terms of the merger agreement, Falmouth’s employee stock ownership plan (the “ESOP”) will be terminated as of the effective date of the merger. This will result in all participants in the ESOP becoming 100% vested in their ESOP accounts. In addition, following the termination of the ESOP and the complete repayment of the ESOP loan balance, any surplus assets will be allocated to the accounts of plan participants including the officers of Falmouth (it is anticipated that approximately 17,375 shares will be allocated to the accounts of participating Falmouth employees).

Conditions to Completion of the Merger

      The obligations of Independent Bank and Falmouth to complete the merger are subject to the satisfaction or waiver of each of the following conditions:

•	Falmouth stockholders must have approved the merger agreement and the merger by the requisite vote;

•	all regulatory approvals required to consummate the merger and the bank merger must have been obtained and be in full force and effect and all statutory waiting periods in respect thereof must have expired, and no required approval can contain any condition, restriction or requirement that Independent Bank’s board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the merger and the bank merger to such a degree that Independent Bank would not have entered into the merger agreement had such conditions, restrictions or requirements been known at that time;

•	no statute, rule, regulation, judgment, decree, injunction or other order may have been enacted, issued, promulgated, enforced or entered by a governmental authority that prohibits the consummation of the merger or the bank merger;

•	Independent Bank’s registration statement on Form S-4, of which this proxy statement/prospectus forms a part, must have been declared effective under the Securities Act, and no stop order suspending the effectiveness of the registration statement shall have been issued and no proceedings for that purpose shall have been initiated by the Securities and Exchange Commission and not withdrawn and all required “blue sky” approvals shall have been obtained;

•	the shares of Independent Bank to be issued in connection with the merger must be listed on the NASDAQ; and

•	Independent Bank must have received an opinion of Choate, Hall & Stewart and Falmouth must have received an opinion of Thacher Proffitt to the effect that each of the merger and bank merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

      Independent Bank’s obligations to complete the merger are subject to the satisfaction and waiver of each of the following additional conditions:

•	the representations and warranties of Falmouth in the merger agreement that are qualified as to materiality must be true and correct and the representations and warranties that are not so qualified must be true and correct in all material respects, in each case as of January 8, 2004 and as of the closing date of the merger, except:

•	to the extent that Falmouth’s representations and warranties address matters only as of a particular date, they must be true and correct in all material respects as of that date; and

•	such representations and warranties will be deemed to be true and correct except to the extent that any failures of such representations or warranties to be true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a material adverse effect on Falmouth;

•	Falmouth must have performed in all material respects all obligations required to be performed by it at or prior to consummation of the merger;

•	Independent Bank must have received a certificate from specified officers of Falmouth with respect to compliance with the foregoing conditions to the obligations of Independent Bank;

•	Falmouth must have obtained all consents and approvals required to be obtained in connection with the merger agreement;

•	no event has occurred that, individually or in the aggregate, has, or could reasonably be expected to have, a material adverse effect on Falmouth, without including the impact of:

•	changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by governmental authorities;

•	changes in generally accepted accounting principles or regulatory accounting requirements applicable to financial institutions and their holding companies generally;

•	changes in economic conditions affecting financial institutions generally, including but not limited to, changes in general levels of interest rates generally;

•	direct effects of compliance with the merger agreement on the operating performance of Falmouth, including expenses incurred by Falmouth in consummating the transactions contemplated by the merger agreement; and

•	the effects of any action or omission taken with the prior consent of Independent Bank or as otherwise contemplated by the merger agreement, the bank merger agreement and the voting agreements; and

•	Independent Bank shall have received such certificates of Falmouth’s officers or others and such other documents to evidence fulfillment of the conditions to its obligations as Independent Bank may reasonably request.

      Falmouth’s obligations to complete the merger are subject to the satisfaction or waiver of each of the following conditions:

•	the representations and warranties of Independent Bank and INDB Sub, Inc. in the merger agreement that are qualified as to materiality must be true and correct and the representations and warranties that are not so qualified must be true and correct in all material respects, in each case as January 8, 2004 and as of the closing date of the merger, except:

•	to the extent that Independent Bank’s and INDB Sub, Inc.’s representations and warranties address matters only as of a particular date, they must be true and correct in all material respects as of that date; and

•	such representations and warranties will be deemed to be true and correct except to the extent that any failure of such representations or warranties to be true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a material adverse effect on Independent Bank;

•	Independent Bank and INDB Sub, Inc. must have each performed in all material respects all obligations required to be performed by it at or prior to consummation of the merger;

•	Falmouth must have received a certificate from specified officers of Independent Bank and INDB Sub, Inc. with respect to compliance with the foregoing conditions to the obligations of Falmouth;

•	no event has occurred that, individually or in the aggregate, has, or could reasonably be expected to have, a material adverse effect on Independent Bank without including the impact of:

•	changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by governmental authorities;

•	changes in generally accepted accounting principles or regulatory accounting requirements applicable to financial institutions and their holding companies generally; and

•	changes in economic conditions affecting financial institutions generally, including but not limited to, changes in general levels of interest rates generally; and

•	Falmouth shall have received such certificates of Independent Bank’s and INDB Sub, Inc.’s officers or others and such other documents to evidence fulfillment of the conditions to its obligations as Falmouth may reasonably request.

Regulatory Approvals

      Consummation of the merger is subject to prior receipt of all required approvals of and consents to the merger and the bank merger by all applicable federal and state regulatory authorities.

      Federal Reserve Board. The merger is subject to the prior approval of or waiver from the Federal Reserve Board under Section 3 of the Bank Holding Company Act of 1956, as amended. Pursuant to the Bank Holding Company Act, the Federal Reserve Board may not approve the merger if:

•	such transaction would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

•	the effect of such transaction, in any section of the United States, may be to substantially lessen competition, or tend to create a monopoly, or in any manner restrain trade,

unless in each case the Federal Reserve Board finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In every case, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the bank holding company or companies and the banks concerned and the convenience and needs of the communities to be served. Under the Community Reinvestment Act of 1977, the Federal Reserve Board also must take into account the record of performance of each participating bank holding company in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each bank holding company and its subsidiaries. In addition, the Bank Holding Company Act requires that the Federal Reserve Board take into account the record of compliance of each bank holding company with applicable state community reinvestment laws. Moreover, under Section 327 of the USA PATRIOT Act of 2001, the Federal Reserve Board, when considering the application seeking approval of the merger, must take into account the effectiveness of Independent Bank and Falmouth in combating money laundering activities. Furthermore, applicable regulations require publication of notice of an application for approval of the merger and an opportunity for the public to comment on the application in writing and to request a hearing.

      Any transaction approved by the Federal Reserve Board may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divesture of certain assets and liabilities. With the approval of the Federal Reserve Board and the U.S. Department of Justice, the waiting period may be reduced to no less than 15 days.

      The Federal Reserve Board regulations provide that the approval of the Federal Reserve Board is not required for certain acquisitions by bank holding companies if the acquisition has a component that will be approved by a federal supervisory agency under the Bank Merger Act and certain other requirements are met. Under these regulations, the acquiring bank holding company must submit a notice to the Federal Reserve Board at least ten days prior to the transaction and no application for approval of the proposed acquisition under the Bank Holding Company Act will be required unless the Federal Reserve Board informs the proposed acquiror to the contrary prior to expiration of the ten day period. Independent Bank believes that the proposed merger and bank merger satisfy these requirements and, accordingly, will submit a notice requesting a waiver from the requirements of the Bank Holding Company Act to the Federal Reserve Board.

      FDIC. The parties currently intend to merge Falmouth’s banking subsidiary, Falmouth Co-operative Bank, into Independent Bank’s banking subsidiary, Rockland Trust Company, as soon as practicable after the merger. The bank merger is subject to the prior approval of the Federal Deposit Insurance Corporation under the Bank Merger Act. The FDIC will review the bank merger under statutory criteria that are substantially the same as those required to be considered by the Federal Reserve Board in evaluating transactions for approval under Section 3 of the Bank Holding Company Act, as discussed above, except that the FDIC will not conduct an independent antitrust analysis of the bank merger if the Federal Reserve Board does so. Applicable regulations require publication of notice of the applications for approval of the bank merger and an opportunity for the public to comment on the applications in writing and to request a hearing.

      Any transaction approved by the FDIC may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divestiture of certain assets and liabilities. With the approval of the FDIC and the U.S. Department of Justice, the waiting period may be reduced to no less than 15 days.

      State Approvals. The merger is subject to the prior approval of the Massachusetts Board of Bank Incorporation under Sections 2 and 4 of Chapter 167A of the Massachusetts General Laws. Massachusetts law requires that the Massachusetts Board of Bank Incorporation find that the merger would not unreasonably affect competition among banking institutions and that it would promote public convenience and advantage. In making such a determination, the Massachusetts Board of Bank Incorporation must consider, among other things, a showing of net new benefits, including initial capital investments, job creation plans, consumer and business services, commitments to maintain and open branch offices within the statutorily delineated local communities of Independent Bank and such other matters as the Massachusetts Board of Bank Incorporation may deem necessary or advisable. The Massachusetts Board of Bank Incorporation will hold a public hearing regarding the merger and will set a period for the public to submit written comments on the merger to the Massachusetts Board of Bank Incorporation.

      In addition, Massachusetts law provides that the Massachusetts Board cannot approve the merger until it has received notice from the Massachusetts Housing Partnership Fund that arrangements satisfactory to the Massachusetts Housing Partnership Fund have been made for the proposed acquiror to make a sum equal to 0.9% of its assets located in Massachusetts available for call by the Massachusetts Housing Partnership Fund for a period of ten years for purposes of funding various affordable housing programs. Massachusetts law provides that such funds shall bear interest at rates approved by the Massachusetts Commissioner of Banks, which shall be based upon the cost (not to include lost opportunity costs) incurred in making funds available to the Massachusetts Housing Partnership Fund.

      The merger of Rockland Trust Company and Falmouth Co-operative Bank is subject to the prior approval of the Massachusetts Commissioner of Banks under Section 36 of Chapter 172 of the Massachusetts General Law. The factors considered by the Commissioner in deciding whether to approve the bank merger are similar to the factors considered by the Massachusetts Board in deciding whether to approve the merger of Independent Bank and Falmouth, as described above. Massachusetts law provides that the Massachusetts Commissioner of Banks cannot approve the merger until it has received notice from the Co-operative Central Bank that arrangements satisfactory to the Co-operative Central Bank, which insures the excess deposits of Massachusetts-chartered co-operative banks, have been made relating to the excess deposit insurance provided to Falmouth Co-operative Bank excess depositors or notice has been provided to such depositors regarding the termination of such excess deposit insurance.

      Status of Applications. Independent Bank and Falmouth filed both the Massachusetts Board of Bank Incorporation application and the application with the Massachusetts Commissioner of Banks on February 13, 2004 and filed all remaining required applications and notices with applicable regulatory authorities in connection with the merger and the bank merger. There can be no assurance that all requisite approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements that Independent Bank’s board of directors reasonably determines in good faith would, individually or in the aggregate, so materially reduce the benefits of the transactions contemplated by the merger agreement to Independent Bank that, had such condition or requirement been known at the time of the merger agreement, Independent Bank would not have entered into the merger agreement. If any such condition or requirement is imposed, Independent Bank may elect not to consummate the merger. For a more detailed description see the section entitled “— Conditions to Completion of the Merger” beginning on page 50 of this proxy statement/prospectus.

      Regulatory approval does not constitute an endorsement or recommendation of the merger nor does it address the fairness of the merger consideration to the stockholders of Falmouth.

Business Pending the Merger

      Under the terms of the merger agreement, Falmouth agreed that, unless Independent Bank consents in writing, until the effective time of the merger, Falmouth, Falmouth Co-operative Bank and their respective subsidiaries will, among other things, carry on their respective businesses in the usual, regular and ordinary course, in a manner consistent with prudent banking practice and in compliance with their past practices, including the operation in the same geographic markets serving the same market segments and maintaining of its current loan, deposit, banking, products and service programs on substantially the same terms and conditions.

      Falmouth has also agreed that, unless Independent Bank otherwise consents in writing (which consent shall not be unreasonably withheld), and except as provided below, until the effective time of the merger, each of Falmouth and Falmouth Co-operative Bank and its respective subsidiaries will comply with specified restrictions relating to the operation of its business, including restrictions related to the following:

•	using reasonable best efforts to preserve its business organization and to keep available the present services of its employees and preserve for itself and Independent Bank the goodwill of the customers of Falmouth and its subsidiaries and others with whom business relations exist;

•	taking any action that would materially adversely affect or materially delay the ability of Falmouth to obtain any necessary approvals of governmental authority required under the merger agreement or the bank merger agreement or perform its covenants and agreements under the merger agreement;

•	issuing or authorizing the creation of any additional shares of capital stock or rights to acquire such stock, other than pursuant to stock options and other rights to acquire Falmouth common stock outstanding on the date of the merger agreement and disclosed to Independent Bank;

•	declaring any dividend on its capital stock, other than a regular, quarterly cash dividend not in excess of $0.13 per share, and causing its dividend payment schedule to be coordinated with Independent Bank’s dividend payment schedule so that the holders of Falmouth common stock or Independent Bank common stock will not receive two dividends, or fail to receive one dividend, for any quarter with respect to their Falmouth common stock and/or Independent Bank common stock and any Falmouth common stock any such holder receives in the merger;

•	directly or indirectly adjusting, splitting, combining, redeeming, reclassifying, purchasing or otherwise acquiring any shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock, other than pursuant to stock options and other rights to acquire Falmouth common stock outstanding on the date of the merger agreement and disclosed to Independent Bank;

•	entering into, terminating, amending or modifying material contracts, except in the ordinary course of business consistent with past practice, as required by law or as otherwise permitted under the merger agreement;

•	hiring any person, except (1) to satisfy an existing contractual obligation, (2) to fill any new vacancy (provided such person’s employment must be terminable at will) or (3) persons whose salary and bonus on an annual basis is less than $75,000;

•	subject to specified exceptions, entering into, establishing, adopting, renewing or amending any employee benefit plan, except that the restrictions on renewals apply only to those employee benefit plans with a term greater than one year and for which a fully earned premium has been or will be or is required to be paid at the commencement of the coverage period or such renewal coverage period;

•	selling assets or deposits or canceling or releasing any indebtedness of a person or any claims held by any person, except in the ordinary course of business consistent with past practice;

•	except as contemplated by the merger agreement or disclosed to Independent Bank, entering into or amending an employment, consulting or severance agreement with, or increasing the rate of compensation of, its directors, officers or employees except:

•	for normal individual increases, provided that such increases may not exceed 3% for any one individual or 3% in the aggregate for all employees of Falmouth;

•	as required by law; and

•	for grants of awards to newly-hired employees in a manner consistent with past practice;

•	taking a deed or title to, commence operation on, or participate in management of environmental matters at any commercial real estate without first obtaining a Phase I environmental assessment if such environmental assessment indicates material amounts of hazardous substances;

•	renewing, amending or allowing to expire, lapse or terminate any insurance policy disclosed to Independent Bank;

•	acquiring all or a portion of the assets, business, deposits or properties any other entity, other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously incurred in good faith, except in the ordinary course of business consistent with past practice;

•	making any material investment, or committing to make any such material investment, in any other person or entity other than a wholly owned subsidiary of Falmouth other than in the ordinary course of business and consistent with past practice and in any event, regardless of whether consistent with past practice, with initial lives greater than five years, purchase premiums of greater than 1.5% or collateralized by mortgages with maturity greater than 180 months or which would be considered high risk;

•	making capital expenditures in excess of $25,000 individually or $100,000 in the aggregate;

•	amending its, or any of its subsidiaries’, certificate of incorporation or by-laws (or equivalent documents);

•	changing its method of accounting;

•	making payment in excess of $25,000 individually or $150,000 in the aggregate to settle a litigation claim or entering into a litigation settlement that would impose a material restriction on Falmouth;

•	entering into derivatives contracts, except in the ordinary course of business consistent with past practice;

•	incurring indebtedness or assuming, guaranteeing, endorsing or becoming responsible for obligations of any person, or renewing such arrangements, in excess of $200,000 individually or $1,000,000 in the aggregate, except in the ordinary course of business consistent with past practice;

•	making or changing any tax elections or tax return or settling any material tax liability or agreeing to any material adjustment of any tax attribute or filing any claim for a material refund of taxes in excess of $50,000;

•	other than in the ordinary course of business and consistent with existing lending policies and practices, making any commercial, commercial real estate or commercial and industrial loan;

•	making any cash contributions to charitable organizations, except as consistent with past practice;

•	restructuring or materially changing its investment securities portfolio or its gap position or the manner in which the portfolio is classified or reported;

•	making any new or additional equity investment in real estate or committing to make any such investment other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice or as required by agreements or instruments already in existence;

•	changing in any material respect its loan or investment policies and procedures;

•	entering into, renewing, amending or terminating any agreement related to the leasing of office space, operations space or branch space (1) other than in the ordinary course of business consistent with past practices and (2) regardless of whether in the ordinary course of business consistent with past practice, involving an aggregate payment of more than $10,000 or having a term of one year or more;

•	committing any act or omission that constitutes a material breach or default by Falmouth or any of its subsidiaries under any agreement with any governmental authority or under any material contract or license;

•	taking any action that would, or is reasonably likely to, result in:

•	preventing or impeding the merger from qualifying as a reorganization under the Internal Revenue Code;

•	any of the representations and warranties of Falmouth not being true and correct in any material respect at or prior to the effective time of the merger;

•	any of the conditions to the merger set forth in the merger agreement not being satisfied;

•	a material violation of any provision of the merger agreement or the bank merger agreement, except in each case as may be required by applicable law and regulation; or

•	entering into any contract with respect to or agreeing to do any of the foregoing.

      The agreements relating to the conduct of Falmouth’s business in the merger agreement are complicated and not easily summarized. You are urged to carefully read Article IV of the merger agreement attached hereto as Annex A.

      Under the terms of the merger agreement, Independent Bank has also agreed that, unless Falmouth consents in writing, until the effective time of the merger, Independent Bank and its subsidiaries, including INDB Sub, Inc. will, among other things, carry on their respective businesses in the usual, regular and ordinary course, in a manner consistent with past practices.

      Independent Bank has also agreed that, unless Falmouth otherwise consents in writing, and except as permitted or contemplated by the merger agreement, until the effective time of the merger, Independent Bank and its respective subsidiaries will not:

•	take any action that is reasonably likely to prevent or impede the merger from qualifying as a reorganization under the Internal Revenue Code;

•	take any action that is reasonably likely to result in:

•	any of the representations and warranties of Independent Bank not being true and correct in any material respect at or prior to the effective time of the merger;

•	any of the conditions to the merger set forth in the merger agreement not being satisfied; or

•	a material violation of any provision of the merger agreement or the bank merger agreement, except in each case as may be required by applicable law and regulation;

•	amend its articles of organization or by-laws in a manner that would materially and adversely affect the benefits of the merger to Falmouth’s stockholders; or

•	enter into any contract with respect to or agree to do any of the foregoing.

Board of Directors’ Covenant to Recommend the Merger Agreement

      Pursuant to the merger agreement, the Falmouth board of directors is required to recommend that Falmouth stockholders approve the merger agreement at all times prior to and during the meeting of Falmouth stockholders at which the merger agreement is to be considered by them, except as described in the next section entitled “— No Solicitation.”

No Solicitation

      Falmouth has agreed that neither it, nor any of its subsidiaries nor any of their respective officers, directors, employees agents or representatives will, directly or indirectly, solicit, encourage or otherwise facilitate (including by way of furnishing confidential information or data) any inquiries regarding or the making of any proposal or offer with respect to:

•	a merger, reorganization, tender or exchange offer, recapitalization, reorganization, liquidation, share exchange, consolidation or similar transaction involving Falmouth or any subsidiary;

•	the disposition, by a sale, lease, exchange or otherwise, of the assets of Falmouth or any subsidiary representing 15% or more of the consolidated assets of Falmouth and its subsidiaries; or

•	the issuance, sale or other disposition (including by merger, consolidation or share exchange) of securities representing 15% or more of the voting power of Falmouth or any of its subsidiaries.

Any such proposal or offer meeting this criteria is referred to as an acquisition proposal.

      Falmouth has also agreed that neither it nor any of its subsidiaries nor any of Falmouth’s or any subsidiary’s respective officers, directors, employees, agents or representatives will, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal or enter into any definitive agreement, arrangement or understanding with respect to an acquisition proposal or requiring it to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the merger agreement. However, until the date of Falmouth’s special meeting of stockholders, neither Falmouth nor its board of directors is prevented from:

•	providing information in response to a request by a person who has made an unsolicited bona fide written acquisition proposal if the Falmouth board of directors receives from the person requesting information an executed confidentiality agreement to the extent one has not already been entered into with such person and Falmouth (and Falmouth is required to enforce and not waive any provision of any confidentiality agreement entered into with that person);

•	engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written acquisition proposal; or

•	recommending such an acquisition proposal to the stockholders of Falmouth;

if and only to the extent that (1) the Falmouth board of directors determines in good faith, after consultation with outside legal counsel and by majority vote of the entire board of directors, that such action would be required in order for its directors to comply with their fiduciary duties under applicable law; (2) with respect to the first two bullet points above, the Falmouth board of directors also determines in good faith, after consultation with its financial advisor, that the acquisition proposal is reasonably likely to lead to a superior proposal; and (3) with respect to the last bullet point referred to above:

•	the Falmouth board of directors also determines in good faith, after consultation with its financial advisors and by majority vote of the entire board of directors, that the acquisition proposal is a superior proposal;

•	the Falmouth board of directors has given Independent Bank five business days prior written notice of its intention to recommend the acquisition proposal to the Falmouth stockholders;

•	the Falmouth board of directors has considered changes to the exchange ratio and to the merger agreement, if any, proposed by Independent Bank; and

•	the Falmouth board of directors has determined in good faith, and by a majority vote of the entire board, after consultation with Falmouth’s outside legal counsel and financial advisor, that such unsolicited proposal remains a superior proposal even after the changes proposed by Independent Bank.

      Under the terms of the merger agreement, a superior proposal is a bona fide acquisition proposal for 100% of the outstanding securities of Falmouth that is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal (including any termination fee, expense reimbursement provisions and conditions to consummation) and the person making the proposal and that, if consummated, is reasonably likely to result in a transaction more favorable to Falmouth’s stockholders from a financial point of view than the merger.

      Nothing in the merger agreement will prevent Falmouth and the Falmouth board of directors from complying with its disclosure obligations under Rule 14d-9 or Rule 14e-2 promulgated under the Securities Exchange Act with regard to an acquisition proposal.

      Falmouth also agreed that it would:

•	immediately cease and terminate any existing activities, discussions or negotiations with any parties regarding any acquisition proposal conducted prior to the execution of the merger agreement;

•	notify Independent Bank immediately if any inquiries, proposals or offers are received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with any officer, director, employee, agent or representative of Falmouth relating to an acquisition proposal; and

•	promptly advise Independent Bank following the receipt of any acquisition proposal and the substance of such acquisition proposal, including the identity of the person making such acquisition proposal, and keep Independent Bank apprised of any related developments, discussions and negotiations of the acquisition proposal on a current basis.

Other Material Covenants

      In addition to other customary covenants, Independent Bank and Falmouth agreed to the covenants set forth below.

      Regulatory Filings. Independent Bank and Falmouth, and each of their respective subsidiaries, have agreed to cooperate and use their reasonable best efforts to (1) promptly prepare all documentation, (2) effect all filings and to obtain all necessary or advisable permits, consents, approvals and authorizations necessary or advisable to consummate the merger and the bank merger and (3) comply with the terms and conditions of all such permits, consents, approvals and authorizations.

      Independent Bank and Falmouth have each also agreed to consult with the other, subject to applicable laws, with respect to all written information submitted to, and all permits, consents, approvals and authorizations sought from, any third party or any governmental authority in connection with the merger and with respect to obtaining all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the merger and bank merger and to act reasonably and as promptly as practicable in doing so.

      Independent Bank and Falmouth have also each agreed to furnish the other with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective subsidiaries to any third party or governmental authority.

      Press Releases. Independent Bank and Falmouth have agreed to consult with each other before issuing any press release with respect to the merger, bank merger or the merger agreement and to not issue any such press release or make any such public statements without the prior consent of the other party, which consent will not be unreasonably withheld.

      Access; Information. Each of Independent Bank and Falmouth have agreed to afford the other access to its books, records, properties, and personnel upon reasonable notice and subject to applicable laws relating to the exchange of information. Independent Bank and Falmouth have also agreed to hold in confidence such information.

      Certain Policies. Falmouth and its subsidiaries have agreed, consistent with generally accepted accounting principles, the rules and regulations of the Securities and Exchange Commission and applicable banking laws and regulations, to modify or change its loan, other real estate owned, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Independent Bank.

      Notification of Certain Matters. Falmouth, Independent Bank and INDB Sub, Inc. have agreed to give prompt notice to each other of any fact, event or circumstance known to it that:

•	if it had been known as of the date of the merger agreement, would have been required to have been included in Falmouth’s disclosure schedule to the merger agreement;

•	is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any material adverse effect with respect to the merger agreement; or

•	would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement.

      ALCO Management. Falmouth and Falmouth Co-operative Bank have agreed to manage their assets and liabilities in accordance with their existing asset and liability management policy in effect as of the date of the merger agreement, which they also have agreed not to amend or modify without the express written consent of Independent Bank. Independent Bank and Falmouth have agreed to consult on investment programs to be administered by Falmouth Co-operative Bank.

      System Conversion. Representatives of Independent Bank and Falmouth have agreed to meet on a regular basis to discuss and plan for the conversion of Falmouth’s data processing and related electronic informational systems to those used by Independent Bank and its subsidiaries, which planning includes, but is not limited to, discussion of Falmouth Bank’s third party service provider arrangements, non-renewal of personal property leases and software licenses used by Falmouth Bank in connection with its systems operations. Falmouth is not obligated to take any such action prior to the effective time of the merger and, unless Falmouth otherwise agrees, no conversion shall take place prior to the effective time of the merger.

      Deposit Incentive Plan. Falmouth has agreed that it will consult with Independent Bank in the development and implementation of policies and programs to retain deposits and Falmouth and Independent Bank will adopt and implement a deposit incentive plan for management and branch staff of Falmouth Bank (the “Deposit Incentive Plan”) on such terms and conditions as may be mutually agreed upon by Falmouth and Independent Bank and set forth in the Deposit Incentive Plan. The Deposit Incentive Plan is designed to provide an incentive to Falmouth’s management and branch staff to retain and/or increase the deposits held by Falmouth Bank. Any such Deposit Incentive Plan shall be funded by Independent Bank.

Representations and Warranties of the Parties

      The merger agreement contains representations and warranties of Falmouth and Independent Bank relating to their respective businesses that are customary in merger transactions. For detailed information concerning these representations and warranties, reference is made to Articles V and VI of the merger agreement included as Annex A hereto. Such representations and warranties generally must remain accurate in all material respects through the completion of the merger. For additional detail regarding this requirement, see the section entitled “— Conditions to Completion of the Merger” beginning on page 50 of this proxy statement/prospectus.

Closing and Effective Time of the Merger

      Independent Bank and Falmouth expect to complete the merger when all of the conditions to completion of the merger contained in the merger agreement have been satisfied or waived. The merger will become effective upon the filing of articles of merger with the Secretary of State of the Commonwealth of Massachusetts, unless a different date and time is specified as the effective time in such document. The articles of merger will be filed only after the satisfaction or waiver of all conditions to the merger set forth in the merger agreement on a date selected by Independent Bank that is no later than five business days after such satisfaction or waiver or on such other date as Independent Bank and Falmouth may mutually agree upon.

      A closing will take place immediately prior to the effective time of the merger or on such other date as Independent Bank and Falmouth may mutually agree upon.

Termination and Amendment

      The merger agreement may be terminated in accordance with its terms at any time prior to completion of the merger:

•	by mutual consent as determined by majority vote of the entire board of directors of each of Independent Bank and Falmouth;

•	by either Independent Bank or Falmouth (as determined by a vote of a majority of the respective board of directors) if the merger is not consummated by September 30, 2004 or such later date as Independent Bank and Falmouth may have agreed upon in writing, unless the failure to consummate the merger arises out of or results from the knowing action or inaction of the party seeking to terminate the merger agreement or of any of Falmouth’s directors and executive officers that are parties to the voting agreements, which action or inaction is in violation of the merger agreement or, in the case of certain Falmouth directors or executive officers, in violation of his or her voting agreement;

•	by either party (as determined by a vote of a majority of the respective board of directors) if any required regulatory approvals for consummation of the merger or the bank merger shall have been denied by a final nonappealable order or an application shall have been permanently withdrawn at the request of a governmental authority;

•	by a non-breaching party (as determined by a vote of a majority of the respective board of directors) if the other party (1) materially breaches any representations or warranties contained in the merger agreement and such breach would constitute a failure of the closing conditions set forth under the first bullet point in the second paragraph or the first bullet point in the third paragraph, as the case may be, under the section entitled “— Conditions to Completion of the Merger” on page 50, or (2) materially breaches any covenants or undertakings contained in the merger agreement, in each case of both (1) and (2) if such breach has not been cured within 30 days after receipt of notice thereof from the terminating party;

•	by either party if the stockholders of Falmouth do not approve the merger agreement at a meeting of its stockholders duly called for such purpose, provided that Falmouth cannot terminate the merger agreement under this condition if it has breached its obligation to recommend the merger agreement to its stockholders as more fully described in the section entitled “— Conditions to Completion of the Merger” on page 50;

•	by Independent Bank, prior to the Falmouth special meeting:

•	if Falmouth shall have materially breached the covenants described under the section entitled “— No Solicitation” on page 57;

•	if the Falmouth board of directors shall have failed to recommend that the stockholders of Falmouth approve the merger agreement and the merger or shall have withdrawn, modified or changed such recommendation in a manner which is adverse to Independent Bank, including without limitation recommending an acquisition proposal in compliance with the procedures described under “— No Solicitation” on page 57; or

•	if Falmouth materially breaches its covenants requiring the calling and holding of a meeting of stockholders to consider the merger agreement; and

•	by Independent Bank, if a third party commences a tender offer or exchange offer for 15% or more of the outstanding Falmouth common stock and the Falmouth board of directors recommends that Falmouth stockholders tender their shares in the offer or otherwise fails to recommend that they reject the offer within a specified period.

      Falmouth, by vote of a majority of its entire board of directors, may seek to terminate the merger agreement by providing notice to Independent Bank no later than the end of the second business day following the date on which the last required governmental approval of the merger and the bank mergers is received (without regard to any waiting period in respect thereof) (the determination date) if both of the following conditions are applicable:

•	the average closing price of the Independent Bank common stock is less than 80% of $29.00 (the signing closing price) ($23.20); and

•	the number obtained by dividing the average closing price by the signing closing price is less than the number obtained by (i) dividing the final index price by the initial index price and (ii) multiplying such quotient by 0.80.

      For purposes of this section, final index price means, as applied to each company comprising the NASDAQ Bank Index: (i) the sum of the arithmetic mean of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the same 14 trading days used in calculating the average closing price, multiplied by (ii) the appropriate weight ascribed to such company as specified in Annex C to the merger agreement. For purposes of this section, initial index price means the sum of each per share closing price of common stock of the indexed companies multiplied by the applicable weight, as such prices were reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, on January 8, 2004.

      If both of the foregoing conditions are applicable, Falmouth has the right to terminate the merger agreement, which would not require any action on the part of Falmouth stockholders. The Falmouth board of directors has made no decision as to whether it would exercise its right to terminate the merger agreement under such circumstances. Any such decision would be made by the Falmouth board of directors in light of the circumstances existing at the time that the Falmouth board of directors has the opportunity to make an election, if any. Before making any determination to terminate the merger agreement, the Falmouth board of directors would consult with its financial and other advisers and would consider all financial and other information it deemed relevant to its decision. In this regard, the Falmouth board of directors may consider many of the same factors that it considered in determining whether to approve and adopt the merger agreement, including the principal factors discussed under “The Merger — Falmouth’s Reasons for the Merger” beginning on page 35 of this proxy statement/prospectus. In particular, the Falmouth board of directors may analyze, among other factors, whether the then current consideration to be received in the merger would deliver more value to Falmouth stockholders than the value that could be expected in the event Falmouth were to continue as an independent company, which would occur if the Falmouth board of directors were to exercise Falmouth’s right to abandon the merger and Independent Bank determined not to increase the exchange ratio as described below. In addition, Falmouth’s board of directors would consider whether, in light of market and other industry conditions existing at the time of such decision, the exchange ratio remains fair from a financial point of view to the holders of shares of Falmouth common stock. There can be no assurance that the Falmouth board of directors would exercise its right to terminate the merger agreement if each of the conditions set forth above were applicable. If Falmouth elected not to exercise its right to terminate the merger agreement, which it can do without any action on the part of Falmouth stockholders, the exchange ratio would remain 1.28.

      If Falmouth elects to exercise its right to terminate the merger agreement, it must give notice to Independent Bank no later than the end of the second business day next following the date of the last governmental approval. During the five-day period after receipt of such notice, Independent Bank has the option to increase the consideration payable to Falmouth stockholders by adjusting the exchange ratio in the manner described below. Independent Bank is under no obligation to adjust the exchange ratio and there can be no assurance that it would do so. Any such decision would be made by Independent Bank in light of the circumstances existing at the time Independent Bank has the opportunity to make such an election. If Independent Bank elects to adjust the exchange ratio, it must give Falmouth prompt notice of that election and the adjusted exchange ratio, in which case Falmouth will not have any right to terminate the merger agreement as a result of the circumstances described above.

      Falmouth’s ability to terminate the merger agreement based on a decrease in the market price of the Independent Bank common stock reflects the parties’ agreement that Falmouth stockholders would assume the risk of a decline in value of the Independent Bank common stock (equal to up to a 20% decline from the signing closing price) but that they would assume the risk of a more significant decline (greater than 20%) only if the Independent Bank common stock also underperformed a peer group of companies (the NASDAQ Bank Index) by more than 20% during a designated measurement period. The premise of this agreement is that declines in value of the Independent Bank common stock that are in accordance with an index of publicly-traded banking stocks are indicative of a broad-based change in market and economic conditions affecting financial institutions generally, rather than factors which are specifically attributable to the value of the Independent Bank common stock.

      The operation and effect of the provisions of the merger agreement dealing with a decline in the market price of the Independent Bank common stock may be illustrated by the following three scenarios:

(1) One scenario is that the Independent Bank average closing price is below the Independent Bank signing price of $29.00 but it is not less than $23.20. Under such circumstances the Independent Bank average closing price would not be less than 80% of the Independent Bank signing closing price. As a result, there would be no adjustment to the exchange ratio and Falmouth would be obligated to consummate the merger regardless of the change in the comparable company index value (assuming all other conditions to Falmouth’s obligations were satisfied or waived).

(2) A second scenario is that Independent Bank closing price declines to less than $23.20 and the index value also declines but the percentage decline in the price of the Independent Bank common stock is not more than twenty percentage points greater than the percentage decline in the NASDAQ Bank Index value. Under such circumstances there would be no adjustment to the exchange ratio and Falmouth would be obligated to consummate the merger (assuming all other conditions to Falmouth’s obligations were satisfied or waived).

(3) A third scenario is that the Independent Bank closing price declines to less than $23.20 and the percentage decline in the price of the Independent Bank common stock is more than twenty percentage points greater than the percentage decline in the NASDAQ Bank Index value. Under such circumstances, Falmouth would have the right but not the obligation to terminate the merger agreement unless Independent Bank, upon receipt of such termination notice, elected to increase the exchange ratio to a number equal to a quotient (rounded to the nearest one ten-thousandth) obtained by dividing (A) the product of the Independent Bank signing closing price ($29.00), 0.8 and the exchange ratio (as then in effect) by (B) the Independent Bank average closing price.

      Falmouth’s right to terminate the merger agreement, and the subsequent increase, if any, in the exchange ratio by Independent Bank, is based on the signing closing price of the Independent Bank common stock, which is $29.00.

      In the event of termination, the merger agreement will become void, except that certain provisions thereof relating to expenses will survive any such termination and any such termination will not relieve any breaching party from liability for its gross negligence or willful breach of any provision of the merger agreement.

      The parties may amend the merger agreement at any time before the merger actually takes place provided that no amendment may be made that changes in kind or reduces in amount the merger consideration without further approval of the Falmouth stockholders.

Termination Payments

      The merger agreement requires Falmouth to pay Independent Bank $1,500,000 in cash if:

•	without Independent Bank’s prior written consent, Falmouth enters into an agreement to effect, or consummates, a change in control transaction;

•	the merger agreement is terminated by Independent Bank as a result of Falmouth’s breach of the covenants that Falmouth’s board of directors will recommend the merger and that Falmouth’s board will recommend that stockholders tender their shares in a third party tender offer, as discussed more fully under the section entitled “— Termination and Amendment” on page 61; or

•	the merger agreement is terminated by Independent Bank or by Falmouth if Falmouth’s stockholders do not approve the merger agreement at a meeting duly called for such purpose, in circumstances where Falmouth’s board has not publicly recommended a vote in favor of the merger or has withdrawn, modified or amended such recommendation in a manner adverse to Independent Bank.

      Each of the events described in the above three bullet points is referred to in the merger agreement as a payment event.

      Falmouth’s obligation to make this payment terminates upon the earliest of:

•	the effective time of the merger;

•	the date that is 12 months after termination or expiration of the merger agreement following the occurrence of one of the events described in the merger agreement as a time extension event; or

•	the date on which the merger agreement is terminated in accordance with its terms, provided that the termination occurs prior to a payment event or a time extension event.

      For the purposes of the merger agreement, a time extension event is one of the following:

•	the commencement of a tender offer or the filing of a registration statement with respect to a tender offer;

•	the acquisition by a person or group of, or the contractual right to acquire, beneficial ownership of 15% or more of the then outstanding shares of Falmouth common stock;

•	following the public announcement of an acquisition proposal, the failure of the Falmouth stockholders to approve the merger agreement; or

•	following the occurrence of an acquisition proposal,

•	the failure to hold, or the cancellation of, the meeting at which the Falmouth stockholders were to have approved the merger prior to termination of the merger agreement;

•	the withdrawal or modification of the Falmouth board of directors’ recommendation with respect to the merger agreement and the merger in a manner adverse to Independent Bank; or

•	the willful or intentional breach by Falmouth of any representation, warranty, covenant or obligation contained in the merger agreement if such breach would entitle Independent Bank to terminate the merger agreement.

      The termination payments agreed to by Falmouth are intended to increase the likelihood that the merger will be completed in accordance with the terms of the merger agreement and to compensate Independent Bank if the merger is not completed. The existence of the Falmouth termination payment could significantly increase the cost to a potential other acquirer of acquiring Falmouth. Consequently, the Falmouth termination payment may discourage persons who otherwise might be interested in making a competing proposal to acquire Falmouth, even if those persons were prepared to pay consideration that had more value than the merger consideration to be received under the merger agreement.

Alternative Structure

      Notwithstanding any provision of the merger agreement to the contrary, Independent Bank may at any time modify the structure of the acquisition of Falmouth, with Falmouth’s written consent, which consent will not be unreasonably withheld or delayed, provided that:

•	the merger consideration to be paid to Falmouth stockholders is not thereby changed in kind or reduced in amount as a result of such modification;

•	such modification will not, in the opinion of counsel to Independent Bank and Falmouth, adversely affect the tax treatment of Falmouth stockholders as a result of receiving the merger consideration; and

•	such modification will not materially delay or jeopardize receipt of any required approvals of governmental authorities.

Expenses and Fees

      In general, each party will be responsible for all expenses incurred by it in connection with the negotiation and consummation of the transactions contemplated by the merger agreement except that the expenses of printing the proxy statement/prospectus, which forms a part of this document, shall be shared equally between Falmouth and Independent Bank.

Definition of Material Adverse Effect

      Under the terms of the merger agreement, a material adverse effect is defined to mean, with respect to any person or entity, any change or effect that:

•	is or would be reasonably likely to be material and adverse to the financial position, results of operations or business of such person or entity and its subsidiaries, taken as a whole; or

•	would materially impair the ability of any person or entity to perform their respective obligations under the merger agreement or the bank merger agreement or otherwise materially impede the consummation of the merger or bank merger.

      A material adverse effect will not however, include the impact of

•	changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by governmental authorities;

•	changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally; and

•	changes in economic conditions affecting financial institutions generally, including but not limited to, changes in general levels of interest rates.

Other Material Agreements Relating to the Merger

      Voting Agreements. As a condition to the willingness of Independent Bank and INDB Sub, Inc. to enter into the merger agreement, each of nine directors and six executive officers of Falmouth and Falmouth Bank, who together held approximately 24.5% of the outstanding shares of Falmouth common stock as of April 30, 2004, executed a voting agreement with Independent Bank dated as of January 8, 2004.

      In the voting agreements, these Falmouth stockholders agreed to vote (or cause to be voted), or deliver (or cause to be delivered) a written consent covering, all of the shares each such stockholder is entitled to vote at the special meeting:

•	in favor of adoption and approval of the merger agreement and any transaction contemplated thereby, including the merger;

•	against any proposal for any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Falmouth under the merger agreement or of the specific stockholder under the voting agreement;

•	against approval of any acquisition proposal; and

•	against any agreement or transaction that is intended, or which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or materially and adversely affect consummation of the merger or any of the transactions contemplated by the merger agreement.

      Furthermore, each of these stockholders agreed not to:

•	subject to specified exceptions, sell, transfer, assign or otherwise dispose of (including by creation of a lien), or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, assignment or other disposition of, any of its shares or newly acquired shares until after the special meeting of Falmouth stockholders;

•	solicit, initiate or knowingly encourage the submission of, any inquiries, proposals or offers from any person relating to a proposal regarding an acquisition proposal;

•	enter into any agreement with respect to an acquisition proposal (other than the merger agreement);

•	solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Securities Exchange Act) with respect to an acquisition proposal (other than the merger agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the merger in accordance with the terms of the merger agreement;

•	initiate a stockholders’ vote or action by consent of Falmouth’s stockholders with respect to an acquisition proposal; or

•	except by reason of the voting agreement, become a member of a “group” (as such term is used in Section 13(d) of the Securities Exchange Act) with respect to any voting securities of Falmouth that takes any action in support of an acquisition proposal.

      Furthermore, each of these stockholders has granted Independent Bank an irrevocable proxy to vote his or her shares at the special meeting if the stockholder does not fulfill his or her obligation to vote his or her shares.

      The voting agreements terminate on the earlier to occur of:

•	the effective time of the merger;

•	the termination of the merger agreement; or

•	upon mutual written agreement of the parties to the applicable voting agreement.

      The form of voting agreement is attached to this proxy statement/prospectus as Annex B. You are urged to read Annex B in its entirety.

Directors and Officers of Independent Bank and Rockland Trust Company following the Merger and the Bank Merger

      After completion of the transaction, the directors of Independent Bank and Rockland Trust Company will be those persons serving as directors of Independent Bank and Rockland Trust Company, respectively, immediately prior to the merger and the bank merger. The officers of Independent Bank and Rockland Trust Company will be those persons serving as officers of Independent Bank and Rockland Trust Company, respectively, immediately prior to the merger and the bank merger.

Interests of Certain Persons in the Merger

      When you are considering the recommendation of the Falmouth board of directors with respect to approving the merger agreement and the merger, you should be aware that some directors and executive officers of Falmouth may be deemed to have interests in the merger in addition to their interests as stockholders generally. The Falmouth board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement and the merger. These interests are described below.

Agreements with Executive Officers of Falmouth

      Santo P. Pasqualucci Consulting Agreement. Pursuant to the terms of a consulting agreement to be entered into by Santo P. Pasqualucci, Falmouth’s President and Chief Executive Officer, and Rockland Trust Company, Mr. Pasqualucci will be hired as a consultant to Rockland Trust Company for one year, as of the effective time of the merger. Mr. Pasqualucci’s consulting agreement provides for a consulting fee of $75,000, plus reasonable out of pocket business expenses.

      Settlement Agreements. Pursuant to a settlement agreement with Independent Bank, Falmouth and Falmouth Bank, Santo P. Pasqualucci will receive a payment of $553,632.88 in full settlement of his rights under his existing employment agreement with Falmouth. Pursuant to a settlement agreement with Independent Bank, Falmouth and Falmouth Bank, George E. Young will receive a payment of $273,030.87 plus the continuation of certain insurance coverages for a two year period in full settlement of his rights under an existing change of control agreement with Falmouth and Falmouth Bank.

      Stock Options. The merger agreement provides that at the effective time of the merger each outstanding option to purchase shares of Falmouth common stock, whether or not exercisable, will cease to represent a right to acquire shares of Falmouth common stock. If any such stock option is not exercised, or otherwise cancelled, prior to the effective time of the merger, holders of such options shall receive a cash payment equal to the excess of the per share cash consideration of the merger over the per share exercise price of each option, subject to any required withholding taxes. All options that are currently unvested will vest upon the approval of the merger by Falmouth’s stockholders. For a more detailed description see the section entitled “— The Merger Agreement — Falmouth Stock Options” beginning on page 50 of this proxy statement/prospectus.

      The following table shows the number of stock options held by certain executive officers and non-employee directors of Falmouth and by all executive officers of Falmouth as a group as of March 31, 2004 and the value that will be received by each if such options are cashed out.

		Amount to be Realized
Name	Options	Upon Cashout

Peter A. Frizzell, DMD	0	0
Ronald Garcia	6,000	130,500
Wayne C. Lamson	2,631	58,763
Gardner L. Lewis	4,219	101,737
John J. Lynch, Jr.	4,460	105,593
Eileen C. Miskell	1,043	23,528
Robert H. Moore	250	4,000
Henry D. Newman, III	0	0
William E. Newton	4,219	101,737
Santo P. Pasqualucci	60,146	1,416,010
George E. Young	6,297	133,501
All executive officers as a group (7 persons)	76,343	1,753,999

      Recognition and Retention Plan. Each share outstanding under the 1997 Recognition and Retention Plan for Outside Directors, Officers and Employees of Falmouth and its subsidiaries will be immediately vested upon approval of the merger by Falmouth’s stockholders and distributed to participants immediately prior to the effective time of the merger. These distributed shares will then be treated the same as all outstanding shares of Falmouth under the merger agreement. For a more detailed description see the section entitled “— The Merger Agreement — Recognition and Retention Plan” beginning on page 50 of this proxy statement/prospectus.

      The following table shows the number of unvested restricted stock awards held by certain executive officers of Falmouth and by all executive officers and non-employee directors of Falmouth as a group as of March 31, 2004.

Restricted
Name	Stock

Peter A. Frizzell, DMD	0
Ronald Garcia	790
Wayne C. Lamson	428
Gardner L. Lewis	428
John J. Lynch, Jr.	858
Eileen C. Miskell	428
Robert H. Moore	428
Henry D. Newman, III	0
William E. Newton	428
Santo P. Pasqualucci	2,154
George E. Young	1,318
All executive officers as a group (7 persons)	5,210

      Employee Stock Ownership Plan. Pursuant to the terms of the merger agreement, Falmouth will file with the Internal Revenue Service a request for a determination letter for termination of the ESOP with such termination to be effective upon the consummation of the merger. Upon the termination of the ESOP, any unvested benefits thereunder shall immediately vest. Upon the receipt of a favorable determination letter for termination of the ESOP from the Internal Revenue Service, the account balances in the ESOP shall be distributed to participants and beneficiaries in accordance with applicable law and the ESOP. In connection with the termination of the ESOP, and prior to any final distribution to participants, the trustee of the ESOP will utilize funds in the ESOP suspense account resulting from the exchange of unallocated shares for the acquisition consideration to repay the outstanding loan to the ESOP, and any remaining amounts in the ESOP suspense account will be allocated to the accounts of participating Falmouth employees in accordance with applicable law and the ESOP. As of April 6, 2004, the ESOP held approximately 21,823 unallocated shares of Falmouth common stock in the suspense account and the outstanding principal balance of the loan to the ESOP was approximately $169,021. It is anticipated that approximately 17,375 shares will be allocated to the accounts of participating Falmouth employees in connection with the termination of the ESOP.

      Indemnification and Insurance. The merger agreement provides that Independent Bank will indemnify all persons who were directors, officers and employees of Falmouth or any of its subsidiaries prior to the merger for acts or omissions occurring prior to the completion of the merger to the same extent those persons were indemnified under Falmouth’s certificate of incorporation and by-laws in effect on the date of the merger agreement, including matters related to the negotiation, execution and performance of the merger agreement.

      The merger agreement provides that Independent Bank will use its reasonable best efforts to purchase, through Independent Bank’s representatives, an extended reporting period endorsement under Falmouth’s existing directors’ and officers’ liability insurance coverage for Falmouth’s directors and officers in a form reasonably acceptable to the Falmouth which shall provide such directors and officers with coverage for six years following the effective time of the merger of not less than the existing coverage under, and have other terms no materially less favorable on the whole to the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by Falmouth, provided that Independent Bank may substitute therefor policies providing for comparable coverage and containing terms and conditions no less favorable than those in effect on the date hereof, and provided further that in no event shall Independent Bank be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by Falmouth for such insurance (the “Insurance Amount”). If Independent Bank is unable to maintain or obtain the insurance called for by these provisions as a result of the preceding provision, Independent Bank shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount with respect to acts or omissions occurring prior to the effective time of the merger by such directors and officers in their capacities as such.

      Other than as set forth above, no director or executive officer of Falmouth has any direct or indirect material interest in the merger, except insofar as ownership of Falmouth common stock might be deemed such an interest. For more information regarding such ownership, see the section entitled “Information About Falmouth — Security Ownership of Certain Beneficial Owners and Management” beginning on page 100 of this proxy statement/prospectus.

Certain Employee Matters

      The merger agreement contains certain agreements of the parties with respect to various employee matters, which are briefly described below.

      As soon as administratively practicable after the effective time of the merger, Independent Bank will take all reasonable action so that employees of Falmouth and its subsidiaries will:

•	receive employee benefits which are no less favorable than those generally afforded to other employees of Independent Bank and its subsidiaries holding similar positions; and

•	be entitled to participate in the Independent Bank employee benefit plans of general applicability to the same extent as similarly-situated employees of Independent Bank and its subsidiaries.

      For purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of benefits) under the Independent Bank employee benefit plans, Independent Bank will recognize years of service with Falmouth and its subsidiaries to the same extent as such service was credited for such purpose by Falmouth.

      If employees of Falmouth or any of its subsidiaries become eligible to participate in a medical, dental or health plan of Independent Bank, Independent Bank will cause each such plan to:

•	waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of Independent Bank;

•	waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to such employee on or after the effective time of the merger to the extent such employee had satisfied any similar limitation or requirement under an analogous plan prior to the effective time of the merger; and

•	provide full credit under such plans for any deductibles, co-payments and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation.

      Employees of Falmouth or its subsidiaries (other than employees who are a party to an employment agreement, a severance agreement or a special termination agreement) whose employment is involuntarily terminated other than for cause within two years after the effective time of the merger will be entitled to receive severance payments equal to the greater of (a) two weeks salary plus commissions at employee’s existing rate as of the effective time of the merger times the number of years of service with Falmouth or

Falmouth Co-operative Bank or (b) one month’s salary plus commissions at the employee’s rate as of the time of termination, up to a maximum severance payment equal to 26 weeks salary plus commissions.

Bank Merger

      Pursuant to the merger agreement, Falmouth Co-operative Bank will be merged with and into Rockland Trust Company as soon as practicable following consummation of the merger.

Federal Income Tax Consequences

      The following is a summary of the material United States federal income tax consequences of the merger generally applicable to stockholders of Falmouth who are “United States persons” as defined for United States federal income tax purposes and who hold their shares of Falmouth common stock as a capital asset.

      For United States federal income tax purposes, a “United States person” is:

•	a United States citizen or resident alien as determined under the Internal Revenue Code;

•	a corporation or partnership (as defined by the Internal Revenue Code) that is organized under the laws of the United States or any state;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; and

•	a trust if a court within the United States is able to exercise primary supervision over its administration and at least one United States person is authorized to control all of its major decisions.

      This summary of the material federal income tax consequences of the merger is based on the Internal Revenue Code, Treasury Regulations and judicial and administrative determinations, as each is in effect as of the date of this proxy statement/ prospectus. All of the foregoing are subject to change at any time, possibly with retroactive effect, and all are subject to differing interpretation. No advance ruling has been sought or obtained from the Internal Revenue Service regarding the United States federal income tax consequences of the merger. The statements in this proxy statement/prospectus, and the opinions of counsel that the merger will constitute a reorganization described in Section 368(a) of the Internal Revenue Code that are described below are not binding on the Internal Revenue Service or a court. As a result, neither Falmouth nor Independent Bank can assure you that the tax considerations or such opinions will not be challenged by the Internal Revenue Service or sustained by a court if so challenged.

      This summary does not address aspects of United States taxation other than United States federal income taxation. It does not address all aspects of United States federal income taxation that may apply to Falmouth stockholders who are subject to special rules under the Internal Revenue Code, including, without limitation, rules that apply to persons who acquired shares of Falmouth common stock as a result of the exercise of employee stock options, tax-exempt organizations, financial institutions, broker-dealers, insurance companies, persons having a “functional currency” other than the United States dollar, persons who hold their Falmouth shares as part of a straddle, wash sale, hedging or conversion transaction and certain United States expatriates. In addition, the summary and the opinions described here do not address the state, local or foreign tax consequences of the merger.

      You are urged to consult and rely on your own tax advisor with respect to the United States federal, state and local, and foreign tax consequences of the merger based upon your particular circumstances.

      The merger is expected to qualify as a reorganization described in Section 368(a) of the Internal Revenue Code. It is a condition to the obligations of each of Independent Bank and Falmouth to effect the merger that Independent Bank shall have received an opinion from its counsel, Choate, Hall & Stewart, and that Falmouth shall have received an opinion from its counsel, Thacher Proffitt, to the effect that the merger will constitute a reorganization described in Section 368(a) of the Internal Revenue Code.

Such opinions will be based upon facts existing at the effective time of the merger, and in rendering such opinions counsel will require and rely upon factual representations and assumptions that will be provided by Independent Bank and Falmouth.

      As a result of the treatment of the merger as a reorganization described in Section 368(a) of the Internal Revenue Code, neither Independent Bank nor Falmouth will recognize any taxable gain or loss as a result of the merger, and the federal income tax consequences of the merger to a Falmouth stockholder generally will depend on whether the stockholder receives cash, Independent Bank common stock or a combination thereof in exchange for the stockholder’s shares of Falmouth common stock.

      Receipt of Solely Independent Bank Common Stock (plus any cash in lieu of a fractional share). A Falmouth stockholder who receives solely Independent Bank common stock in exchange for all of such stockholder’s shares of Falmouth common stock in the merger will not recognize gain or loss on the exchange, except to the extent the stockholder receives cash in lieu of a fractional share interest in Independent Bank common stock. A Falmouth stockholder who receives cash in lieu of a fractional share will be treated as if such stockholder had received a fractional share and then exchanged such fractional share for cash in a redemption by Independent Bank. A Falmouth stockholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount equal to the difference between the amount of cash received and the stockholder’s tax basis in the fractional share. Such capital gain or loss will be long-term capital gain or loss if the Falmouth common stock exchanged was held for more than one year.

      Receipt of Solely Cash. A Falmouth stockholder who receives solely cash in exchange for all of such stockholder’s shares of Falmouth common stock pursuant to the merger or as a result of perfecting his or her dissenter’s rights generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the stockholder’s aggregate tax basis for the shares of Falmouth common stock exchanged, which gain or loss will be long-term capital gain or loss if the shares of Falmouth common stock were held for more than one year.

      Receipt of Both Independent Bank Common Stock and Cash. A Falmouth stockholder who receives both Independent Bank common stock and cash consideration in exchange for all of such stockholder’s shares of Falmouth common stock generally will recognize gain, but not loss, to the extent of the lesser of:

(1) the total amount of cash received by such stockholder, and

(2) the difference between (a) the sum of the fair market value of the Independent Bank common stock received in the merger plus the total amount of cash received in the merger, and (b) the stockholder’s aggregate tax basis in the shares of Falmouth common stock surrendered in the merger.

      Any gain so recognized will be capital gain, provided that the cash consideration received is neither essentially equivalent to a dividend within the meaning of Section 302 of the Internal Revenue Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Internal Revenue Code. Such capital gain will be long-term capital gain if the shares of Falmouth common stock exchanged were held for more than one year.

      Basis. A Falmouth stockholder who receives shares of Independent Bank common stock in the merger will have a tax basis in such shares equal to such stockholder’s aggregate tax basis in the Falmouth shares being exchanged, decreased by (a) the amount of any cash received by the stockholder and (b) the amount of loss to the stockholder which was recognized on such exchange, and increased by (x) the amount which was treated as a dividend and (y) the amount of gain to the stockholder which was recognized on such exchange (not including any portion of such gain that was treated as a dividend).

      Holding Period. The holding period of Independent Bank common stock received will include the holding period of the shares of Falmouth common stock being exchanged.

      Backup Withholding. A non-corporate holder of Falmouth common stock may be subject to information reporting and backup withholding on any cash payments he or she receives. Such a Falmouth stockholder will not be subject to backup withholding, however, if he or she:

•	furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal; or

•	is otherwise exempt from backup withholding.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a Falmouth stockholder’s United States federal income tax liability, provided such stockholder furnishes the required information to the Internal Revenue Service.

      Reporting Requirements. A Falmouth stockholder who receives Independent Bank common stock as a result of the merger will be required to retain records pertaining to the merger and will be required to file with his, her or its United States federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

Operations of Independent Bank After the Merger

      Independent Bank expects to achieve cost savings, revenue enhancements and other operating synergies subsequent to the merger. The cost savings and operating synergies in 2004 and 2005 are expected to be derived primarily from the integration of back-office operations, including savings relating to audits, legal fees, other professional services and insurance expenses. In addition, because Falmouth will be merged into Independent Bank, the costs associated with Falmouth operating as a publicly held entity also will be eliminated. The estimated savings for 2005 are higher than for 2004 since completion of the merger is not expected to occur until the second quarter of 2004. Independent Bank also anticipates that it will be able to increase revenues from the Falmouth franchise by selling products and services to Falmouth customers that are not currently offered by Falmouth. Independent Bank has not formally estimated these revenue enhancements, however, and has not included them in its financial analysis of the merger.

      Because of the uncertainties inherent in merging two financial institutions, changes in the regulatory environment and changes in economic conditions, no assurances can be given that any particular level of cost savings, revenue enhancements and other operating synergies will be realized, that any such cost savings, revenue enhancements and other operating synergies will be realized over the time period currently anticipated or that such cost savings, revenue enhancements and other operating synergies will not be offset, to some degree, by increases in other expenses, including expenses related to the integration of the two companies.

      Independent Bank anticipates that the acquisition of Falmouth will be accretive to its earnings upon operational integration.

      Although management of Independent Bank has performed substantial financial analysis of the proposed merger, identification of all cost savings and potential revenue enhancements associated with the merger has not been completed. Moreover, no assurances can be given that any cost savings or any revenue enhancements will be realized at any given time in the future.

      The estimated cost savings that are expected to be realized by the combined company do not reflect estimated pre-tax merger-related costs, which will be recorded as Independent Bank’s goodwill. These costs primarily relate to professional fees, exit costs associated with contract terminations and other expenses required to be accrued in accordance with accounting principles generally accepted in the United States of America. Additionally, the estimated cost savings do not reflect any other non-recurring expenses that may be incurred during the merger and integration period, which are not capitalizable to goodwill. In evaluating the cost savings and other potential benefits of the merger, the Independent Bank board of directors considered the amount of the transaction costs which are necessary to realize future annual savings resulting from consolidation of support functions and economies of scale.

INFORMATION ABOUT FALMOUTH

Description of the Business

General

      Falmouth Bancorp, Inc., a Delaware corporation, is the holding company for Falmouth Co-operative Bank, a Massachusetts-chartered stock co-operative bank, which is doing business as Falmouth Bank. At April 30, 2004, there were 917,227 shares outstanding and at September 30, 2003, there were 913,727 shares outstanding. Falmouth’s sole business activity is ownership of Falmouth Bank. Falmouth also makes investments in long and short-term marketable securities and other liquid investments. The business of Falmouth Bank consists of attracting deposits from the general public and local businesses and using these funds to originate primarily residential and commercial real estate loans located in Falmouth, Massachusetts and surrounding areas and to invest in United States Government and Agency securities and investment-grade corporate bonds. To a lesser extent, Falmouth Bank engages in various forms of consumer and home equity lending. Falmouth’s common stock trades on the American Stock Exchange under the symbol “FCB.” Falmouth had total consolidated assets of $166.1 million as of September 30, 2003 and $158.1 as of December 31, 2003.

      Falmouth Bank conducts its business through an office located in Falmouth, Massachusetts, where it was originally founded in 1925 as a Massachusetts chartered mutual co-operative Bank, and branches located in East Falmouth and North Falmouth, Massachusetts. Falmouth Bank opened a new branch office in Bourne, Massachusetts in November 2003. Falmouth Bank’s deposits are currently insured up to applicable limits by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) and the Share Insurance Fund of the Co-operative Central Bank of Massachusetts.

Business Strategy

      Falmouth Bank’s business strategy is to operate as a profitable and independent community bank dedicated primarily to financing home ownership and consumer needs in its market area and to provide quality service to its customers. Falmouth Bank has implemented this strategy by: (i) closely monitoring the needs of customers and providing quality service; (ii) emphasizing consumer-oriented banking by originating residential mortgage loans and consumer loans, and by offering checking accounts and other financial services and products; (iii) focusing on expanding lending activities to produce moderate increases in loan originations; (iv) maintaining asset quality; (v) maintaining capital in excess of regulatory requirements; and (vi) producing stable earnings.

      Falmouth Bank serves its primary market area, the Massachusetts communities of Falmouth and Mashpee located in the Cape Cod region of Massachusetts, through its offices in Falmouth, North Falmouth and East Falmouth. Falmouth Bank expanded its market area in November 2003 opening a branch office in the Massachusetts community of Bourne. Falmouth Bank continues to offer traditional retail and commercial banking services as well as electronic services such as its toll free Voice Response System “ON CALL,” which enables its customers to access current balance information and transfer funds between accounts by telephone, its new Internet Banking and Bill Paying product on its web site at www.FalmouthBank.com, and three on-site, as well as three off-site ATMs. Falmouth Bank competes with fifteen branches of financial institutions (including national banks, savings banks, savings and loans and credit unions), which are headquartered outside its market area. Falmouth Bank is the only independent financial institution headquartered in Falmouth.

      To a lesser extent, Falmouth Bank also makes commercial real estate loans, commercial and industrial, and consumer loans, including passbook loans, automobile, home equity and other consumer loans. Falmouth Bank originates both fixed-rate and adjustable-rate loans and emphasizes the origination of residential real estate mortgage loans with adjustable interest rates, and makes other investments which allow Falmouth Bank to more closely match the interest rate and maturities of its assets and liabilities.

Market Area

      Falmouth Bank considers its primary market area to be the communities of Falmouth and Mashpee in Barnstable County, which is located in the Cape Cod region of Massachusetts, approximately 72 miles south of Boston. The year-round population of Barnstable County is over 200,000. The majority of Falmouth Bank’s lending has been in Falmouth and Mashpee. The Cape Cod region is a major recreational resort/ retirement community, with seasonal tourism being the most significant economic activity. Falmouth’s year-round population of 32,660 (2000 census) increases to a summer population of approximately 75,000. Falmouth is the second most populous and second largest town on the Cape. Visitors find accommodations in the many motels, hotels and inns in the area. Falmouth has approximately 44 miles of ocean and lake shoreline. There are nine harbors and inlets, some with docking and most with mooring facilities. Two major harbors offer access, via ferry, to the island of Martha’s Vineyard with service to the island of Nantucket during the summer months from Woods Hole. In addition to swimming, boating, fishing and other forms of water recreation, Falmouth also has four public and two private golf courses.

      The major employers in the Falmouth area are the Woods Hole Oceanographic Institute, with approximately 800 employees, Falmouth Hospital, with 750 employees and Woods Hole, Martha’s Vineyard and Nantucket Steamship Authority, with 500 employees. Other major employers include Marine Biological Laboratories.

Employees

      At December 31, 2003, Falmouth Bank employed 33 full-time and 6 part-time employees. Falmouth Bank’s employees are not represented by a collective bargaining agreement, and Falmouth Bank considers its relationship with its employees to be good.

Lending Activities

      General. The principal lending activity of Falmouth Bank is the origination of conventional mortgage loans for the purpose of purchasing or refinancing owner-occupied, one- to four-family residential properties in its designated community reinvestment area of the Massachusetts towns of Falmouth and Mashpee. To a lesser extent, Falmouth Bank also originates consumer loans including home equity and passbook loans and commercial loans. Falmouth Bank also originates and retains in its loan portfolio adjustable-rate loans and fixed-rate loans with maturities of up to 30 years. Traditionally, fixed-rate loans with terms of up to 30 years are originated and sold in the secondary market. Loan originations for the year ended September 30, 2003, achieved the level of $111.2 million and were primarily single-family residential loans. During this period, Falmouth Bank was ranked by Banker and Tradesman as one of the largest producers of residential mortgage loans in the Falmouth market. The mortgage market in the Falmouth area was vigorous in both the purchase money and refinance categories during fiscal 2003. Falmouth Bank is a qualified seller/ servicer for the Federal National Mortgage Association (“FNMA”) and was servicing $68.1 million in loans for FNMA and $1.9 million for other investors at September 30, 2003. For all tables presented under “Information About Falmouth”, total loans and loans, net include loans held-for-sale.

      Loan Portfolio. The following table presents selected data relating to the composition of Falmouth Bank’s loan portfolio by type of loan on the dates indicated.

	At September 30,

	2003		2002		2001		2000		1999

	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

	(Dollars in thousands)
Residential mortgage loans	$50,525	58.06%	$69,694	69.40%	$94,084	79.63%	$88,647	79.50%	$67,709	81.02%
Commercial real estate loans	15,702	18.04	11,845	11.80	10,406	8.81	11,865	10.64	8,488	10.16
Consumer loans	403	.46	439	.44	546	.46	527	.47	577	.69
Home equity loans	15,451	17.75	13,251	13.20	8,486	7.18	7,143	6.41	4,621	5.53
Commercial loans	4,943	5.69	5,179	5.16	4,634	3.92	3,331	2.98	2,175	2.60

Gross loans	87,024	100.00%	100,408	100.00%	118,156	100.00%	111,513	100.00%	83,570	100.00%

Less:
Deferred loan (cost), net of origination fees	(257)		(297)		(362)		(190)		(19)
Unadvanced principal	3,201		4,756		5,019		5,216		2,533
Allowance for loan losses	761		939		945		755		569

Loans, net	$83,319		$95,010		$112,554		$105,732		$80,487

      One- to Four-Family Residential Real Estate Lending. The primary emphasis of Falmouth Bank’s lending activity is the origination of conventional mortgage loans secured by one- to four-family residential dwellings located in Falmouth Bank’s primary market area. As of September 30, 2003, loans on one- to four-family residential properties accounted for 58.1% of Falmouth Bank’s loan portfolio and totaled $50.5 million.

      Falmouth Bank’s mortgage loan originations are for terms of up to 30 years, amortized on a monthly basis with interest and principal due each month. Residential real estate loans often remain outstanding for significantly shorter periods than their contractual terms allow as borrowers may refinance or prepay loans at their option, without penalty. Conventional residential mortgage loans granted by Falmouth Bank customarily contain “due-on-sale” clauses that permit Falmouth Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgaged property.

      Falmouth Bank makes conventional mortgage loans and it uses standard FNMA documents to allow for the sale of loans in the secondary mortgage market. Falmouth Bank’s lending policies generally limit the maximum loan-to-value ratio on mortgage loans secured by owner-occupied properties to 95% of the lesser of the appraised value or purchase price of the property, with the condition that private mortgage insurance is required on loans with a loan-to-value ratio in excess of 80%.

      Falmouth Bank also offers adjustable-rate mortgage loans with terms of up to 30 years. Adjustable-rate loans offered by Falmouth Bank include loans which reprice every one, three, five and seven years and provide for an interest rate which is based on the interest rate paid on United States Treasury securities of a corresponding term, plus a margin of 2.75%. Falmouth Bank currently offers adjustable-rate loans with initial rates below those that would prevail under the foregoing computations, based upon Falmouth Bank’s determination of market factors and competitive rates for adjustable-rate loans in its market area. For adjustable-rate loans, borrowers are qualified at the initial rate plus an anticipated upward adjustment of 200 basis points.

      Falmouth Bank retains substantially all of the adjustable-rate mortgages it originates. Falmouth Bank’s adjustable-rate mortgages include caps on increases or decreases of 2% per year, and 6% over the life of the loan (2% per yearly adjustment, and 5% over the life of the loan for five-year adjustable-rate loans). The retention of adjustable-rate mortgage loans in Falmouth Bank’s loan portfolio helps reduce Falmouth Bank’s exposure to increases in interest rates. However, there are unquantifiable credit risks resulting from potential increased costs to the borrower as a result of repricing of adjustable-rate mortgage loans. It is possible that during periods of rising interest rates, the risk of default on adjustable-rate mortgage loans may increase due to the upward adjustment of interest cost to the borrower.

      During the year ended September 30, 2003, Falmouth Bank originated $8.6 million in adjustable-rate mortgage loans and $78.1 million in fixed-rate mortgage loans for its portfolio. Approximately 57.1% of all loan originations during fiscal 2003 were the refinancing of loans already in Falmouth Bank’s loan portfolio. At September 30, 2003, Falmouth Bank’s loan portfolio included $29.0 million in adjustable-rate one- to four-family residential mortgage loans, or 34.5% of Falmouth Bank’s total loan portfolio, and $33.3 million in fixed-rate one- to four-family residential mortgage loans, or 39.6% of Falmouth Bank’s total loan portfolio.

      Falmouth Bank engages in a limited amount of construction lending generally for the construction of single-family residences. Most are construction/permanent loans structured to become permanent loans upon the completion of construction. All construction loans are secured by first liens on the property. Loan proceeds are disbursed as construction progresses and inspections warrant. Loans involving construction financing present a greater risk than loans for the purchase of existing homes, since collateral values and construction costs can only be estimated at the time the loan is approved. Due to the small amount of construction loans in Falmouth Bank’s portfolio, the risk in this area is limited.

      Commercial Real Estate Loans. At September 30, 2003, Falmouth Bank’s commercial real estate loan portfolio totaled $15.7 million, or 18.7% of total loans. Falmouth Bank’s largest loan is a commercial loan with an outstanding commitment of $1.5 million at September 30, 2003 secured by a lumber company located in Falmouth, Massachusetts.

      Commercial real estate lending entails additional risks compared with one-to four-family residential lending. For example, commercial real estate loans typically involve large loan balances to single borrowers or groups of related borrowers and the payment experience on such loans is typically dependent on the successful operation of a real estate project and/or the collateral value of the commercial real estate securing the loan. At September 30, 2003, all of Falmouth Bank’s commercial real estate loans were performing.

      Home Equity Loans. Falmouth Bank also originates home equity loans, which are loans, secured by available equity based on the appraised value of one- to four-family residential property. Home equity loans will be made for up to 80% of the tax assessed or appraised value of the property (less the amount of the first mortgage). Home equity loans have an adjustable interest rate which ranges from 0% to 1% above the prime rate as reported in The Wall Street Journal and have terms of twenty years or less. At September 30, 2003, Falmouth Bank had $33.7 million in home equity loans with unused credit available to existing borrowers of $18.2 million.

      Consumer Loans. Falmouth Bank’s consumer loans consist of passbook loans, and other consumer loans, including automobile loans. At September 30, 2003, the consumer loan portfolio totaled $403,000 or .48% of total loans. Consumer loans generally are offered for terms of up to five years at fixed interest rates. Consumer loans do not exceed $15,000 individually. Management expects to continue to promote consumer loans as part of its strategy to provide a wide range of personal financial services to its customers and as a means to increase the yield on Falmouth Bank’s diversified loan portfolio.

      Falmouth Bank makes loans up to 90% of the amount of the depositor’s savings account balance. The interest rate on the loan is 4.0% higher than the rate being paid on regular savings accounts and 3% higher than the rate being paid on certificates of deposit. Falmouth Bank also makes other consumer loans, which may or may not be secured. The terms of such loans usually depend on the collateral. At September 30, 2003, the total amount of passbook and other consumer loans, including overdraft lines of credit, was $201,000.

      Falmouth Bank makes loans for automobiles, both new and used, directly to the borrowers. The loans are generally limited to 80% of the purchase price or the retail value listed by the National Automobile Dealers Book. The terms of the loans are determined by the age and condition of the collateral. Collision insurance policies are required on all these loans. At September 30, 2003, the total amount of automobile loans was $202,000.

      Consumer loans generally are originated at higher interest rates than residential mortgage loans but also tend to have a higher credit risk than residential loans due to the loan being unsecured or secured by rapidly depreciable assets. Despite this risk, Falmouth Bank’s level of consumer loan delinquencies generally has been low. No assurance can be given, however, that Falmouth Bank’s delinquency rate on consumer loans will continue to remain low in the future, or that Falmouth Bank will not incur future losses on these activities.

      Commercial Loans. Falmouth Bank employs a commercial loan officer with over 20 years of experience in commercial lending in the Falmouth market. Falmouth Bank is pursuing, on a selective basis, the origination of commercial loans to meet the working capital and short-term financing needs of established local businesses. Unless otherwise structured as a mortgage on commercial real estate, such loans are generally being limited to terms of five years or less. Substantially all such commercial loans have variable interest rates tied to the prime rate as reported in The Wall Street Journal. Whenever possible, Falmouth Bank collateralizes these loans with a lien on commercial real estate, or alternatively, with a lien on business assets and equipment and the personal guarantees from principals of the borrower. Commercial loans do not presently comprise a significant portion of Falmouth Bank’s loan portfolio. At September 30, 2003 Falmouth Bank’s non-real estate commercial loan portfolio totaled $4.9 million or 5.9% of Falmouth Bank’s loan portfolio.

      Commercial business loans generally are considered to involve a higher degree of risk than residential mortgage loans because the collateral may be in the form of intangible assets and/ or inventory subject to market obsolescence. Commercial loans also may involve relatively large loan balances to single borrowers or groups of related borrowers, with the repayment of such loans typically dependent on the successful operation and income stream of the borrower. Such risks can be affected significantly by economic conditions. In addition, commercial business lending generally requires substantially greater oversight efforts compared to residential real estate lending.

      Loan Commitments. Falmouth Bank makes a 60-day loan commitment to borrowers. At September 30, 2003, Falmouth Bank had $3.2 million in loan commitments outstanding for the origination of one- to four-family residential real estate loans.

      Loan Solicitation Origination and Loan Fees. Falmouth Bank originates loans through its main office located in Falmouth, Massachusetts and branch offices located in East Falmouth, North Falmouth and Bourne. Loan originations are derived from a number of sources, including Falmouth Bank’s existing customers, referrals, realtors, advertising and “walk-in” customers at Falmouth Bank’s offices.

      Falmouth Bank has one full-time residential loan originator who is compensated with commission. The originator meets with applicants at their convenience and location and is in regular contact with real estate brokers, attorneys, accountants, building contractors, developers and others in Falmouth Bank’s local market area. Falmouth Bank increased its advertising in locally distributed newspapers and has utilized local radio advertising to increase its market share of residential loan originations.

      Upon receipt of a loan application from a prospective borrower, a credit report and verifications are ordered to verify specific information relating to the loan applicant’s employment, income and credit standing. For all mortgage loans, an appraisal of real estate intended to secure the proposed loan is obtained from an independent fee appraiser who has been approved by Falmouth Bank’s Board of Directors. Fire, casualty and sometimes flood insurance are required on all loans secured by improved real estate.

      Insurance on other collateral is required, unless waived by the loan committee. The Board of Directors of Falmouth Bank has the responsibility and authority for the general supervision over the loan policies of Falmouth Bank. The Board has established written lending policies for Falmouth Bank. All applications for residential and commercial real estate mortgages and commercial business loans must be ratified by Falmouth Bank’s Board of Directors. In addition, certain designated officers of Falmouth Bank have limited authority to approve consumer loans.

      Interest rates charged by Falmouth Bank on all loans are primarily determined by competitive loan rates offered in its market area and Falmouth Bank generally charges an origination fee on new mortgage loans. The origination fees, net of direct origination costs, are deferred and amortized into income over the life of the loan.

      Loan Maturities. The following table sets forth certain information at September 30, 2003 regarding the dollar amount of loans maturing in Falmouth Bank’s portfolio based on their contractual terms to maturity, including scheduled repayments of principal. Demand loans, loans having no stated schedule of repayments and any stated maturity, and overdrafts are reported as due in one year or less.

	At September 30, 2003(1)

	Real	Consumer	Total
	Estate	and Other	Loans

	(In thousands)
Total loans scheduled to mature:
In one year or less	$6,410	$1,924	$8,334
After one year through five years	12,756	945	13,701
Beyond five years	59,245	2,800	62,045

Total	$78,411	$5,669	$84,080

Loan balance by type scheduled to mature after one year:
Fixed	$41,819	$1,238	$43,057
Adjustable	$30,182	$2,507	$32,689

(1)	Net of unearned income and unadvanced principal.

      Originations and Sales of Loans. The following table sets forth information with respect to originations and sales of loans during the periods indicated.

	Years Ended September 30,

	2003	2002	2001	2000	1999

	(In thousands)
Beginning balance(1)	$95,949	$113,499	$106,487	$81,056	$78,182

Mortgage loan originations(2)	96,411	65,782	44,141	39,853	28,279
Consumer loan originations	12,130	12,573	8,999	5,318	4,323
Commercial loan originations	2,644	3,914	1,519	1,619	2,249
Less:
Amortization and payoffs(3)	(58,324)	(62,992)	(38,734)	(21,299)	(24,193)
Transfers to other real estate owned (OREO)	—	—	—	—	—

Net loans originated	52,861	19,277	15,925	25,491	10,658

Total loans sold	(64,730)	(36,827)	(8,913)	(60)	(7,784)

Ending balance(1)	$84,080	$95,949	$113,499	$106,487	$81,056

(1)	Net of unearned income and unadvanced principal.

(2)	Includes residential and commercial real estate loans.

(3)	Includes unadvanced principal.

      Non-Performing Assets, Asset Classification and Allowances for Losses. Loans are reviewed on a regular basis and are placed on a non-accrual status when, in the opinion of management, the collection of principal and interest is doubtful. The level established for the provision for loan losses is determined by management in its effort to maintain an allowance for loan losses that is adequate for the size and composition of its loan portfolio and reflects Falmouth Bank’s historical record of loan losses. Each element of the allowance is reviewed by type of loan which consists of 1-4 family residential mortgages, representing 52.4% of the total loans used for the allowance for loan losses general reserve calculation; home equity lines of credit, representing 18.5%; 1-4 family construction loans to the extent the funds have been advanced, representing 3.5%; commercial real estate loans, representing 19.1%; non-real estate commercial loans, representing 6.0%; and other consumer loan types, representing 0.5%. All commercial loans are reviewed individually on a monthly basis, as are all other loans that are 60 or more days delinquent, have high loan-to-value ratios or are involved in litigation that could jeopardize the value of the property or ability to repay the loan. As of September 30, 2003, Falmouth Bank had one delinquent residential real estate loan, two delinquent consumer loans and no non-performing loans. Loans with deviations in their quality are monitored on Falmouth Bank’s “watch list” and are assigned specific reserve allocations, such as commercial loans and construction loans, which are weighted heavier than owner occupied 1-4 family residential loans and warrant increased provisions on an on-going basis. Falmouth Bank’s non-real estate commercial loans totaled $4.9 million at September 30, 2003, as compared to $5.2 million at September 30, 2002.

      Real estate acquired by Falmouth Bank as a result of foreclosure is classified as real estate owned until such time as it is sold. When such property is acquired, it is recorded at the lower of the unpaid principal balance or its fair value. Any required write-down of the loan to its fair value is charged to the allowance for loan losses.

	At September 30,

	2003	2002	2001	2000	1999

	(Dollars in thousands)
Loans 30-89 days past due (not included in non-performing loans)	$81	$100	$—	$—	$57
Loans 30-89 days past due as a percent of total loans	.10%	.10%	—%	—%	.07%
Non-performing loans:
(90 days past due)	$—	$—	$—	$—	$—
OREO	$—	$—	$—	$—	$—
Total non-performing assets	$—	$—	$—	$—	$—
Non-performing loans as a percent of total loans	—%	—%	—%	—%	—%
Non-performing assets as a percent of total assets	—%	—%	—%	—%	—%

      During the year ended September 30, 2003, no gross interest income would have been recorded on loans accounted for on a non-accrual basis if the loans had been current throughout the period.

      No interest on such loans was included in income during the respective periods. At September 30, 2003, management was not aware of any loans not currently classified as non-accrual, 90 days past due or restructured but which may be so classified in the near future because of concerns over the borrower’s ability to comply with repayment terms.

      Federal and state regulations require each banking institution to classify its asset quality on a regular basis. In addition, in connection with examinations of such banking institutions, federal and state examiners have authority to identify problem assets and, if appropriate, classify them. An asset is classified substandard if it is determined to be inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. As a general rule, Falmouth Bank will classify a loan as substandard if Falmouth Bank can no longer rely on the borrower’s income as the primary source for repayment of the indebtedness and must look to secondary sources such as guarantors or collateral. An asset is classified as doubtful if full collection is highly questionable or improbable. An asset is classified as loss if it is considered uncollectible, even if a partial recovery could be expected in the future. The regulations also provide for a special mention designation, described as assets which do not currently expose a banking institution to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving management’s close attention. Assets classified as substandard or doubtful require a banking institution to establish general allowances for loan losses. If an asset or portion thereof is classified loss, a banking institution must either establish specific allowances for loan losses in the amount of the portion of the asset-classified loss, or charge off such amount. Examiners may disagree with a banking institution’s classifications and amounts reserved. If a banking institution does not agree with an examiner’s classification of an asset, it may appeal this determination to the FDIC Regional Director. At September 30, 2003, Falmouth Bank had no assets classified as special mention or doubtful, no assets designated as substandard, and none classified as loss.

      In originating loans, Falmouth Bank recognizes that credit losses will occur and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. It is management’s policy to maintain an adequate general allowance for loan losses based on, among other things, Falmouth Bank’s and the industry’s historical loan loss experience, evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. Further, after properties are acquired following loan defaults, additional losses may occur with respect to such properties while Falmouth Bank is holding them for sale. Falmouth Bank increases its allowances for loan losses and losses on real estate owned by charging provisions for losses against Falmouth Bank’s income. Specific reserves also are recognized against specific assets when warranted.

      Results of recent examinations by bank regulators indicate that these regulators may be applying more conservative criteria in evaluating real estate market values, requiring significantly increased provisions for potential loan losses. While Falmouth believes it has established its existing allowances for loan losses in accordance with generally accepted accounting principles, there can be no assurance that regulators, in reviewing Falmouth Bank’s loan portfolio, will not request Falmouth Bank to increase its allowance for loan losses, thereby negatively affecting Falmouth Bank’s financial condition and earnings.

      Bank regulatory agencies, including the FDIC, have a policy statement regarding maintenance of an adequate allowance for loan and lease losses and an effective loan review system. This policy includes an arithmetic formula for checking the reasonableness of an institution’s allowance for loan loss estimate compared to the average loss experience of the industry as a whole. Examiners will review an institution’s allowance for loan losses and compare it against the sum of (i) 50% of the portfolio that is classified doubtful; (ii) 15% of the portfolio that is classified as substandard; and (iii) for the portions of the portfolio that have not been classified (including those loans designated as special mention), estimated credit losses over the upcoming twelve months given the facts and circumstances as of the evaluation date. This amount is considered neither a “floor” nor a “safe harbor” of the level of allowance for loan losses an institution should maintain, but examiners will view a shortfall relative to the amount as an indication that they should review management’s policy on allocating these allowances to determine whether it is reasonable based on all relevant factors.

      The following table analyzes activity of Falmouth Bank’s allowance for loan losses for the periods indicated.

	Year Ended September 30,

	2003	2002	2001	2000	1999

	(Dollars in thousands)
Average loans, net	$85,333	$106,785	$111,573	$94,315	$77,657

Period-end total loans(1)	$84,080	$95,949	$113,499	$106,487	$81,056

Allowance for loan losses at beginning of period	$939	$945	$755	$569	$527
Loans charged-off	—	6	—	4	—
Recoveries	2	—	—	1	—
(Benefit) provision charged to operations	(180)	—	190	189	42

Allowance for loan losses at end of period	$761	$939	$945	$755	$569

Ratios:
Allowance for loan losses as a percentage of period end total loans	.91%	.98%	.83%	.71%	.70%
Allowance for loan losses as a percentage of non-performing loans	—	—	—	—	—
Net charge-offs to average loans, net	—	.01%	—	—	—
Net charge-offs to allowance for loan losses	—	.64%	—	.40%	—

(1)	Net of unearned income and unadvanced principal.

      The following table sets forth a breakdown of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. These allocations are not necessarily indicative of future losses and do not restrict the use of the allowance to absorb losses in any loan category.

	At September 30,

	2003		2002		2001		2000		1999

		Percent of		Percent of		Percent of		Percent of		Percent of
		Loans in		Loans in		Loans in		Loans in		Loans in
		Each		Each		Each		Each		Each
		Category to		Category to		Category to		Category to		Category to
	Amount	Total Loans	Amount	Total Loans	Amount	Total Loans	Amount	Total Loans	Amount	Total Loans

	(Dollars in thousands)
Real estate mortgage:
Residential	$211	55.57%	$330	65.56%	$532	78.79%	$436	78.53%	$282	80.42%
Commercial	330	19.64	310	14.78	201	9.17	181	11.14	171	10.47
Commercial loans, other	99	5.90	162	5.39	119	4.08	76	3.13	62	2.70
Consumer, including home equity loans	121	18.89	137	14.27	93	7.96	62	7.20	54	6.41

Total allowance for loan losses	$761	100.00%	$939	100.00%	$945	100.00%	$755	100.00%	$569	100.00%

Investment Activities

      General. Falmouth Bank is required to maintain an amount of liquid assets appropriate for its level of net withdrawals from savings accounts and current borrowings. Generally, it has been Falmouth Bank’s policy to maintain a liquidity portfolio in excess of regulatory requirements. At September 30, 2003, Falmouth Bank’s liquidity ratio was 53.1%. Liquidity levels may be increased or decreased depending upon the yields on investment alternatives, management’s judgment as to the attractiveness of the yields then available in relation to other opportunities, management’s expectations of the level of yield that will be available in the future and management’s projections as to the short-term demand for funds to be used in Falmouth’s loan origination and other activities.

      Interest income from investments in various types of liquid assets provides a significant source of revenue for Falmouth Bank. In the late 1980s, Falmouth Bank maintained its conservative underwriting standards in an effort to avoid asset quality problems and chose instead to invest excess liquidity in its investment portfolio. Falmouth Bank’s short-term investments include United States Treasury securities and United States Agency securities, commercial paper, equity securities, short-term corporate debt securities and overnight federal funds. The balance of the securities investments maintained by Falmouth Bank in excess of regulatory requirements reflects management’s historical objective of maintaining liquidity at a level that assures the availability of adequate funds, taking into account anticipated cash flows and available sources of credit, for meeting withdrawal requests and loan commitments and making other investments.

      Falmouth Bank purchases securities through a primary dealer of United States Government obligations or such other securities dealers authorized by the Board of Directors and requires that the securities be delivered to the safekeeping agent (Investors Bank & Trust Company) before the funds are transferred to the broker or dealer. Falmouth Bank purchases investment securities pursuant to an investment policy established by the Board of Directors.

      All securities and investments are recorded on the books of Falmouth Bank in accordance with accounting principles generally accepted in the United States of America (GAAP). Falmouth Bank does not purchase securities and investments for trading. Available-for-sale securities are reported at fair value with unrealized gains or losses reported as a separate component of net worth. All purchases of securities and investments conform to Falmouth Bank’s interest rate risk policy.

      The following table sets forth the scheduled maturities, average yields, amortized cost and market value for Falmouth Bank’s investment securities at September 30, 2003.

	September 30, 2003

							More than
	One Year or Less		One to Five Years		Five to Ten Years		Ten Years		Total Investment Portfolio

	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Average	Market
	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Yield	Value

	(Dollars in thousands)
U.S. Government Obligations	$5,536	0.94%	$—	—%	$—	—%	$—	—%	$5,536	0.94%	$5,534
Mortgage-backed Securities	—	—	32	7.74	352	7.49	118	7.27	502	7.45	531
Corporate Notes and Bonds	53,094	1.99	8,993	1.99	—	—	—	—	62,088	1.99	62,045

Total	$58,630	3.22%	$9,025	3.77%	$352	7.49%	$118	7.27%	68,126	1.94	68,110

Marketable Equity Securities									1,703	1.47	1,626
FHLB Stock									878	3.81	878

Total Investment Portfolio									$70,707	1.96%	$70,614

      The following tables set forth information regarding the investment portfolio at the dates indicated.

	September 30, 2003

	Available-for-Sale			Held-to-Maturity

	Amortized	Market		Amortized	Market
	Cost	Value	Percent(1)	Cost	Value	Percent(2)

	(Dollars in thousands)
Investment securities(3):
U.S. government obligations	$5,536	$5,534	14.9%	$—	$—	—%
Other bonds and obligations	29,688	29,643	79.7	32,400	32,401	99.5
Marketable equity securities	1,703	1,626	4.4	—	—	—
Mortgage-backed securities(4)	352	376	1.0	150	155	.5

Total Investment Portfolio	$37,279	$37,179	100.0%	$32,550	$32,556	100.0%

	September 30,

	2003		2002		2001

	Carrying		Carrying		Carrying
	Amount	Percent	Amount	Percent	Amount	Percent

	(Dollars in thousands)
Investment securities at carrying amount(3):
U.S. government obligations	$5,534	7.9%	$14,506	31.0%	$4,581	23.7%
Other bonds and obligations	62,043	89.0	29,447	63.0	10,722	55.5
Marketable equity securities	1,626	2.3	1,984	4.2	2,630	13.6
Mortgage-backed securities(4)	526	0.8	836	1.8	1,398	7.2

Total Investment Portfolio	$69,729	100.0%	$46,773	100.0%	$19,331	100.0%

(1)	As a percentage of total market value.

(2)	As a percentage of total amortized cost.

(3)	Does not include federal funds sold of $4 million or Federal Home Loan Bank Stock of $878,000.

(4)	Consists of GNMA, FHLMC and FNMA certificates.

Deposit Activity and Other Sources of Funds

      General. Deposits are the primary source of Falmouth Bank’s funds for lending and other investment purposes. In addition to deposits, Falmouth Bank derives funds from principal repayments and interest payments on loans and investments as well as other sources arising from operations in the production of net earnings. Loan repayments and interest payments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources, or on a longer-term basis for general business purposes.

      Deposits. Deposits are attracted principally from within Falmouth Bank’s primary market area through the offering of a broad selection of deposit instruments, including passbook savings, NOW accounts, demand deposits, money market accounts and certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate.

      Falmouth Bank’s policies are designed primarily to attract deposits from local residents and businesses rather than to solicit deposits from areas outside its primary market. Falmouth Bank does not accept deposits from brokers due to the volatility and rate sensitivity of such deposits. Interest rates paid, maturity terms, service fees and withdrawal penalties are established by Falmouth Bank on a periodic basis. Determination of rates and terms are predicated upon funds acquisition and liquidity requirements, rates paid by competitors, growth goals and federal regulations.

      The following table sets forth the various types of deposit accounts at Falmouth Bank and the balances in these accounts at the dates indicated.

	At September 30,

	2003		2002		2001		2000		1999

	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

	(Dollars in thousands)
Savings deposits	$25,406	17.5%	$21,463	16.3%	$18,683	15.3%	$19,380	17.2%	$17,782	19.1%
NOW accounts	14,863	10.2	9,540	7.2	9,637	7.9	10,095	9.0	9,389	10.1
Money market deposits	31,386	21.6	26,049	19.8	19,413	15.9	16,462	14.7	14,188	15.3

Total	71,655	49.3	57,052	43.3	47,733	39.1	45,937	40.9	41,359	44.5
Demand deposits	20,426	14.0	17,552	13.3	16,147	13.2	14,243	12.6	8,091	8.7
Certificates of deposit	53,454	36.7	57,113	43.4	58,296	47.7	52,194	46.5	43,436	46.8

Total deposits	$145,535	100.0%	$131,717	100.0%	$122,176	100.0%	$112,374	100.0%	$92,886	100.0%

      For more information on Falmouth Bank’s deposit accounts, see Note 6 of the Notes to Consolidated Financial Statements beginning on page F-19.

      The following table indicates the amount of Falmouth Bank’s certificates of deposit of $100,000 or more by time remaining until maturity at September 30, 2003.

Certificates
Maturity Period	of Deposit

(In thousands)
Within three months	$2,638
After three but within six months	3,272
After six but within twelve months	3,712
After twelve months	3,461

Total	$13,083

      The following table sets forth the deposit activity of Falmouth Bank for the periods indicated.

	Years Ended September 30,

	2003	2002	2001	2000	1999

	(In thousands)
Deposits	$809,151	$675,994	$551,960	$448,303	$344,310
Withdrawals	797,522	669,546	546,278	432,244	335,933

Net increase before interest credited	11,629	6,448	5,682	16,059	8,377
Interest credited	2,189	3,093	4,120	3,429	2,990

Net increase in deposits	$13,818	$9,541	$9,802	$19,488	$11,367

Borrowings

      Savings deposits historically have been the primary source of funds for Falmouth Bank’s lending and investment activities and for its general business activities. Falmouth Bank is authorized, however, to use advances from the FHLB of Boston to supplement its supply of lend able funds and to meet deposit withdrawal requirements. Advances from the FHLB are secured by Falmouth Bank’s stock in the FHLB and a portion of Falmouth Bank’s mortgage loans. Falmouth Bank had $2.6 million of FHLB advances outstanding at September 30, 2003.

      The FHLB of Boston functions as a central reserve bank providing credit for savings institutions and certain other financial institutions. As a member, Falmouth Bank is required to own capital stock in the FHLB and is authorized to apply for advances on the security of such stock and certain of its home mortgages and other assets (principally, securities which are obligations of, or guaranteed by the United States) provided certain standards related to creditworthiness have been met.

Competition

      Falmouth Bank experiences substantial competition both in attracting and retaining savings deposits and in the making of mortgage and other loans. Direct competition for savings deposits primarily comes from larger commercial banks and other savings institutions located in or near Falmouth Bank’s primary market area that generally have significantly greater financial and technological resources than Falmouth Bank. Additional significant competition for savings deposits comes from credit unions, money market funds and brokerage firms. The primary factors in competing for loans are interest rates and loan origination fees and the range of services offered by the various financial institutions. Competition for origination of real estate loans normally comes from commercial banks, other thrift institutions, mortgage bankers, mortgage brokers and insurance companies. Management considers Falmouth Bank’s competitors in its market area to consist of 15 branches of financial institutions headquartered outside of its market area. Falmouth Bank is the only independent financial institution headquartered in Falmouth.

Description of Property

      The following table sets forth certain information at September 30, 2003 regarding Falmouth office facilities, and certain other information relating to the properties at that date.

	Year Completed	Square	Net Book Value
	or Acquired	Footage	at September 30, 2003

Main Office:
20 Davis Straits Falmouth, MA 02540	1978	10,696	$276,369

Branch Offices:
North Falmouth, MA 78 County Rd N. Falmouth, MA 02556	1998	1,706	$525,520
East Falmouth, MA 397 E. Falmouth Hwy E. Falmouth, MA 02536	1998	2,380	$718,308
Bourne, MA 172 Clay Pond Road Bourne, MA	Under Construction	2,000	$60,995

      At September 30, 2003, the net book value of Falmouth’s computer equipment and other furniture, fixtures and equipment at its offices totaled $330,702. For more information, see Note 5 of the Notes to Consolidated Financial Statements.

Legal Proceedings

      Although Falmouth Bank and Falmouth, from time to time, are involved in various legal proceedings in the normal course of business, there are no material legal proceedings to which Falmouth Bank or Falmouth, its directors or its officers is a party or to which any of its property is subject as of December 31, 2003.

Market for Falmouth’s Common Stock and Related Stockholder Matters

      Falmouth Bancorp, Inc.’s common stock is traded on the American Stock Exchange and quoted under the symbol “FCB.” The table below shows the high and low sales price during the periods indicated.

      At December 31, 2003, Falmouth’s common stock closed at $36.25 and there were 916,727 shares of Falmouth’s common stock outstanding, which were held of record by approximately

944 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms. At April 29, 2004, Falmouth’s common stock closed at $          . At April 29, 2004, the record date, there were 917,227 shares of Falmouth’s common stock outstanding, which were held of record by approximately 944 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

      The Board of Directors considers paying dividends, dependent on the results of operations and financial condition of Falmouth, tax considerations, industry standards, economic conditions, regulatory restrictions and other factors. There are significant regulatory limitations on Falmouth’s ability to pay dividends depending on the dividends it receives from Falmouth Bank, which are subject to regulations and Falmouth Bank’s continued compliance with all regulatory capital requirements and the overall health of the institution.

	Price Range

Quarter Ended	High	Low	Dividends

Fiscal year ended September 30, 2002:
First Quarter ended December 31, 2001.	20.30	20.00	$.12
Second Quarter ended March 31, 2002.	22.50	20.50	.12
Third Quarter ended June 30, 2002.	30.01	22.65	.13
Fourth Quarter ended September 30, 2002	27.75	22.25	.13

Fiscal year ended September 30, 2003:
First Quarter ended December 31, 2002.	26.75	23.00	$.13
Second Quarter ended March 31, 2003.	26.20	24.50	.13
Third Quarter ended June 30, 2003.	26.25	24.50	.13
Fourth Quarter ended September 30, 2003	31.85	25.50	.13

Fiscal year ended September 30, 2004:
First Quarter ended December 31, 2003.	38.00	28.00	$.13
Second Quarter ended March 31, 2004.	39.00	36.00	$.13

Management’s Discussion and Analysis of Financial Condition and Results of Operations

      The following discussion should be read in conjunction with Falmouth’s financial statements and the notes thereto beginning on page F-2 of this proxy statement/prospectus.

General

      The business of Falmouth Bank consists of attracting deposits from the general public and using these funds to originate mortgage loans secured by one-to four-family residences located primarily in Falmouth, Massachusetts and surrounding areas and to invest in investment securities. To a lesser extent, Falmouth Bank engages in various forms of consumer and home equity lending. Falmouth Bank’s profitability depends primarily on its net interest income, which is the difference between the interest income it earns on its loans and investment portfolios and its cost of funds, which consists mainly of interest paid on deposits. Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on these balances. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income.

      Falmouth Bank’s level of non-interest income and expense also affects Falmouth Bank’s profitability. Non-interest income, or other income, consists primarily of service fees, net gains on sale of loans and gains on investment securities. Non-interest expense, or operating expenses, consists of salaries and benefits, deposit insurance premiums paid to the Federal Deposit Insurance Corporation (“FDIC”), occupancy related expenses and other operating expenses.

      The operations of Falmouth Bank, and banking institutions in general, are influenced significantly by general economic conditions and related monetary and fiscal policies of financial institutions’ regulatory agencies. Deposit flows and the cost of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing real estate and other types of loans, which in turn are affected by the interest rates at which such financing may be offered and other factors affecting loan demand and the availability of funds.

Critical Accounting Policies

      The Notes to Falmouth’s Audited Consolidated Financial Statements included in this proxy statement/ prospectus beginning on page F-8 contain a summary of Falmouth’s significant accounting policies. Falmouth believes its policies with respect to the methodology for our determination of the allowance for loan losses, the valuation of mortgage servicing rights and asset impairment judgments, and other than temporary declines in the value of our securities, involve a higher degree of complexity and require management to make difficult and subjective judgments which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could cause reported results to differ materially. The Audit Committee and Falmouth’s Board of Directors periodically review these critical policies and their application.

Comparison of Financial Condition at December 31, 2003 and September 30, 2003.

      Falmouth’s total assets decreased by $8.0 million, or 4.8%, from $166.1 million at September 30, 2003 to $158.1 million at December 31, 2003. Total deposits decreased $8.0 million or 5.5%, from $145.5 million at September 30, 2003 to $137.6 million at December 31, 2003. This decrease was due, in part, to seasonal withdrawals from demand deposits accounts, money market accounts and certificates of deposit; and, in part, to a recent upward trend in the equities market during the period. Total net loans were $87.7 million or 63.7% of total deposits at December 31, 2003, as compared to $83.3 million or 57.2% of total deposits at September 30, 2003, representing an increase of $4.4 million for the quarter. This increase was due, in part, to Falmouth Bank’s decision to selectively retain some of its current higher yielding loan production for portfolio rather than selling it on the secondary market. Investment securities were $61.9 million or 39.2% of total assets at December 31, 2003, as compared to $70.6 million or 42.5% of total assets at September 30, 2003. Investment securities decreased $8.7 million or 12.32%, in part, due to maturing and called investment securities. The proceeds were used to fund loans held for investment and deposit outflows.

      Borrowed funds from the Federal Home Loan Bank of Boston decreased $21,000 from $2.6 million at September 30, 2003 to $2.6 million at December 31, 2003. The decrease was the result of normal amortization of long term borrowings combined with a short-term advance of $4,000 that was the result of normal cash management operations with FHLB.

      Stockholders’ equity was $17.9 million at December 31, 2003, and $17.7 million at September 30, 2003. The change in stockholders’ equity was due to an increase in accumulated other comprehensive income of $101,000, changes in capital due to annual entries effecting Falmouth Bank’s Employee Stock Ownership Plan, Employee Stock Option Plan and the Employee Recognition and Retention Plan of $129,000, offset, in part, by and the payment of a cash dividend of $119,000. The ratio of stockholders’ equity to total assets was 11.3% at December 31, 2003, and the book value per share of common stock was $19.48 at December 31, 2003, compared to 10.7% and $19.43, respectively, at September 30, 2003.

      The ratio of the allowance for loan losses to total loans was 0.86% at December 31, 2003. Management believes the allowance is adequate based upon, among other things, past loss experience, prevailing economic conditions, and the level of credit risk in the loan portfolio. However, Falmouth Bank, during its regular reviews of delinquencies and its loan portfolio, may provide additional provisions as deemed necessary to maintain a sufficient allowance for the loan loss to total loan ratio.

      Net Income. Falmouth’s net income for the three months ended December 31, 2003 was $1,000, as compared to $375,000 for the three months ended December 31, 2002. The decrease in net income of

$374,000 was due, in part, to a decrease in interest and dividend income of $316,000 that was offset, in part, by a decrease in interest expense of $255,000. Other key factors included a decrease in other income of $200,000, an increase in other expenses of $240,000 and a decrease in income taxes of $126,000. The increase in other expenses was related, in part, to costs associated with potential merger activities, which totaled $91,000 in added legal and professional fees for the three-month period ended December 31, 2003. The additional costs associated with the proposed plan of merger are expected to continue to rise sharply in the next two quarters. The annualized return on average assets (ROA) for the three months ended December 31, 2003 was 0.00%, a decrease of 96 basis points, as compared to 0.96% for the same period of the prior year.

      Interest and Dividend Income. Total interest and dividend income for the three months ended December 31, 2003 was $1.6 million, a decrease of $316,000, as compared to $1.9 million for the three month period ended December 31, 2002. The decrease was attributable to a decrease in interest and fees on loans of $242,000, which was the result of continuing historically low interest rates and a decrease in loans held for investment, and a decrease in interest on debt securities, dividends on equity securities and other interest of $74,000.

      Interest Expense. Total interest expense for the three months ended December 31, 2003 was $462,000 as compared to $718,000 for the same period of the prior year, a decrease of $256,000. The decrease in interest expense was primarily due to declining short term interest rates, partially offset by a $3.4 million growth in interest bearing deposits for the twelve months ended December 31, 2003.

      Net Interest and Dividend Income. Net interest and dividend income was $1.1 million for the three-month period ended December 31, 2003 and $1.2 million for the three months ended December 31, 2002. The $60,000 decrease was the result of a $316,000 decrease in interest and dividend income, offset by a $255,000 decrease in interest expense. The net interest margin for the three months ended December 31, 2003 was 2.86%, a decrease of 28 basis points, as compared to 3.14% for the three months ended December 31, 2002. The decrease in net interest margin was primarily the result of a decrease in the yield on interest earning assets.

      Provision for Loan Losses. Although net loans increased by $4.3 million for the three months ended December 31, 2003, primarily in 1-4 family residential loans, Falmouth made no additional provision to its allowance for loan losses during the quarter ended December 31, 2003 because management believed the provision to be adequate. Although the provision was deemed adequate based on Falmouth’s delinquency and loan loss record, management believes that additional provisions may be added as the loan portfolio is expected to expand slightly. The expected expansion in the loan portfolio is the result of Falmouth’s intent to place additional loans in portfolio and sell fewer 1-4 family residential loans in the secondary market.

      Falmouth’s allowance for loan loss was 0.86% of total loans at December 31, 2003 as compared to 0.91% at September 30, 2003. On December 31, 2003 Falmouth had no loans 60 or more days delinquent, no small commercial loans overdue and no non-performing loans.

      The allowance for loan losses is maintained at a level determined to be adequate by management to absorb future charge-offs of loans deemed uncollectible. This allowance is increased by provisions charged to income and by recoveries on loans previously charged off, and reduced by benefits for loan losses credited to income and charge-offs. Arriving at an appropriate level of allowance for loan losses necessarily involves a high degree of judgment and is determined based on management’s ongoing evaluation.

      Falmouth maintains an allowance for loan losses at a level which it believes is sufficient to cover potential charge-offs of loans deemed to be uncollectible based on a continuous review of a variety of factors. These factors consist of the character and size of the loan portfolio, business and economic conditions, loan growth, charge-off experience, delinquency trends, non-performing loan trends and other asset quality factors. The primary means of adjusting the level of this allowance is through provisions (benefits) for loan losses, which are established and charged (credited) to income on a quarterly basis. Although Falmouth uses available information to establish the appropriate level of the allowance for loan losses, future additions to the allowance may be necessary because the estimates of the potential losses in

Falmouth’s loan portfolio are susceptible to change as a result of changes in the factors noted above. Any such increase would adversely affect our results of operations.

      For the commercial business loan and commercial real estate loan portfolios, Falmouth evaluates each loan rated “substandard” or worse. On an ongoing basis, Falmouth reviews classified loans to ensure the accuracy of the loan classifications. Estimated reserves for each of these credits are determined by reviewing current collateral value, financial information, cash flow, payment history and trends and other relevant facts surrounding the particular credit. Provisions for losses on the remaining commercial loans are based on pools of similar loans using historical loss experience and other qualitative factors.

      For the residential real estate and consumer loan portfolios, the range of reserves is calculated by applying historical charge-offs and recovery experience to the current outstanding balance in each loan category, with consideration given to loan growth over the preceding twelve months.

      Other Income. Other income for the three-month period ended December 31, 2003 was $194,000, as compared to $393,000 for the three months ended December 31, 2002. The $199,000 decrease was primarily the result of an increase in service charge income of $10,000, an increase in net gains on sales of investment securities of $93,000, and an increase in loan servicing fee income of $9,000. This was offset, in part, by an decrease in gains on sales of mortgage loans of $285,000 and a decrease in other income of $27,000.

      Operating Expenses. Operating expenses for the three months ended December 31, 2003 were $1,202,000, as compared to $962,000 for the three months ended December 31, 2002. The $240,000 increase was primarily due to the combination of an increase in salaries and employee benefits of $78,000, an increase in occupancy expense of $18,000, an increase in equipment expense of $7,000, and an increase in data processing expense of $41,000, an increase in legal and professional costs of $76,000, and an increase in other expenses of $57,000, combined with a decrease in the write downs of mortgage servicing assets of $38,000. The increase in legal and professional costs was primarily due to the one time additional costs associated with the proposed merger agreement of $91,000. The increase in other operating expenses can be primarily attributed to the costs associated with Falmouth Bank’s newest branch, opened in Bourne, Massachusetts, in November 2003. The annualized ratio of operating expenses to average total assets for the three months ended December 31, 2003 was 3.04%, as compared to 2.53% for the three-month period ended December 31, 2002, an increase of 51 basis points.

Comparison of Financial Condition at September 30, 2003 and 2002

      Falmouth’s total assets were $166.1 million at September 30, 2003, as compared to $154.5 million at September 30, 2002, an increase of $11.6 million or 7.51%. Total deposits were $145.5 million at September 30, 2003, as compared to $131.7 million at September 30, 2002, an increase of $13.8 million, or 10.49%. This increase was due, in part, to consumers seeking safer havens with insured deposits as a result of the downturn in the stock markets. Total net loans were $83.3 million or 57.3% of total deposits at September 30, 2003, as compared to $95.0 million or 72.1% of total deposits at September 30, 2002, representing a decrease of $11.7 million for the period. This decrease is due, in part, to low mortgage rates and to the active local real estate market driving single-family re-financing at lower yields. This results in Falmouth Bank selling more of its lower rate loans in the secondary market. During the year, Falmouth Bank sold $63.6 million in residential mortgages and $1.1 million in commercial mortgages, all with servicing retained. Investment securities were $70.6 million or 42.5% of total assets at September 30, 2003, as compared to $47.7 million or 30.9% of total assets at September 30, 2002. As investment securities matured, funds were reinvested in short-term investment grade securities and utilized to repay $2.6 million in maturing FHLB advances. Stockholders’ equity was $17.7 million at September 30, 2003 as compared to $16.3 million at September 30, 2002, an increase of $1.4 million. The net increase in stockholders’ equity was primarily caused by a decrease in the accumulated other comprehensive loss of $716,000, combined with increased retained earnings of $123,000 after dividend payments and the routine reduction in stock based employee compensation liabilities of $565,000. Stockholders’ equity reported at September 30, 2003 included an unrealized loss, net of tax effects, in available-for-sale securities of

$91,000 and retained earnings of $594,000. Falmouth Bank realized an expense of $277,000 (net of tax benefits) due to tax legislation enacted by the Commonwealth of Massachusetts in March of 2003, effective retroactively to 1999, eliminating the 95% income tax dividend exclusion on dividends Falmouth Bank received from its real estate investment trust subsidiary. The ratio of stockholders’ equity to total assets was 10.7% at September 30, 2003, as compared to 10.6% at September 30, 2002. The book value of common stock was $19.43 at September 30, 2003, as compared to $18.14 at September 30, 2002.

Comparison of Financial Condition at September 30, 2002 and 2001

      Falmouth’s total assets were $154.5 million at September 30, 2002, as compared to $147.4 million at September 30, 2001, an increase of $7.1 million or 4.8%. Total deposits were $131.7 million at September 30, 2002, as compared to $122.2 million at September 30, 2001, an increase of $9.5 million, or 7.8%. This increase was due, in part, to consumers seeking safer havens with insured deposits as a result of the downturn in the stock markets. Total net loans were $95.0 million or 72.1% of total deposits at September 30, 2002, as compared to $112.6 million or 92.1% of total deposits at September 30, 2001, representing a decrease of $17.5 million for the period. This decrease is due, in part, to low mortgage rates and to the active local real estate market driving single-family re-financing at lower yields. This results in Falmouth Bank selling more of its lower rate loans in the secondary market. During the year, Falmouth Bank sold $36.0 million in residential mortgages and $1.4 million in commercial mortgages, all with servicing retained. Investment securities were $47.7 million or 30.9% of total assets at September 30, 2002, as compared to $20.2 million or 13.7% of total assets at September 30, 2001. As investment securities matured, funds were reinvested in short-term investment grade securities and utilized to repay $2.1 million in maturing FHLB advances. Stockholders’ equity was $16.3 million at September 30, 2002 as compared to $16.9 million at September 30, 2001, a decrease of $572,000. The net decrease in stockholders’ equity was primarily caused by the repurchase of 52,960 shares of Falmouth’s common stock at a cost of $1.3 million, a decrease in the accumulated other comprehensive loss of $401,000, combined with increased retained earnings of $1.1 million after dividend payments. Stockholders’ equity reported at September 30, 2002 included an unrealized loss, net of tax effects, in available-for-sale securities of $806,000 and retained earnings of $13.7 million. The ratio of stockholders’ equity to total assets was 10.6% at September 30, 2002, as compared to 11.5% at September 30, 2001. The book value of common stock was $18.14 at September 30, 2002, as compared to $18.01 at September 30, 2001.

Comparison of Operating Results at September 30, 2003 and 2002

      Net Income. Falmouth’s net income for the twelve months ended September 30, 2003, was $594,000 as compared to $1.5 million for the twelve months ended September 30, 2002. The decrease in net income of $922,000 was primarily due to tax legislation enacted by the Commonwealth of Massachusetts in March of 2003, effective retroactively to 1999, eliminating the 95% income tax dividend exclusion on dividends Falmouth Bank received from its real estate investment trust subsidiary. Additionally, Falmouth realized losses of $451,000 in its investment securities portfolio. Management chose to divest itself of equity investment securities in accordance with its strategic business plan to structure Falmouth’s balance sheet to minimize credit risk and sensitivity to market conditions and movements in interest rates. For additional information about the impact of Falmouth’s strategic business plan on income taxes, see “Taxes”, below. A decrease in interest expense of $971,000, an increase in other expenses of $555,000, offset by a decrease in interest and dividend income of $2.0 million, an increase in other income of $664,000 and a decrease in income taxes of $58,000 also contributed to the decrease. The annualized return on average assets (ROA) for the 12 months ended September 30, 2003 was 0.37%, a decrease of 63 basis points, as compared to 1.00% for the prior year. Interest and dividend income decreased, primarily, as the result of an increase in residential loans re-written at lower rates during the year, accompanied with lower yields on investment securities. The decrease in interest expense was primarily due to the general reduction in interest on deposits.

      Net Interest and Dividend Income. Net interest and dividend income for the twelve-months ended September 30, 2003 was $4.3 million, as compared to $5.3 million for the 12 months ended September 30,

2002. The decrease of $1.0 million was the result of a $2.0 million decrease in interest and dividend income, offset by a $1.0 million decrease in interest expense. The net interest margin for the twelve months ended September 30, 2003 was 2.84%, a decrease of 84 basis points, as compared to 3.68% for the twelve months ended September 30, 2002. The decrease in net interest margin was primarily the result of the decrease in interest income due to the lower general level of interest rates.

      Interest and Dividend Income. Total interest and dividend income for the twelve months ended September 30, 2003 was $6.7 million, a decrease of $2 million as compared to $8.7 million for the twelve months ended September 30, 2002. The decrease in interest and dividend income was due to a $2 million decrease in interest income on loans, and a $17,000 decrease in other interest, offset by a $221,000 increase in interest and dividends on securities and short-term investments. The decrease in interest income on loans was primarily the result of increased refinancing volume at lower rates. The increase in interest and dividends on securities was the result of utilizing cash flow from the refinancing of loans to increase the volume in short-term securities.

      Interest Expense. Interest expense for the twelve months ended September 30, 2003 was $2.4 million, a decrease of $1 million, as compared to $3.4 million for the twelve months ended September 30, 2002. The decrease in interest expense was due to the general decrease in interest rates as well as a decrease in Federal Home Loan Bank borrowings during the period.

      Provision for Loan Losses. Falmouth recorded a benefit for loan losses for the fiscal year ended September 30, 2003 of $180,000, as compared to no provision for loan losses in fiscal year 2002. The benefit for loan losses in fiscal year 2003 reflected the decrease in Falmouth’s classified and impaired loans and reduction in total loans outstanding due to increased sales of residential mortgage loans and pre-payments of existing loans. These factors, that resulted in a benefit for loan losses during fiscal year 2003, were partially offset by changes in Falmouth’s loan mix, with increases in commercial real estate loans and equity lines of credit and reduction in residential mortgage loans. An additional factor that contributed to the benefit for loan losses during fiscal year 2003 was Falmouth’s decision to reduce estimated reserves for commercial business loans, commercial real estate loans, residential real estate loans and consumer loans. This decision was based on Falmouth’s ongoing analysis of historical losses and other relevant qualitative factors, and resulted in a benefit for loan losses of $84,000. Net recoveries were $1,200 during fiscal year 2003 compared to net charge-offs of $6,000 during fiscal year 2002.

      The allowance for loan losses at September 30, 2003 was $761,000, as compared to $939,000 at September 30, 2002, a decrease of 19%. Falmouth Bank’s allowance for loan losses as a percentage of total loans ratio was 0.91% at September 30, 2003 as compared to 0.98% at September 30, 2002. The decrease was due to the benefit for loan losses as discussed above. There were no nonperforming loans at September 30, 2003 as compared to $42,000, or 0.05% of total loans, at September 30, 2002. The $42,000 decrease in nonperforming loans from September 30, 2002 to September 30, 2003 was attributable to the removal of one nonperforming commercial business loan from the nonperforming category because the loan was paid in full.

      The allowance for loan losses is maintained at a level determined to be adequate by management to absorb future charge-offs of loans deemed uncollectible. This allowance is increased by provisions charged to income and by recoveries on loans previously charged off, and reduced by benefits for loan losses credited to income and charge-offs. Arriving at an appropriate level of allowance for loan losses necessarily involves a high degree of judgment and is determined based on management’s ongoing evaluation.

      Falmouth maintains an allowance for loan losses at a level which it believes is sufficient to cover potential charge-offs of loans deemed to be uncollectible based on continuous review of a variety of factors. These factors consist of the character and size of the loan portfolio, business and economic conditions, loan growth, charge-off experience, delinquency trends, non-performing loan trends and other asset quality factors. The primary means of adjusting the level of this allowance is through provisions (benefits) for loan losses, which are established and charged (credited) to income on a quarterly basis. Although Falmouth uses available information to establish the appropriate level of the allowance for loan losses, future additions to the allowance may be necessary because our estimates of the potential losses in our loan portfolio are susceptible to change as a result of changes in the factors noted above. Any such increase would adversely affect Falmouth’s results of operations. At September 30, 2003, Falmouth’s allowance for loan losses amounted to $761,000, and during fiscal years 2003, 2002 and 2001 our (benefits) provisions for loan losses amounted to ($180,000), $0 and $190,000, respectively.

      For the commercial business loan and commercial real estate loan portfolios, Falmouth evaluates each loan rated “substandard” or worse. On an ongoing basis, Falmouth reviews classified loans to ensure the accuracy of the loan classifications. Estimated reserves for each of these credits are determined by reviewing current collateral value, financial information, cash flow, payment history and trends and other relevant facts surrounding the particular credit. Provisions for losses on the remaining commercial loans are based on pools of similar loans using historical loss experience and other qualitative factors.

      For the residential real estate and consumer loan portfolios, the range of reserves is calculated by applying historical charge-offs and recovery experience to the current outstanding balance in each loan category, with consideration given to loan growth over the preceding twelve months.

      Non-interest Income. Non-interest income or other income for the twelve months ended September 30, 2003 was $1.1 million as compared to $469,000 for the twelve months ended September 30, 2002. The $664,000 increase was due to a decrease in net security losses of $131,000, an increase of $18,000 in service charge income, a $10,000 increase in loan servicing fees a $12,000 increase in other income, and an increase of $493,000 in gains on mortgages sold. Lower market values made it necessary to write down several of Falmouth Bank’s equity securities holdings during the year. For additional information about the impact of these write-downs on income tax expense, see “Taxes”, below. Falmouth Bank continued a moderate-term strategic objective of selling off packages of the lowest rate residential loans, service retained, for market gains.

      Non-Interest Expense. Non-interest expense, or other expense, for the twelve months ended September 30, 2003 was $3.9 million as compared to $3.4 million in 2002. A $555,000 increase was primarily due to the combination of an increase in salaries and employee benefits of $251,000, an increase in write-downs on mortgage servicing assets of $243,000, an increase in occupancy expense of $10,000, an increase in data processing fees of $32,000, an increase in Directors’ fees of $16,000, an increase in deposit insurance expense of 1,000 and an increase in other operating expenses of $44,000, off-set in part by a decrease in equipment expense of $9,000, and a decrease in legal and professional fees of $33,000. The increase in the write-down of mortgage servicing assets was due to serviced loans being paid off sooner than had been anticipated because of the historically low interest rates that were available. The increase in data processing expense was partially due to the modernization of our teller operating equipment and software as well as the implementation of a bank wide area network interconnecting the main office and branches.

      Taxes. Falmouth’s effective tax rate was 64.3% in fiscal year 2003 and 36.9% in fiscal year 2002. The increase in the effective tax rate was due primarily to the additional state taxes, net of federal tax benefit, attributable to the real estate investment trust dividend deduction settlement with the Commonwealth of Massachusetts. An additional reason for the increase in the effective tax rate was the increase in the valuation allowance against accumulated realized capital losses and impairment write-downs related to equity securities. Falmouth considers a full valuation allowance against the deferred tax assets created by the realized capital losses, impairment write-downs and the unrealized losses recorded in accordance with SFAS No. 115, in the aggregate amount of $212,348, to be appropriate. The reason for this position is that Falmouth does not anticipate generating any significant capital gains in future periods that would be necessary to utilize the tax benefits created by prior accumulated realized and unrealized equity losses in the investment portfolio. Falmouth’s strategic business plan is to structure the balance sheet to minimize credit risk and sensitivity to market conditions and movements in interest rates. This strategic business plan is driving management’s decisions as opposed to tax strategies emphasizing utilization of accumulated deferred tax benefits. Falmouth feels that it is more likely than not that it will be unable to generate any significant future capital gains under existing tax strategies to utilize existing deferred tax benefits.

      For additional information regarding taxation, see Note 9 of the Notes to Financial Statements beginning on page F-21.

Comparison of Operating Results at September 30, 2002 and 2001

      Net Income. Falmouth’s net income for the twelve months ended September 30, 2002, was $1.5 million as compared to $1.4 million for the twelve months ended September 30, 2001. The increase in net income of $86,000 was primarily due to a decrease in interest expense of $1.1 million, a decrease in the provision for loan losses of $190,000 and a decrease in other expense of $24,000, offset by a decrease in interest and dividend income of $953,000, a decrease in other income of $195,000 and an increase in income taxes of $108,000. The annualized return on average assets (ROA) for the 12 months ended September 30, 2002 was 1.00%, a decrease of 2 basis points, as compared to 1.02% for the prior year. Interest and dividend income decreased, primarily as the result of an increase in residential loans re-written at lower rates during the year, accompanied by lower yields on investment securities. The decrease in interest expense was primarily due to the general reduction in interest on deposits.

      Net Interest and Dividend Income. Net interest and dividend income for the twelve-months ended September 30, 2002 was $5.3 million, as compared to $5.1 million for the 12 months ended September 30, 2001. The increase of $175,000 was the result of a $953,000 decrease in interest and dividend income, offset by a $1.1 million decrease in interest expense. The net interest margin for the twelve months ended September 30, 2002 was 3.68%, a decrease of 16 basis points, as compared to 3.84% for the twelve months ended September 30, 2001. The decrease in net interest margin was primarily the result of an increase in the sale of loans and a decrease in interest income due to the lower general level of interest rates.

      Interest and Dividend Income. Total interest and dividend income for the twelve months ended September 30, 2002 was $8.7 million, a decrease of $953,000, as compared to $9.6 million for the twelve months ended September 30, 2001. The decrease in interest and dividend income was due to a $990,000 decrease in interest income on loans, and a $58,000 decrease in other interest, offset by a $95,000 increase in interest and dividends on securities and short-term investments. The decrease in interest income on loans was primarily the result of increased refinancing volume at lower rates. The increase in interest and dividends on securities was the result of utilizing cash flow from the refinancing of loans to increase the volume in short-term securities.

      Interest Expense. Interest expense for the twelve months ended September 30, 2002 was $3.4 million, a decrease of $1.1 million, as compared to $4.5 million for the twelve months ended September 30, 2001. The decrease in interest expense was due to the general decrease in interest rates, as well as a decrease in Federal Home Loan Bank borrowings during the period.

      Provision for Loan Losses. There was no provision for loan loss expense for the twelve months ended September 30, 2002, which compared to $190,000 for the twelve months ended September 30, 2001. The decrease in the amount of the provision for loan losses was the result of Falmouth Bank’s decline in total loans due to the selling of residential mortgages, which is commensurate with loan loss risk. The allowance for loan losses at September 30, 2002 was $939,000, as compared to $945,000 at September 30, 2001, for a decrease of 0.6%. On September 30, 2002 Falmouth Bank had no residential mortgage loans 90 days or more delinquent, one residential real estate loan 60 days delinquent and one small commercial loan 90 days overdue. Falmouth Bank’s allowance for loan losses to total loans ratio was 0.98% at September 30, 2002 as compared to 0.83% at September 30, 2001.

      Non-interest Income. Non-interest income, or other income, for the twelve months ended September 30, 2002 was $469,000, as compared to $696,000 for the twelve months ended September 30, 2001. The $195,000 decrease was due to a decrease in net securities gains of $749,000, off-set in part by an increase of $29,000 in service charge income, a $45,000 increase in loan servicing fees, a $23,000 increase in other income, and an increase of $458,000 in gains on mortgages sold. A decline in market values made it necessary to write down several of Falmouth Bank’s equity securities holdings during the year. Falmouth Bank continued a moderate-term strategic objective of selling off packages of the lowest rate residential loans, service retained, for market gains.

      Non-Interest Expense. Non-interest expense, or other expense, was $3.4 million for the twelve months ended September 30, 2002 and 2001. A $24,000 decrease was primarily due to the combination of a decrease in salaries and employee benefits of $40,000, a decrease in occupancy expense of $33,000, a decrease in legal and professional fees of $29,000, and a decrease in other operating expenses of $23,000, off-set in part by an increase in data processing fees of $71,000, an increase in equipment expense of $14,000, and an increase in Directors’ fees of $16,000. The increase in data processing expense was partially due to the introduction of a new Cash Management Program for our business customers within Falmouth Bank’s web site, www.falmouthbank.com.

Liquidity and Capital Resources

      Falmouth Bank’s primary sources of funds consist of deposits, repayment and prepayment of loans and mortgage-backed securities, maturities of investments and interest-bearing deposits, other borrowed funds and funds provided from operations. While scheduled repayments of loans and mortgage-backed securities and maturities of investment securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by the general level of interest rates, economic conditions and competition. Falmouth Bank uses its liquidity resources principally to fund existing and future loan commitments, to fund net deposit outflows, to invest in other interest-earning assets, to maintain liquidity and to meet operating expenses. Management believes that loan repayments and other sources of funds will be adequate to meet Falmouth Bank’s liquidity needs for fiscal year 2004.

      Falmouth Bank is required to maintain adequate levels of liquid assets. This guideline, which may be varied depending upon economic conditions and deposit flows, is based upon a percentage of deposits and short-term borrowings. Falmouth Bank has historically maintained a level of liquid assets in excess of regulatory requirements. Falmouth Bank’s liquidity ratio at December 31, 2003 was 47.5%.

      A major portion of Falmouth Bank’s liquidity consists of short-term U.S. Government and high-grade corporate obligations. The level of these assets is dependent on Falmouth Bank’s operating, investing, lending and financing activities during any given period. At December 31, 2003, net cash and short-term assets totaled $3.7 million.

      The primary investing activities of Falmouth Bank include the origination of loans and the purchase of investment securities. During the year ended September 30, 2003, purchases of investment securities and mortgage-backed securities totaled $92.1 million, while loan originations totaled $111.2 million. These investments were funded primarily from loan repayments of $58.5 million, loans sold of $64.7 million, investment security maturities of $65.4 million, and an increase in deposits of $13.8 million.

      Liquidity management is both a daily and long-term function of management. If Falmouth Bank requires more funds than it can generate internally, Falmouth Bank will borrow additional funds from the FHLB of Boston. At December 31, 2003, Falmouth Bank had $2.6 million in outstanding advances from the FHLB of Boston.

      At December 31, 2003, Falmouth Bank had $5.4 million in outstanding commitments to originate loans. Falmouth Bank anticipates that it will have sufficient funds available to meet its current loan origination commitments. Certificates of deposit which are scheduled to mature in one year or less totaled $36.8 million at December 31, 2003. Based on historical experience, management believes that a significant portion of such deposits will remain with Falmouth Bank.

      At December 31, 2003, Falmouth and Falmouth Bank exceeded all of their respective regulatory capital requirements.

Impact of Inflation and Changing Prices

      The financial statements and related data presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America, which require the measurement of financial position and results of operations in terms of historical dollars without considering changes in the relative purchasing power of money over time because of inflation. Unlike, for instance, industrial companies, virtually all of the assets and liabilities of Falmouth Bank are monetary in nature. As a result, interest rates have a more significant impact on Falmouth Bank’s performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services.

Asset/ Liability Management

      A principal operating objective of Falmouth Bank is to produce stable earnings by achieving a favorable interest rate spread that can be sustained during fluctuations in prevailing interest rates. Since Falmouth Bank’s principal interest-earning assets have longer terms to maturity than its primary source of funds (deposit liabilities), increases in general interest rates will generally result in an increase in Falmouth Bank’s cost of funds before the yield on its asset portfolio adjusts upwards. Banking institutions generally have sought to reduce their exposure to adverse changes in interest rates by attempting to achieve a closer match between the periods in which their interest-bearing liabilities and interest-earning assets can be expected to reprice through the origination of adjustable-rate mortgages and loans with shorter terms and the purchase of other shorter term interest-earning assets.

      The term “interest rate sensitivity” refers to those assets and liabilities, which mature and reprice periodically in response to fluctuations in market rates and yields. Thrift institutions historically have operated in a mismatched position with interest-sensitive liabilities exceeding interest-sensitive assets over short-term time periods. As noted above, one of the principal goals of Falmouth Bank’s asset/liability program is to more closely match the interest rate sensitivity characteristics of the asset and liability portfolios.

      In order to properly manage interest rate risk, Falmouth Bank’s Board of Directors has an Executive Committee to monitor the difference between Falmouth Bank’s maturing and repricing assets and liabilities and to develop and implement strategies to decrease the “negative gap” between the two. The primary responsibilities of the committee are to assess Falmouth Bank’s asset/liability mix, recommend strategies to the Board of Directors that will enhance income while managing Falmouth Bank’s sensitivity to changes in interest rates and report to the Board of Directors the results of the strategies used.

      Since the mid-1980s, Falmouth Bank has stressed the origination of adjustable-rate residential mortgage loans and adjustable-rate home equity loans. Historically, Falmouth Bank did not retain fixed-rate loans with terms in excess of 15 years in its portfolio. Beginning in March 1995, however, Falmouth Bank retained a portion of its fixed-rate loans with terms in excess of 15 years in the portfolio. At December 31, 2003, Falmouth Bank’s loan portfolio included $2.6 million of adjustable-rate mortgages and $16.5 million of adjustable-rate home equity loans that together represent 32.9% of Falmouth Bank’s total loans.

      In order to increase the interest rate sensitivity of its assets, Falmouth Bank has also maintained a consistent level of investment securities and other assets of maturities of three years or less. At December 31, 2003, Falmouth Bank had $53.1 million of investment securities maturing within one year or less and $5.8 million of investment securities maturing over one through five years.

      In the future, in managing its interest rate sensitivity, Falmouth Bank intends to continue to stress the origination of adjustable-rate mortgages and loans with shorter maturities and the maintenance of a consistent level of short-term securities.

Interest Rate Sensitivity Analysis

      The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are “interest rate sensitive” and by monitoring an institution’s amount of interest rate sensitive assets. Generally, during a period of rising interest rates, a negative gap would adversely affect net interest income while a positive gap would result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap would result in an increase in net interest income, and a positive gap would adversely affect net interest income. An asset or liability is said to be interest rate sensitive within a specific period if it will mature or reprice within that period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities, and is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest-rate-sensitive assets.

      The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2003, which is expected to mature or reprice in each of the time periods shown. The investment securities and mortgage-backed securities in the following table are presented at carrying amount.

	At December 31, 2003

		Over One	Over Five
	One Year	Through	Through	Over
	or Less	Five Years	Ten Years	Ten Years	Total

	(Dollars in thousands)
Interest-earning assets:
Investment securities(1)	$53,087	$5,764	$—	$—	$58,851
Mortgage-backed securities	—	25	324	116	465
Other interest-earning assets	3,420	—	—	—	3,420
Adjustable rate 1-4 family loans	25,176	3,116	1,954	—	30,246
Fixed rate 1-4 family loans	3,505	1,025	3,399	28,212	36,141
Commercial real estate loans	2,790	11,207	1,865	451	16,313
Consumer and commercial loans	1,839	3,887	—	—	5,726

Total(2)	$89,817	$25,024	$7,542	$28,779	$151,162

Interest-bearing liabilities:
Certificates of deposit	$36,843	$13,490	$—	$—	$50,333
Money market accounts	29,765	—	—	—	29,765
NOW accounts	11,832	—	—	—	11,832
Passbook accounts	25,070	—	—	—	25,070
Repurchase agreements	—	—	—	—	—
FHLB advances	100	462	2,000	—	2,562

Total	$103,610	$13,952	$2,000	$—	$119,562

Interest sensitivity gap	$(13,793)	$11,072	$5,542	$28,779	$31,600

Cumulative interest sensitivity gap	$(13,793)	$(2,721)	$2,821	$31,600

Ratio of cumulative gap to total assets	(8.72)%	(1.72)%	1.78%	19.99%

(1)	Excludes marketable equity securities.

(2)	Loans are presented net of unearned income and unadvanced principal.

      Falmouth’s management believes the current one-year gap of negative 8.72% presents a risk to net interest income should a sustained increase occur in the current level of interest rates. If interest rates increase, Falmouth Bank’s negative one-year gap should cause the net interest margin to decrease. A conservative rate-gap policy provides a stable net interest income margin. Accordingly, Falmouth’s management emphasizes a structured schedule of investments spread by term to maturity with greater emphasis on maturities of one year or less. The preceding table utilized no assumptions or adjustments regarding the retention of core deposits, prepayment of loans and decay rates based upon Falmouth’s actual experience. Accordingly, it is possible that the actual interest rate sensitivity of Falmouth Bank’s assets and liabilities could vary significantly from the information set forth in the table due to market and other factors.

      Certain shortcomings are inherent in the method of analysis presented in the preceding table. Although certain assets and liabilities may have similar maturity or periods of repricing, they may react in different degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while rates on other types of assets and liabilities may lag behind changes in market interest rates. Certain assets, such as adjustable-rate mortgages, generally have features which restrict changes in interest rates on a short-term basis and over the life of the asset. In the event of a change in interest rates, prepayments and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Additionally, an increased credit risk may result as the ability of many borrowers to service their debt may decrease in the event of an interest rate increase. Virtually all of the adjustable-rate loans in Falmouth Bank’s portfolio contain conditions which restrict the periodic change in interest rate.

Impact of New Accounting Standards

      In October 2002, the FASB issued SFAS No. 147 “Acquisitions of Certain Financial Institutions”, an Amendment of SFAS Nos. 72 and 144 and FASB Interpretation No. 9. SFAS No. 72 “Accounting for Certain Acquisitions of Banking or Thrift Institutions” and FASB Interpretation No. 9 “Applying APB Opinions No. 16 and 17 When a Savings and Loan Association or a Similar Institution Is Acquired in a Business Combination Accounted for by the Purchase Method” provided interpretive guidance on the application of the purchase method to acquisitions of financial institutions. Except for transactions between two or more mutual enterprises, SFAS No. 147 removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with SFAS No. 141 “Business Combinations” and SFAS No. 142 “Goodwill and Other Intangible Assets”. Thus, the requirement in paragraph 5 of Statement 72 to recognize (and subsequently amortize) any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset no longer applies to acquisitions within the scope of SFAS No. 147. In addition, SFAS No. 147 amends SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that SFAS No. 144 requires for other long-lived assets that are held and used.

      Paragraph 5 of SFAS No. 147, which relates to the application of the purchase method of accounting, is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions in paragraph 6 related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets were effective on October 1, 2002. Transition provisions for previously recognized unidentifiable intangible assets in paragraphs 8-14 was effective on October 1, 2002, with earlier application permitted. There was no impact on Falmouth’s consolidated financial statements on adoption of this Statement.

      In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN 45”). FIN 45 elaborates on the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 clarifies that a guarantor is required to disclose (a) the nature of the guarantee; (b) the maximum potential amount of future payments under the guarantee; (c) the carrying amount of the liability; (d) the nature and extent of any recourse provisions or available collateral that would enable the guarantor to recover the amounts paid under the guarantee.

      The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. Falmouth adopted the initial recognition and initial measurement provisions of FIN 45 effective as of January 1, 2003 and adopted the disclosure requirements effective as of December 31, 2002. The adoption of this interpretation did not have a material effect on Falmouth’s financial position or results of operations.

      In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure an amendment of SFAS No. 123.” This Statement amends SFAS No. 123,

“Accounting for Stock-Based Compensation,” and permits two additional transition methods for a voluntary change to the fair value based method of accounting for stock-based compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123. The transition guidance and annual disclosure provisions of this Statement are effective for fiscal years ending after December 15, 2002 and the interim period disclosure provisions are effective for interim periods beginning after December 31, 2002. This Statement did not have any effect on Falmouth’s consolidated financial statements.

      In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”), in an effort to expand upon and strengthen existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. In December 2003, the FASB revised Interpretation No. 46, also referred to as Interpretation 46 (R) (“FIN 46 (R)”). The objective of this interpretation is not to restrict the use of variable interest entities but to improve financial reporting by companies involved with variable interest entities. Until now, one company generally has included another entity in its consolidated financial statements only if it controlled the entity through voting interests. This interpretation changes that, by requiring a variable interest entity to be consolidated by a company only if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Falmouth is required to apply FIN 46, as revised, to all entities subject to it no later than the end of the first reporting period ending after March 15, 2004. However, prior to the required application of FIN 46, as revised, Falmouth shall apply FIN 46 or FIN 46 (R) to those entities that are considered to be special-purpose entities as of the end of the first fiscal year or interim period ending after December 15, 2003. The adoption of this interpretation has not and is not expected to have a material effect on Falmouth’s consolidated financial statements.

      In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities” (“SFAS No. 149”), which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement (a) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, (b) clarifies when a derivative contains a financing component, (c) amends the definition of an underlying to conform to language used in FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” and (d) amends certain other existing pronouncements. The provisions of SFAS No. 149 are effective for contracts entered into or modified after June 30, 2003. There was no substantial impact on Falmouth’s consolidated financial statements on adoption of this Statement.

      In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”). This Statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that certain financial instruments that were previously classified as equity must be classified as a liability. Most of the guidance in SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This Statement did not have any material effect on Falmouth’s consolidated financial statements.

      In December 2003, the FASB issued SFAS No. 132 (revised 2003), “Employers’ Disclosures about Pensions and Other Postretirement Benefits — an amendment of SFAS No. 87, SFAS No. 88 and SFAS No. 106” (“SFAS No. 132 (revised 2003)”). This Statement revises employers’ disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by SFAS No. 87, “Employers’ Accounting for Pensions,” SFAS No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits,” and SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” This Statement retains the disclosure requirements contained in SFAS No. 132, “Employers’ Disclosures About Pensions and Other Postretirement Benefits,” which it replaces. It requires additional disclosures to those in the original Statement 132 about assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit post-retirement plans. This Statement is effective for financial statements with fiscal years ending after December 15, 2003 and interim periods beginning after December 15, 2003. Adoption of this Statement did not have a material impact on Falmouth’s consolidated financial statements.

Average Balances, Interest and Average Yields

      The following table sets forth certain information relating to Falmouth Bank’s average balance sheet and reflects the average yield on assets, average cost of liabilities, interest earned and interest paid for the periods indicated. Such yields and costs are derived by dividing income or expense by the average monthly balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from monthly balances. Management does not believe that the use of monthly balances instead of daily balances has caused any material difference in the information presented. Interest earned on loan portfolios is net of reserves for uncollected interest.

	Year Ended September 30,

	2003			2002			2001

			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost

	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans, net:
Mortgages	$79,745	$4,928	6.18%	$100,663	$6,999	6.95%	$106,658	$8,034	7.53%
Consumer and other	5,588	371	6.64	6,122	466	7.61	4,915	421	8.57

Total loans, net	85,333	5,299	6.21	106,785	7,465	6.99	111,573	8,455	7.58
Investments	57,993	1,316	2.27	31,426	1,095	3.48	18,465	1,000	5.42
Other earning assets	8,557	115	1.34	5,900	132	2.24	3,340	190	5.69

Total interest-earning assets	151,883	6,730	4.43	144,111	8,692	6.03	133,378	9,645	7.23

Cash and due from banks	3,555			3,480			3,313
Other assets	4,143			3,582			2,995

Total assets	$159,581			$151,173			$139,686

Liabilities:
Interest-bearing liabilities:
Deposits:
Savings deposits	$23,545	$157	0.67%	$20,175	$236	1.17%	$18,209	$305	1.67%
NOW	12,070	18	0.15	10,387	31	0.30	8,810	62	0.70
Money market deposits	27,520	372	1.35	23,539	495	2.10	16,793	547	3.26
Certificates of deposit	54,836	1,641	2.99	57,133	2,332	4.08	55,720	3,207	5.76
Borrowed money	4,953	230	4.64	6,336	296	4.67	7,880	397	5.04

Total interest-bearing liabilities	122,924	2,418	1.97	117,570	3,390	2.88	107,412	4,518	4.21

Non-interest bearing liabilities	19,559			16,688			14,183

Total liabilities	142,483			134,258			121,595
Stockholders’ equity	17,051			16,861			18,037
Minority interest in consolidated subsidiary	47			54			54

Total liabilities and stockholders’ equity	$159,581			$151,173			$139,686

Net interest and dividend income		$4,312			$5,302			$5,127

Interest rate spread			2.46%			3.15%			3.02%
Net interest margin			2.84%			3.68%			3.84%
Ratio of average interest-earning assets to average interest-bearing liabilities	123.56%			122.57%			124.17%

Rate/ Volume Analysis

      The following table sets forth certain information regarding changes in interest income and interest expense of Falmouth Bank for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (i) changes in volume (change in volume multiplied by old rate); and (ii) changes in rates (change in rate multiplied by old volume). Changes in rate-volume (change in rate multiplied by change in volume) are allocated between changes in rates and changes in volume.

	Year Ended September 30,

	2003 vs. 2002			2002 vs. 2001
	Increase (Decrease)			Increase (Decrease)
	Due To			Due To

	Volume	Rate	Total	Volume	Rate	Total

	(Dollars in thousands)
Interest-earning assets:
Loans	$(1,328)	$(838)	$(2,166)	$(325)	$(665)	$(990)
Investments in other earning assets	639	(435)	204	509	(472)	37

Total interest-earning assets	(689)	(1,273)	(1,962)	184	(1,137)	(953)

Interest-bearing liabilities:
Savings deposits	22	(101)	(79)	23	(92)	(69)
NOW	3	(16)	(13)	5	(36)	(31)
Money market deposits	54	(177)	(123)	142	(194)	(52)
Certificates of deposit	(69)	(622)	(691)	58	(933)	(875)
Borrowed money	(64)	(2)	(66)	(72)	(29)	(101)

Total interest-bearing liabilities	(54)	(918)	(972)	156	(1,284)	(1,128)

Net change in net interest income	$(635)	$(355)	$(990)	$28	$147	$175

Off-Balance Sheet Arrangements

      Falmouth does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on Falmouth’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Security Ownership of Certain Beneficial Owners and Management

      The following table contains common stock ownership information for persons known to Falmouth to “beneficially own” 5% or more of Falmouth’s common stock as of March 31, 2004. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared. Two or more persons may be considered the beneficial owner of the same shares. We obtained the information provided in the following table from filings with the SEC and with Falmouth. In this proxy statement, “voting power” is the power to vote or direct the voting of shares, and “investment power” includes the power to dispose or direct the disposition of shares.

			Percent of
		Amount of	Shares of
		Beneficial	Common Stock
Title of Class	Name and Address of Beneficial Owner	Ownership	Outstanding(1)

Common Stock	The Cape Cod Five Cents Savings Bank P.O. Box 10 19 West Road Orleans, Massachusetts 02653	131,800 (2)	14.37%
Common Stock	Santo P. Pasqualucci c/o Falmouth Bancorp, Inc. 20 Davis Straits Falmouth, Massachusetts 02540	87,603	9.55%
Common Stock	Falmouth Bancorp, Inc. Employee Stock Ownership Plan Trust 20 Davis Straits Falmouth, Massachusetts 02540	82,120	8.95%

(1)	The total number of shares of Falmouth’s common stock outstanding on March 31, 2004 was 917,227 shares.

(2)	Based on information in a Schedule 13G/ A filed with the SEC on July 30, 1999, The Cape Cod Five Cents Savings Bank is deemed to be the beneficial owner of these shares.

      The following table shows the number of shares of Falmouth’s common stock beneficially owned by each director and executive officer named in the summary compensation table, and all directors and executive officers of Falmouth as a group, as of March 31, 2004. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name.

		Amount and Nature	Percent of
		of Beneficial	Common Stock
Name	Title(1)	Ownership(2)(3)	Outstanding(13)

Peter A. Frizzell, DMD	Director	506	0.06%
Ronald Garcia(4)	Vice President, Senior Loan Officer	15,033	1.63%
Wayne C. Lamson	Director	4,153	0.45%
Gardner L. Lewis(5)	Director	11,856	1.29%
John J. Lynch, Jr.(6)	Director, Chairman of the Board	36,996	4.02%
Eileen C. Miskell(7)	Director	11,017	1.20%
Robert H. Moore(8)	Director	5,048	0.55%
Henry D. Newman, III	Director	1,000	0.11%
William E. Newton(9)	Director	16,017	1.74%
Santo P. Pasqualucci(10)	President, Chief Executive Officer and Director	87,603	9.00%
George E. Young(11)	Senior Vice President and Chief Financial Officer	16,553	1.80%
All directors and executive officers
as a group (15 persons)(12)		245,556	24.5%

(1)	Titles are for both Falmouth and Falmouth Bank.

(2)	Includes unvested restricted stock awards of 428 shares of common stock made to each of the outside directors, with the exception of Mr. Lynch, who has an unvested restricted stock award of 858 shares, under the 1997 Recognition and Retention Plan for Outside Directors, Officers and Employees of Falmouth Bancorp, Inc. (“RRP”). Mr. Pasqualucci also has an unvested restricted stock award of 2,154 shares under the RRP. Messrs. Garcia and Young have unvested restricted stock awards of 790 shares and 1,318 shares, respectively. Each recipient of a RRP restricted share award has sole voting power, but no investment power, over the unvested shares of common stock covered by the award.

(3)	The figures above include stock options granted to the following officers and directors under the 1997 Stock Option Plan for Outside Directors, Officers and Employees of Falmouth Bancorp, Inc. (“Stock Option Plan”), which may be acquired pursuant to the following vested options (or options that will vest within 60 days of March 31, 2004): Mr. Garcia, 5,000 shares; Mr. Lynch, 4,216 shares; Mr. Lamson, 2,507 shares, Mr. Lewis, 3,095 shares; Ms. Miskell, 919 shares; Mr. Moore, 126 shares; Mr. Newton, 4,095 shares; Mr. Pasqualucci, 58,258 shares; and Mr. Young, 5,047 shares.

(4)	Includes the total of 5,551 shares that have been allocated to Mr. Garcia under the ESOP as of September 30, 2003, as to which he has sole voting power, but no investment power, except in limited circumstances.

(5)	Includes 2,489 shares held in spouse’s IRA, 4,000 shares held in Mr. Lewis’s IRA and 250 shares held individually by spouse. Mr. Lewis disclaims beneficial ownership over the shares held by his spouse.

(6)	Includes 25,000 shares held in an IRA and 5,000 shares owned by the corporation of which Mr. Lynch serves as president.

(7)	Includes 1,000 shares held in an IRA, 1,500 shares held solely by spouse and 2,500 shares owned by a corporation of which Ms. Miskell serves as treasurer.

(8)	Includes 3,000 shares held in an IRA.

(9)	Includes 5,000 shares held by Mr. Newton as trustee for a Profit Sharing Trust, 2,500 shares held in an IRA, and 2,500 shares held by Mr. Newton for a corporation of which Mr. Newton is a principal.

(10)	Includes the total of 9,879 shares that have been allocated to Mr. Pasqualucci under the ESOP as of September 30, 2003, as to which he has sole voting power, but no investment power, except in limited circumstances, 9,000 shares held in an IRA in Mr. Pasqualucci’s name, and 3,018 shares held in trust for the benefit of Mr. Pasqualucci’s minor children. Mr. Pasqualucci disclaims beneficial ownership over the shares held for his minor children.

(11)	Includes the total of 5,770 shares that have been allocated to Mr. Young under the ESOP as of September 30, 2003, as to which he has sole voting power, but no investment power, except in limited circumstances, 500 shares held in an IRA in Mr. Young’s name, 2,559 shares held jointly with his spouse and 700 shares held in his spouse’s IRA.

(12)	Includes 31,500 shares held by the ESOP Trust that have been allocated as of September 30, 2003 to the individual accounts of the executive officers under the ESOP as to which such executive officers have sole voting power, but no investment power, except in limited circumstances. Also includes 21,751 unallocated shares held by the ESOP Trust as to which the ESOP Trustee may be deemed to share voting and investment power.

(13)	Based on a total of 917,227 shares of Falmouth’s common stock outstanding as of March 31, 2004.

DESCRIPTION OF INDEPENDENT BANK CAPITAL STOCK

      Independent Bank is authorized to issue up to 30,000,000 shares of common stock, par value $0.01 per share, with 14,628,154 issued as of December 31, 2003. Independent Bank is also authorized to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share, with none issued as of December 31, 2003. The capital stock of Independent Bank does not represent or constitute a deposit account and is not insured by the Federal Deposit Insurance Corporation or by the Depositors Insurance Fund.

      The following description of the Independent Bank capital stock does not purport to be complete and is qualified in all respects by reference to Independent Bank’s articles of organization and by-laws, and the Massachusetts Business Corporation Law.

Independent Bank Common Stock

      General. Each share of Independent Bank common stock has the same relative rights and is identical in all respects with each other share of Independent Bank common stock. The Independent Bank common stock is not subject to call for redemption and, upon receipt by Independent Bank of the shares of Falmouth common stock surrendered in exchange for Independent Bank common stock, each share of Independent Bank common stock offered hereby will be fully paid and non-assessable.

      Voting Rights. Except as provided in any resolution or resolutions adopted by the Independent Bank board of directors establishing any series of Independent Bank preferred stock, the holders of Independent Bank common stock possess exclusive voting rights in Independent Bank. Each holder of Independent Bank common stock is entitled to one vote in person or by proxy for each share held on all matters voted upon by stockholders, and stockholders are not permitted to cumulate votes in elections of directors.

      Dividends. Subject to the articles of organization, as they may be amended, and to the rights of the holders of any series of Independent Bank preferred stock, the holders of Independent Bank common stock are entitled to such dividends as may be declared from time to time by the Independent Bank board of directors out of funds legally available therefore.

      Preemptive Rights. Holders of Independent Bank common stock do not have any preemptive rights with respect to any shares which may be issued by Independent Bank in the future. Thus, Independent Bank may sell shares of Independent Bank common stock without first offering them to the then holders of Independent Bank common stock.

      Liquidation. In the event of any liquidation or dissolution of Independent Bank, whether voluntary or involuntary, the holders of the Independent Bank common stock would be entitled to receive pro rata, after payment of all debts and liabilities of Independent Bank (including all deposits of subsidiary banks and interest on those deposits), all assets of Independent Bank available for distribution, subject to the rights of the holders of any Independent Bank preferred stock which may be issued with a priority in liquidation or dissolution over the holders of Independent Bank common stock.

Independent Bank Preferred Stock

      The Independent Bank board of directors is authorized, subject to limitations by its articles of organization and by applicable law, to issue Independent Bank preferred stock and to fix voting powers, designations, preferences, qualifications or other special or relative rights or privileges of these shares. Independent Bank preferred stock may be issued in distinctly designated series, and the board of directors may establish the number of shares to be included in any such series. Independent Bank preferred stock may be convertible into Independent Bank common stock or another security, may be redeemable, may carry preemptive rights and may rank senior to Independent Bank common stock as to dividend rights and liquidation preferences. Except as provided in the Independent Bank articles of organization, holders of Independent Bank common stock and preferred stock are not entitled to vote on the designation or issuance of any shares of preferred stock complying with Independent Bank’s articles.

      The authorized but unissued shares of Independent Bank preferred stock, as well as the authorized but unissued and unreserved shares of Independent Bank common stock, are available for issuance in future mergers or acquisitions, in a future public offering or private placement or for other general corporate purposes. Except as otherwise required to approve the transaction in which the additional authorized shares of Independent Bank preferred stock, as well as Independent Bank common stock, would be issued, stockholder approval generally would not be required for the issuance of these shares. Depending on the circumstances, however, stockholder approval may be required pursuant to the requirements for continued listing of Independent Bank common stock on The Nasdaq National Market or the requirements of any exchange on which Independent Bank common stock may then be listed.

Other Provisions

      The articles of organization and by-laws of Independent Bank contain a number of provisions that may have the effect of discouraging or delaying attempts to gain control of Independent Bank, including provisions:

•	classifying the Independent Bank board of directors into three classes to serve for three years, with one class being elected annually;

•	authorizing the Independent Bank board of directors to fix the size of the Independent Bank board of directors;

•	limiting for removal of directors by a majority of stockholders to removal for cause; and

•	increasing the amount of stock required to be held by stockholders seeking to call a special meeting of stockholders above the minimum established by statute.

      Massachusetts has adopted a “business combination” statute (Chapter 110F of the Massachusetts Business Corporation Law) that may also have additional anti-takeover effects to provisions in Independent Bank’s articles of organization and by-laws. Massachusetts has also adopted a “control share” statute (Chapter 110D of the Massachusetts Business Corporation Law) that may also have an anti-takeover effect. For more details, see the section entitled “Comparison of the Rights of Stockholders — State Anti-Takeover Statutes” beginning on page 112 of this proxy statement/prospectus.

Transfer Agent

      The transfer agent and registrar for Independent Bank common stock is EquiServe Trust Company, N.A., P.O. Box 43011, Providence, RI 02940-3011, 1-800-426-5523.

COMPARISON OF THE RIGHTS OF STOCKHOLDERS

      Independent Bank is a Massachusetts corporation subject to the provisions of Massachusetts Business Corporation Law, and Falmouth is a Delaware corporation subject to the provisions of Delaware General Corporation Law. When the merger is completed, those Falmouth stockholders who receive shares of Independent Bank common stock will become stockholders of Independent Bank. Their rights as stockholders of Independent Bank will be governed by the articles of organization and by-laws of Independent Bank and Massachusetts Business Corporation Law.

      The following summary is not intended to be a complete statement of the differences affecting the rights of Falmouth stockholders who become Independent Bank stockholders, but rather summarizes the more significant differences affecting the rights of such stockholders and certain important similarities. The summary is qualified in its entirety by reference to the certificate of incorporation and by-laws of Falmouth, the articles of organization and by-laws of Independent Bank and applicable laws and regulations.

Authorized Capital Stock

      Falmouth. Falmouth is authorized to issue 2,500,000 shares of common stock, $0.01 par value per share, and 500,000 shares of preferred stock, $0.01 par value per share. As of April 30, 2004, the record date for the Falmouth special meeting, 917,227 shares of common stock were outstanding. No shares of preferred stock were outstanding.

      Independent Bank. Independent Bank is authorized to issue 30,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. As of December 31, 2003, 14,628,154 shares of common stock were outstanding. No shares of preferred stock were outstanding.

Voting Rights

      Falmouth. Each holder of Falmouth common stock is entitled to one vote for each share of Falmouth common stock that they hold, except that Falmouth’s certificate of incorporation limits the voting rights of holders of more than 10% of the outstanding shares of common stock. Such stockholders have voting rights with respect to shares held in excess of 10% of the outstanding shares of common stock limited to 1/100th vote per such excess share. Holders of Falmouth common stock have no cumulative voting rights in the election of directors.

      Independent Bank. Each holder of Independent Bank common stock is entitled to one vote for each share of Independent Bank common stock that they hold. Holders of Independent Bank common stock have no cumulative voting rights in the election of directors.

Stockholder Rights Plan

      Falmouth. Falmouth does not have a stockholder rights plan.

      Independent Bank. Independent Bank is a party to a renewal rights agreement dated as of September 14, 2000 (the “Renewal Rights Agreement”), with Rockland, as rights agent. The following description of the terms of the Renewal Rights Agreement does not purport to be complete and is qualified in its entirety by reference to thereto, a copy of which is attached as an exhibit to Independent Bank’s Current Report on Form 8-K filed with the SEC on September 14, 2000.

      Pursuant to the Renewal Rights Agreement, Independent Bank’s board of directors declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of Independent Bank common stock to stockholders of record as of the close of business on May 3, 2001 (the “Record Date”). In addition, one Right automatically attaches to each share of Independent Bank common stock issued between the Record Date and the Distribution Date (as defined below). Each Right initially entitles the registered holder of the Right to purchase from Independent Bank a unit (a “Unit”) consisting of one one-thousandth of a share of Series B Junior Participating Cumulative Preferred Stock, par value $0.01 per share, at a cash exercise price of forty-five dollars ($45.00) per Unit, subject to adjustment from time to time to prevent dilution.

      Initially, the Rights are not exercisable and are attached to and trade with all shares of Independent Bank common stock outstanding as of, and issued subsequent to, the Record Date. The Rights will separate from the Independent Bank common stock and become exercisable upon the earliest of:

(i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of Independent Bank common stock (an “Acquiring Person”) (the date of such announcement, the “Stock Acquisition Date”),

(ii) the close of business on the tenth business day (or such other day as Independent Bank’s board of directors may determine) following the commencement of a tender offer or exchange offer that would result upon its consummation in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of Independent Bank common stock, or

(iii) the determination by Independent Bank’s board of directors that any person is an “Adverse Person” (the earliest of such dates, the “Distribution Date”).

      Independent Bank’s board of directors may declare a person to be an Adverse Person after a determination that such person, alone or together with its affiliates and associates, has become the beneficial owner of 10% or more of the outstanding shares of Independent Bank common stock and a further determination, after reasonable inquiry and investigation, including consultation with such persons as Independent Bank’s board of directors deems appropriate, that:

(a) such beneficial ownership by such person is intended to cause, is reasonably likely to cause or will cause Independent Bank to repurchase the Independent Bank common stock beneficially owned by such person or to cause pressure on Independent Bank to take action or enter into one or more transactions which would provide such person with short-term financial gain under circumstances where Independent Bank’s board of directors determines that the best long-term interests of Independent Bank and its stockholders, but for the actions and possible actions of such person, would not be served by taking such action or entering into such transaction or transactions at that time, or

(b) such beneficial ownership is causing, or is reasonably likely to cause, a material adverse impact (including impairment of relationships with customers or impairment of Independent Bank’s ability to maintain its competitive position) on the business or prospects of Independent Bank.

If Independent Bank’s board of directors at any time determines, upon reasonable inquiry and investigation, including consultation with such persons as Independent Bank’s board of directors deems appropriate, that such person has not met or complied with any condition specified by Independent Bank’s board of directors, Independent Bank’s board of directors may at any time thereafter declare the person to be an Adverse Person.

      Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), (a) the Rights will be evidenced by the Independent Bank common stock certificates and will be transferred with and only with such Independent Bank common stock certificates, (b) new Independent Bank common stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (c) the surrender for transfer of any certificates for Independent Bank common stock will also constitute the transfer of the Rights associated with the Independent Bank common stock represented by such certificate. Except as otherwise determined by Independent Bank’s board of directors, only shares of Independent Bank common stock issued prior to the Distribution Date will be issued with Rights. The Rights are not exercisable until the Distribution Date and will expire at the close of business on May 3, 2011, unless previously redeemed or exchanged by Independent Bank as described below.

      If a Stock Acquisition Date occurs or Independent Bank’s board of directors determines that a person is an Adverse Person, proper provision will be made so that each holder of a Right (other than an Acquiring Person, an Adverse Person or their associates or affiliates, whose Rights will become null and void) will thereafter have the right to receive upon exercise that number of Units of a share of preferred stock having a market value of two times the exercise price of the Right (such right, the “Subscription Right”). If at any time following the Stock Acquisition Date, (i) Independent Bank consolidates with, or merges with and into, any other person, and Independent Bank is not the continuing or surviving corporation, (ii) any person consolidates with Independent Bank, or merges with and into Independent Bank and Independent Bank is the continuing or surviving corporation of such merger and, in connection with the merger, all or part of the shares of Independent Bank common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of Independent Bank’s assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Right (such right, the “Merger Right”). The holder of a Right will continue to have the Merger Right whether or not the holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person or an Adverse Person may under certain circumstances specified in the Rights Agreement become null and void.

      At any time after the Stock Acquisition Date occurs or Independent Bank’s board of directors determines that a person is an Adverse Person, Independent Bank’s board of directors may, at its option, exchange all or any part of the then outstanding and exercisable Rights for shares of Independent Bank common stock or Units of Preferred Stock at an exchange ratio of one share of Independent Bank common stock or one Unit of Preferred Stock per Right. However, Independent Bank’s board of directors generally will not be empowered to effect such exchange at any time after any person becomes the beneficial owner of 50% or more of the Independent Bank common stock.

      The Rights may be redeemed by Independent Bank’s board of directors in whole, but not in part, at a price of $0.001 per Right (payable in cash, Independent Bank common stock or other consideration) only until the earliest of (i) the date on which a person is declared to be an Adverse Person, (ii) the close of business on the tenth calendar day after the Stock Acquisition Date, or (iii) the expiration date of the Rights Agreement. Immediately upon the action of Independent Bank’s board of directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

      The Independent Bank Rights may have certain ant-takeover effects. The Independent Bank Rights would cause substantial dilution to a person or group that acquires 10% or more of the outstanding shares of Independent Bank common stock if a triggering event thereafter occurs without the Independent Bank rights having been redeemed. However, the Independent Bank Rights should not interfere with any merger or other business combination approved by the Independent Bank board of directors because the Independent Bank Rights are redeemable under certain circumstances.

Election, Number, and Classification of Directors

      Falmouth. Falmouth’s certificate of incorporation and by-laws provide that the number of directors will be set by resolution adopted by a majority vote of the whole board of directors. The current number of directors is nine. Falmouth’s certificate of incorporation and by-laws provide for three classes of directors. Each class is elected for a three-year term. At each annual meeting of stockholders, one class of directors is elected to serve a three-year term. The vote of a plurality of the votes cast at an annual meeting is required to elect the directors of Falmouth.

      Independent Bank. Independent Bank’s by-laws provide that the number of directors and their classifications will be set by the board of directors. If there are any interested stockholders (holders of greater than 10% of the voting power of Independent Bank or an affiliate of Independent Bank), the vote of a majority of the disinterested directors is also required to set the number and classification of directors. The current number of directors is 12. Independent Bank’s articles of organization and by-laws provide for three classes of directors. Each class is elected for a three-year term. At each annual meeting of stockholders, one class of directors is elected to serve a three-year term. The vote of a plurality of the votes cast at an annual meeting is required to elect the directors of Independent Bank.

Filling Vacancies on the Board of Directors and Removal of Directors

      Falmouth. Any vacancy occurring in the board of directors of Falmouth, including any newly-created directorships resulting from an increase in the number of directors or any vacancy resulting from resignation, removal, retirement, disqualification, death or other cause, may be filled only by a majority of the directors then in office, even if less than a quorum. A director elected to fill such a vacancy holds office for the remainder of the full term of the class in which the vacancy occurred or the new directorship was created and until such director’s successor has been elected and qualified. No incumbent director’s term may be shortened by decreasing the number of directors on the board.

      Falmouth’s certificate of incorporation provides that any director or the entire board of directors may be removed from office only for cause and only by the affirmative vote of at least 80% of the voting power of all of the outstanding shares of capital stock of Falmouth entitled to vote generally in the election of directors (after giving effect to any limitation on voting rights of shares owned in excess of 10%), voting together as a single class.

      Independent Bank. Vacancies on the Independent Bank board, whether by reason of an increase in the number of directors, death, retirement, resignation, removal or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Directors chosen by the board to fill a vacancy hold office until the next election of the class for which the director has been chosen.

      Pursuant to Independent Bank’s articles of organization and by-laws, directors of Independent Bank may be removed only for cause and only by the affirmative vote of not less than a majority of the total votes eligible to be cast by stockholders at a meeting of stockholders called expressly for such purpose. At least 20 days prior to the meeting, written notice must be sent to the director whose removal will be considered. If the removal is for cause, the director must be provided an opportunity to be heard before the stockholders.

Duties of Directors in Evaluating Offers

      Falmouth. In evaluating a tender offer, merger proposal or purchase of substantially all of Falmouth’s assets, the board of directors of Falmouth may consider all relevant factors in determining whether the offer or proposal is in the best interests of Falmouth and its stockholders. Among the factors that the board may consider are:

•	the financial and managerial resources and future prospects of the other party;

•	the possible effects on the business of Falmouth and its subsidiaries;

•	the possible effects on Falmouth’s employees, customers, suppliers and creditors of Falmouth and its subsidiaries; and

•	the effects on the communities in which Falmouth’s and its subsidiaries’ facilities are located.

      Independent Bank. In evaluating a tender offer, merger proposal or purchase of substantially all of Independent Bank’s assets, the board of directors of Independent Bank may consider certain factors in determining whether the offer or proposal is in the best interests of Independent Bank and its stockholders. Among the factors that the board may consider are:

•	the interests of Independent Bank’s employees, suppliers, creditors and customers;

•	the economy of the state, region and nation;

•	community and societal considerations; and

•	the long-term and short-term interests of Independent Bank and its stockholders, including the possibility that these interests may be best served by the continued independence of Independent Bank.

Exculpation of Directors and Officers

      Falmouth. Consistent with Delaware law, Falmouth’s certificate of incorporation provides that no director of Falmouth shall be personally liable to Falmouth or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the Delaware General Corporation Law, as may be amended.

      Independent Bank. Consistent with the Massachusetts Business Corporation Law, Independent Bank’s articles of organization provide that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to Independent Bank or its stockholders,

•	for acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law,

•	under certain provisions of Massachusetts law (Sections 61 and 62 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts) dealing with illegal distributions and loans to directors and officers, or

•	with respect to any transaction from which the director derived an improper personal benefit.

      The articles of organization also provide that if Massachusetts Business Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of Independent Bank shall be eliminated or limited to the extent permitted by Massachusetts Business Corporation Law, as so amended.

Indemnification of Directors and Officers

      Falmouth. Falmouth’s certificate of incorporation provides for indemnification of its officers and directors to the fullest extent permitted by Delaware law, except that Falmouth shall indemnify an officer or director in connection with a proceeding initiated by that director or officer only if the proceeding was authorized by the board of directors or if the proceeding involved a successful action to enforce the indemnification right. In general, Delaware General Corporation Law provides that a corporation may indemnify directors and officers for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceedings, for actions they had no reasonable cause to believe were unlawful. In addition, Delaware General Corporation Law and Falmouth’s certificate of incorporation provide that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification. The certificate also provides for indemnification, in the board’s discretion, of its employees or agents to the extent permitted by law.

      Independent Bank. Independent Bank’s by-laws provide for indemnification of its officers and directors or persons serving at the request of Independent Bank as a Director, trustee, officer, employee or other agent of another organization or in any capacity with an employee benefit plan to the extent permitted by law. Independent Bank’s will not indemnify any person with respect to any matter as to which the person has been adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation (or employment benefit plan).

      As permitted by Massachusetts General Corporation Law, Independent Bank’s by-laws provide for payment of expenses incurred by the above described persons in defending an action in advance of the final disposition of the proceeding, but only if the director or officer undertakes to repay the amount advanced if it is ultimately determined that the person is not entitled to indemnification.

Special Meetings of Stockholders

      Falmouth. The Falmouth certificate of incorporation and by-laws provide that special meetings of stockholders may be called by the Chairman of the Board, the President and Chief Executive Officer or by an affirmative vote of three-quarters of the whole board of directors, including vacancies.

      Independent Bank. The Independent Bank articles of organization and by-laws provide that special meetings of stockholders may be called by by-laws provide that special meetings of stockholders may be called by the Chairman of the Board, the President and Chief Executive Officer or by an affirmative vote of a majority of the directors then in office. A special meeting may also be called by the clerk or by any other officer if the clerk refuses to call the meeting upon the written request of the holders of at least two-thirds of the outstanding shares entitled to vote at the meeting.

Stockholder Nominations

      Falmouth. Directors of Falmouth may be nominated by or at the direction of the board of directors or by any stockholder who complies with the notice requirements set forth in Falmouth’s by-laws. In general, stockholder nominations must be made by delivery of a written notice to the secretary at least

60 days in advance of the annual meeting if such meeting is held within 30 days preceding the anniversary of the previous year’s meeting, 90 days in advance of such meeting if it is held after the anniversary of the previous year’s meeting or 10 days after announcement of a meeting that does not fall within these time periods. The notice must include certain information about the nominee and the stockholder making the nomination.

      Independent Bank. Directors of Independent Bank may be nominated by or at the direction of a majority of the board of directors or a designated committee of the board (unless there is an interested stockholder, in which case the vote of a majority of the disinterested directors is also required) or by any stockholder who complies with the notice requirements set forth in Independent Bank’s by-laws. In general, stockholder nominations must be made by delivery of a written notice to the clerk no more than 125 but not less than 75 days in advance of the meeting. The notice must include certain information about the nominee and the stockholder making the nomination. The Joint Nominating and Corporate Governance Committee nominates directors for re-election, reviews shareholder nominees or other potential director candidates and presents recommendations to the board of directors. All members of the Joint Nominating and Corporate Governance Committee are independent Directors satisfying the NASDAQ director independence standards.

Stockholder Proposals

      Falmouth. Falmouth’s by-laws generally provide that stockholder proposals that are submitted in writing to the secretary at least 60 days in advance of the annual meeting if such meeting is held within 30 days preceding the anniversary of the previous year’s meeting, 90 days in advance of such meeting if it is held after the anniversary of the previous year’s meeting or 10 days after announcement of a meeting that does not fall within these time periods and that relate to a proper subject matter for stockholder action will be considered at an annual meeting. The proposal must contain certain information, including a brief description of the matter, any material interest of the stockholder in the proposal and certain information about the stockholder making the proposal. At any special meeting of stockholders, only business brought by or at the direction of the board may be conducted.

      Independent Bank. Independent Bank’s by-laws generally provide that stockholder proposals that are submitted in writing to the clerk no more than 125 days but not less than 75 days prior to the meeting and that relate to a proper subject matter for stockholder action will be considered at an annual meeting. The proposal must contain certain information, including a brief description of the matter, any financial interest of the stockholder in the proposal and certain information about the stockholder making the proposal and about other stockholders supporting the proposal.

Stockholder Action without a Meeting

      Falmouth. Falmouth by-laws and certificate of incorporation provide that stockholders may not act by written consent in lieu of a stockholder meeting.

      Independent Bank. Independent Bank’s by-laws permit the stockholders to act by written consent in lieu of a meeting. The consent must be unanimous.

Amendment of Governing Instruments

      Falmouth. Falmouth’s certificate of incorporation provides that the certificate of incorporation may be amended or any provision repealed by vote of a majority of directors then in office and a majority of the stockholders entitled to vote on such matter. Falmouth’s certificate of incorporation provides that certain amendments to the certificate of incorporation also require the affirmative vote of either a majority of the “disinterested directors” (as defined below under “Mergers, Consolidations and Sales of Assets”) or at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock entitled to vote for directors, voting together as a single class (after giving effect to any limitation on voting rights of shares owned in excess of 10%), including amendments to provisions pertaining to:

•	amendment of indemnification provisions,

•	limitation of voting rights of holders owning more than 10% of Falmouth’s outstanding shares of common stock,

•	prohibition on stockholders acting by consent,

•	the number of, election, nomination and removal of directors,

•	evaluation of acquisition purposes,

•	the power of the directors to call special meetings, and

•	amendments to the charter.

      Delaware law generally confers the power to adopt, amend or repeal by-laws in the stockholders of the corporation. However, any corporation may confer the power to adopt, amend or repeal by-laws on its board of directors, but the corporation cannot divest or limit the power of the stockholders to take such action. The certificate of incorporation of Falmouth expressly permits a majority of the whole the board of directors (including vacancies) to adopt, amend or repeal the by-laws. The Falmouth certificate of incorporation and by-laws also permit stockholders to adopt, amend or repeal the by-laws. The affirmative vote of 80% of the outstanding shares of capital stock entitled to vote relating to the board of directors (after giving effect to any limitation on voting rights of shares owned in excess of 10%) is required to adopt, amend or repeal the by-laws.

      Independent Bank. Under Massachusetts law, a corporation’s articles of organization may be amended by the vote of two-thirds of each class of stock outstanding and entitled to vote, unless the articles of organization provide for a lesser vote, but not less than a majority. Independent Bank’s articles of organization provide that certain provisions of the articles may be amended by majority vote of stockholders. However, any provision of the articles that requires more than a majority vote of the stockholders can only be amended by the same percentage vote as provided for in the particular provision.

      Massachusetts Business Corporation Law generally provides that the stockholders have the power to make, amend or repeal the by-laws. If permitted by the articles of organization, the by-laws may provide that the directors may also make, amend and repeal the by-laws. Independent Bank’s articles of organization and by-laws permit the board of directors to adopt, amend or repeal the by-laws by the affirmative vote of a majority of the directors then in office. The Independent Bank by-laws may be amended by the affirmative vote of the stockholders.

Mergers, Consolidations and Sales of Assets

      Falmouth. Delaware General Corporation Law generally provides that a merger or consolidation must be approved by the affirmative vote of a majority of the outstanding shares. The Falmouth certificate of incorporation requires that certain business combinations with “interested stockholders” be approved by the holders of not less than 80% of the outstanding voting stock (after giving effect to any limitation on voting rights of shares owned in excess of 10%), together with not less than 50% of the outstanding voting stock not owned by the “interested stockholders”, unless certain price and procedural requirements are met or a majority of “disinterested directors,” approves the business combination. An “interested stockholder” generally is defined to include any person, firm or entity that is the beneficial owner of more than 10% of the voting shares of Falmouth or an affiliate of Falmouth who, within the prior two-year period from the date in question, was the beneficial owner of more than 10% of the voting shares of Falmouth. A “disinterested director” generally is defined to include any director who is unaffiliated with the interested stockholder and who was a director of Falmouth prior to the time the interested stockholder became an interested stockholder or who was recommended for appointment or election by a majority of the disinterested directors.

      Independent Bank. Under Massachusetts Business Corporation Law, mergers generally must be approved by the affirmative vote of two-thirds of the outstanding shares of each class of stock of the corporation. A corporation’s articles of organization may provide that the approval of less than two-thirds, but not less than a majority, of the outstanding shares is sufficient to approve a merger. Unless a corporation’s articles of organization so requires, the approval of the stockholders is not required if the corporation is the surviving corporation and:

•	the merger does not change the name, the number of authorized shares or other provisions of the articles of organization,

•	the number of shares to be issued in connection with the merger does not exceed 15% of the shares of the corporation outstanding prior to the merger, and

•	the issue by vote of the directors of any unissued stock to be issued in the merger has been authorized in accordance with Massachusetts Business Corporation Law.

The Independent Bank articles of organization do not provide for changes in these provisions.

State Anti-Takeover Statutes

      Falmouth. Delaware has adopted a “business combination” statute. Under this statute, a Delaware corporation such as Falmouth is generally prohibited from engaging in a business combination with an “interested stockholder” for a three-year period following the time when the stockholder became an interested stockholder, unless:

•	the board of directors approved the business combination or transaction before the stockholder became an interested stockholder;

•	upon becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation (excluding shares held by certain affiliates of the corporation and shares owned by employee stock option plans in which the participants cannot determine confidentially whether or not the shares would be tendered in response to a tender or an exchange offer); or

•	the board of directors and the holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder vote to approve the transaction at a meeting.

Except as specified by law, an interested stockholder includes any person who is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•	an affiliate or associate of any such person.

The statute permits a Delaware corporation to elect not to be governed by its provisions by including in its certificate of organization or by-laws a provision pursuant to which the corporation “opts out” of the statute. Falmouth has not expressly opted out of the statute and is therefore subject to its terms.

      Independent Bank. Massachusetts has adopted a “business combination” statute (Chapter 110F of the Massachusetts Business Corporation Law). In general, a Massachusetts corporation such as Independent Bank is prohibited from engaging in certain business combinations (defined by the statute to include certain mergers and consolidations, dispositions of assets and issuances of securities, as well as certain other transactions) with an interested stockholder (defined by the statute to include holders of 5%

or more of the outstanding stock of the corporation) for a period of three years following the date that such stockholder became an interested stockholder, except under certain circumstances, which include:

•	prior approval by the board of directors of the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	subsequent approval of the business combination by the board of directors and by a vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder; or

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 90% of the voting stock of the corporation (excluding shares held by certain affiliates of the corporation and shares owned by employee stock option plans in which the participants cannot determine confidentially whether or not the shares would be tendered in response to a tender or an exchange offer).

      Massachusetts has adopted a “control share” statute (under Chapter 110D of Massachusetts Business Corporation Law). In general, any person (referred to as the “acquiror”) who makes a bona fide offer to acquire, or acquires, shares of stock of a Massachusetts corporation that, when combined with shares already owned, would increase the acquiror’s ownership to at least 20%, 33.33% or a majority of the voting stock of such corporation, must obtain the approval of a majority of shares held by all stockholders except the acquiror and the officers and inside directors of the corporation in order to vote the shares acquired. The statute permits a Massachusetts corporation to elect not to be governed by its provisions by including in its articles of organization or by-laws a provision pursuant to which the corporation “opts out” of the statute. Independent Bank has not expressly opted out of the statute and is therefore subject to its terms.

ADJOURNMENT OF SPECIAL MEETING

(PROPOSAL 2)

      In the event that there are not sufficient votes to approve the merger agreement and approve the merger at the time of the special meeting, the merger agreement and the merger could not be approved unless the meeting was adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Falmouth at the time of the special meeting to be voted for an adjournment, if necessary, Falmouth has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The proposal to adjourn the special meeting to solicit additional proxies requires the approval of the holders of a majority of the shares voted on the matter. The board of directors of Falmouth unanimously recommends that stockholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

LEGAL MATTERS

      The validity of the Independent Bank common stock to be issued in the merger and offered by this proxy statement/prospectus will be passed upon for Independent Bank by Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts.

EXPERTS

      The consolidated financial statements of Independent Bank as of December 31, 2003 and 2002, and for the years then ended, have been incorporated by reference herein and in the registration statement from Independent Bank’s annual report on Form 10-K for the year ended December 31, 2003 in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The auditor’s report refers to a change in accounting for goodwill and other intangible assets. The consolidated financial statements of Independent Bank for the year ended December 31, 2001, incorporated by reference herein from Independent Bank’s annual report on Form 10-K for the period ended December 31, 2003 were audited by Arthur Andersen LLP, independent accountants. Arthur Andersen LLP has not consented to the inclusion of its report on the foregoing financial statements of Independent Bank in this proxy statement/prospectus, and the requirement to file its consent has been dispensed with in reliance upon Rule 437a under the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of its report in this proxy statement/prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the consolidated financial statements of Independent Bank audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

      The consolidated financial statements of Falmouth as of September 30, 2003, 2002 and 2001, and for each of the years then ended, have been included in this proxy statement/prospectus have been so included in reliance on the report of Shatswell, MacLeod & Company, P.C., independent certified public accountants, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

      This proxy statement/prospectus incorporates other reports by reference that are not presented in or delivered with this proxy statement/prospectus.

      Each of Independent Bank and Falmouth files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information filed by Independent Bank and Falmouth at the Securities and Exchange Commission’s public reference room at the following location: Public Reference Room, Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

      You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Securities and Exchange Commission’s public reference rooms. Independent Bank’s and Falmouth’s Securities and Exchange Commission filings are also available to the public from document retrieval services and at the Securities and Exchange Commission’s Internet website (http://www.sec.gov).

      Independent Bank has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act and the rules and regulations thereunder. This proxy statement/prospectus is a part of that registration statement. This proxy statement/ prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. Statements made in this proxy statement/prospectus as to the content of any contract, agreement or other proxy statement/prospectus referred to are not necessarily complete. With respect to each of those contracts, agreements or other documents to be filed or incorporated by reference as an exhibit to the registration statement, you should refer to the corresponding exhibit, when it is filed, for a more complete description of the matter involved and read all statements in this proxy statement/prospectus in light of that exhibit. The registration statement and its exhibits are available for inspection and copying as set forth above.

      The Securities and Exchange Commission allows Independent Bank to “incorporate by reference” into this proxy statement/prospectus, which means that Independent Bank can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this document, except for any information superseded by information contained in later filed documents incorporated by reference in this proxy statement/prospectus. Independent Bank incorporates by reference the respective documents filed by them with the Securities and Exchange Commission listed below and any future filings made by it with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the

Securities Exchange Act, as amended, after the date of this proxy statement/prospectus and before the date of the special meeting described herein.

Independent Bank Securities and Exchange Commission Filings:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which was filed with the Securities and Exchange Commission on February 25, 2004; and

•	Current Report on Form 8-K dated January 8, 2004.

•	Current Report on Form 8-K dated February 23, 2004.

•	Current Report on Form 8-K dated March 3, 2004.

•	Current Report on Form 8-K dated April 8, 2004.

•	Current Report on Form 8-K dated April 12, 2004.

      Also incorporated by reference in this proxy statement/prospectus are certain documents filed by Falmouth with the Securities and Exchange Commission. The following documents are incorporated by reference:

•	Falmouth’s Annual Report on Form 10-KSB/ A for the fiscal year ended September 30, 2003, which was filed with the Securities and Exchange Commission on April 7, 2004;

•	Falmouth’s Quarterly Report on Form 10-QSB/ A for the period ended December 31, 2003, which was filed with the Securities and Exchange Commission on April 7, 2004; and

•	Falmouth’s Current Report on Form 8-K dated January 8, 2004.

      The reports incorporated by reference into this proxy statement/prospectus are available from Independent Bank or Falmouth upon request. Independent Bank or Falmouth, as applicable, will provide a copy of any and all of the documents that are incorporated by reference in this proxy statement/prospectus (not including exhibits to those documents unless those exhibits are specifically incorporated by reference into this proxy statement/prospectus) to any person without charge, upon written or oral request to the appropriate company at the following address and telephone number:

Independent Bank Corp. 288 Union Street Rockland, Massachusetts 02370 Attention: Edward H. Seksay, Esq (781) 982-6158	Falmouth Bancorp, Inc. 20 Davis Straits Falmouth, Massachusetts 02540 Attention: Jeanne E. Alves, Secretary (508) 548-3500

      Any request for documents should be made by May 31, 2004 to ensure timely delivery prior to the special meeting of the Falmouth stockholders.

      You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. Neither Independent Bank or Falmouth has authorized anyone else to provide you with information that is different from that which is contained in this proxy statement/prospectus. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in the affairs of Independent Bank and Falmouth since the date of this proxy statement/prospectus.

STOCKHOLDER PROPOSALS

      Pursuant to Falmouths’ by-laws, at any special meeting of stockholders, only business brought by or at the direction of the board may be conducted.

      If you wish to submit proposals to be included in our 2004 proxy statement for the 2005 Annual Meeting of Stockholders, we must receive them by August 17, 2004, pursuant to the proxy soliciting regulations of the SEC. SEC rules contain standards as to what stockholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the rules and regulations promulgated by the SEC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS — SEPTEMBER 31, 2003

The Board of Directors

Falmouth Bancorp, Inc.
Falmouth, Massachusetts

INDEPENDENT AUDITORS’ REPORT

      We have audited the accompanying consolidated balance sheets of Falmouth Bancorp, Inc. and Subsidiaries as of September 30, 2003 and 2002 and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended September 30, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Falmouth Bancorp, Inc. and Subsidiaries as of September 30, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

SHATSWELL, MACLEOD & COMPANY, P.C.

West Peabody, Massachusetts

October 28, 2003 (except for Note 19 which is dated March 12, 2004)

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2003 and 2002

	2003	2002

ASSETS
Cash, due from banks and interest bearing deposits	$3,335,059	$2,916,804
Federal funds sold	4,037,306	4,505,780

Total cash and cash equivalents	7,372,365	7,422,584
Investments in available-for-sale securities (at fair value)	37,179,799	18,712,954
Investments in held-to-maturity securities (fair values of $32,556,554 as of September 30, 2003 and $28,034,474 as of September 30, 2002)	32,549,241	28,060,267
Federal Home Loan Bank stock, at cost	878,000	878,000
Loans held-for-sale, fair value $840,474 as of September 30, 2003 and $1,596,894 as of September 30, 2002	825,677	1,575,000
Loans, net of allowance for loan losses of $760,552 as of September 30, 2003 and $939,173 as of September 30, 2002	82,493,801	93,434,955
Premises and equipment	1,911,894	1,792,016
Accrued interest receivable	1,333,910	1,114,924
Co-operative Central Bank Reserve Fund Deposit	395,395	395,395
Other assets	1,178,108	1,134,907

Total assets	$166,118,190	$154,521,002

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$20,425,557	$17,552,180
Interest-bearing	125,109,413	114,164,879

Total deposits	145,534,970	131,717,059
Securities sold under agreements to repurchase		471,872
Federal Home Loan Bank advances	2,582,885	5,178,175
Other liabilities	256,956	761,663

Total liabilities	148,374,811	138,128,769

Minority preferred stockholders’ equity in a subsidiary company of Falmouth Co-Operative Bank		53,500

Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 500,000 shares; none issued
Common stock, par value $.01 per share; authorized 2,500,000 shares; issued 1,454,750 shares; outstanding 913,727 shares at September 30, 2003 and 900,779 shares at September 30, 2002	14,547	14,547
Paid-in capital	14,093,713	13,981,543
Retained earnings	13,858,343	13,735,221
Unallocated Employee Stock Ownership Plan shares	(213,114)	(301,299)
Treasury stock (541,023 shares as of September 30, 2003 and 553,971 shares as of September 30, 2002)	(9,578,649)	(9,807,890)
Unearned compensation	(340,994)	(477,088)
Accumulated other comprehensive loss	(90,467)	(806,301)

Total stockholders’ equity	17,743,379	16,338,733

Total liabilities and stockholders’ equity	$166,118,190	$154,521,002

The accompanying notes are an integral part of these consolidated financial statements.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Years Ended September 30, 2003, 2002 and 2001

	2003	2002	2001

Interest and dividend income:
Interest and fees on loans	$5,299,009	$7,465,526	$8,455,351
Interest on debt securities:
Taxable	1,240,007	1,012,470	864,333
Dividends on marketable equity securities	75,980	81,525	105,146
Dividends on Co-operative Bank Investment and Liquidity Funds		551	30,063
Other interest	114,942	131,995	190,265

Total interest and dividend income	6,729,938	8,692,067	9,645,158

Interest expense:
Interest on deposits	2,188,626	3,093,465	4,120,397
Interest on securities sold under agreements to repurchase	11,179	5,269	36,313
Interest on Federal Home Loan Bank advances	218,686	290,944	361,049

Total interest expense	2,418,491	3,389,678	4,517,759

Net interest and dividend income	4,311,447	5,302,389	5,127,399
(Benefit) provision for loan losses	(179,868)		190,000

Net interest and dividend income after (benefit) provision for loan losses	4,491,315	5,302,389	4,937,399

Other income:
Service charges on deposit accounts	198,772	181,205	151,963
(Losses) gains on available-for-sale securities, net	(450,700)	(581,151)	167,957
Net gains on sales of loans	1,043,733	550,488	92,427
Loan servicing fees, net	40,164	29,948	17,952
Other income	300,911	288,610	266,031

Total other income	1,132,880	469,100	696,330

Other expense:
Salaries and employee benefits	1,957,968	1,706,956	1,746,736
Occupancy expense	170,115	159,970	192,589
Equipment expense	186,663	195,214	181,129
Data processing expense	427,442	395,818	325,127
Directors’ fees	87,165	71,350	54,850
Legal and professional fees	163,971	197,018	226,479
Deposit insurance expense	22,500	21,175	20,821
Writedowns of mortgage servicing rights	242,727
Other expense	699,151	620,958	676,964

Total other expense	3,957,702	3,368,459	3,424,695

Income before income taxes	1,666,493	2,403,030	2,209,034
Income taxes	1,072,261	886,845	779,273

Net income	$594,232	$1,516,185	$1,429,761

Basic earnings per share	$0.68	$1.73	$1.48

Diluted earnings per share	$0.64	$1.64	$1.45

The accompanying notes are an integral part of these consolidated financial statements.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Years Ended September 30, 2003, 2002 and 2001

				Unallocated			Accumulated
				Employee			Other
				Stock			Comprehensive
	Common	Paid-in	Retained	Ownership		Unearned	Income
	Stock	Capital	Earnings	Plan Shares	Treasury Stock	Compensation	(Loss)	Total

Balance, September 30, 2000	$14,547	$13,901,452	$11,669,877	$(477,668)	$(6,850,722)	$(291,097)	$25,674	$17,992,063
Employee Stock Ownership Plan		52,332						52,332
ESOP shares released				88,185				88,185
Recognition and retention plan		109,819						109,819
Distribution of RRP shares		(153,668)				153,668
Tax benefit from RRP		1,166						1,166
Purchases of treasury stock					(1,980,119)			(1,980,119)
Exercise of stock options and related tax benefit		(9,822)			81,104			71,282
Dividends declared ($.42 per share)			(423,440)					(423,440)
Comprehensive income:
Net income			1,429,761
Change in net unrealized holding gain on available-for-sale securities, net of tax effect							(430,361)
Comprehensive income								999,400

Balance, September 30, 2001	14,547	13,901,279	12,676,198	(389,483)	(8,749,737)	(137,429)	(404,687)	16,910,688
Employee Stock Ownership Plan		113,614						113,614
ESOP shares released				88,184				88,184
Recognition and retention plan		80,443						80,443
Distribution of RRP shares		(137,429)				137,429
Purchase of shares for RRP						(477,088)		(477,088)
Tax benefit from RRP		28,718						28,718
Purchases of treasury stock					(1,328,902)			(1,328,902)
Exercise of stock options and related tax benefit		(5,082)			270,749			265,667
Dividends declared ($.50 per share)			(457,162)					(457,162)
Comprehensive income:
Net income			1,516,185
Change in net unrealized holding loss on available-for-sale securities, net of tax effect							(401,614)
Comprehensive income								1,114,571

Balance, September 30, 2002	14,547	13,981,543	13,735,221	(301,299)	(9,807,890)	(477,088)	(806,301)	16,338,733
Employee Stock Ownership Plan		135,148						135,148
ESOP shares released				88,185				88,185
Recognition and retention plan		118,783						118,783
Distribution of RRP shares		(136,094)				136,094
Tax benefit from RRP		8,112						8,112
Exercise of stock options and related tax benefit		(13,779)			229,241			215,462
Dividends declared ($.52 per share)			(471,110)					(471,110)
Comprehensive income:
Net income			594,232
Change in net unrealized holding loss on available-for-sale securities, net of tax effect							715,834
Comprehensive income								1,310,066

Balance, September 30, 2003	$14,547	$14,093,713	$13,858,343	$(213,114)	$(9,578,649)	$(340,994)	$(90,467)	$17,743,379

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY — (Continued)

Years Ended September 30, 2003, 2002 and 2001

      Reclassification disclosure for the years ended September 30:

	2003	2002	2001

Net unrealized gains (losses) on available-for-sale securities	$238,293	$(695,284)	$(549,312)
Reclassification adjustment for realized losses (gains) in net income	450,700	581,151	(167,957)

Other comprehensive income (loss) before income tax effect	688,993	(114,133)	(717,269)
Income tax benefit (expense)	26,841	(287,481)	286,908

Other comprehensive income (loss), net of tax	$715,834	$(401,614)	$(430,361)

      Accumulated other comprehensive loss as of September 30, 2003, 2002 and 2001 consists of net unrealized holding losses on available-for-sale securities, net of taxes.

The accompanying notes are an integral part of these consolidated financial statements.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended September 30, 2003, 2002 and 2001

	2003	2002	2001

Cash flows from operating activities:
Net income	$594,232	$1,516,185	$1,429,761
Adjustments to reconcile net income to net cash provided by operating activities:
Losses (gains) on available-for-sale securities, net	450,700	581,151	(167,957)
Amortization of investment securities, net	1,752,610	518,396	55,910
(Benefit) provision for loan losses	(179,868)		190,000
Change in deferred loan costs, net of origination fees	40,437	64,419	(171,939)
Net gains on sales of loans not originated for sale			(78,631)
Decrease (increase) in loans held-for-sale	749,323	(1,395,000)	(180,000)
Depreciation and amortization	165,353	188,339	187,777
Loss on disposal of equipment		1,071
Increase in accrued interest receivable	(218,986)	(284,503)	(79,731)
Decrease in prepaid expenses	24,100	21,880	12,732
Increase in taxes receivable	(143,346)	(131,081)	(84,507)
(Increase) decrease in other assets	(2,932)	(1,030)	6,605
(Increase) decrease in mortgage servicing rights	(192,375)	(404,970)
Recognition and retention plan (RRP)	118,783	80,443	109,819
Deferred tax expense (benefit)	342,944	(107,420)	73,281
Increase (decrease) in accrued expenses	5,362	(77,473)	1,898
(Decrease) increase in accrued interest payable	(49)	(356)	419
(Decrease) increase in other liabilities	(510,020)	484,958	52,476

Net cash provided by operating activities	2,996,268	1,055,009	1,357,913

Cash flows from investing activities:
Purchases of available-for-sale securities	(49,943,612)	(13,984,026)	(7,366,058)
Proceeds from sales of available-for-sale securities	2,197,181	96,317	1,410,851
Proceeds from maturities of available-for-sale securities	28,854,295	3,614,057	3,780,839
Purchases of held-to-maturity securities	(42,133,350)	(34,668,159)	(11,235,627)
Proceeds from maturities of held-to-maturity securities	36,555,350	16,285,640	12,057,785
Purchases of Federal Home Loan Bank stock			(157,300)
Loan originations and principal collections, net	11,078,815	18,874,719	(14,027,374)
Recoveries of previously charged off loans	1,770
Proceeds from sales of loans			7,445,360
Capital expenditures	(285,231)	(83,729)	(94,397)

Net cash used in investing activities	(13,674,782)	(9,865,181)	(8,185,921)

Cash flows from financing activities:
Net increase in demand deposits, NOW and savings accounts	17,477,554	10,724,566	3,698,627
Net (decrease) increase in time deposits	(3,659,643)	(1,183,343)	6,102,969
Net decrease in securities sold under agreements to repurchase	(471,872)	(203,884)	(188,187)
Proceeds from Federal Home Loan Bank long-term advances			7,500,000
Repayment of Federal Home Loan Bank long-term advances	(2,595,290)	(2,089,773)	(6,084,013)
Net change in Federal Home Loan Bank short-term advances			2,000,000
Redemption of preferred share relative to minority interest	(53,500)	(500)
Proceeds from exercise of stock options	178,823	211,765	66,460
Dividends paid	(471,110)	(457,162)	(423,440)
Employee Stock Ownership Plan	135,148	113,614	52,332
Unallocated ESOP shares released	88,185	88,184	88,185
Purchase of shares for RRP		(477,088)
Purchases of treasury stock		(1,328,902)	(1,980,119)

Net cash provided by financing activities	10,628,295	5,397,477	10,832,814

(Decrease) increase in cash and cash equivalents	(50,219)	(3,412,695)	4,004,806
Cash and cash equivalents at beginning of period	7,422,584	10,835,279	6,830,473

Cash and cash equivalents at end of period	$7,372,365	$7,422,584	$10,835,279

Supplemental disclosures:
Interest paid	$2,418,540	$3,390,034	$4,517,340
Income taxes paid	872,663	1,125,346	790,499

The accompanying notes are an integral part of these consolidated financial statements.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended September 30, 2003, 2002 and 2001

Note 1 — Nature of Operations

      Falmouth Bancorp, Inc. (the “Company”), a Delaware corporation was organized by the Falmouth Co-Operative Bank (the “Bank”) on November 25, 1996 to be a bank holding company with the Bank as its wholly-owned subsidiary.

      The Bank was organized in 1925 and is headquartered in Falmouth, Massachusetts. The Bank is engaged principally in the business of attracting deposits from the general public and investing those deposits in residential real estate, consumer and small business loans.

Note 2 — Accounting Policies

      The accounting and reporting policies of the Company and its subsidiaries conform to accounting principles generally accepted in the United States of America and predominant practices within the savings institution industry. The consolidated financial statements were prepared using the accrual method of accounting. The significant accounting policies are summarized below to assist the reader in better understanding the consolidated financial statements and other data contained herein.

Use of Estimates:

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basis of Presentation:

      The consolidated financial statements include the accounts of the Company, the Company’s wholly-owned subsidiaries, the Bank and the RRP Trust, and the Bank’s wholly-owned subsidiaries, Falmouth Securities Corporation and Falmouth Capital Corporation. All significant intercompany accounts and transactions have been eliminated in the consolidation.

      The RRP Trust was formed on October 21, 1997 in connection with the Bank’s 1997 Recognition and Retention Plan for Outside Directors, officers and employees of Falmouth Bancorp, Inc. (the “RRP”). The Company contributes to the RRP Trust from time to time. The RRP Trust invests the assets of the Trust in shares of the Company.

      The Trustees of the RRP Trust are also directors or retired directors of the Company. The RRP is administered by the compensation committee of the Board of Directors of the Company which consists of certain non-employee members of the Board of Directors of the Company.

      Falmouth Securities Corporation was established solely for the purpose of acquiring and holding investments which are permissible for banks to hold under Massachusetts law. This corporation was dissolved on August 13, 2001 and is no longer in existence. The assets and liabilities were transferred to Falmouth Co-Operative Bank.

      Falmouth Capital Corporation, a real estate investment trust, was established as part of the Company’s tax management planning. This corporation was dissolved effective October 21, 2003 and is no longer in existence. The assets and liabilities were transferred to Falmouth Co-Operative Bank.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Cash and Cash Equivalents:

      For purposes of reporting cash flows, cash and cash equivalents include cash on hand, cash items, due from banks, interest bearing deposits and federal funds sold.

      Cash and due from banks as of September 30, 2003 and 2002 includes $770,160 and $574,000, respectively which is subject to withdrawals and usage restrictions to satisfy the reserve requirements of the Federal Reserve Bank.

Securities:

      Investments in debt securities are adjusted for amortization of premiums and accretion of discounts computed so as to approximate the interest method. Gains or losses on sales of investment securities are computed on a specific identification basis.

      The Company classifies debt and equity securities into one of three categories: held-to-maturity, available-for-sale, or trading. This security classification may be modified after acquisition only under certain specified conditions. In general, securities may be classified as held-to-maturity only if the Company has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale.

—	Held-to-maturity securities are measured at amortized cost on the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings or in a separate component of stockholders’ equity. They are merely disclosed in the notes to the consolidated financial statements.

—	Available-for-sale securities are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings, but are reported as a net amount (less expected tax) in a separate component of stockholders’ equity until realized.

—	Trading securities are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses for trading securities are included in earnings.

      If a decline in the fair value below the adjusted cost basis of an investment is judged to be other than temporary, the cost basis of the investment is written down to fair value as the new cost basis and the amount of the write down is included as a charge against securities gains, net.

Loans:

      Loans receivable that management has the intent and ability to hold until maturity or payoff, are reported at their outstanding principal balances adjusted for amounts due to borrowers on unadvanced loans, any charge-offs, the allowance for loan losses and any deferred fees, costs on originated loans or unamortized premiums or discounts on purchased loans.

      Interest on loans is recognized on a simple interest basis.

      Loan origination, commitment fees and certain direct origination costs are deferred and the net amount amortized as an adjustment of the related loan’s yield. The Company is amortizing these amounts over the contractual life of the related loans.

      Residential real estate loans are generally placed on nonaccrual when reaching 90 days past due or in process of foreclosure. All closed-end consumer loans 90 days or more past due and any equity line in the process of foreclosure are placed on nonaccrual status. Secured consumer loans are written down to realizable value and unsecured consumer loans are charged-off upon reaching 120 or 180 days past due

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

depending on the type of loan. Commercial real estate loans and commercial business loans and leases which are 90 days or more past due are generally placed on nonaccrual status, unless secured by sufficient cash or other assets immediately convertible to cash. When a loan has been placed on nonaccrual status, previously accrued and uncollected interest is reversed against interest on loans. A loan can be returned to accrual status when collectibility of principal is reasonably assured and the loan has performed for a period of time, generally six months.

      Cash receipts of interest income on impaired loans is credited to principal to the extent necessary to eliminate doubt as to the collectibility of the net carrying amount of the loan. Some or all of the cash receipts of interest income on impaired loans is recognized as interest income if the remaining net carrying amount of the loan is deemed to be fully collectible. When recognition of interest income on an impaired loan on a cash basis is appropriate, the amount of income that is recognized is limited to that which would have been accrued on the net carrying amount of the loan at the contractual interest rate. Any cash interest payments received in excess of the limit and not applied to reduce the net carrying amount of the loan are recorded as recoveries of charge-offs until the charge-offs are fully recovered.

Loans Held-For-Sale:

      Loans held-for-sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses are provided for in a valuation allowance by charges to operations.

      Interest income on loans held-for-sale is accrued currently and classified as interest on loans.

Allowance For Loan Losses:

      The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

      The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

      A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

      Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Premises and Equipment:

      Premises and equipment are stated at cost, less accumulated depreciation and amortization. Cost and related allowances for depreciation and amortization of premises and equipment retired or otherwise disposed of are removed from the respective accounts with any gain or loss included in income or expense. Depreciation and amortization are calculated principally on the straight-line method over the estimated useful lives of the assets.

Other Real Estate Owned and In-Substance Foreclosures:

      Other real estate owned includes properties acquired through foreclosure and properties classified as in-substance foreclosures in accordance with SFAS No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructuring.” These properties are carried at the lower of cost or estimated fair value less estimated costs to sell. Any write-down from cost to estimated fair value, required at the time of foreclosure or classification as in-substance foreclosure, is charged to the allowance for loan losses. Expenses incurred in connection with maintaining these assets, subsequent write-downs and gains or losses recognized upon sale are included in other expense.

      In accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan,” the Company classifies loans as in-substance repossessed or foreclosed if the Company receives physical possession of the debtor’s assets regardless of whether formal foreclosure proceedings take place.

Cooperative Central Bank Reserve Fund Deposit:

      The Reserve Fund was established for liquidity purposes and consists of deposits required of all insured cooperative banks in Massachusetts. The Fund is used by the Central Bank to advance funds to member banks, but such advances generally are not made until Federal Home Loan Bank and commercial bank sources of borrowings have been exhausted. The Company has not borrowed funds from the Central Bank since rejoining the Federal Home Loan Bank on January 2, 1975.

Advertising:

      The Company directly expenses costs associated with advertising as they are incurred.

Income Taxes:

      The Company recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled.

Retirement Plan:

      The compensation cost of an employee’s pension benefit is recognized on the net periodic pension cost method over the employee’s approximate service period. The aggregate cost method is used for funding purposes.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fair Values of Financial Instruments:

      Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments,” requires that the Company disclose estimated fair value for its financial instruments. Fair value methods and assumptions used by the Company in estimating its fair value disclosures are as follows:

      Cash and cash equivalents: The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents approximate those assets’ fair values.

      Securities (including mortgage-backed securities): Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

      Loans held-for-sale: Fair values of loans held-for-sale are based on commitments on hand from investors or prevailing market prices.

      Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

      Accrued interest receivable and Co-operative Central Bank Reserve Fund Deposit: The carrying amounts of accrued interest receivable and Co-operative Central Bank Reserve Fund Deposit approximate their fair values.

      Deposit liabilities: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

      Securities sold under agreements to repurchase: The carrying amount reported on the consolidated balance sheet for securities sold under agreements to repurchase approximates those liabilities’ fair values.

      Federal Home Loan Bank Advances: Fair values for Federal Home Loan Bank advances are estimated using a discounted cash flow technique that applies interest rates currently being offered on advances to a schedule of aggregated expected monthly maturities on Federal Home Loan Bank advances.

      Off-balance sheet instruments: The fair value of commitments to originate loans is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments and the unadvanced portion of loans, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligation with the counterparties at the reporting date.

Stock-Based Compensation:

      At September 30, 2003, the Company has a stock-based employee compensation plan which is described more fully in Note 10. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. No stock-based employee compensation is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation.

	For the Years Ended September 30,

	2003	2002	2001

Net income, as reported	$594,232	$1,516,185	$1,429,761
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	31,333	33,053	60,273

Pro forma net income	$562,899	$1,483,132	$1,369,488

Earnings per share:
Basic — as reported	$0.68	$1.73	$1.48
Basic — pro forma	$0.64	$1.69	$1.42
Diluted — as reported	$0.64	$1.64	$1.45
Diluted — pro forma	$0.61	$1.61	$1.39

Earnings Per Share:

      Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options, and are determined using the treasury stock method.

Recent Accounting Pronouncements:

      In June 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets.” This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supercedes APB Opinion No. 17, “Intangible Assets.” The initial recognition and measurement provisions of SFAS No. 142 apply to intangible assets which are defined as assets (not including financial assets) that lack physical substance. The term “intangible assets” is used in SFAS No. 142 to refer to intangible assets other than goodwill. The accounting for a recognized intangible asset is based on its useful life. An intangible asset with a finite useful life is amortized; an intangible asset with an indefinite useful life is not amortized. An intangible asset that is subject to amortization shall be reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

      SFAS No. 142 provides that goodwill shall not be amortized. Goodwill is defined as the excess of the cost of an acquired entity over the net of the amounts assigned to assets acquired and liabilities assumed. SFAS No. 142 further provides that goodwill shall be tested for impairment at a level of reporting referred to as a reporting unit. Impairment is the condition that exists when the carrying amount of goodwill exceeds its implied fair value.

      All of the provisions of SFAS No. 142 were applied for the Company beginning with its fiscal year ending September 30, 2003. SFAS No. 142 has been applied to all goodwill and intangible assets recognized in the Company’s statement of financial position at the beginning of that fiscal year, regardless of when those previously recognized assets were initially recognized.

      The adoption of this Statement did not have a material impact on the consolidated financial statements.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In August 2001, the FASB issued SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supercedes SFAS No. 121 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of,” but retains the basic recognition and measurement model for assets held for use and held for sale. The provisions of SFAS No. 144 are required to be adopted starting with fiscal years beginning after December 15, 2001. The adoption of this Statement did not have a material impact on the Company’s consolidated financial statements.

      In June 2002, the FASB issued SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities.” This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of this Statement did not have any material impact on the Company’s consolidated financial statements.

      In October 2002, the FASB issued SFAS No. 147 “Acquisitions of Certain Financial Institutions,” an Amendment of SFAS Nos. 72 and 144 and FASB Interpretation No. 9. SFAS No. 72 “Accounting for Certain Acquisitions of Banking or Thrift Institutions” and FASB Interpretation No. 9 “Applying APB Opinions No. 16 and 17 When a Savings and Loan Association or a Similar Institution Is Acquired in a Business Combination Accounted for by the Purchase Method” provided interpretive guidance on the application of the purchase method to acquisitions of financial institutions. Except for transactions between two or more mutual enterprises, SFAS No. 147 removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with SFAS No. 141 “Business Combinations” and SFAS No. 142 “Goodwill and Other Intangible Assets.” Thus, the requirement in paragraph 5 of Statement 72 to recognize (and subsequently amortize) any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset no longer applies to acquisitions within the scope of SFAS No. 147. In addition, SFAS No. 147 amends SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that SFAS No. 144 requires for other long-lived assets that are held and used.

      Paragraph 5 of SFAS No. 147, which relates to the application of the purchase method of accounting, is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions in paragraph 6 related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. Transition provisions for previously recognized unidentifiable intangible assets in paragraphs 8-14 are effective on October 1, 2002, with earlier application permitted. There was no substantial impact on the Company’s consolidated financial statements on adoption of this Statement.

      In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure an amendment of SFAS No. 123.” This Statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” and permits two additional transition methods for a voluntary change to the fair value based method of accounting for stock-based compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123. The transition guidance and annual disclosure provisions of this Statement are effective for fiscal years ending after December 15, 2002 and the interim period disclosure provisions are effective for interim periods beginning after December 31, 2002. This Statement did not have any effect on the Company’s consolidated financial statements.

      On May 15, 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This Statement establishes standards for the

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that certain financial instruments that were previously classified as equity must be classified as a liability. Most of the guidance in SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This Statement did not have any material effect on the Company’s consolidated financial statements.

Note 3 — Investments in Securities

      Debt and equity securities have been classified in the consolidated balance sheets according to management’s intent. The carrying amount of securities and their approximate fair values are as follows as of September 30:

		Gains in	Losses in
		Accumulated	Accumulated
		Other	Other
	Amortized	Comprehensive	Comprehensive
	Cost Basis	Income	Income	Fair Value

Available-for-sale:
September 30, 2003:
Debt securities issued by the U.S. Treasury and other U.S. government corporations and agencies	$5,535,863	$164	$2,317	$5,533,710
Corporate debt securities	29,687,903	29,225	73,185	29,643,943
Mortgage-backed securities	352,404	23,756		376,160
Marketable equity securities	1,703,247	115,000	192,261	1,625,986

	$37,279,417	$168,145	$267,763	$37,179,799

September 30, 2002:
Debt securities issued by the U.S. Treasury and other U.S. government corporations and agencies	$6,481,735	$9,235	$	$6,490,970
Corporate debt securities	9,608,236	26,013	20,175	9,614,074
Mortgage-backed securities	586,688	36,958		623,646
Marketable equity securities	2,824,906	50,885	891,527	1,984,264

	$19,501,565	$123,091	$911,702	$18,712,954

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Gross
		Unrecognized	Gross
	Net Carrying	Holding	Unrecognized
	Amount	Gains	Holding Loss	Fair Value

Held-to-maturity:
September 30, 2003:
Corporate debt securities	$32,399,711	$55,121	$53,523	$32,401,309
Mortgage-backed securities	149,530	5,715		155,245

	$32,549,241	$60,836	$53,523	$32,556,554

September 30, 2002:
Debt securities issued by the U.S. Treasury and other U.S. government corporations and agencies	$8,014,458	$33,552	$	$8,048,010
Corporate debt securities	19,833,400	11,082	78,832	19,765,650
Mortgage-backed securities	212,409	8,405		220,814

	$28,060,267	$53,039	$78,832	$28,034,474

      The scheduled maturities of debt securities were as follows as of September 30, 2003:

	Available-For-Sale	Held-To-Maturity

		Net Carrying
	Fair Value	Amount	Fair Value

Due within one year	$31,505,028	$28,155,830	$28,128,719
Due after one year through five years	3,672,625	4,243,881	4,272,590
Mortgage-backed securities	376,160	149,530	155,245

	$35,553,813	$32,549,241	$32,556,554

      For the year ended September 30, 2003, proceeds from sales of securities available-for-sale amounted to $2,197,181. Gross realized gains and gross realized losses on those sales amounted to $75,403 and $477,087, respectively. For the year ended September 30, 2002, proceeds from sales of securities available-for-sale amounted to $96,317. Gross realized gains and gross realized losses on those sales amounted to $25,550 and $9,786, respectively. For the year ended September 30, 2001, proceeds from sales of securities available-for-sale amounted to $1,410,851. Gross realized gains and gross realized losses on those sales amounted to $204,597 and $36,640, respectively. The tax (benefit) provision applicable to these net realized gains or losses amounted to ($164,409), $6,449 and $68,745 for the years ended September 30, 2003, 2002 and 2001, respectively.

      Total carrying amounts of $0 and $1,013,874 of debt securities were pledged to secure repurchase agreements and borrowings from the Federal Reserve Bank discount window as of September 30, 2003 and 2002, respectively.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following are securities of issuers which exceeded 10% of stockholders’ equity as of September 30, 2003:

	Amortized
	Cost Basis	Fair Value

Comcast Cable Communications, Inc.	$2,077,851	$2,072,400
Time Warner Inc.	2,985,699	2,963,595
International Lease Finance Corp.	3,092,612	3,105,330
Deere & Co.	3,478,914	3,480,963
Sempra Energy	2,083,688	2,077,500
Walt Disney Co.	1,966,727	1,966,978
First Union Corp.	2,114,996	2,123,640
Conoco Inc.	3,078,156	3,073,740
Whitman Corp.	3,241,290	3,232,877
CVS Corp.	2,438,447	2,435,616
Rohm & Haas Co.	2,088,390	2,077,600
McDonalds Corp.	2,110,366	2,102,193
American Telephone & Telegraph Corp.	3,048,634	3,066,680
Textron Financial Corp.	1,931,038	1,934,423
General Motors Acceptance Corp.	2,649,630	2,650,280

Note 4 — Loans

      Loans consisted of the following as of September 30:

	2003	2002

Commercial, financial and agricultural	$4,943,352	$5,178,877
Real estate — construction and land development	5,075,051	8,488,005
Real estate — residential	56,874,004	68,125,808
Real estate — commercial	15,701,970	11,844,559
Consumer	402,948	439,414

	82,997,325	94,076,663
Deferred loan costs, net of origination fees	257,028	297,465
Allowance for loan losses	(760,552)	(939,173)

Loans, net	$82,493,801	$93,434,955

      Certain directors and executive officers of the Company were customers of the Bank during the year ended September 30, 2003. Total loans to such persons and their companies amounted to $2,036,837 as of September 30, 2003. During the year ended September 30, 2003, total principal payments amounted to $95,031 and principal advances were $1,731,868.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Changes in the allowance for loan losses were as follows for the years ended September 30:

	2003	2002	2001

Balance at beginning of period	$939,173	$945,247	$755,247
Loans charged off	(523)	(6,074)
Recoveries	1,770
(Benefit) provision for loan losses	(179,868)		190,000

Balance at end of period	$760,552	$939,173	$945,247

      The following table sets forth information regarding nonaccrual loans and accruing loans 90 days or more overdue as of September 30:

	2003	2002

Nonaccrual loans	$0	$0
Accruing loans which are 90 days or more overdue	$0	$42,000

      Information about loans that meet the definition of an impaired loan in Statement of Financial Accounting Standards No. 114 is as follows as of September 30:

	2003		2002

	Recorded	Related	Recorded	Related
	Investment	Allowance	Investment	Allowance
	In Impaired	For Credit	In Impaired	For Credit
	Loans	Losses	Loans	Losses

Loans for which there is a related allowance for credit losses	$0	$0	$42,000	$42,000
Loans for which there is no related allowance for credit losses	0		0

Totals	$0	$0	$42,000	$42,000

Average recorded investment in impaired loans during the year ended September 30	$16,800		$16,800

Related amount of interest income recognized during the time, in the year ended September 30, that the loans were impaired
Total recognized	$2,793		$0

Amount recognized using a cash-basis method of accounting	$2,793		$0

      Loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage loans serviced for others were $70,015,072 and $42,860,464 as of September 30, 2003 and 2002, respectively.

      In years prior to the year ended September 30, 2002, the Company considered the value of its mortgage servicing asset to be immaterial. The “loans serviced for others” portfolio has increased significantly and the Company now recognizes its mortgage servicing rights as an asset on the consolidated balance sheet. The Company adheres to the accounting and reporting standards as set forth in SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” and SFAS No. 65, “Accounting for Certain Mortgage Banking Activities” as amended by Statement 140. When the Company sells a mortgage loan and retains the servicing rights, the Company allocates the cost

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of the loan and servicing based on their relative fair values. The asset created thereby is amortized in proportion to, and over the period of, estimated net servicing income. The servicing asset is reviewed for impairment on a quarterly basis. The amount by which the book value exceeds the fair value is recorded in a valuation allowance and charged to current period income.

      No valuation allowance for the carrying amount of mortgage servicing rights at September 30, 2003 and 2002 was recorded because management estimates that there is no impairment in the carrying amount of those rights. The Bank estimated the fair values of these rights to be $783,823 as of September 30, 2003. Changes in the mortgage servicing asset, which are included in other assets, were as follows for the years ended September 30:

	2003	2002

Balance at beginning of period	$404,970	$0
Capitalized mortgage servicing rights	542,321	437,564
Amortization	(107,219)	(32,594)
Writedowns	(242,727)

Balance at end of period	$597,345	$404,970

Note 5 — Premises and Equipment

      The following is a summary of premises and equipment as of September 30:

	2003	2002

Land	$73,793	$73,793
Bank building	2,171,399	2,085,845
Furniture and equipment	991,881	914,972
Vehicle	56,688	56,688

	3,293,761	3,131,298
Accumulated depreciation and amortization	(1,381,867)	(1,339,282)

	$1,911,894	$1,792,016

Note 6 — Deposits

      The aggregate amount of time deposit accounts in denominations of $100,000 or more as of September 30, 2003 and 2002 was $13,083,234 and $13,975,494, respectively.

      For time deposits as of September 30, 2003, the scheduled maturities for each of the following years ended September 30 are as follows:

(In thousands)
2004	$40,566
2005	8,699
2006	4,002
2007	186

$53,453

      Deposits from related parties held by the Company as of September 30, 2003 and 2002 amounted to $1,807,851 and $1,546,374, respectively.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 7 — Securities Sold Under Agreements to Repurchase

      The securities sold under agreements to repurchase are securities sold on a short term basis by the Company that have been accounted for not as sales but as borrowings. The securities were held in the Company’s safekeeping account at Investors Bank & Trust Company under the control of the Company and pledged to the purchasers of the securities. The purchasers have agreed to sell to the Company substantially identical securities at the maturity of the agreements. As of September 30, 2003, the Company no longer enters into repurchase agreements with customers.

Note 8 — Federal Home Loan Bank Advances

      Advances consist of funds borrowed from the Federal Home Loan Bank (FHLB).

      Maturities of advances from the FHLB for the five fiscal years ending after September 30, 2003 and thereafter are summarized as follows:

Amount

2004	$101,061
2005	107,316
2006	113,951
2007	120,940
2008	139,617
Thereafter	2,000,000

$2,582,885

      As of September 30, 2003, a $2,000,000 advance from the FHLB maturing on December 27, 2010 was redeemable at par at the option of the FHLB on December 26, 2003 and quarterly thereafter.

      Amortizing advances are being repaid in equal monthly payments and are being amortized from the date of the advance to the maturity date on a direct reduction basis.

      Borrowings from the FHLB are secured by a blanket lien on qualified collateral, consisting primarily of loans with first mortgages secured by one to four family properties and other qualified assets.

      At September 30, 2003, the interest rates on FHLB advances ranged from 4.80% to 5.94%. At September 30, 2003, the weighted average interest rate on FHLB advances was 5.06%.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 9 — Income Taxes

      The components of income tax expense are as follows for the years ended September 30:

	2003	2002	2001

Current:
Federal	$207,729	$952,731	$693,502
State	521,588	41,534	12,490

	729,317	994,265	705,992

Deferred:
Federal	185,096	(115,465)	11,313
State	83,073	(39,840)	3,903

	268,169	(155,305)	15,216
Change in valuation allowance	74,775	47,885	58,065

	342,944	(107,420)	73,281

Total income tax expense	$1,072,261	$886,845	$779,273

      The components of the deferred tax assets, included in other assets, are as follows as of September 30:

	2003	2002

Deferred tax assets:
Allowance for loan losses	$315,889	$373,226
Deferred income	33,824	54,887
Reserve for contingencies	6,619	5,723
Employee benefit plan	19,095	18,128
Impairment loss on equity securities	111,790	244,317
Impairment loss on leasehold improvements and equipment	120,271	124,387
Capital loss carryforward	68,935
Net unrealized holding loss on available-for-sale securities	40,774	268,128

Gross deferred tax assets	717,197	1,088,796
Valuation allowance	(212,348)	(391,768)

	504,849	697,028

Deferred tax liabilities:
Excess depreciation	(84,217)	(77,259)
Mortgage servicing rights	(244,493)	(165,754)
Deferred loan costs	(115,326)	(77,099)

Gross deferred tax liabilities	(444,036)	(320,112)

Net deferred tax assets	$60,813	$376,916

      At September 30, 2003, the Company had realized capital loss carryforwards of approximately $203,000 which will expire in the fiscal year ended September 30, 2008 if not utilized against future realized capital gains.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The reasons for the difference between the tax at the statutory federal income tax rate and the effective tax rate are summarized as follows for the years ended September 30:

	2003	2002	2001

Tax at statutory rate of 34%	34.0%	34.0%	34.0%
Increase (decrease) resulting from:
State taxes, net of federal tax benefit	8.5	.1	.5
Dividend received deduction	(.7)	(.5)	(.5)
Additional state taxes, net of federal tax benefit due to REIT dividend deduction settlement	15.4
Other, net	2.9	1.3	(1.4)
Change in valuation allowance	4.2	2.0	2.7

Effective tax rates	64.3%	36.9%	35.3%

      In prior years, the Company was allowed a special tax-basis bad debt deduction under certain provisions of the Internal Revenue Code. As a result, retained earnings of the Company as of September 30, 2003 includes $1,639,418 for which federal and state income taxes have not been provided. Under the provisions of recent federal income tax legislation, if the Company no longer qualifies as a bank as defined in certain provisions of the Internal Revenue Code, this amount will be subject to recapture in taxable income ratably over six (6) years, subject to a combined federal and state tax rate of approximately 41% based on the effective tax rates of the Company in prior years.

REIT Dividend Deduction Settlement

      Falmouth Capital Corporation (“FCC”), a subsidiary of the Bank, was established in December 1999 as a Massachusetts-chartered real estate investment trust (“REIT”). The Bank received dividends from FCC.

      On March 5, 2003, the Commonwealth of Massachusetts enacted tax legislation which denied the dividends received deduction for dividends received from real estate investment trusts retroactively to 1999. The additional state tax liability created by the new law for the Bank would have been $778,833 plus previously assessed interest of $67,527 for the calendar years 1999 through 2002.

      On June 20, 2003, the Bank and its subsidiary real estate investment trust, FCC, entered into an agreement with the Massachusetts Department of Revenue (the “DOR”) settling the dispute concerning the dividends received deduction through calendar year 2002 claimed or to be claimed by the Bank. Under the agreement, the Bank agreed to pay and the DOR agreed to abate 50% of all tax and interest assessed or unassessed relating to the REIT dividend deduction. Therefore, the previously unrecorded tax liability of $389,416 plus interest of $33,764 and federal and state tax benefits of $146,221 were recognized during the year ended September 30, 2003.

Note 10 — Employee Retirement, Pension Plans and Benefits

Retirement Plan

      The Company is a participant in the Co-operative Banks Employee Retirement Association Defined Contribution Plan. This plan provides benefits to substantially all of the Company’s employees. Benefits under the defined contribution plan are based on a percentage of employee contributions. Prior to September 30, 2001 the Company was also a participant in the Co-operative Banks Employee Retirement Association Defined Benefit Plan (a multi-employer plan) which provided benefits to substantially all of the Company’s employees. Benefits under the defined benefit plan were based primarily on years of service

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and employees’ compensation. The Company’s funding policy for the defined benefit plan was to fund amounts required by applicable regulations and which were tax deductible. Effective September 30, 2001 the Company discontinued making annual contributions to and withdrew from the defined benefit plan.

      Contributions by the Company in the year ended September 30, 2003 were $33,273 for the defined contribution plan. The defined benefit plan was terminated by the Company effective September 30, 2001 and the last contribution was made as of September 30, 2002. Contributions by the Company in the year ended September 30, 2002 were $29,507 for the defined contribution plan and $83,816 for the defined benefit plan. Contributions by the Company to the plans in the year ended September 30, 2001 were $113,570.

Employee Stock Ownership Plan

      Effective March 1996 the Bank adopted the Falmouth Co-Operative Bank Employee Stock Ownership Plan (ESOP).

      Falmouth Bancorp, Inc. made a loan to the ESOP. As of September 30, 2003 the balance of the loan was $213,114. In the consolidated financial statements of the Company the loan is classified as a component of stockholders’ equity with the caption “Unallocated Employee Stock Ownership Plan shares.” The loan is secured by a pledge of the Company’s common stock. The Company makes annual contributions to the ESOP in amounts determined by the Board of Directors. Dividends received by the ESOP may be credited to participants’ accounts or may be used to repay the ESOP’s debt.

      Any shares of the Company purchased by the ESOP are subject to the accounting specified by the American Institute of CPA’s Statement of Position 93-6. Under the statement, as any shares are released from collateral, the Company will report compensation expense equal to the current market price of the shares and the shares will be outstanding for earnings-per-share computations. Also, as the shares are released, the related dividends will be recorded as a reduction of retained earnings and dividends on the allocated shares will be recorded as a reduction of debt and accrued interest.

      The shares purchased by the ESOP are pledged as collateral for its debt. As the debt is repaid, shares are released from collateral and allocated to active employees, based on the proportion of debt service paid in the year. The ESOP shares were as follows as of September 30:

	2003	2002

Allocated shares	51,569	42,912
Committed to be released shares	8,728	8,728
Unreleased shares	21,823	30,551

	82,120	82,191

Fair value of unreleased shares	$629,594	$710,311

      Annual contributions to the plan are discretionary. Contributions to the ESOP by the Bank or Company were $88,185, $88,184 and $88,185 for the years ended September 30, 2003, 2002 and 2001, respectively and ESOP compensation expense was $223,333, $201,798 and $140,517, respectively.

Stock Option Plan

      On November 19, 1996, the Bank adopted the 1997 Stock Option Plan for Outside Directors, Officers, and Employees of the Company. The plan was approved by shareholders effective as of January 21, 1997. The Board of Directors formed an Option Committee to administer the plan. A total of 145,475 shares were made available for issuance under the plan.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Options Granted to Eligible Directors

      The price, at which an option granted to an eligible director may be exercised, is the fair market value of a share on the date on which the option is granted. Such options expire ten years after the grant date. The options are not exercisable in the first year after grant. In the second through fifth year after the grant, the options are exercisable on a pro rata basis up to 80% of the grant by the fifth year. After the fifth year, 100% of the grant not previously exercised may be exercised. Options granted in the year ending September 30, 2002 vest over a four year period.

Stock Options Granted to Eligible Employees

      An option granted to an eligible employee must be designated as either an Incentive Stock Option or a Non-Qualifying Stock Option. The price at which an option may be exercised is determined by the Committee, at its discretion; provided, however, that the exercise price shall not be less than the fair market value of a share on the grant date. These options may be exercised in periods specified by the Committee in the option agreement.

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in the year ended September 30, 2002: dividend yield of 1.8 percent; expected volatility of 17 percent; risk-free interest rate of 4.74 percent; and expected lives of 8 years.

      A summary of the status of the Company’s stock option plan as of September 30, 2003, 2002 and 2001 and changes during the years ending on those dates is presented below:

	2003		2002		2001

		Weighted-		Weighted-		Weighted-
		Average		Average		Average
Options	Shares	Exercise Price	Shares	Exercise Price	Shares	Exercise Price

Outstanding at beginning of year	122,986	$14.708	124,649	$13.727	131,468	$13.732
Granted			14,069	22.00
Exercised	(12,948)	13.81	(15,732)	13.46	(4,969)	13.375
Forfeited					(1,850)	15.02

Outstanding at end of year	110,038	14.813	122,986	14.708	124,649	13.727

Options exercisable at year-end	102,517		108,917		105,112
Weighted-average fair value of options granted during the year	N/A		$5.56		N/A

      The following table summarizes information about stock options outstanding as of September 30, 2003:

	Options Outstanding			Options Exercisable

		Weighted-Average
	Number	Remaining	Weighted-Average	Number	Weighted-Average
Range of Exercise Prices	Outstanding	Contractual Life	Exercise Price	Exercisable	Exercise Price

$12.25	200	6.6 years	$12.25	200	$12.25
13.375	72,338	3.6	13.375	72,338	13.375
15.00	22,381	6.1	15.00	22,381	15.00
15.625	1,300	5.2	15.625	1,300	15.625
22.00	13,819	8.5	22.00	6,298	22.00

	110,038	4.8	14.813	102,517	14.286

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recognition and Retention Plan

      On November 19, 1996, the Bank adopted the 1997 Recognition and Retention Plan for Outside Directors, Officers and Employees of Falmouth Co-Operative Bank (the RRP). The Company subsequently adopted and assumed sponsorship of the RRP and appointed a compensation committee to administer it. The Company established the RRP Trust and contributes, or causes to be contributed, to the RRP Trust, from time to time, such amounts of money or property as determined by the Compensation Committee. In no event shall the assets of the RRP Trust be used to purchase more than 58,190 shares of Company common stock. In its discretion, the Compensation Committee may grant awards of restricted stock to officers and employees. Each award will become vested and distributable at a rate of 20% on each anniversary date of the grant or at a rate established by the Compensation Committee and become fully vested on the date of the award holder’s death or disability. Stock subject to awards is held in the RRP Trust until the award is vested. An individual to whom an award is granted is entitled to exercise voting rights and receive cash dividends with respect to stock subject to awards granted to him/her whether or not vested. The Compensation Committee exercises voting rights with respect to the shares in the RRP Trust that have not been allocated as directed by the individuals eligible to participate. Compensation expense amounted to $118,783, $80,443 and $109,819 for the years ending September 30, 2003, 2002 and 2001, respectively. Compensation expense is based on the fair value of the common stock on the grant date. As of September 30, 2003, the RRP Trust had purchased and awarded a total of 58,190 shares, and 44,930 vested shares had been distributed to eligible participants.

Note 11 — Regulatory Matters

      The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory — and possibly additional discretionary — actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Their capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of September 30, 2003, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

      As of September 30, 2003 the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institutions’ category.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company’s and the Bank’s actual capital amounts and ratios are also presented in the table.

					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions

	Amount	Ratio	Amount	Ratio	Amount	Ratio

	(Dollar amounts in thousands)
As of September 30, 2003:
Total Capital (to Risk Weighted Assets):
Consolidated	$18,457	13.94%	$10,594	≥8.0%	N/A
Falmouth Co-Operative Bank	17,204	13.06	10,538	≥8.0	$13,173	≥10.0%
Tier 1 Capital (to Risk Weighted Assets):
Consolidated	17,696	13.36	5,297	≥4.0	N/A
Falmouth Co-Operative Bank	16,443	12.48	5,269	≥4.0	7,904	≥6.0
Tier 1 Capital (to Average Assets):
Consolidated	17,696	10.74	6,590	≥4.0	N/A
Falmouth Co-Operative Bank	16,443	9.96	6,602	≥4.0	8,252	≥5.0
As of September 30, 2002:
Total Capital (to Risk Weighted Assets):
Consolidated	17,203	16.03	8,584	≥8.0	N/A
Falmouth Co-Operative Bank	15,617	14.59	8,561	≥8.0	10,702	≥10.0
Tier 1 Capital (to Risk Weighted Assets):
Consolidated	16,264	15.16	4,292	≥4.0	N/A
Falmouth Co-Operative Bank	14,678	13.72	4,281	≥4.0	6,421	≥6.0
Tier 1 Capital (to Average Assets):
Consolidated	16,264	10.25	6,344	≥4.0	N/A
Falmouth Co-Operative Bank	14,678	9.40	6,245	≥4.0	7,806	≥5.0

      The ability of the Company to pay dividends on its common stock is restricted by Massachusetts banking law. No dividends may be paid if such dividends would reduce stockholders’ equity of the Company below the amount of the liquidation account required by Massachusetts conversion regulations and described in Note 17.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 12 — Commitments and Contingent Liabilities

      The Company is obligated under certain agreements issued during the normal course of business which are not reflected in the accompanying consolidated financial statements.

      The Company is obligated under a lease agreement signed May 8, 2003 for a branch in Bourne, Massachusetts. Lease payments begin in November of 2003. The original term of the lease is ten years with two additional periods of five years each exercisable at the option of the Bank. The Company is also obligated under lease agreements for several ATM locations and various equipment. The total minimum rental payments due in future periods under these agreements is as follows as of September 30, 2003:

2004	$103,670
2005	90,820
2006	83,220
2007	76,043
2008	75,000
Thereafter	143,750

Total minimum lease payments	$572,503

      The total rental expense amounted to $35,170, $45,832 and $48,648 for the years ended September 30, 2003, 2002 and 2001, respectively.

Note 13 — Financial Instruments

      The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate loans, standby letters of credit and unadvanced funds on loans. The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

      The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amounts of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

      Commitments to originate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the borrower. Collateral held varies, but may include secured interests in mortgages, accounts receivable, inventory, property, plant and equipment and income-producing properties.

      Standby letters of credit are conditional commitments issued by the Company to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The estimated fair values of the Company’s financial instruments, all of which are held or issued for purposes other than trading, are as follows as of September 30:

	2003		2002

	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Financial assets:
Cash and cash equivalents	$7,372,365	$7,372,365	$7,422,584	$7,422,584
Available-for-sale securities	37,179,799	37,179,799	18,712,954	18,712,954
Held-to-maturity securities	32,549,241	32,556,554	28,060,267	28,034,474
Federal Home Loan Bank stock	878,000	878,000	878,000	878,000
Loans held-for-sale	825,677	840,474	1,575,000	1,596,894
Loans, net	82,493,801	83,850,526	93,434,955	95,953,106
Accrued interest receivable	1,333,910	1,333,910	1,114,924	1,114,924
Co-operative Central Bank Reserve Fund Deposit	395,395	395,395	395,395	395,395
Financial liabilities:
Deposits	145,534,970	145,972,000	131,717,059	132,291,000
Securities sold under agreements to repurchase			471,872	471,872
Federal Home Loan Bank advances	2,582,885	2,716,001	5,178,175	5,292,000

      The carrying amounts of financial instruments shown in the above table are included in the balance sheet under the indicated captions. Accounting policies related to financial instruments are described in Note 2.

      Notional amounts of financial instrument liabilities with off-balance sheet credit risk are as follows as of September 30:

	2003	2002

Commitments to originate loans	$4,166,192	$6,596,000
Unadvanced funds on construction loans	1,819,762	2,870,360
Unadvanced funds on home equity lines of credit	18,242,420	14,622,114
Unadvanced funds on commercial loans and lines of credit	4,045,115	4,769,175
Unadvanced funds on overdraft lines of credit	484,425	454,173
Standby letters of credit	12,000	12,000

	$28,769,914	$29,323,822

      There is no material difference between the notional amount and the estimated fair value of the off-balance sheet liabilities.

Note 14 — Employment and Change in Control Agreements

      The Company has an employment agreement with its President and Chief Executive Officer and a change in control agreement with its Vice President and CFO. The employment agreement generally provides for the continued payment of specified compensation and benefits for specified periods after termination, unless the termination is for “cause” as defined in the employment agreement. The employment agreement also provides for lump-sum payments in the event of the officer’s voluntary termination of employment on the occurrence of certain specified events. The agreements provide for the

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

payment, under certain circumstances, of lump-sum amounts upon termination following a “change in control” as defined in the agreements.

Note 15 — Significant Group Concentrations of Credit Risk

      Most of the Company’s business activity is with customers located within the state. There are no concentrations of credit to borrowers that have similar economic characteristics. The majority of the Company’s loan portfolio is comprised of loans collateralized by real estate located in the state of Massachusetts.

Note 16 — Earnings Per Share (EPS)

      Reconciliation of the numerators and the denominators of the basic and diluted per share computations for net income are as follows:

	Income	Shares	Per-Share
	(Numerator)	(Denominator)	Amount

Year ended September 30, 2003
Basic EPS
Net income and income available to common stockholders	$594,232	874,422	$0.68
Effect of dilutive securities, options		49,429

Diluted EPS
Income available to common stockholders and assumed conversions	$594,232	923,851	$0.64

Year ended September 30, 2002
Basic EPS
Net income and income available to common stockholders	$1,516,185	875,569	$1.73
Effect of dilutive securities, options		46,162

Diluted EPS
Income available to common stockholders and assumed conversions	$1,516,185	921,731	$1.64

Year ended September 30, 2001
Basic EPS
Net income and income available to common stockholders	$1,429,761	967,882	$1.48
Effect of dilutive securities, options		20,726

Diluted EPS
Income available to common stockholders and assumed conversions	$1,429,761	988,608	$1.45

Note 17 — Liquidation Account

      At the time of conversion to stock form, the Bank established a liquidation account in an amount equal to the Bank’s net worth as of the date of the latest financial statements included in the final Offering Circular used in connection with the Conversion. In accordance with Massachusetts statutes, the liquidation account is maintained for the benefit of Eligible Account Holders who continue to maintain their accounts in the Bank after the conversion. The liquidation account is reduced annually to the extent that Eligible Account Holders have reduced their qualifying deposits. Subsequent increases will not restore an Eligible Account Holder’s interest in the liquidation account. In the event of a complete liquidation,

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

each Eligible Account Holder is entitled to receive a distribution from the liquidation account in a proportionate amount to the current adjusted qualifying balances for the account then held. The balance in the liquidation account was $807,710 as of September 30, 2003.

Note 18 — Minority Interest in Subsidiary

      In the fiscal year ended September 30, 2000, the Bank formed a subsidiary, Falmouth Capital Corporation (FCC) which issued to the Bank 1,000 shares of FCC common stock. No other shares of FCC common stock have been issued. FCC also issued to the Bank 3,000 shares of FCC 8% Cumulative Non-Convertible Preferred Stock (the “preferred stock”). No other shares of FCC preferred stock have been issued. In the fiscal year ended September 30, 2000, the Bank distributed the 108 shares to directors and employees of the Bank, leaving the Bank with an ownership of 2,892 shares of the preferred stock at September 30, 2002 and 2001. As of September 30, 2002, the minority interest in subsidiary on the balance sheet consisted of 107 shares of the preferred stock, at a stated value of $500 per share. During the year ended September 30, 2002, one share of the preferred stock was redeemed. These shares were part of the original 3,000 shares of the preferred stock issued to the Bank.

      Effective September 30, 2003 Falmouth Capital Corporation was dissolved, all assets and liabilities were transferred to the Bank and all remaining minority interest preferred stockholders were paid $500 for each share held.

Note 19 — Reclassification

      As of September 30, 2003 and 2002, loans held-for-sale with carrying values of $825,677 and $1,575,000, respectively, are reported separately on the Company’s consolidated balance sheets. Previously, loans held-for-sale were included with loans, net of allowance for loan losses. In addition, the Company’s consolidated statements of cash flows for each of the years in the three year period ended September 30, 2003 were revised to properly reflect the change in loans held-for-sale and proceeds from the sales of loans.

      For the year ended September 30, 2003, $276,959 related to a REIT Dividend Deduction Settlement, see Note 9, was previously reported as an extraordinary item. This extraordinary item treatment was revised and its individual components, income tax expense of $243,195 and interest expense of $33,764, are currently reported as part of income from continuing operations. As a result, the extraordinary item previously reported of $276,959 was eliminated and income taxes expense was increased by $243,195 and other expense was increased by $33,764.

      Certain amounts in the prior years have been reclassified to be consistent with the current year’s statement presentation.

Note 20 — Parent Company Only Financial Statements

      The following financial statements are presented for Falmouth Bancorp, Inc. (Parent Company) and should be read in conjunction with the consolidated financial statements.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

FALMOUTH BANCORP, INC.

(Parent Company Only)

BALANCE SHEETS

September 30, 2003 and 2002

	2003	2002

ASSETS
Cash and due from banks	$25,000	$24,752
Federal funds sold	737,645	1,224,147

Cash and cash equivalents	762,645	1,248,899
Investment in Falmouth Co-Operative Bank	16,489,729	14,752,769
Loan to ESOP	213,114	301,299
Due from subsidiary, Falmouth Co-operative Bank	39,338
Prepaid expenses	3,750	5,000
Other assets	274,537	199,907

Total assets	$17,783,113	$16,507,874

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued expenses	$39,734	$52,564
Due to subsidiary, Falmouth Co-Operative Bank		116,577

Total liabilities	39,734	169,141

Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 500,000 shares; none issued
Common stock, par value $.01 per share; authorized 2,500,000 shares; issued 1,454,750 shares; outstanding 913,727 shares at September 30, 2003 and 900,779 shares at September 30, 2002	14,547	14,547
Paid-in capital	23,427,784	23,315,614
Retained earnings	4,524,272	4,401,150
Unallocated Employee Stock Ownership Plan shares	(213,114)	(301,299)
Treasury stock (541,023 shares as of September 30, 2003 and 553,971 shares as of September 30, 2002)	(9,578,649)	(9,807,890)
Unearned compensation	(340,994)	(477,088)
Accumulated other comprehensive loss	(90,467)	(806,301)

Total stockholders’ equity	17,743,379	16,338,733

Total liabilities and stockholders’ equity	$17,783,113	$16,507,874

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

FALMOUTH BANCORP, INC.

(Parent Company Only)

STATEMENTS OF INCOME

Years Ended September 30, 2003, 2002 and 2001

	2003	2002	2001

Interest and dividend income:
Interest on loan to ESOP	$18,914	$25,307	$31,701
Dividends on Co-operative Bank Investment Fund		551	30,063
Dividends from Falmouth Co-Operative Bank		1,600,000	3,250,000
Other interest	6,645	15,771	16,133

Total interest and dividend income	25,559	1,641,629	3,327,897

Other income			66

Expenses:
Legal and professional fees	116,730	130,950	109,185
Securities losses, net			25,059
Other expense	36,825	41,007	40,347

Total expenses	153,555	171,957	174,591

(Loss) income before income tax benefit and equity in undistributed net income (loss) of subsidiary	(127,996)	1,469,672	3,153,372
Income tax benefit	(43,218)	(44,010)	(17,729)

(Loss) income before equity in undistributed net income (loss) of subsidiary	(84,778)	1,513,682	3,171,101
Equity in undistributed net income (loss) of subsidiary, Falmouth Co-Operative Bank	679,010	2,503	(1,741,340)

Net income	$594,232	$1,516,185	$1,429,761

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

FALMOUTH BANCORP, INC.

(Parent Company Only)

STATEMENTS OF CASH FLOWS

Years Ended September 30, 2003, 2002 and 2001

	2003	2002	2001

Cash flows from operating activities:
Net income	$594,232	$1,516,185	$1,429,761
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Losses on sales of available-for-sale securities			25,059
Undistributed net (income) loss of subsidiary	(679,010)	(2,503)	1,741,340
Decrease (increase) in prepaid expenses	1,250	(2,667)	258
(Increase) decrease in other assets	(29,879)	(89,344)	11,277
(Decrease) increase in accrued expenses	(12,830)	1,530	11,553

Net cash (used in) provided by operating activities	(126,237)	1,423,201	3,219,248

Cash flows from investing activities:
Proceeds from sales of available-for-sale securities			572,982
Increase in due from subsidiary, Falmouth Co-Operative Bank	(39,338)
Payments received on ESOP loan	88,185	88,184	88,185

Net cash provided by investing activities	48,847	88,184	661,167

Cash flows from financing activities:
(Decrease) increase in due to subsidiary, Falmouth Co-Operative Bank	(116,577)	116,577
Proceeds from exercise of stock options	178,823	211,765	66,460
Dividends paid	(471,110)	(457,162)	(423,440)
Purchase of shares for RRP		(477,088)
Purchases of treasury stock		(1,328,902)	(1,980,119)

Net cash used in financing activities	(408,864)	(1,934,810)	(2,337,099)

Net (decrease) increase in cash and cash equivalents	(486,254)	(423,425)	1,543,316
Cash and cash equivalents at beginning of year	1,248,899	1,672,324	129,008

Cash and cash equivalents at end of year	$762,645	$1,248,899	$1,672,324

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

December 31, 2003 and September 30, 2003

	December 31,	September 30,
	2003	2003

	(Unaudited)	(Audited)
ASSETS
Cash, due from banks and interest bearing deposits	$1,527,997	$3,335,059
Federal funds sold	2,146,192	4,037,306

Total cash and cash equivalents	3,674,189	7,372,365
Investments in available-for-sale securities (at fair value)	36,344,767	37,179,799
Investments in held-to-maturity securities (fair values of $24,709,897 as of December 31, 2003 and $32,556,554 as of September 30, 2003)	24,709,980	32,549,241
Federal Home Loan Bank stock, at cost	878,000	878,000
Loans held-for-sale (fair value of $840,474 at September 30, 2003)	—	825,677
Loans, net	87,665,181	82,493,801
Premises and equipment	1,992,932	1,911,894
Accrued interest receivable	1,395,336	1,333,910
Cooperative Central Bank Reserve Fund Deposit	395,395	395,395
Other assets	1,053,453	1,178,108

Total assets	$158,109,233	$166,118,190

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$20,579,585	$20,425,557
Interest-bearing	116,999,733	125,109,413

Total deposits	137,579,318	145,534,970
Securities sold under agreements to repurchase	—	—
Federal Home Loan Bank advances	2,562,070	2,582,885
Other liabilities	112,228	256,956

Total liabilities	140,253,616	148,374,811

Stockholders’ equity:
Preferred stock, par value $.01 per share, authorized 500,000 shares; none issued
Common stock, par value $.01 per share, authorized 2,500,000 shares; issued 1,454,750 shares	14,547	14,547
Paid-in capital	14,147,775	14,093,713
Retained earnings	13,740,559	13,858,343
Unallocated Employee Stock Ownership Plan shares	(191,068)	(213,114)
Treasury stock (538,023 shares as of December 31, 2003; 541,023 shares as of September 30, 2003)	(9,525,535)	(9,578,649)
Unearned compensation	(340,994)	(340,994)
Accumulated other comprehensive loss	10,333	(90,467)

Total stockholders’ equity	17,855,617	17,743,379

Total liabilities and stockholders’ equity	$158,109,233	$166,118,190

The accompanying notes are an integral part of these consolidated financial statements.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Three Months Ended December 31, 2003 and 2002

	December 31,	December 31,
	2003	2002

	(Unaudited)
Interest and dividend income:
Interest and fees on loans	$1,252,631	$1,494,869
Interest and dividends on securities:
Taxable	285,210	338,112
Dividends on marketable equity securities	18,908	20,447
Other interest	11,525	30,420

Total interest and dividend income	1,568,274	1,883,848

Interest expense:
Interest on deposits	429,570	653,351
Interest on securities sold under agreement to repurchase	—	1,983
Interest on Federal Home Loan Bank advances	32,848	62,453

Total interest expense	462,418	717,787

Net interest and dividend income	1,105,856	1,166,061
Provision for loan losses	–	—

Net interest and dividend income after provision for loan losses	1,105,856	1,166,061

Other income:
Service charges on deposit accounts	60,745	50,365
Securities gains (losses), net	16,802	(76,587)
Net gains on sales of loans	40,432	325,311
Loan servicing fees	15,112	6,600
Other income	60,524	87,800

Total other income	193,615	393,489

Other expense:
Salaries and employee benefits	565,334	487,679
Occupancy expense	59,139	40,981
Equipment expense	52,213	44,824
Data processing expense	129,605	88,705
Directors’ fees	19,365	18,610
Legal and professional fees	151,894	77,795
Writedowns of mortgage servicing rights	16,061	53,855
Advertising expense	34,970	23,369
Printing and stationary expense	23,296	18,518
Postage Expense	18,669	10,184
Other expenses	131,340	97,062

Total other expenses	1,201,886	961,582

Income before income taxes	97,585	597,968
Income taxes	96,441	222,850

Net income	$1,144	$375,118

Comprehensive income	$101,944	$537,687

Earnings per common share	$0.00	$0.43

Earnings per common share, assuming dilution	$0.00	$0.41

The accompanying notes are an integral part of these consolidated financial statements.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Three Months Ended December 31, 2003

				Unallocated			Accumulated
				Employee Stock			Other
	Common	Paid-In	Retained	Ownership Plan		Unearned	Comprehensive
	Stock	Capital	Earnings	Shares	Treasury Stock	Compensation	Income(Loss)	Total

	(Unaudited)
Balance, September 30, 2003	$14,547	$14,093,713	$13,858,343	$(213,114)	$(9,578,649)	$(340,994)	$(90,467)	$17,743,379
Employee Stock Ownership Plan		41,664						41,664
ESOP shares released				22,046				22,046
Recognition and retention plan		25,387						25,387
Exercise of stock options and related tax benefit		(12,989)			53,114			40,125
Dividends declared ($.13 per share)			(118,928)					(118,928)
Comprehensive income:
Net income			1,144
Net change in unrealized holding gain on available-for-sale securities							100,800
Comprehensive income								101,944

Balance, December 31, 2003	$14,547	$14,147,775	$13,740,559	$(191,068)	$(9,525,535)	$(340,994)	$10,333	$17,855,617

Three Months Ended December 31, 2002

				Unallocated			Accumulated
				Employee Stock			Other
	Common	Paid-In	Retained	Ownership Plan		Unearned	Comprehensive
	Stock	Capital	Earnings	Shares	Treasury Stock	Compensation	Income(Loss)	Total

	(Unaudited)
Balance, September 30, 2002	$14,547	$13,981,543	$13,735,221	$(301,299)	$(9,807,890)	$(477,088)	$(806,301)	$16,338,733
Employee Stock Ownership Plan		32,720						32,720
ESOP shares released				22,047				22,047
Recognition and retention plan		26,618						26,618
Exercise of stock options and related tax benefit		(4,152)			31,763			27,611
Dividends declared ($.13 per share)			(117,179)					(117,179)
Comprehensive income:
Net income			375,118
Net change in unrealized holding gain on available-for-sale securities							162,569
Comprehensive income								537,687

Balance, December 31, 2002	$14,547	$14,036,729	$13,993,160	$(279,252)	$(9,776,127)	$(477,088)	$(643,732)	$16,868,237

The accompanying notes are an integral part of these consolidated financial statements.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended December 31, 2003 and 2002

	December 31,	December 31,
	2003	2002

	(Unaudited)
Cash flows from operating activities
Net income	$1,144	$375,118
Adjustments to reconcile net income to net cash provided by operating activities:
Realized (gains) losses on available-for-sale investment securities, net	(16,802)	76,587
Amortization of investment securities, net	741,049	297,975
Provision for loan loss	—	—
Change in deferred loan costs net of origination fees	(1,992)	(50,735)
Decrease in loans held-for-sale	825,677	642,000
Decrease (increase) in mortgage servicing rights	23,844	(106,726)
Depreciation and amortization	45,106	42,641
(Increase) decrease in accrued interest receivable	(61,426)	93,346
(Increase) decrease in prepaid expenses	(72,438)	23,072
Increase in other assets	(633)	(57,006)
Recognition and retention plan (RRP)	25,387	26,618
(Decrease) increase in accrued expenses	(81,507)	7,331
Increase (decrease) in taxes payable	183,553	(105,765)
Increase (decrease) in accrued interest payable	4	(28)
Decrease in other liabilities	(63,225)	(360,271)

Net cash provided by operating activities	1,547,741	904,157

Cash flows from investing activities
Purchases of available-for-sale securities	(1,988,046)	(6,687,065)
Proceeds from sales of available-for-sale securities	7,625	93,941
Proceeds from maturities of available-for-sale securities	2,570,084	4,531,090
Purchases of held-to-maturity securities	(2,025,540)	(11,317,034)
Proceeds from maturities of held-to-maturity securities	9,477,052	9,566,052
Loan originations and principal collections, net	(5,169,588)	9,618,362
Recoveries of previously charged off loans	200	—
Capital expenditures	(126,144)	(17,331)

Net cash provided by investing activities	2,745,643	5,788,015

Cash flows from financing activities:
Net (decrease) increase in demand deposits, NOW and savings accounts	(4,835,357)	627,582
Net decrease in time deposits	(3,120,295)	(2,203,342)
Net increase in securities sold under agreements to repurchase	—	110,589
Repayments of Federal Home Loan Bank long-term advances	(24,815)	(23,400)
Net change in Federal Home Loan Bank short-term advances	4,000	—
Redemption of preferred shares relative to minority interests	—	(2,000)
Proceeds from exercise of stock options	40,125	27,611
Employee Stock Ownership Plan	41,664	32,720
Unallocated ESOP shares released	22,046	22,047
Dividends paid	(118,928)	(117,179)

Net cash used in financing activities	(7,991,560)	(1,525,372)

(Decrease) increase in cash and cash equivalents	(3,698,176)	5,166,800
Cash and cash equivalents at beginning of period	7,372,365	7,422,584

Cash and cash equivalents at end of period	$3,674,189	$12,589,384

Supplemental disclosures
Interest paid	$462,414	$717,815
Income taxes paid	87,112	328,615

The accompanying notes are an integral part of these consolidated financial statements.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

      The condensed consolidated financial statements of Falmouth Bancorp, Inc. (the “Company”) and its subsidiaries presented herein are unaudited and should be read in conjunction with the consolidated financial statements of the Company for the year ended September 30, 2003. The results of operations for the three-month period ended December 31, 2003 are not necessarily indicative of the results to be expected for the full year. All material intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, the condensed consolidated financial statements reflect all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of results for the interim periods. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the USA (GAAP).

Note 2 — Accounting Policies

      The accounting and reporting policies of the Company conform to GAAP and prevailing practices within the banking industry. The interim financial information should be read in conjunction with the Company’s 2003 Annual Report which is an exhibit to Form 10-KSB/ A. The Form 10-KSB for the fiscal year ended September 30, 2003 was amended to segregate loans held-for sale from loans held in portfolio. This 10-QSB/ A includes an additional line in the balance sheet to show the loans that are held-for-sale. Also GAAP requires that the origination and sale of loans classified as held-for-sale be reported in the operating activities section of the statement of cash flows. Previously the effects of the origination and sale of loans were presented in the investing activities section as a component of the line item “Loan originations and principal collections, net.”

      Management is required to make estimates and assumptions that affect amounts reported in the consolidated financial statements. Actual results could differ significantly from those estimates.

Note 3 — Impact of New Accounting Standards

      Statement of Financial Accounting Standards No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. The amortization of goodwill ceases upon adoption of the statement. All of the provisions of SFAS No. 142 were effective for the Company beginning with its fiscal year ending September 30, 2003. The adoption of SFAS No. 142 did not have an impact on the Company’s consolidated financial statements.

      In August 2001, the FASB issued SFAS No. 144 “Accounting for Impairment or Disposal of Long Lived Assets.” The provisions of SFAS No. 144 are required to be adopted starting with fiscal years beginning after December 15, 2001. The adoption of this statement did not have a material impact on the Company’s consolidated financial statements.

      In June 2003, the FASB issued SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities.” This statement requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. This statement did not have a material impact on the Company’s consolidated financial statements.

      In October 2002, the FASB issued SFAS No. 147 “Acquisitions of Certain Financial Institutions,” an Amendment of SFAS Nos. 72 and 144 and FASB Interpretation No. 9 SFAS No. 72 “Accounting for Certain Acquisitions of Banking or Thrift Institutions” and FASB interpretation No. 9 “Applying APB Opinions No. 16 and 17 When a Savings and Loan Association Is Acquired in a Business Combination Accounted for by the Purchase Method” that provided interpretive guidance on the application of the purchase method to acquisitions of financial institutions. SFAS No. 147 was effective October 1, 2003. There was no impact on the Company’s consolidated financial statements on adoption of this statement.

FALMOUTH BANCORP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In May 2003, FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 requires that certain financial instruments classified as equity must be classified as a liability. Most of the guidance in SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This statement did not have any material effect on the Company’s consolidated financial statements.

Note 4 — Accounting for Stock-Based Compensation.

      Statement of Financial Accounting Standards No. 148 “Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment to FASB Statement No. 123 (SFAS No. 148)” was issued by FASB in December 2002. This new Statement requires, in interim financial statements, certain new disclosures about stock-based compensation. Management measures stock-based compensation in accordance with APB Opinion No. 25. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provision of SFAS No. 123 “Accounting for Stock-Based Compensation” to stock-based compensation.

	Three Months Ended
	December 31,

	2003	2002

Net income	$1,144	$375,118
Stock based compensation expense determined under fair value method, net of tax benefit	(4,799)	(4,799)

Pro forma net income (loss)	$(3,655)	$370,319

Earnings (loss) per share:
Basic as reported	$0.00	$0.43

Basic — pro forma	$0.00	$0.43

Diluted as reported	$0.00	$0.41

Diluted — pro forma	$0.00	$0.40

Note 5 —	Dividends

      On November 18, 2003, the Board of Directors of the Company declared a quarterly cash dividend of $0.13 per share of common stock, which was paid on December 23, 2003 to stockholders of record at the close of business on December 9, 2003.

Note 6 —	Recent Developments

      During the quarter ended December 31, 2003, the Company released 3,000 shares due to exercised employee stock options. At December 31, 2003, the Company had 538,023 treasury shares.

Note 7 — Contingency

      On January 8, 2004, Independent Bank Corp. (“Independent”), INDB Sub, Inc. (“Independent Bank”) and the Company entered into an Agreement and Plan of Merger (the “Agreement”) between Independent, Independent Bank, an interim de novo wholly-owned subsidiary of Independent, and the Company. Under the terms of the Agreement, Independent will acquire the Company in a part cash, part stock transaction. The acquisition is subject to customary conditions, including shareholder and regulatory approval, and is expected to be completed mid-year 2004.

ANNEX A

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

dated as of April 26, 2004
between
INDEPENDENT BANK CORP.
INDB SUB, INC.
and
FALMOUTH BANCORP, INC.

      AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of April 26, 2004 (this “Agreement”), by and among Independent Bank Corp. (“Parent”), INDB Sub, Inc. (“Merger Sub”) and Falmouth Bancorp, Inc. (the “Company”).

RECITALS

      WHEREAS, the Company is a Delaware corporation, having its principal place of business in Falmouth, Massachusetts.

      WHEREAS, Parent is a Massachusetts corporation, having its principal place of business in Rockland, Massachusetts.

      WHEREAS, Merger Sub, a wholly-owned subsidiary of Parent, is a Massachusetts corporation, having its principal place of business in Rockland, Massachusetts.

      WHEREAS, the Boards of Directors of Parent and the Company have each determined that it is advisable and in the best interests of their respective companies and their stockholders for Merger Sub to merge with and into the Company and to cause the surviving corporation to merge with and into Parent, subject to the terms and conditions set forth herein.

      WHEREAS, as a condition and inducement to Parent to enter into this Agreement, each Shareholder (as defined herein) is entering into an agreement, simultaneously with the execution of this Agreement, in the form of Annex A hereto (collectively, the “Voting Agreements”) pursuant to which each Shareholder has agreed, among other things, to vote the Shareholder’s shares of Company Common Stock in favor of this Agreement.

      WHEREAS, the parties entered into an Agreement and Plan of Merger as of January 8, 2004 (the “Original Merger Agreement”);

      WHEREAS, the parties desire to amend and restate the Original Merger Agreement to include the statutory appraisal rights that the Company’s stockholders are entitled to under Delaware law;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS; DISCLOSURE

      1.01     Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Proposal” shall mean (x) a bona fide proposal by any person (other than Parent or any subsidiary of Parent) to the Company or its stockholders to engage in a Change in Control Transaction, (y) a public statement by any person (other than Parent or any subsidiary of Parent) to the Company or its stockholders of such person’s intention to make a proposal to engage in a Change in Control Transaction or (z) the filing by any person (other than Parent or any subsidiary of Parent) of an application or notice with any Governmental Authority to engage in a Change in Control Transaction.

“Affiliate Agreement” has the meaning set forth in Section 7.07.

“Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 10.02.

“Aggregate Cash Consideration” shall be the product of (i) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time multiplied by 0.50 and (ii) the Per Share Cash Consideration.

“Articles of Merger” has the meaning set forth in Section 2.02(a).

“Average Closing Price” of the Parent Common Stock shall be determined by obtaining the closing prices per share of Parent Common Stock on NASDAQ (as reported by the Wall Street Journal or, if not reported thereby, another authoritative source), for the 14 consecutive NASDAQ trading days ending on and including the Determination Date, discarding the two highest and the two lowest closing prices, and averaging the remaining closing prices.

“Bank Merger” has the meaning set forth in Section 7.13.

“Bank Merger Agreement” has the meaning set forth in Section 7.13.

“Bank Regulator” shall mean and include, any pertinent federal or state Governmental Authority charged with the supervision of banks or bank or financial holding companies or engaged in the insurance of bank deposits, including without limitation, the Federal Reserve Board, the FDIC, the Share Insurance Fund of Massachusetts, the Massachusetts Bank Commissioner and the Massachusetts Board of Bank Incorporation.

“Benefit Plans” has the meaning set forth in Section 4.01(b)(5).

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated to close.

“Cash Election Shares” has the meaning set forth in Section 3.03(b)(ii).

“Certificate” means any certificate which immediately prior to the Effective Time represented shares of Company Common Stock.

“Change in Control Transaction” shall mean (A) a merger, reorganization, tender or exchange offer, recapitalization, reorganization, liquidation, share exchange, consolidation or similar transaction involving the Company or any Company Subsidiary, (B) the disposition, by sale, lease, exchange or otherwise, of assets of the Company or any Company Subsidiary representing in either case 15% or more of the consolidated assets of the Company and the Company Subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of the Company or any Company Subsidiary.

“Closing” and “Closing Date” have the meanings set forth in Section 2.02(b).

“COBRA” means Consolidated Omnibus Budget Reconciliation Act of 1985.

“Code” means the Internal Revenue Code of 1986, as amended.

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Affiliates” has the meaning set forth in Section 7.07.

“Company Charter” means the Certificate of Incorporation of the Company.

“Company Bank” means Falmouth Co-operative Bank, a Massachusetts cooperative bank in stock form, with its principal administrative office at 20 Davis Straits, Falmouth, Massachusetts, and any successor thereto.

“Company Board” means the Board of Directors of the Company.

“Company Board Recommendation” has the meaning set forth in Section 7.02.

“Company Bylaws” means the Bylaws of the Company.

“Company Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Company ESOP” has the meaning set forth in Section 7.12(f).

“Company Loan Property” has the meaning set forth in Section 5.17(b).

“Company Meeting” has the meaning set forth in Section 7.02.

“Company Options” means the options to acquire Company Common Stock issued under the Company Stock Option Plan.

“Company Preferred Stock” means the serial preferred stock, par value $0.01 per share, of the Company.

“Company RRP” has the meaning set forth in Section 7.12(g).

“Company Regulatory Authorities” has the meaning set forth in Section 5.11(a).

“Company Reports” has the meaning set forth in Section 5.07(b).

“Company Special Payment” has the meaning set forth in Section 9.03.

“Company Stock” means, collectively, the Company Common Stock and the Company Preferred Stock.

“Company Stock Option Plan” means the 1997 Stock Option Plan for Outside Directors, Officers and Employees of Target Bancorp, Inc. and includes 23,778 options granted that were not approved by Company shareholders.

“Defined Benefit Plan” has the meaning set forth in Section 5.15(d).

“Deposit Incentive Plan” has the meaning set forth in Section 7.22.

“Determination Date” means the date on which the last required approval of a Governmental Authority is obtained with respect to the Transactions, without regard to any requisite waiting period.

“Derivatives Contract” has the meaning set forth in Section 5.19.

“DGCL” shall mean the Delaware General Corporation Law, Title 8, Section 101 et seq., as amended.

“Disclosure Schedule” has the meaning set forth in Section 1.03.

“Dissenting Shares” has the meaning set forth in Section 3.07.

“Effective Date” has the meaning set forth in Section 2.02(a).

“Effective Time” has the meaning set forth in Section 2.02(a).

“Election Deadline” has the meaning set forth in Section 3.03(e).

“Election Form” has the meaning set forth in Section 3.03(a)(ii).

“Employees” has the meaning set forth in Section 5.15(a).

“Environmental Laws” has the meaning set forth in Section 5.17.

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“Equity Interests” means, with respect to any Person, warrants, options, rights, subscriptions, calls, commitments, convertible securities and other arrangements or commitments of any character which call for the Person to issue, deliver or dispose, or cause to be issued, delivered or disposed, any of its or its Subsidiaries’ capital stock or other ownership or equity interests of such Person or its Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 5.15(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning set forth in Section 3.03(a).

“Expenses” has the meaning set forth in Section 9.02(b)

“Expiration Date” has the meaning set forth in Section 9.01(b).

“Fair Housing Act” means the Fair Housing Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve Act” means the Federal Reserve Act, as amended.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fill Option” has the meaning set forth in Section 9.01(h).

“Final Index Price” means the sum of the Final Prices for each company comprising the Index Group multiplied by the appropriate weight.

“Final Price,” with respect to any company belonging to the Index Group, means the arithmetic mean of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the same 14 trading days used in calculating the Average Closing Price.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any United States or foreign, federal, state or local governmental commission, board, body, bureau, or other regulatory authority, agency, including courts and other judicial bodies, or any self-regulatory body or authority, including any instrumentality or entity designated to act for or on behalf of the foregoing.

“Hazardous Substance” has the meaning set forth in Section 5.17.

“Indemnified Party,” “Indemnified Parties” and “Indemnifying Party” have the meanings set forth in Section 7.11(a).

“Index Group” shall have the meaning specified on Annex C attached hereto.

“Index Ratio” has the meaning set forth in Section 9.01(h).

“Initial Index Price” means the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, on the trading day immediately preceding the public announcement of the Agreement.

“Insurance Amount” has the meaning set forth in Section 7.11(c).

“Insurance Policies” has the meaning set forth in Section 5.29.

“Joint Venture” means any corporation, limited liability company, limited liability partnership, partnership, joint venture, trust, association or other entity which is not a Subsidiary of the Company, as the case may be, and in which (a) the Company, directly or indirectly, owns or controls any shares of any class of the outstanding voting securities or other Equity Interests, including without limitation, an equity investment, as such term as of the date hereof is defined in the FDIC’s rules and regulations regarding activities and investments of insured state banks at 12 C.F.R. Section 362.2(g), or (b) the Company or any of its Subsidiaries is a general partner.

“knowledge” means, with respect to any Person, the actual knowledge of such Person, after reasonable due inquiry.

“Liens” means any charge, mortgage, pledge, security interest, restriction, option, right of first refusal, claim, lien or encumbrance.

“Loans” has the meaning set forth in Section 5.21(a).

“Loan Loss Reserves” shall mean the reserves established by the Company in accordance with its customary practices with respect to Loans as of the Closing Date.

“Massachusetts Bank Commissioner” means the Commissioner of Banks of The Commonwealth of Massachusetts.

“Massachusetts Board” means the Massachusetts Board of Bank Incorporation.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial position, results of operations or business of such Person and its Subsidiaries taken as a whole or (ii) would materially impair the ability of any Person to perform their respective obligations under this Agreement or the Bank Merger Agreement or otherwise materially impede the consummation of the Transactions provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Authorities, (b) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally and (c) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in general levels of interest rates generally.

“Material Contract” has the meaning set forth in Sections 5.13.

“MBCL” means the Massachusetts Business Corporations Law, MGL Chapter 156B, Sections 1 et seq., as amended.

“Merger” has the meaning set forth in Section 2.01(a).

“Merger Consideration” means the number of whole shares of Parent Common Stock, plus cash in lieu of any factional share interest, and/or the amount of cash into which shares of Company Common Stock shall be converted pursuant to the provisions of Article III.

“Merger Sub” has the meaning set forth in the preamble to this Agreement.

“Merger Sub Articles” means the Articles of Organization of Merger Sub.

“Merger Sub Board” means the Board of Directors of the Merger Sub.

“Merger Sub Common Stock” has the meaning set forth in Section 3.01(c).

“MHPF” means the Massachusetts Housing Partnership Fund.

“Mixed Election” has the meaning set forth in Section 3.03(b)(iii).

“Multiemployer Plan” shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA as to which contributions have been made within the preceding five years or are required to be made by the Company, its Subsidiaries or any ERISA Affiliate or with respect to which the Company, its Subsidiaries or any ERISA Affiliate may have any liability.

“NASDAQ” means The Nasdaq Stock Market, Inc.’s National Market.

“National Labor Relations Act” means the National Labor Relations Act, as amended.

“No-Election Shares” has the meaning set forth in Section 3.03(b)(iv).

“OREO” means other real estate owned.

“Parent” has the meaning set forth in the preamble to this Agreement.

“Parent Articles” means the Articles of Organization of Parent, as amended.

“Parent Bank” means Rockland Trust Company, a Massachusetts trust company, with its principal administrative office at 288 Union Street, Rockland, Massachusetts, and any successor thereto.

“Parent Benefits Plans” has the meaning set forth in Section 7.12(a).

“Parent Board” means the Board of Directors of Parent.

“Parent Bylaws” means the Bylaws of Parent.

“Parent Common Stock” means the common stock, $0.01 par value per share, of Parent.

“Parent Level Mergers” means the Merger and the Parent Merger.

“Parent Merger” has the meaning set forth in Section 2.03.

“Parent Merger Agreement” has the meaning set forth in Section 2.03.

“Parent Preferred Stock” means the preferred stock, $0.01 par value per share, of Parent.

“Parent Ratio” has the meaning set forth in Section 9.01(h).

“Parent Regulatory Authority” has the meaning set forth in Section 6.11(a).

“Payment Event” has the meaning set forth in Section 9.03(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” has the meaning set forth in Section 5.15(b).

“Per Share Cash Consideration” has the meaning set forth in Section 3.01(d)(ii).

“Per Share Merger Consideration” means the Per Share Stock Consideration PLUS cash in lieu of any fractional share interest and/or the Per Share Cash Consideration and/or the Alternative Per Share Cash Amount.

“Per Share Stock Consideration” has the meaning set forth in Section 3.01(d)(i).

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

“Previously Disclosed” by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used (except as otherwise specifically provided in this Agreement).

“Proxy Statement” has the meaning set forth in Section 7.03(a).

“Reallocated Cash Shares” has the meaning set forth in Section 3.03(g)(i)(3).

“Reallocated Stock Shares” has the meaning set forth in Section 3.03(g)(ii)(2).

“Registration Statement” has the meaning set forth in Section 7.03(a).

“Representatives” has the meaning set forth in Section 7.08.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Sections 5.07(a) and 6.07(a) in the case of the Company and Parent, respectively.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shareholders” means the Persons listed on Annex B to this Agreement.

“Signing Closing Price” shall be equal to $29.00.

“Special Payment Termination Date” has the meaning set forth in Section 9.03(c).

“Stock Election Shares” has the meaning set forth in Section 3.03(b)(i).

“Stock Option Exchange Ratio” shall mean the Per Share Stock Consideration.

“Subsidiary” has the meaning ascribed to that term in Rule 1-02 of Regulation S-X of the SEC.

“Surviving Corporation” has the meaning set forth in Section 2.01(a).

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, declaration, report, claim for refund, information return or other document (including any schedules or attachments thereto) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Tender Offer” means a tender offer or exchange offer to purchase any shares of Company Common Stock such that, upon consummation of such offer, the person making such tender offer or exchange offer would own or control 15% or more of the then outstanding shares of Company Common Stock.

“Time Extension Event” has the meaning set forth in Section 9.03(b).

“Transactions” means the Merger and the Bank Merger.

“Transaction Documents” means this Agreement, the Bank Merger Agreement and the Voting Agreements.

“Transition Committee” has the meaning set forth in Section 7.24.

“Unperfected Dissenting Shares” has the meaning set forth in Section 3.07.

“USA PATRIOT Act” has the meaning set forth in Section 5.27.

“Voting Agreements” has the meaning set forth in the recitals to this Agreement.

“Welfare Plan” has the meaning set forth in Section 5.15(g).

      1.02     Other Definitional Matters. Unless the context otherwise requires, a term defined anywhere in this Agreement has the same meaning throughout; all references to “the Agreement” or “this Agreement” are to this Agreement as modified, supplemented or amended from time to time; and terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

      1.03     Disclosure Schedules. On or prior to the date hereof, Parent has delivered to the Company a schedule and the Company has delivered to Parent a schedule (respectively, its “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article V or Article VI or to one or more of its covenants contained in Article IV. The mere inclusion of a fact, circumstance or event in a Disclosure Schedule shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect. Any matter disclosed pursuant to one section of a party’s Disclosure Schedule shall be deemed disclosed for all purposes of such party’s Disclosure Schedule, but only to the extent that it is reasonably apparent from a reading of the disclosure that it also qualifies or applies to other sections of the Agreement and the corresponding Schedule.

ARTICLE II

THE MERGER

      2.01     The Merger.

      (a) The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Merger Sub shall merge with and into the Company in accordance with the applicable provisions of the MBCL (the “Merger”), the separate corporate existence of Merger Sub shall cease and the Company shall survive and continue to exist as a corporation incorporated under the MBCL (the Company, as the surviving corporation in the Merger, sometimes being referred to herein as the “Surviving Corporation”).

      (b) Name and Purpose. The name of the Surviving Corporation shall be “Independent Bank Sub, Inc.” The purpose of the Surviving Corporation shall to be to engage in activities permitted to bank holding companies under the Bank Holding Company Act of 1956, as amended, and Massachusetts law.

      (c) Articles of Organization and Bylaws. The articles of organization and bylaws of the Surviving Corporation immediately after the Merger shall be the Merger Sub Articles and the Merger Sub Bylaws as in effect immediately prior to the Merger.

      (d) Directors and Officers of the Surviving Corporation. The directors and officers of the Surviving Corporation immediately after the Merger shall be the directors and officers of the Merger Sub immediately prior to the Merger, until such time as their successors shall be duly elected and qualified.

      (e) Directors and Officers of the Parent Bank. The directors and officers of Parent Bank immediately after the Bank Merger shall be the directors and officers of Parent Bank immediately prior to the Bank Merger, until such time as their successors shall be duly elected and qualified.

      (f) Authorized Capital Stock. The authorized capital stock of the Surviving Corporation upon consummation of the Merger shall be as set forth in the Merger Sub Articles immediately prior to the Merger. The total authorized capital stock of the Surviving Corporation shall be one thousand (1,000) shares of common stock, $0.01 par value.

      (g) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the MBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

      (h) Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company and Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company and Merger Sub, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

      2.02     Effective Date and Effective Time; Closing.

      (a) Subject to the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause articles of merger relating to the Merger (the “Articles of Merger”) to be filed with the Secretary of State of the Commonwealth of Massachusetts pursuant to the MBCL on (i) a date selected by Parent after such satisfaction or waiver which is no later than five Business Days after such satisfaction or waiver, or (ii) such other date to which the parties may agree in writing. The Merger provided for herein shall become effective upon such filing or on such date as may be specified therein. The date of such filing or such later effective date is herein called the “Effective Date.” The “Effective Time” of the Merger shall be the time of such filings or as set forth in such filings. The filing of the Articles of Merger shall be made on the Closing Date.

      (b) A closing (the “Closing”) shall take place on the date on which the Articles of Merger are to be filed at 10:00 a.m., Eastern Time, at the principal offices of Choate, Hall & Stewart, Boston, Massachusetts, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the “Closing Date”). At the Closing, there shall be delivered to Parent and the Company the opinions, certificates and other documents required to be delivered under Article VIII hereof.

      2.03     Parent Merger. Parent and the Surviving Corporation shall take all action necessary and appropriate, including entering into an appropriate merger agreement (the “Parent Merger Agreement”), to cause the Surviving Corporation to merge with and into Parent (the “Parent Merger”) in accordance with applicable laws and regulations and the terms of the Parent Merger Agreement and as soon as practicable after consummation of the Merger. After the Parent Merger the separate corporate existence of the Surviving Corporation shall cease and Parent shall survive and continue to exist as a corporation incorporated under the MBCL.

ARTICLE III

CONSIDERATION; EXCHANGE PROCEDURES

      3.01     Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of Equity Interests of Company or Merger Sub:

(a) Each share of Parent Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

(b) Each share of Company Common Stock held of record immediately prior to the Effective Time by the Company, Merger Sub, Parent or any Subsidiary of the Company or of Parent (other than shares held in trust pursuant to any Company Benefit Plan) shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

(c) Each share of common stock of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be canceled and retired at the Effective Time and automatically converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation. Each certificate evidencing ownership of a number of shares of Merger Sub Common Stock shall be deemed to evidence ownership of the same number of shares of common stock, $0.01 par value, of the Surviving Corporation.

(d) Subject to Sections 3.03, 3.06, 3.08 and 9.01 each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.01(b)) shall be converted into, and shall be canceled in exchange for, the right to receive:

(i) 1.28 shares of Parent Common Stock (the “Per Share Stock Consideration”), or

(ii) a cash amount equal to $38.00 per share of Company Common Stock (the “Per Share Cash Consideration”).

      3.02     Reserved.

      3.03     Election Procedures.

      (a) Parent shall designate an exchange agent to act as agent (the “Exchange Agent”) for purposes of conducting the election procedure and the exchange procedure described in Sections 3.03 and 3.04. Provided that the Company has delivered, or caused to be delivered, to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall, no later than the twenty-fifth (25th) Business Day prior to the anticipated Effective Date, mail or make available to each holder of record of a Certificate or Certificates:

(i) a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates theretofore representing shares of Company Common Stock shall pass, only upon proper delivery of the Certificates to the Exchange Agent) advising such holder of the anticipated effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate or Certificates in exchange for the consideration set forth in Section 3.01(d) hereof deliverable in respect thereof pursuant to this Agreement and

(ii) an election form in such form as Parent and the Company shall mutually agree (the “Election Form”).

      (b) Each Election Form shall permit the holder, unless such holder holds Dissenting Shares (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation):

(i) to elect to receive Parent Common Stock with respect to all of such holder’s Company Common Stock as hereinabove provided (the “Stock Election Shares”),

(ii) to elect to receive cash with respect to all of such holder’s Company Common Stock as hereinabove provided (the “Cash Election Shares”),

(iii) to elect to receive Parent Common Stock with respect to part of such holder’s Company Common Stock and to receive cash with respect to the remaining part of such holder’s Company Common Stock as hereinabove provided (a “Mixed Election”), or

(iv) to indicate that such holder makes no such election with respect to such holder’s shares of Company Common Stock (the “No-Election Shares”).

      (c) With respect to each holder of Company Common Stock who makes a Mixed Election, the shares of Company Common Stock such holder elects to be converted into the right to receive Parent Common Stock shall be treated as Stock Election Shares and the shares such holder elects to be converted into the right to receive cash shall be treated as Cash Election Shares for purposes of the provisions contained in Sections 3.03(b), 3.03(g) and 3.03(h). Nominee record holders who hold Company Common Stock on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Stock Election Shares, Cash Election Shares and No-Election Shares.

      (d) If a shareholder either (i) does not submit a properly completed Election Form prior to the Election Deadline or (ii) revokes an Election Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline, the shares of Company Common Stock held by such shareholder shall be treated as No-Election Shares. Subject to Section 3.07, any Dissenting Shares shall be deemed to be Cash Election Shares, and with respect to such shares the holders thereof shall in no event be classified as Reallocated Stock Shares (as defined below).

      (e) The term “Election Deadline” shall mean 5:00 p.m., Eastern Time, on the 20th Business Day following but not including the date of mailing of the Election Form or such other date as Parent and the Company shall mutually agree upon.

      (f) Any election to receive Parent Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will be properly completed only if accompanied by Certificates representing all shares of Company Common Stock covered thereby, subject to the provisions of Section 3.04(c). Any Election Form may be revoked or changed by the Person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Certificate or Certificates representing Company Common Stock relating to any revoked Election Form shall be promptly returned without charge to the Person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received, whether any such election, modification or revocation has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

      (g) Within five (5) Business Days after the Election Deadline, the Exchange Agent shall effect the allocation among holders of Company Common Stock of rights to receive Parent Common Stock or cash in the Merger in accordance with the Election Forms as follows:

(i) if the number of Cash Election Shares times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then:

(1) all Cash Election Shares (subject to Section 3.07 with respect to Dissenting Shares) shall be converted into the right to receive cash,

(2) No-Election Shares shall then be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Consideration equal the Aggregate Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine in accordance with Section 3.03(h), and all remaining No-Election Shares shall thereafter be treated as Stock Election Shares,

(3) if all of the No-Election Shares are treated as Cash Election Shares under the preceding subsection, and the total number of Cash Election Shares (including such No-Election Shares treated as such) times the Per Share Cash Consideration remains less than the Aggregate Cash Consideration, then the Exchange Agent shall convert on a pro rata basis as described below a sufficient number of Stock Election Shares into Cash Election Shares (“Reallocated Cash Shares”) such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive the Per Share Cash Consideration, and

(4) the Stock Election Shares which are not Reallocated Cash Shares shall be converted into the right to receive the Per Share Stock Consideration.

(ii) If the number of Cash Election Shares times the Per Share Cash Consideration is greater than the Aggregate Cash Consideration, then:

(1) all Stock Election Shares and all No-Election Shares shall be converted into the right to receive Parent Common Stock,

(2) the Exchange Agent shall convert on a pro rata basis as described below a sufficient number of Cash Election Shares (excluding any Dissenting Shares) (“Reallocated Stock Shares”) such that the number of remaining Cash Election Shares (including Dissenting Shares) times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all

Reallocated Stock Shares shall be converted into the right to receive the Per Share Stock Consideration, and

(3) the Cash Election Shares (subject to Section 3.07 with respect to Dissenting Shares) which are not Reallocated Stock Shares shall be converted into the right to receive the Per Share Cash Consideration.

(iii) If the number of Cash Election Shares times the Per Share Cash Consideration is equal to the Aggregate Cash Consideration, then Sections 3.03(g)(i) and 3.03(g)(ii) above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive the Per Share Stock Consideration.

      (h) For purposes of the calculations in Section 3.03(g), Company Common Stock held by Parent or any of its Subsidiaries other than in a fiduciary capacity shall be deemed Cash Election Shares without regard to whether an Election Form has been submitted with respect to such shares; provided, however, that such shares shall in no event be classified as Reallocated Stock Shares. In the event that the Exchange Agent is required pursuant to Section 3.03(g)(i)(3) to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. In the event the Exchange Agent is required, pursuant to Section 3.03(g)(ii)(2), to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares, subject to the provisions of Section 3.03(i) below. In the event the Exchange Agent is required pursuant to Section 3.03(g)(i)(2) to convert some No-Election Shares into Cash Election Shares, such conversion shall be allocated on a pro rata basis among No-Election Shares.

      (i) It is intended that the Merger and Parent Level Mergers shall together constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the Code. If the tax opinions referred to in Section 8.02(e) and 8.03(e) cannot be rendered (as reasonably determined by Choate, Hall & Stewart and Thacher Proffitt & Wood LLP, respectively) as a result of the Merger potentially failing to qualify as a reorganization under Section 368(a) of the Code, then Parent may, in its sole discretion increase the number of shares of Company Common Stock entitled to receive the Per Share Stock Consideration by the minimum amount necessary to enable such tax opinions to be rendered.

      3.04     Exchange Procedures.

      (a) Prior to the Effective Time, for the benefit of the holders of Certificates, Parent shall deliver to the Exchange Agent certificates evidencing the number of shares of Parent Common Stock issuable and the Aggregate Cash Consideration payable pursuant to this Article III in exchange for Certificates representing outstanding shares of Company Common Stock. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the Persons entitled thereto.

      (b) After completion of the allocation referred to in Section 3.03(g), each holder of an outstanding Certificate or Certificates who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of whole shares of Parent Common Stock and the amount of cash into which the aggregate number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement and any other distribution theretofore paid with respect to Parent Common Stock issuable in the Merger, if such holder’s shares of Company Common Stock have been converted into Parent Common Stock, in each case without interest. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate which prior to the Effective Time represented Company Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Parent Common Stock or the right to receive the amount of cash into which such Company Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of the Company of Certificates representing shares of Company Common Stock and if such Certificates are presented to the Company for transfer, they shall be cancelled against delivery of certificates for Parent Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any Person entitled to receive shares of Parent Common Stock under this Agreement until such Person surrenders the Certificate or Certificates representing Company Common Stock, at which time such dividends shall be remitted to such Person, without interest.

      (c) Parent shall mail appropriate transmittal materials in a form satisfactory to Parent (including a letter of transmittal specifying that delivery shall be effected and risk of loss and title to such certificate shall pass only upon delivery of such certificate to the Exchange Agent) as soon as practicable after the Effective Time to each holder of record of Company Common Stock as of the Effective Time who did not previously submit a properly completed Election Form. Parent shall not be obligated to deliver cash and/or a certificate or certificates representing shares of Parent Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of Company Common Stock for exchange as provided in this Section 3.04, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required by Parent or the Exchange Agent. If any certificates evidencing shares of Parent Common Stock are to be issued in a name other than that in which the Certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      (d) Any portion of the shares of Parent Common Stock and cash delivered to the Exchange Agent by Parent pursuant to Section 3.04(a) that remains unclaimed by the stockholders of the Company for one year after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Parent. Any stockholders of the Company who have not theretofore complied with Section 3.04(c) shall thereafter look only to Parent for the consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Parent Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those Persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

      (e) Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Company Affiliate shall not be exchanged for certificates representing shares of Parent Common Stock to which such Company Affiliate may be entitled pursuant to the terms of this Agreement until Parent has received a written agreement from such Person as specified in Section 7.07.

      3.05     Rights as Shareholders; Stock Transfers. At the Effective Time, holders of Company Stock shall cease to be, and shall have no rights as, stockholders of the Company other than to receive the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Stock.

      3.06     No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Parent Common Stock shall be issued in the Merger. Each holder of Company Common Stock who otherwise would have been entitled to a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Per Share Cash Consideration. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

      3.07     Dissenting Shares. Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”) shall not be converted into or represent a right to receive shares of Parent Common Stock and cash hereunder. Rather, the holder thereof shall be entitled only to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL. The Company shall give Parent (i) prompt notice of any demands filed pursuant to Section 262 of the DGCL received by the Company, withdrawals of such demands, and any other instruments served in connection with such demands pursuant to the DGCL and received by the Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the DGCL consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of Parent, (x) make any payment with respect to, or to any person making, any such demand, (y) offer to settle or settle any such demand or (z) waive any failure to timely deliver a written demand in accordance with the DGCL. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent (which shares are referred to as “Unperfected Dissenting Shares”) at any time, the Unperfected Dissenting Shares held by such holder shall be converted on a share by share basis into the right to receive the Per Share Stock Consideration and/or the Per Share Cash Consideration in accordance with the applicable provisions of this Agreement, as Parent shall determine, without any interest thereon. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

      3.08     Anti-Dilution Provisions. If, between the date hereof and the Effective Time, the shares of Parent Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Per Share Stock Consideration shall be adjusted accordingly. The provisions of this Agreement assume that there will be no more than 917,227 shares of Company Common Stock outstanding and 106,538 shares of Company Common Stock issuable upon the exercise of options at the Effective Time. If there is any change in these numbers as of the Effective Time, the Merger Consideration will be appropriately adjusted.

      3.09     Withholding Rights. Parent (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by Parent.

      3.10     Company Options. Prior to and effective as of the Effective Time, the Company shall take all such action as is necessary to terminate, subject to compliance with this Section 3.10, the Company Stock Option Plan, and shall provide written notice to each holder of a then outstanding stock option to purchase shares of Company Common Stock (whether or not such stock option is then vested or exercisable), that such stock option shall be, as of the date of such notice, exercisable in full and that such stock option shall terminate at the Effective Time and that, if such stock option is not exercised or otherwise terminated before the Effective Time, such holder shall be entitled to receive in cancellation of such option a cash payment from the Company at or prior to the Closing in an amount equal to the excess of the Per Share Cash Consideration over the per share exercise price of such stock option, subject to any required withholding of taxes. Subject to the foregoing, the Company Stock Option Plan and all options issued thereunder shall terminate at the Effective Time. The Company hereby represents and warrants that the maximum number of shares of the Company Common Stock subject to issuance pursuant to the exercise of stock options issued and outstanding under the Company Stock Option Plan is not and shall not be at or prior to the Effective Time more than 107,038.

ARTICLE IV

ACTIONS PENDING ACQUISITION

      4.01     Agreements of the Company. The Company covenants and agrees that, except as expressly contemplated by this Agreement, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing:

(a) (i) the business of the Company, the Company Bank and the Company’s Subsidiaries shall be conducted only in, and the Company, the Company Bank and the Company’s Subsidiaries shall not take any action except in, the usual, regular and ordinary course of business and in a manner consistent with prudent banking practice and generally to conduct their business in substantially the same way as heretofore conducted, and without limiting the foregoing, to continue to operate in the same geographic markets serving the same market segments and maintain its current loan, deposit, banking products and service programs on substantially the same terms and conditions; (ii) the Company shall use its reasonable best efforts to preserve the business organization of the Company, the Company Bank and the Company’s Subsidiaries, to keep available the present services of the officers, employees and consultants of the Company, the Company Bank and the Company’s Subsidiaries and to preserve the current relationships and goodwill of the Company, the Company Bank and the Company’s Subsidiaries with customers, suppliers and other Persons with which the Company, the Company Bank or any of the Company’s Subsidiaries have business relationships; and (iii) the Company shall take no action which would materially adversely affect or materially delay the ability of the Company to obtain any necessary approvals of any Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement; and

      (b) the Company shall not, nor shall the Company permit the Company Bank or any of the Company’s Subsidiaries, directly or indirectly to do, or publicly announce an intention to do, any of the following without the prior written consent of Parent through its duly authorized representative:

(1) Capital Stock. Other than pursuant to the Equity Interests set forth on Schedule 4.01(b)(1) of the Company Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Equity Interests or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other Equity Interests.

(2) Dividends, etc. (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Company Stock, other than, a regular, quarterly cash dividend at a rate not in excess of $0.13 per share on the Company Common Stock, declared and paid in accordance with past practice (including with respect to the timing of such declaration and payment), provided that in no event shall the Company declare, set aside or pay dividends on the Company Common Stock if such action would result in the holders of Company Common Stock receiving more than four cash dividend payments in any fiscal year, or more that one cash dividend payment for any fiscal quarter, when considered in conjunction with dividends to be paid by the Parent following the Closing, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, or issue any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (other than pursuant to the Equity Interests set forth on Schedule 5.02 of the Company Disclosure Schedule and outstanding on the date hereof).

(3) Contracts. Except in the ordinary course of business consistent with past practice, as required by law, as contemplated by this Agreement or as otherwise permitted under this Section 4.01, enter into or terminate any Material Contract (as defined in Section 5.13) or amend or modify any of its existing Material Contracts.

(4) Hiring. Hire any Person as an employee of the Company or any of its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(b)(4) of the Company Disclosure Schedule, and (ii) Persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of the Company or a Subsidiary of the Company, as applicable, and whose base salary, including any guaranteed bonus or any similar bonus, considered on an annual shall not exceed $75,000.

(5) Benefit Plans. Enter into, establish, adopt, renew or amend (except (i) as may be required by applicable law, (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(b)(5) of the Company Disclosure Schedule or (iii) as otherwise contemplated by this Agreement) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of the Company or its Subsidiaries (“Benefit Plans”) (provided, however, that the restrictions contained in this Section 4.01(b)(5) concerning renewals shall apply only to those Benefit Plans with a term greater than one (1) year or for which a fully earned premium has been or will be or is required to be paid at the commencement of the coverage period or such renewal coverage period) or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder except pursuant to this Agreement.

(6) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, or cancel or release any indebtedness of a Person or any claims held by any Person, except in the ordinary course of business consistent with past practice.

(7) Compensation; Employment Agreements. Except as contemplated by this Agreement or by Schedule 4.01(b)(7) of the Company Disclosure Schedule, enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or its Subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that such increases shall not result in an annual adjustment in total compensation of more than 3% for any individual or 3% in the aggregate for all employees of the Company, (ii) for other changes that are required by applicable law, or (iii) grants of awards to newly-hired employees consistent with past practice.

(8) Environmental. Take title to, commence operations on, or participate in management of environmental matters at any commercial real estate without first conducting an ASTM

Phase I environmental site assessment of the property unless such environmental site assessment does not identify the presence of recognized environmental conditions (including without limitation the presence of Hazardous Substances) that would be material if the Company were deemed an owner or operator of the property.

(9) Insurance. Except as set forth on Schedule 4.01(b)(9), of the Company Disclosure Schedule, renew, amend or permit to expire, lapse or terminate or knowingly take any action reasonably likely to result in the creation, renewal, amendment, expiration, lapse or termination of any insurance policies referred to in Section 5.29 hereof.

(10) Reserved.

(11) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith) all or any portion of the assets, business, deposits or properties of any other entity, including by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, Joint Venture, other business organization or any division thereof or any material amount of assets.

(12) Investments. Make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other Person other than a wholly owned Subsidiary of the Company, or commitment to make such an investment other than non-callable U.S. Government and U.S. Government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities guaranteed by U.S. Government agencies meeting the following criteria: (i) initial average lives not greater than five years; (ii) purchase premiums not greater than 1.5%; and (iii) collateralized by mortgages with weighted average maturities not greater than 180 months and which would not be considered “high risk” securities under applicable regulatory pronouncements.

(13) Capital Expenditures. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate.

(14) Governing Documents. Amend the Company Charter or Company Bylaws or the articles of organization or bylaws (or equivalent documents) of any Subsidiary of the Company, other than as may be required by applicable laws and regulations.

(15) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

(16) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which the Company or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by the Company and its Subsidiaries of an amount which exceeds $25,000 individually or $150,000 in the aggregate and/or would impose any material restriction on the business of the Company.

(17) Derivatives Contracts. Enter into any Derivatives Contract, except in the ordinary course of business consistent with past practice.

(18) Indebtedness. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, borrowings from the Federal Home Loan Bank of Boston and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice), including issuing any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or renewals thereof, in excess of $200,000 individually or $1,000,000 in the aggregate.

(19) Taxes. Other than with the cooperation of and in consultation with Parent, make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment; provided, that, for purposes of this subparagraph (19), “material” shall mean affecting or relating to $50,000 of taxable income.

(20) Lending. Other than in the ordinary course of business and consistent with existing lending policies and practices, make any commercial, commercial real estate, or commercial and industrial loan.

(21) Charitable Contributions. Other than as consistent with past practice and as disclosed in Schedule 4.01(b)(21) of the Company Disclosure Schedule, make any cash contributions to charitable organizations.

(22) Investment Securities Portfolio. Restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported.

(23) Real Estate. Make any new or additional equity investment in real estate or commitment to make any such an investment or in any real estate development project, other than (i) in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice, or (ii) as required by agreements or instruments in effect as of the date hereof.

(24) Loan And Investment Policies. Change in any material respect its loan or investment policies and procedures, except as required by regulatory authorities.

(25) Leases. Enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of or make any commitment with respect to (i) any lease, license, contract, agreement or commitment for office space, operations space or branch space, regardless of where located or to be located, to which the Company or any of its Subsidiaries is, or may be, a party or by which the Company or any of its Subsidiaries or their respective properties is bound, or (ii) regardless of whether in the ordinary course or consistent with past practices, any such lease, license, contract, agreement or commitment involving an aggregate payment by or to the Company or any of its Subsidiaries of more than $10,000 or having a term of one year or more from the date of execution.

(26) Defaults. Commit any act or omission which constitutes a material breach or default by the Company or any of its Subsidiaries under any agreement with any Governmental Authority or under any material contract or material license to which any of them is a party or by which any of them or their respective properties is bound.

(27) Adverse Actions. (A) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (B) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VIII not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.

(28) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

      4.02     Agreements of Parent and Merger Sub. From the date hereof until the Effective Time, each of Parent and Merger Sub will operate in the ordinary course of business consistent with past practice. In addition, except as expressly contemplated or permitted by this Agreement, without the prior written consent of the Company, Parent will not, and will cause each of its Subsidiaries not to (1) take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, (2) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VIII not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement except, in each case, as may be required by applicable law or regulation, (3) amend the Parent Articles or Parent Bylaws in a manner that would materially and adversely affect the benefits of the Merger to the stockholders of the Company, or (4) enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as Previously Disclosed, the Company hereby represents and warrants to Parent and Merger Sub:

      5.01     Organization, Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in corporate good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect. The Company has in effect all federal, state, local and foreign governmental authorizations necessary for it to own, operate or lease its properties and assets and to carry on its business as now conducted. The Company is a bank holding company registered with the Federal Reserve Board under the BHCA. The Company Charter and Company ByLaws, copies of which have previously been made available to Parent, are true, complete and correct copies of such documents in effect as of the date of this Agreement. The Company is not in violation of any provision of its Company Charter or Company ByLaws. The minute books of the Company contain in all material respects true and accurate records of all meetings held and corporate actions taken since January 1, 2001 of the Company’s stockholders and the Company Board (including committees of the Company Board) other than minutes which have not been prepared as of the date hereof.

      5.02     Company Capital Stock. The authorized capital stock of the Company consists solely of 2,500,000 shares of Company Common Stock, of which 917,227 shares are outstanding as of the date hereof, and 500,000 shares of Company Preferred Stock, of which no shares are outstanding. As of the date hereof, 538,023 shares of Company Common Stock were held in treasury by the Company. No shares of Company Common Stock are held by Company’s Subsidiaries. The outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof, and none of the outstanding shares of Company Common Stock have been issued in violation of the preemptive rights of any Person. Schedule 5.02 of the Company Disclosure Schedule sets forth for each Company Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of Company Common Stock subject to each option, the number of shares of Company Common Stock subject to options that are currently exercisable and the exercise price per share. Except as set forth in the preceding two sentences, there are no shares of Company Stock reserved for issuance, the Company does not have any Equity Interests issued or outstanding with respect to Company Stock, and the Company does not have any commitment to authorize, issue or sell any Company Stock or Equity Interests. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of, or other Equity Interests in, the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company. There are no shares of the

Company Common Stock outstanding which are subject to vesting over time or upon the satisfaction of any condition precedent, or which are otherwise subject to any right or obligation of repurchase or redemption on the part of the Company.

      5.03     Subsidiaries.

      (a) (1) The Company has Previously Disclosed on Schedule 5.03(a) of the Company Disclosure Schedule a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary and the percentage and type of equity security owned or controlled by the Company, (2) the Company owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, (3) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company) by reason of any Equity Interest or otherwise, (4) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to the Company or any of its wholly-owned Subsidiaries), (5) there are no contracts, commitments, understandings, or arrangements relating to the Company’s rights to vote or to dispose of such securities, (6) all the equity securities of the Company’s Subsidiaries held by the Company or its Subsidiaries are fully paid and nonassessable and are owned by the Company or its Subsidiaries free and clear of any Liens and (7) there are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or any such Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any such Subsidiary of the Company.

      (b) Except for securities and other interests set forth in Schedule 5.03(b) of the Company Disclosure Schedule, the Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or Joint Venture of any kind other than its Subsidiaries.

      (c) Each of the Company’s Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect.

      (d) The deposit accounts of the Company Bank are insured by the Bank Insurance Fund of the FDIC and the Share Insurance Fund of the Massachusetts Central Co-operative Bank in the manner and to the maximum extent provided by applicable law, and the Company Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations. Company Bank is not obligated to make any payments for premiums and assessments and it has filed all reports required by the FDIC. As of the date hereof, no proceedings for the revocation or termination of such deposit insurance are pending or, to the knowledge of the Company, threatened.

      (e) The Articles of Organization and ByLaws or equivalent organizational documents of each of the Company’s Subsidiaries, copies of which have previously been made available to Parent, are true, correct and complete copies of such documents in effect as of the date of this Agreement. Neither the Company nor any of its Subsidiaries is in violation of any provision of its Articles of Organization, ByLaws or equivalent organizational documents. The minute books of each of Company’s Subsidiaries contain in all material respects true and accurate records of all meetings held and corporate actions taken since January 1, 2001 of its stockholders and board of directors (including committees of its board of directors) other than minutes which have not been prepared as of the date hereof.

      5.04     Corporate Power. Each of the Company and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate all its properties and assets; and the Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock.

      5.05     Corporate Authority. Subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of the Company and the Company Board on or prior to the date hereof. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, and have been duly and validly approved by the vote of, the Company Board. The Company Board (i) has directed that this Agreement and the transactions contemplated hereby, including the Merger, be submitted to the stockholders of the Company for approval at a meeting of such stockholders and (ii) has recommended that the stockholders of the Company approve this Agreement and the transactions contemplated hereby. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

      5.06     Regulatory Approvals; No Defaults.

      (a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company or the Company Bank of this Agreement and the Bank Merger Agreement, as applicable, or to consummate the Transactions and the other transactions contemplated hereby and thereby, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the FDIC, the Massachusetts Bank Commissioner, the Massachusetts Co-operative Central Bank, the Massachusetts Board and the MHPF, as required, (B) filings with the SEC and state securities authorities in connection with the issuance of Parent Common Stock in the Merger and the solicitation of proxies from the Company’s shareholders for approval of the Merger, (C) the filing of Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts pursuant to the MBCL, (D) the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock and (E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, the Company is not aware of any reason why the approvals set forth above and referred to in Section 8.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.01(b) or that the requisite approval of the Company’s stockholders will not be obtained.

      (b) Subject to receipt of the approvals referred to in Section 5.06(a), and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement by the Company and the Company Bank, as applicable, and the consummation of the Transactions and the other transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under (or, with notice or lapse of time, or both, would constitute a default under), or give rise to any Lien, any acceleration of remedies or performance or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject, affected or bound (whether as issuer, guarantor, obligor or otherwise), (B) constitute a breach or violation of, or a default under, the articles of organization or bylaws (or similar governing documents) of the Company or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument.

      5.07     Reports.

      (a) SEC Reports. The Company’s Annual Reports on Form 10-KSB for the fiscal years ended September 30, 2003, September 30, 2002 and September 30, 2001 and all other reports (including reports on Form 10-QSB and Form 8-K), registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to September 30, 2000 with the SEC (collectively, the Company’s “SEC Documents”), as of the date filed or to be filed and as amended prior to the date hereof, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and (C) each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date, and (D) each of the consolidated statements of income and changes in shareholders’ equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders’ equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved (subject, in the case of unaudited interim statements, to normal year-end adjustments). Each of the consolidated financial statements of the Company and its Subsidiaries, including, in each case, the notes thereto, contained in the SEC Documents comply, and the financial statements to be filed with the SEC by the Company after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements. None of the Company’s Subsidiaries is required to file any form, report or other document with the SEC.

      (b) Company Reports. Since October 1, 2001, the Company and its Subsidiaries have timely filed, and subsequent to the date hereof will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the Federal Reserve Board; (ii) the FDIC and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports, registrations and statements, together with any amendments thereto and the SEC Documents, are collectively referred to herein as the “Company Reports”) and have paid all fees and assessments due and payable in connection with any of the foregoing. As of the date filed or to be filed and as amended prior to the date hereof, the Company Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed. The Company has made available to Parent true and complete copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect. Except for normal periodic examinations conducted by a Bank Regulator in the regular course of the business of the Company and its Subsidiaries, since October 1, 2001, no Bank Regulator has initiated any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries. Except as set forth on Schedule 5.07(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have resolved all material violations, criticisms or exceptions by any Bank Regulator with respect to any such normal periodic examination.

      (c) The Company has established and maintains disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act. As of the end of the period covered by each applicable SEC Document, the Company has conducted an evaluation under the supervision and with the participation of its management, including the Company’s Chief Executive Officer and Chief Financial Officer, of the

effectiveness of the design and operation of its disclosure controls and procedures, and has concluded that its disclosure controls and procedures are effective to ensure that information required to be disclosed in the SEC Document is made known to them by others within the Company on a timely basis, and in accordance with the requirements of, the SEC’s rules, regulations and forms. There are no significant deficiencies in the design or operation of the Company’s internal controls, there are no material weaknesses in the Company’s internal controls and there has been no fraud, whether or not material, that involved senior management of the Company or any of its Subsidiaries who have a significant role in the Company’s internal controls.

      5.08     Absence of Undisclosed Liabilities. Except for those liabilities that are appropriately reflected or reserved against in the balance sheets of the Company’s SEC Documents and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, since September 30, 2003, neither the Company nor any of its Subsidiaries has incurred any obligation or liability (contingent or otherwise) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

      5.09     Absence of Certain Changes or Events. Since September 30, 2003, except as set forth in Schedule 5.09 of the Company Disclosure Schedule or reflected in the Company’s SEC Documents, there has not been (a) either individually or in the aggregate, any Material Adverse Effect and, to the knowledge of the Company, no fact or condition exists which is reasonably likely to cause such a Material Adverse Effect in the future, (b) any material damage, destruction or loss with respect to any property or asset of the Company or any of its Subsidiaries, (c) any change by the Company or any of its Subsidiaries in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Company’s independent accountants, (d) any revaluation by the Company or any of its Subsidiaries of any asset, including, without limitation, writing off of notes or accounts receivable, other than in the ordinary course of business consistent with past practice, (e) any entry by the Company or any of its Subsidiaries into any contract or commitment (other than with respect to Loans, as hereinafter defined) of more than $30,000 or with a term of more than one (1) year that is not terminable without penalty, (f) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any of its Subsidiaries except in the ordinary course of business in an amount consistent with past practice or any redemption, purchase or other acquisition of any of its securities, (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any directors, officers or employees of the Company or any of its Subsidiaries, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any other material action not in the ordinary course of business with respect to the compensation or employment of directors, officers or employees of the Company or any of its Subsidiaries, (h) any strike, work stoppage, slowdown or other labor disturbance, (i) any material election made by the Company or any of its Subsidiaries for federal or state income tax purposes, (j) any change in the credit policies or procedures of the Company or any of its Subsidiaries, the effect of which was or is to make any such policy or procedure materially less restrictive in any material respect, (k) any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), including without limiting the generality of the foregoing, liabilities as guarantor under any guarantees or liabilities for taxes, other than in the ordinary course of business consistent with past practice, (l) any forgiveness or cancellation of any indebtedness or contractual obligation other than in the ordinary course of business consistent with past practice, (m) except with respect to funds borrowed by the Company or any of its Subsidiaries from the Federal Home Loan Bank, any mortgage, pledge, lien or lease of any assets, tangible or intangible, of the Company or any of its Subsidiaries with a value in excess of $25,000 in the aggregate (n) any acquisition or disposition of any assets or properties having a value in excess of $50,000, or any contract for any such acquisition or disposition entered into other than loans and investment securities or (o) any lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

      5.10     Litigation. Except as set forth on Schedule 5.10 of the Company Disclosure Schedule, there is no claim, suit, action, proceeding or investigation of any nature pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary of the Company or challenging the validity or propriety of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule, award or order of any legal or administrative body or arbitrator outstanding against the Company or any Subsidiary of the Company having, or which insofar as reasonably can be foreseen, in the future could have, any such effect or restricting, or which could restrict, its ability to conduct business in any material respect in any area. The Company is not aware of any facts which could reasonably give rise to any such claim, suit, action, investigation or other proceeding.

      5.11     Regulatory Matters.

      (a) Neither the Company nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, order to cease and desist with, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the “Company Regulatory Authorities”), or is subject to any order or directive specifically naming or referring to the Company or any of its Subsidiaries by, has been required to adopt any board resolution by, any Company Regulatory Authority which is currently in effect and restricts materially the conduct of its business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, credit policies, management or overall safety and soundness or such entity’s ability to perform its obligations hereunder, and neither the Company nor any of its Subsidiaries has received written notification from any such Company Regulatory Authority that any such Person may be requested to enter into, or otherwise be subject to, any such commitment letter, written agreement, memorandum of understanding, cease and desist order or any other similar order or directive. Except as set forth in Schedule 5.11(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which the Company or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any Governmental Authority. The Company and its Subsidiaries have paid all assessments made or imposed by any Company Regulatory Authority.

      (b) Neither the Company nor any its Subsidiaries has been advised by, or has any knowledge of facts which would reasonably be expected to give rise to an advisory notice by, any Company Regulatory Authority that such Company Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

      5.12     Compliance With Laws. Each of the Company and its Subsidiaries:

(a) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

(b) has all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company’s knowledge, no suspension or cancellation of any of them is threatened; and

(c) other than as Previously Disclosed on Schedule 5.12(c) of the Company Disclosure Schedule, has received, since September 30, 2000, no notification or communication from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in material compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Company’s knowledge, do any grounds for any of the foregoing exist).

      5.13     Material Contracts; Defaults. Except for documents listed as exhibits to the Company’s Annual Report on Form 10-KSB for the year ended September 30, 2003 or as set forth in Schedule 5.13 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral):

(i) that is a “Material Contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-B (whether or not filed as an exhibit to an SEC document);

(ii) that materially restricts the conduct of business by the Company or by any of its Subsidiaries;

(iii) that is material to the financial condition, results of operations or business of the Company, except those entered into in the ordinary course of business;

(iv) relating to the employment, including without limitation, employment as a consultant, of any person, or the election or retention in office, or severance of any present or former director or officer of the Company or any of its Subsidiaries;

(v) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, will result in any payment (whether of severance pay or otherwise) becoming due from the Company or any of its Subsidiaries to any officer or employee thereof;

(vi) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice involving the payment of more than $50,000 per annum;

(vii) except for the Company Stock Option Plan or as Previously Disclosed on Schedule 5.13 of the Company Disclosure Schedule, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement;

(viii) providing for the indemnification by the Company or a subsidiary of the Company of any person, other than customary agreements relating to the indemnity of directors, officers and employees of the Company or its Subsidiaries; or

(ix) providing for any material future payments that are conditioned, in whole or in part, on a change of control of the Company or any of its Subsidiaries;

Neither the Company nor any of its Subsidiaries is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by the Company or any of its Subsidiaries is currently outstanding.

      5.14     No Brokers. Excluding the arrangement with and fee paid or payable to Trident Securities set forth in Schedule 5.14 of the Company Disclosure Schedule neither the Company nor any of its officers, directors, employees, affiliates or agents has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated by this Agreement except for legal, accounting and other professional fees payable in connection with the Merger and the other transactions contemplated hereby. The Company will be responsible for the payment of all such fees. The fee payable to Trident Securities in connection with the Transactions contemplated by this Agreement is as described in an engagement letter between the Company and Trident Securities a true and complete copy of which has heretofore been furnished to Parent.

      5.15     Employee Benefit Plans.

      (a) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the “Employees”) and current or former directors of the Company including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the “Benefit Plans”), are Previously Disclosed in Schedule 5.15(a) of the Company Disclosure Schedule. True and complete copies of all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto have been provided or made available to Parent.

      (b) All Benefit Plans are in compliance with ERISA in all material respects. Each Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no material pending or, to the Company’s knowledge, threatened litigation relating to the Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

      (c) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements of the Company included in the Company’s SEC Documents.

      (d) The Company previously maintained the Co-operative Banks Employee Retirement Association Defined Benefit Plan (the “Defined Benefit Plan”). The Company withdrew from, and terminated its participation in, the Defined Benefit Plan as of September 30, 2001 and ceased any payments into the Defined Benefit Plan after December 31, 2001. The Company has no continued funding obligation with respect to the Defined Benefit Plan. The Company will not incur any material amount of liability with respect to the Defined Benefit Plan, other than liability which has been reflected on the financial statements of the Company.

      (e) Neither the Company, nor any of its Subsidiaries, or any entity which is considered one employer with the Company under Section 4001(a)(15) or Section 414 of the Code (an “ERISA Affiliate”) has incurred any liability under Title IV of ERISA which will not have been paid in full prior to the Closing. Except for the Defined Benefit Plan, neither the Company nor any of its Subsidiaries or any ERISA Affiliate currently maintains any Pension Plan subject to Code Section 412 or ERISA Section 302. Neither the Company, nor any of its Subsidiaries, or any ERISA Affiliate has ever contributed to, or been obligated to contribute to, any Multiemployer Plan.

      (f) Except as Previously Disclosed in Schedule 5.15(f) of the Company Disclosure Schedule, there are no pending or, to the knowledge of the Company, threatened claims by or on behalf of any Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Benefit Plans, alleging any breach of fiduciary duty on the part of the Company or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments for which the Company may be liable (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of the Company, any basis for such claim. The Benefit Plans are not the subject of any pending (or to the knowledge of the Company, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.

      (g) With respect to any Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a “Welfare Plan”) and except as Previously Disclosed, (i) each Welfare Plan for which contributions are claimed by the Company as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date without incurring any liability thereunder.

      (h) Except as Previously Disclosed in Schedule 5.15(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

      (i) Except as Previously Disclosed in Schedule 5.15(i) of the Company Disclosure Schedule, none of the execution of this Agreement, shareholder approval of this Agreement or consummation of the transactions contemplated by this Agreement will (A) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, or (C) result in any breach or violation of, or a default under, any of the Benefit Plans.

      5.16     Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage or other labor dispute, arbitration, lawsuit or administrative proceeding involving it or any of its Subsidiaries pending or, to the Company’s knowledge, threatened, nor is the Company or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity. No employees of the Company or any of its Subsidiaries are represented by any labor union.

      5.17     Environmental Matters.

      (a) The Company and its Subsidiaries are in material compliance with applicable Environmental Laws;

      (b) except as set forth on Schedule 5.17 of the Company Disclosure Schedule, to the Company’s knowledge, no real property (including buildings or other structures) currently owned or operated by the Company or any of its Subsidiaries, or any property in which the Company or any of its Subsidiaries currently holds a security interest, Lien or a fiduciary or management role (“Company Loan Property”), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

      (c) neither the Company nor any of its Subsidiaries has participated in the management of Hazardous Substances of, at, on, under or emanating from any Company Loan Property;

      (d) neither the Company nor any of its Subsidiaries has any material liability for any Hazardous Substance disposal or contamination on any third party property;

      (e) neither the Company nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law;

      (f) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law;

      (g) except as set forth on Schedule 5.17 of the Company Disclosure Schedule, to the Company’s knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving the Company or any of its Subsidiaries, any currently or formerly owned or operated property, or any Company Loan Property, that could reasonably be expected to result in any claims, liability or investigations against the Company or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Company Loan Property; and

      (h) the Company has delivered or made available to Parent copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company, its Subsidiaries and any currently or formerly owned or operated property or any Company Loan Property.

      As used herein, the term “Environmental Laws” means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to Persons or property in connection with any Hazardous Substance; and the term “Hazardous Substance” means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

      5.18     Tax Matters.

      (a) For the taxable periods ending on or after September 30, 1997, each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file under applicable laws and regulations, other than Tax Returns that are not yet due. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of the Company and which the Company is contesting in good faith. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries.

      (b) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

      (c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are being conducted or to the knowledge of the Company are pending with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Company or its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company or any of its Subsidiaries.

      (d) The Company has provided Parent with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended September 30, 2002, 2001 and 2000. The Company has Previously Disclosed on Schedule 5.18(d) of the Company Disclosure Schedule those Tax Returns that have been audited during the last three years, and those Tax Returns that currently are the subject of an audit. The Company has delivered to Parent correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries filed for the years ended September 30, 2002, 2001 and 2000. The Company and its Subsidiaries have timely and properly taken such actions in response to and in compliance with notices the Company has received from the Internal Revenue Service in respect of information reporting and backup and nonresident withholding as are required by law, including the notation in their records of any B notices or C notices received with respect to any depositors, customer, shareholders or payees.

      (e) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

      (f) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Other than as Previously Disclosed on Schedule 5.18(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

      (g) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the end of the most recent period covered by the Company’s SEC Documents filed on or prior to the date hereof, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements included in the Company’s SEC Documents filed on or prior to the date hereof (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Since the end of the most recent period covered by the Company’s SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

      (h) None of the Company and its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

      5.19     Risk Management Instruments. Neither the Company nor any of its Subsidiaries is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a “Derivatives Contract”) or owns securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments, are legal, valid and binding obligations of the Company or any of its Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally), and are in full force and effect. The Company and its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the Company’s knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on the Company.

      5.20     Investment Securities. Except for pledges to secure public and trust deposits, Federal Reserve borrowings, Federal Home Loan Bank advances, repurchase agreements and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the balance sheet of the Company contained in its most recent Form 10-KSB filed with the SEC, and none of the material investments made by the Company or any of its Subsidiaries since January 1, 2003 is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time. The information (including electronic information and information contained on tapes and computer disks) with respect to all investment securities (including mortgaged-backed securities) of the Company and its Subsidiaries furnished to Parent by the Company is, as of the respective dates indicated therein, true and correct in all material respects.

      5.21     Loans; Nonperforming and Classified Assets.

      (a) Each loan agreement, note or borrowing arrangement (whether written or oral), including without limitation portions of outstanding lines of credit, loan commitments, leases, credit enhancements and guarantees (collectively, “Loans”), on the books and records of the Company and its Subsidiaries, was originated in compliance with the Company’s loan policies and is evidenced by appropriate and sufficient documentation and, to the knowledge of the Company, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights or by general equity principles. The information (including electronic information and information contained on tapes and computer disks) with respect to all Loans of the Company and its Subsidiaries furnished to Parent by the Company is, as of the respective dates indicated therein, true and correct in all material respects. To the knowledge of the Company, all loans originated, directly or through third party mortgage brokers, have been originated in compliance with all federal, state and local laws, including without limitation, the Real Estate Settlement Procedures Act of 1974, as amended.

      (b) The Company has, in Schedule 5.21(b) of the Company Disclosure Schedule, Previously Disclosed as to the Company and each Company Subsidiary as of the latest practicable date: (i) any written or, to the Company’s knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the Company’s knowledge, in default of any other material provision thereof; (ii) each Loan which has been classified as “substandard,” “doubtful,” “loss” or “special mention” (or words of similar import) by the Company, a Company Subsidiary or an applicable regulatory authority (it being understood that no representation is being made that FDIC or Staff of the Massachusetts Bank Commissioner would agree with the loan classifications established by the

Company); (iii) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent or greater shareholder of the Company or a Company Subsidiary, or to the knowledge of the Company, any Person controlling, controlled by or under common control with any of the foregoing.

      (c) No agreement pursuant to which any loans or other assets have been or shall be sold by the Company or its Subsidiaries entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the Company or its Subsidiaries, to cause the Company or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against the Company or its Subsidiaries.

      5.22     Bank Owned Life Insurance. The Company has no Bank Owned Life Insurance owned by the Company or its Subsidiaries.

      5.23     Properties. The real and material personal property owned by the Company or a Subsidiary of the Company or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. The Company has good and marketable title free and clear of all Liens to all of the real and material personal properties and assets reflected on the consolidated statement of financial condition of the Company as of September 30, 2003 included in the Company’s SEC Documents or acquired after such date, other than properties sold by the Company in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not, individually or in the aggregate, material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Company as of September 30, 2003 included in the Company’s SEC Documents. All real and personal property which is material to the Company’s business on a consolidated basis and leased or licensed by the Company or a Subsidiary of the Company is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time and there exists no material default under any such leases or licenses by the Company or any of its Subsidiaries nor, to the knowledge of the Company and, except as set forth on Schedule 5.23 of the Company Disclosure Schedule, any event which with notice or lapse of time or both would constitute a material default thereunder by the Company or any other Company Subsidiaries, except for such defaults which, individually, or in the aggregate, would not result in the forfeiture of the use or occupancy of the property covered by such lease or in a material liability to the Company. The consent of the landlord under the real estate leases listed on Schedule 5.23 of the Company Disclosure Schedule may be required in order to consummate the transactions contemplated by this Agreement.

      5.24     Intellectual Property. The Company and each Subsidiary of the Company owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, all of which have been Previously Disclosed by the Company in Schedule 5.24 of the Company Disclosure Schedule, and none of the Company or any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. The Company and each Subsidiary has performed in all material respects all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

      5.25     Fiduciary Accounts. Neither the Company nor any of its Subsidiaries engage in any trust business or administers or maintains accounts for which it acts as a fiduciary (other than individual retirement accounts and Keogh accounts), including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

      5.26     Capitalization. The Company is qualified to elect “financial holding company” status under the Gramm-Leach-Bliley Act of 1999 if it so chooses. The Company Bank is “well capitalized,” as such term is defined in the rules and regulations promulgated by the FDIC. The Company Bank would be “well capitalized,” as such term is defined in the rules and regulations promulgated by the Federal Reserve Board if the Company Bank were a state-chartered member bank.

      5.27     Community Reinvestment Act, Anti-Money Laundering and Customer Information Security. Neither the Company nor the Company Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist, which would cause the Company Bank: (i) to be deemed not to be in satisfactory compliance in any material respect with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory;” or (ii) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act of 2001, Public Law 107-56 (the “USA PATRIOT Act”), and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by the Company Bank pursuant to 12 C.F.R. Part 364. Furthermore, the board of directors of the Company Bank has adopted and the Company Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective in any material respects by any Bank Regulators and that meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder.

      5.28     Books And Records. The books and records of the Company and its Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and its Subsidiaries.

      5.29     Insurance. The Company has Previously Disclosed in Schedule 5.29 of the Company Disclosure Schedule all of the material insurance policies, binders, or bonds currently maintained by the Company or any of its Subsidiaries (“Insurance Policies”). The Company and its Subsidiaries are insured against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in material default thereunder and have not received any notice of cancellation with respect thereto; and all claims thereunder have been filed in due and timely fashion, and the Company and its Subsidiaries, as applicable, have timely provided such insurers with due notice of all matters which may reasonably become a claim or otherwise constitute a basis for seeking recovery under the Insurance Policies.

      5.30     Allowance For Loan Losses. The Company’s allowance for loan losses is in compliance with the Company’s existing methodology for determining the adequacy of its allowance for loan losses and, to the knowledge of the Company, the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is adequate under all such standards.

      5.31     Credit Card Accounts. Neither the Company nor any of its Subsidiaries originate, maintain or administer credit card accounts.

      5.32     Merchant Processing. Neither the Company nor any of its Subsidiaries provide, or has provided, merchant credit card processing services to any merchants.

      5.33     Transactions with Affiliates. All “covered transactions” between the Company Bank and an “affiliate” within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions and the provisions of Federal Reserve Board Regulation W.

      5.34     Required Vote; Antitakeover Provisions.

      (a) The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock is necessary to approve this Agreement and the Transactions on behalf of the Company. No other vote of the shareholders of the Company is required by law, the Company Charter, the Company Bylaws or otherwise to approve this Agreement and the Transactions.

      (b) Assuming the accuracy of the representation and warranty of Parent and Merger Sub contained in Section 6.12, no “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation, including without limitation Section 203 of the DGCL, is applicable to this Agreement and the transactions contemplated hereby.

      (c) The Company (including the Company Board) does not have in place, and has not ever adopted, a shareholder rights or similar plan pursuant to which, subject to the occurrence of specified triggering events, Company shareholders would be permitted to purchase at a discount shares of Company Common Stock or other Equity Interests or property of the Company, with the intention and/or effect of diluting the value or voting power of the Company Common Stock with respect to any stockholder, or any other arrangement designed to have a similar intention and/or effect (including any plan commonly referred to as a “poison pill”).

      5.35     Fairness Opinion. The Company Board has received the oral opinion of Trident Securities which opinion will be promptly confirmed in writing and dated as of the date of this Agreement, to the effect that as of the date hereof the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view.

      5.36     Transactions In Securities. The Company has questioned its directors and executive officers concerning known stock transfers since December 31, 2000 and based upon that investigation the Company has not, and to the Company’s knowledge (a) no director or officer of the Company or the Company’s Subsidiaries, (b) no Person related to any such director or officer by blood, marriage or adoption and residing in the same household and (c) no Person who has been knowingly provided material nonpublic information by any one or more of these Persons, has purchased or sold, or caused to be purchased or sold, any shares of Company Common Stock or other securities issued by the Company (i) during any period when the Company was in possession of material nonpublic information or (ii) in violation of any applicable provision of the Exchange Act.

      5.37     Disclosure. The representations and warranties contained in this Article V, when considered as a whole, together with any certificate, list or other writing, including but not limited to the Company Disclosure Schedule, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein and therein not misleading.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT

AND MERGER SUB

      Except as Previously Disclosed, Parent and Merger Sub hereby represent and warrant to the Company as follows:

      6.01     Organization, Standing And Authority. Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Merger Sub is duly organized, validly existing and in corporate good standing under the laws of the Commonwealth of Massachusetts. Each of Parent and Merger Sub is duly qualified to do business and is in corporate good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except when the failure to be so licensed or in good standing would not result in a Material Adverse Effect. Each of Parent and Merger Sub has in effect all federal, state, local and foreign governmental authorizations necessary for it to own, operate or lease its properties and assets and to carry on its business as now conducted. The Parent Articles and Parent ByLaws, copies of which have previously been made available to the Company, are true, complete and correct copies of such documents in effect as of the date of this Agreement. Parent is not in violation of any provision of Parent Articles or Parent ByLaws. The minute books of Parent contain in all material respects true and accurate records of all meetings held and corporate actions taken since January 1, 2001 of Parent’s stockholders and the Parent Board (including committees of the Parent Board) other than minutes which have not been prepared as of the date hereof.

      6.02     Parent Stock.

      (a) The authorized capital stock of Parent consists solely of 30,000,000 shares of Parent Common Stock, of which 14,461,481 shares were outstanding as of the date hereof, and 1,000,000 shares of Parent Preferred Stock, of which no shares were outstanding as of the date hereof. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $0.01 par value, all of which, as of the date hereof, are issued and outstanding and are held by Parent. Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose. The outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof and none of the shares of Parent Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, there are no Equity Interests authorized, issued or outstanding with respect to the capital stock of Parent, except for (i) shares of Parent Common Stock issuable pursuant to the Parent Benefits Plans and any other plan or arrangement pursuant to which shares of Parent Common Stock may be issued and (ii) by virtue of this Agreement.

      (b) The shares of Parent Common Stock to be issued in exchange for shares of Company Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right.

      6.03     Subsidiaries.

      (a) Parent Bank has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Parent Bank is duly licensed by the Massachusetts Bank Commissioner and its deposits are insured by the FDIC in the manner and to the maximum extent provided by law.

      (b) As of the date hereof, (A) Parent owns, directly or indirectly, all the issued and outstanding equity securities of the Parent Bank, (B) no equity securities of the Parent Bank are or may become required to be issued (other than to Parent) by reason of any Equity Interest or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which the Parent Bank is or may be bound to sell or otherwise transfer any of its equity securities (other than to Parent or any of its wholly-owned Subsidiaries) and (D) there are no contracts, commitments, understandings, or arrangements relating to Parent’s rights to vote or to dispose of such securities.

      (c) The deposit accounts of the Parent Bank are insured by the FDIC in the manner and to the maximum extent provided by applicable law, and the Parent Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations. Parent Bank is not obligated to make any payments for premiums and assessments and it has filed all reports required by the FDIC. As of the date hereof, no proceedings for the revocation or termination of such deposit insurance are pending or, to the knowledge of Parent, threatened.

      6.04     Corporate Power. Each of Parent and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Each of and its Subsidiaries has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to the receipt of all necessary approvals of Governmental Authorities.

      6.05     Corporate Authority. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of (i) each of the Parent and Merger Sub and (ii) each of the Parent Board and the Merger Sub Board on or prior to the date hereof. The execution and delivery of this Agreement and the other Transaction documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly approved by the vote of, each of the Parent Board and Merger Sub Board. The Parent and Merger Sub have duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by the Company, this Agreement is a valid and legally binding obligation of Parent and Merger Sub, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

      6.06     Regulatory Approvals; No Defaults.

      (a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Parent, Merger Sub or any of Parent’s Subsidiaries in connection with the execution, delivery or performance by Parent, Merger Sub and the Parent Bank of this Agreement and the Bank Merger Agreement, as applicable, or to consummate the Transactions and the other transactions contemplated hereby and thereby, except for (A) filings of applications or notices with and approvals or waivers by the Federal Reserve Board, the FDIC, the Massachusetts Bank Commissioner, the Massachusetts Co-operative Central Bank, the Share Insurance Fund of Massachusetts, the Massachusetts Board and the MHPF, as required, (B) filings with the SEC and state securities authorities in connection with the issuance of Parent Common Stock in the Merger, (C) the approval of the listing on NASDAQ of the Parent Common Stock to be issued in the Merger, (D) the filing of Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts pursuant to the MBCL, and (E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, neither Parent nor Merger Sub is aware of any reason why the approvals set forth above and referred to in Section 8.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.01(b).

      (b) Subject to receipt, or the making, of the consents, approvals and filings referred to in Section 6.06(a) and expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement by Parent, Merger Sub and the Parent Bank, as applicable, and the consummation of the Transactions and the other transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument of Parent, Merger Sub or of any of Parent’s Subsidiaries or to which Parent, Merger Sub or any of such Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Parent, Merger Sub or any of Parent’s Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture, note, bond, mortgage, deed of trust, lease or instrument.

      (c) The vote of the shareholders of Parent is not required for execution, delivery and performance of this Agreement and the Bank Merger Agreement by Parent, Merger Sub and the Parent Bank.

      6.07     Financial Reports And SEC Documents; Material Adverse Effect.

      (a) Parent’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2002, and December 31, 2001 and all other reports (including reports on Form 10-Q and Form 8-K), registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 2000 with the SEC (collectively, Parent’s “SEC Documents”), as of the date filed or to be filed and as amended prior to the date hereof, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and (C) each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date, and (D) each of the consolidated statements of income and changes in shareholders’ equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders’ equity and changes in cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved (subject, in the case of unaudited interim statements, to normal year-end adjustments). Each of the consolidated financial statements of Parent and its Subsidiaries, including, in each case, the notes thereto, contained in the SEC Documents comply, and the financial statements to be filed with the SEC by Parent after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of Parent and its Subsidiaries have been, and are being, maintained in accordance with GAAP and applicable legal and regulatory requirements. None of the Parent’s Subsidiaries is required to file any form, report or other document with the SEC.

      (b) Reserved.

      (c) Parent has established and maintains disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act. As of the end of the period covered by each applicable SEC Document, Parent has conducted an evaluation under the supervision and with the participation of its management, including Parent’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of its disclosure controls and procedures, and has concluded that its disclosure controls and procedures are effective to ensure that information required to be disclosed in the SEC Document is made known to them by others within Parent on a timely basis, and in accordance with the requirements of, the SEC’s rules, regulations and forms. There are no significant deficiencies in the design or operation of Parent’s internal controls, there are no material weaknesses in Parent’s internal controls and there has been no fraud, whether or not material, that involved senior management of Parent or any of its Subsidiaries who have a significant role in Parent’s internal controls.

      6.08     Litigation. Except as set forth on Schedule 6.08 of the Parent Disclosure Schedule, no litigation, claim or other proceeding before any court or governmental agency is pending against Parent or its Subsidiaries that would reasonably be expected to have a Material Adverse Effect on the Parent, and, to Parent’s knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

      6.09     No Brokers. No action has been taken by Parent or its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid to Legg Mason Wood Walker, Incorporated.

      6.10     Absence of Undisclosed Liabilities. Except for those liabilities that are appropriately reflected or reserved against in the balance sheets of Parent’s SEC Documents and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, since September 30, 2003, neither Parent nor any of its Subsidiaries has incurred any obligation or liability (contingent or otherwise) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Parent.

      6.11     Regulatory Matters.

      (a) Except as set forth on Schedule 6.11 of the Parent Disclosure Schedule, neither Parent, Merger Sub nor any of Parent’s Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, order to cease and desist with, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the “Parent Regulatory Authorities”), or is subject to any order or directive specifically naming or referring to Parent or any of its Subsidiaries by, has been required to adopt any board resolution by, any Parent Regulatory Authority which is currently in effect and restricts materially the conduct of its business, or in any manner relates to its capital adequacy, loan loss allowances or reserves, credit policies, management or overall safety and soundness or such entity’s ability to perform its obligations hereunder, and neither Parent nor any of its Subsidiaries has received written notification from any such Parent Regulatory Authority that any such Person may be requested to enter into, or otherwise be subject to, any such commitment letter, written agreement, memorandum of understanding, cease and desist order or any other similar order or directive. Neither Parent nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which Parent or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any Governmental Authority. Parent, Merger Sub and Parent’s Subsidiaries have paid all assessments made or imposed by any Parent Regulatory Authority.

      (b) Neither Parent, Merger Sub nor any of Parent’s Subsidiaries has been advised by, and does not have any knowledge of facts which would reasonably be expected to give rise to an advisory notice by, any Parent Regulatory Authority that such Parent Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

      6.12     Ownership Of Company Common Stock. None of Parent, Merger Sub or any of Parent’s Subsidiaries, or to Parent’s knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Company Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding Company Common Stock.

      6.13     Financial Ability. At the Effective Time, Parent or Parent Bank will have available to it sources of capital and financing sufficient to fulfill its cash obligations hereunder to pay the Aggregate Cash Consideration to holders of Company Common Stock pursuant to Section 3.01(d) hereof and shall have sufficient shares of Parent Common Stock authorized to be issued to fulfill its obligations hereunder. Parent Bank is, and immediately following completion of the Transactions will be “well capitalized,” as such term is defined in the rules and regulations promulgated by the FDIC. If the Parent Bank were a state-chartered member bank, Parent would be, as of the date hereof, and would continue to be immediately following completion of the Transactions, “well capitalized,” as such term is defined in the rules and regulations promulgated by the Federal Reserve Board.

      6.14     Compliance With Laws. Each of Parent and its Subsidiaries:

           (a) except as set forth on Schedule 6.14 of the Parent Disclosure Schedule, is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

           (b) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Parent’s knowledge, no suspension or cancellation of any of them is threatened; and

           (c) has received, since December 31, 2000, no notification or communication from any Governmental Authority (A) asserting that Parent or any of its Subsidiaries is not in material compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Parent’s knowledge, do any grounds for any of the foregoing exist).

      6.15     Books And Records. The books and records of the Parent and its Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Parent and its Subsidiaries.

      6.16     Allowance For Loan Losses. The Parent’s allowance for loan losses is in compliance with the Parent’s existing methodology for determining the adequacy of its allowance for loan losses and, to the knowledge of the Parent, the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is adequate under all such standards.

      6.17     Environmental Matters.

      (a) Parent and its Subsidiaries are in material compliance with applicable Environmental Laws;

      (b) to Parent’s knowledge, no real property (including buildings or other structures) currently owned or operated by Parent or any of its Subsidiaries, or any property in which Parent or any of its Subsidiaries currently holds a security interest, Lien or a fiduciary or management role (“Parent Loan Property”), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

      (c) neither Parent nor any of its Subsidiaries has participated in the management of Hazardous Substances of, at, on, under or emanating from any Parent Loan Property;

      (d) neither Parent nor any of its Subsidiaries has any material liability for any Hazardous Substance disposal or contamination on any third party property;

      (e) neither Parent nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law;

      (f) neither Parent nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law;

      (g) to Parent’s knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving Parent or any of its Subsidiaries, any currently or formerly owned or operated property, or any Parent Loan Property, that could reasonably be expected to result in any claims, liability or investigations against Parent or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Parent Loan Property; and

      (h) parent has delivered or made available to Company copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to Parent, its Subsidiaries and any currently or formerly owned or operated property or any Parent Loan Property.

      6.18     Disclosure. The representations and warranties contained in this Article VI, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article VI not misleading.

      6.19     Absence of Certain Changes or Events. Since September 30, 2003, except as reflected in Parent’s SEC Documents, there has not been (a) either individually or in the aggregate, any Material Adverse Effect and, to the knowledge of Parent, no fact or condition exists which is reasonably likely to cause such a Material Adverse Effect in the future, (b) any material damage, destruction or loss with respect to any property or asset of Parent or any of its Subsidiaries, (c) any change by Parent or any of its Subsidiaries in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by Parent’s independent accountants or (d) any revaluation by Parent or any of its Subsidiaries of any asset, including, without limitation, writing off of notes or accounts receivable, other than in the ordinary course of business consistent with past practice.

ARTICLE VII

COVENANTS

      7.01     Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the Company, Merger Sub and Parent agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transactions as promptly as practicable and otherwise to enable consummation of the Transactions, including the satisfaction of the conditions set forth in Article VIII hereof, and shall cooperate fully with the other party hereto to that end.

      7.02     Shareholder Approval. The Company agrees to take, in accordance with applicable law and the Company Charter and Company Bylaws, all action necessary to call, give notice of, convene, and hold as soon as reasonably practicable a meeting of its stockholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company’s stockholders for consummation of the Transactions (including any adjournment or postponement, the “Company Meeting”). Except with the prior approval of Parent, no other matters shall be submitted for the approval of the Company stockholders at the Company Meeting. Subject to Section 7.08, the Company Board shall at all times prior to and during such meeting publicly recommend such approval (the “Company Board Recommendation”) and shall take all reasonable lawful action to solicit such approval by its stockholders. Nothing contained in Section 7.08 shall affect or otherwise limit the obligation of the Company to call, give notice of, convene, and hold the Company Meeting. Parent, as the sole stockholder of Merger Sub, has approved this Agreement and any other matters required to be approved by Merger Sub’s stockholders for consummation of the Transactions.

      7.03     Registration Statement.

      (a) Parent agrees to prepare a registration statement on Form S-4 or other applicable form (the “Registration Statement”) to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the “Proxy Statement”) and all related documents). The Company shall prepare and furnish such information relating to it and its directors, officers and stockholders as may be reasonably required in connection with the above referenced documents based on its knowledge of and access to the information required for said documents, and the Company, and its legal, financial and accounting advisors, shall have the right to review in advance such Registration Statement prior to its filing. The Company agrees to cooperate with Parent and Parent’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement. Provided that the Company has cooperated as described above, Parent agrees to file, or cause to be filed, the Registration Statement and the Proxy Statement with the SEC as promptly as reasonably practicable.

Each of the Company and Parent agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Parent also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, the Company shall promptly mail at its expense the Proxy Statement to its stockholders.

      (b) Each of the Company and Parent agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to stockholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading at the time and in light of the circumstances under which such statement is made. Each of the Company and Parent further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.

      (c) Parent agrees to advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Parent is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

      7.04     Regulatory Filings.

      (a) Each of Parent and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to promptly prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions and any other transactions contemplated by this Agreement and the Bank Merger Agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities; and any initial filings with Governmental Authorities (other than the Proxy Statement) shall be made by Parent as soon as reasonably practicable after the execution hereof. Each of Parent and the Company shall have a reasonable time to review such filings in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement, and each party shall keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

      (b) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.

      7.05     Press Releases. The Company and Parent shall consult with each other before issuing any press release with respect to the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of NASDAQ, the American Stock Exchange or other regulatory authority. The Company and Parent shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions as reasonably requested by the other party.

      7.06     Access; Information.

      (a) The Company agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Parent and Parent’s officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns, work papers of independent auditors, depository trends and loan files), properties and personnel and to such other information as Parent may reasonably request and, during such period, it shall furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request.

      (b) Parent agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the Company and its authorized representatives such access to Parent’s personnel as the Company may reasonably request and to such information relating to Parent as the Company may reasonably request.

      (c) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 7.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 7.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by any party of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party’s obligation to consummate the transactions contemplated by this Agreement.

      7.07     Affiliates. The Company shall use its reasonable best efforts to identify those Persons who may be deemed to be “affiliates” of the Company within the meaning of Rule 145 promulgated by the SEC under the Securities Act (the “Company Affiliates”) and to cause each Person so identified to deliver to Parent as soon as practicable, and in any event prior to the date of the Company Meeting, a written agreement (“Affiliate Agreement”) to comply with the requirements of Rule 145 under the Securities Act in connection with the sale or other transfer of Parent Common Stock received in the Merger, which agreement shall be in a form reasonably satisfactory to the Company and the Parent.

      7.08     Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries nor any of the Company’s or any Subsidiary’s officers, directors, employees, agents or representatives (the “Representatives”) shall, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including without limitation by way of furnishing confidential information or data) any inquiries regarding or the making of any Acquisition Proposal (other than by Parent). The Company further agrees that neither it nor any of its Subsidiaries nor any of the Company’s or any Subsidiary’s Representatives shall, directly or indirectly, engage in any negotiations concerning, or provide any information or data to, or have any discussions with, any Person relating to an Acquisition Proposal or enter into any definitive agreement, arrangement or understanding with respect to an Acquisition Proposal or requiring it (or conditioned upon requiring it) to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided, however, that nothing contained in this Agreement shall prevent the Company or the Company Board between the date of this Agreement and prior to the date of the Company Meeting from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company Board receives from the Person so requesting such information an executed confidentiality agreement to the extent one has not already been entered into with such Person (and the Company shall enforce and not waive any provision of any confidentiality and/or standstill agreement entered into with any Person); (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the Company Board determines in good faith (after consultation with outside legal counsel) and by a majority vote of the entire Company Board that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law, (ii) in each such case referred to in clause (A) or (B) above, the Company Board also determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to lead to a Superior Proposal, and (iii) in the case referred to in clause (C) above, (w) the Company Board also determines in good faith (after consultation with its financial advisor) and by a majority of the entire Company Board that such Acquisition Proposal is a Superior Proposal, (x) the Company Board has given Parent five (5) Business Days’ prior written notice of its intention to recommend such Acquisition Proposal to the stockholders of the Company, (y) the Company Board has considered any changes to the Per Share Merger Consideration and to this Agreement (if any) proposed by Parent, and (z) the Company Board has determined in good faith and by a majority vote of the entire Company Board, after consultation with the Company’s outside legal counsel and after consultation with its financial advisor, that such unsolicited proposal remains a Superior Proposal even after the changes proposed by Parent. Any such withdrawal, modification or change of recommendation of the Company Board shall not change the approval of the Company Board for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions. A “Superior Proposal” shall be a BONA FIDE Acquisition Proposal for 100% of the outstanding securities of the Company that is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation) and the Person making the proposal and, if consummated, is reasonably likely to result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Merger. Nothing contained in this Agreement shall prevent the Company or the Company Board from complying with its disclosure obligations under Rule 14d-9 or 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal (it being understood that if any such disclosure constitutes or contemplates a withholding, withdrawing, modification, amendment or qualification to the Company Board Recommendation that is adverse to Parent or recommendation of an Acquisition Proposal, the Company shall comply with all provisions of this Section 7.08).

      The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals and shall request the return or destruction of all confidential information provided to any such parties prior to the date of this Agreement. The Company agrees that it will notify Parent immediately if any inquiries, proposals or offers are received by, any such information is requested from, or any discussions or negotiations are sought to be initiated or continued with, any of its Representatives relating to an Acquisition Proposal (including a summary of material and significant terms and the identity of the other Persons involved). The Company will keep Parent apprised of any related developments, discussions and negotiations (including the terms and conditions (and any amendments or modifications thereto) of the Acquisition Proposal) on a current basis. The Company will use its best efforts to enforce (and will not waive any provisions of) any confidentiality or similar agreement entered into by it or on its behalf by Trident Securities or otherwise relating to a potential Acquisition Proposal.

      7.09     Certain Policies. Prior to the Effective Date, each of the Company and its Subsidiaries shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parent; provided, however, that no such modifications or changes need be made prior to the Determination Date.

      7.10     NASDAQ Listing. Parent agrees to use its reasonable best efforts to list, prior to the Effective Date, on the NASDAQ the shares of Parent Common Stock to be issued in connection with the Merger.

      7.11     Indemnification.

      (a) From and after the Effective Time, Parent (the “Indemnifying Party”) shall indemnify and hold harmless each present and former director, officer and employee of the Company or a Company Subsidiary, as applicable, determined as of the Effective Time (each an “Indemnified Party” and collectively the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of, or pertaining to the fact that he or she was a director, officer or employee of the Company or any Company Subsidiary or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer or employee, of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby, to the fullest extent which such Indemnified Parties would be entitled under the Company Charter and Company Bylaws as in effect as of the date hereof.

      (b) Any Indemnified Party wishing to claim indemnification under this Section 7.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm for all Indemnified Parties, unless the proposed counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest among such parties, in which case the Indemnifying Party shall pay the reasonable fees and expenses of one additional counsel to the extent necessary to avoid such conflict), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party by the Indemnifying Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

      (c) Prior to the Effective Time, Parent shall use its reasonable best efforts to purchase, through Parent’s representatives, an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance coverage for the Company’s directors and officers in a form reasonably acceptable to the Company which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms no materially less favorable on the whole to the insured Persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company, provided that Parent may substitute therefor policies providing for comparable coverage and containing terms and conditions no less favorable than those in effect on the date hereof, and provided further that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance (the “Insurance Amount”). If Parent is unable to maintain or obtain the insurance called for by this Section 7.11(c) as a result of the preceding provision, Parent shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount with respect to acts or omissions occurring prior to the Effective Time by such directors and officers in their capacities as such.

      (d) If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.11.

      7.12     Employment And Benefit Matters.

      (a) As soon as administratively practicable after the Effective Time, Parent shall take all reasonable action so that employees of the Company and its Subsidiaries (i) shall receive employee benefits which are no less favorable than those generally afforded to other employees of Parent or its Subsidiaries holding similar positions and (ii) shall be entitled to participate in each employee benefit plan, program or arrangement of Parent of general applicability (the “Parent Benefits Plans”) to the same extent as similarly-situated employees of Parent and its Subsidiaries (it being understood that inclusion of the employees of the Company and its Subsidiaries in the Parent Benefits Plans may occur at different times with respect to different plans.) Parent shall cause each Parent Benefits Plan in which employees of the Company and its Subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of benefits) under the Parent Benefit Plans, the service of such employees with the Company and its Subsidiaries to the same extent as such service was credited for such purpose by the Company. Employees of the Company and its Subsidiaries will be given credit for past service with the Company for purposes of Parent’s vacation policy. Notwithstanding the foregoing, in no event shall an employee of the Company or its Subsidiaries who becomes an employee of Parent or its Subsidiaries at the Effective Time be eligible for bonus consideration for the period of employment from January 1, 2004 through the Effective Time to the extent such employee received a pro rata bonus from the Company and its Subsidiaries for employment during such period.

      (b) Except as provided in Section 7.12(f) hereof and as otherwise contemplated by this Agreement, Parent shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of the Company or any of its Subsidiaries. To the extent amounts are distributable under Benefit Plans and constitute “eligible rollover distributions” (as defined in Section 402(c)(4) of the Code) said amounts may be rolled over to any tax-qualified Parent Benefit Plan that accepts rollover distributions or to any eligible individual retirement account.

      (c) Except as otherwise expressly provided in this Agreement, Parent shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of the Company existing as of the Effective Date, as well as all employment, severance, deferred compensation or “change-in-control” agreements, plans or policies of the Company, but only to the extent that such obligations are Previously Disclosed in Schedules 4.01(b)(5) or 5.15(a) of the Company Disclosure Schedule. The Company shall obtain from each of the individuals named in Schedule 7.12(c) of the Company Disclosure Schedule an agreement (a “Settlement Agreement”) to accept in full settlement of his rights under the specified programs the amounts and benefits determined under his Settlement Agreement (the amounts and benefits set forth in Schedule 7.12(c) of the Company Disclosure Schedule) and pay such amounts to such individuals who are employed at the Effective Time. As to, and only as to, each individual who enters into a Settlement Agreement, Parent acknowledges and agrees that (i) the Merger constitutes a “Change of Control” or “Change in Control” for all purposes pursuant to such agreements, plans and arrangements and (ii) in light of Parent’s plans relating to management assignments and responsibilities with respect to the business of Company from and after the Effective Time, each officer or employee who is a party to, or is otherwise subject to, any such agreement will, upon consummation of the Merger, be considered to have terminated employment thereunder and receive the severance or other similar benefits as if there was a termination of employment for “Good Reason,” “involuntary termination,” constructive discharge, (including, but not limited to, demotion or reduction in compensation) or other similar events, regardless of whether such termination of employment has occurred or subsequently occurs. Any officer or employee of the Company who is a party to a Settlement Agreement shall be entitled to receive the benefits payable or to be otherwise provided under such Settlement Agreement on the Closing Date, and Parent agrees to provide the non-cash benefits provided in the Settlement Agreement; provided, however, that prior to payment, the employee executes and delivers to Company an instrument in form and substance reasonably satisfactory to Parent and Company releasing Parent from any further liability for monetary payments under such agreement. In the case of any employee whose employment terminates as of the Effective Time, who has executed and delivered a Settlement Agreement, and who delivers the aforementioned instrument of release, payment of the monetary amounts specified for such person in Schedule 7.12(c) of the Company Disclosure Schedule shall be made by the Company on the Closing Date.

      (d) If employees of the Company or any of its Subsidiaries become eligible to participate in a medical, dental or health plan of Parent, Parent shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of Parent, (ii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time, and (iii) provide full credit under such plans for any deductibles, co-payments and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation.

      (e) Other than as provided on Schedule 7.12(e) of the Company Disclosure Schedule, none of Parent or a Parent Subsidiary shall have any obligation to continue the employment of any employee of the Company or a Company Subsidiary and nothing contained herein shall give any such Person the right to continued employment with Parent or a Parent Subsidiary after the Effective Time. An employee of the Company or a Company Subsidiary (other than an employee who is party to an employment agreement, a severance agreement or a special termination agreement) whose employment is involuntarily terminated other than for cause or who terminates his or her employment following a decrease in the level of such employee’s annual base salary rate, or a transfer of such employee to a location more than 35 miles distant from the employee’s primary work location within two years time following the Effective Time shall be entitled to a severance benefit equal to the greater of (a) an amount equal to two weeks’ salary at the employee’s existing salary rate at the Effective Time multiplied by the employee’s number of complete years of service as an employee of the Company or Company Subsidiary or (b) the amount of one month’s salary at the employee’s salary rate at the time of termination up to maximum of 26 weeks of severance pay with salary for this purpose to include any commissions paid to such employee.

      (f) The Company Employee Stock Ownership Plan (the “Company ESOP”) shall be terminated as of, or prior to, the Effective Time (all shares held by the ESOP shall be converted into the right to receive the Merger Consideration, as elected by the ESOP participants), all outstanding Company ESOP indebtedness shall be repaid, and the balance of the shares and any other assets remaining in the Suspense Funds (as such term is defined in the Company ESOP) shall be allocated and distributed to Company ESOP participants (subject to the receipt of a favorable determination letter from the IRS), as provided for in the Company ESOP and unless otherwise required by applicable law. Prior to the Effective Time, the Company, and following the Effective Time, the Parent shall use their respective best efforts in good faith to obtain such favorable determination letter (including, but not limited to, making such changes to the ESOP and the proposed allocations as may be requested by the IRS as a condition to its issuance of a favorable determination letter). The Company and following the Effective Time, the Parent, will adopt such amendments to the Company ESOP as may be reasonably required by the IRS as a condition to granting such favorable determination letter on termination. Neither the Company, nor following the Effective Time, the Parent shall make any distribution from the Company ESOP except as may be required by applicable law until receipt of such favorable determination letter. In the case of a conflict between the terms of this Section and the terms of the Company ESOP, the terms of the Company ESOP shall control, however, in the event of any such conflict, the Company before the Merger, and the Parent, after the Merger, shall use their best efforts to cause the ESOP to be amended to conform to the requirements of this Section.

      (g) The Company Stock held pursuant to the Company’s 1997 Recognition and Retention Plan for Outside Directors, Officers and Employees of the Company (“Company RRP”) shall be immediately vested upon approval by the Company’s shareholders of the Merger and distributed to the participants as of the Closing Date. These distributed shares of Company Stock will then be treated as all other outstanding Company Stock and converted to Merger Consideration in accordance with Section 3.01(d) of this Agreement.

      7.13     Bank Merger. Parent and the Company agree to take all action necessary and appropriate, including causing the entering into of an appropriate merger agreement (the “Bank Merger Agreement”), to cause the Company Bank to merge, either directly or indirectly, by use of one or more interim corporations, with and into the Parent Bank (the “Bank Merger”) in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement and as soon as practicable after consummation of the Merger.

      7.14     Notification Of Certain Matters. Each of the Company, Parent and Merger Sub shall give prompt notice to the other of any fact, event or circumstance known to it that (i) if it had been known as of the date of this Agreement, would have been required to have been included in each entity’s respective Disclosure Schedule, (ii) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it, or (iii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

      7.15     Update Of Disclosure Schedules. From time to time prior to the Effective Time, each of the Company and Parent will promptly supplement or amend its Disclosure Schedule in writing to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in its Disclosure Schedule or which is necessary to correct any information in its Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to the Company Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 8.03(a) hereof or compliance by the Company with the covenants set forth in Article V hereof.

      7.16     Current Information.

      (a) As soon as practicable, the Company will furnish to Parent copies of all such financial statements and reports as it or any of its Subsidiaries shall send to its stockholders, the SEC or any other Governmental Authority, to the extent any such reports furnished to any such Governmental Authority are not confidential and except as legally prohibited thereby, and will furnish to Parent such additional financial data as Parent may reasonably request.

      (b) Promptly upon receipt thereof, the Company will furnish to Parent copies of all internal control reports submitted to the Company and its Subsidiaries by independent auditors in connection with each annual, interim or special audit of the books of the Company and its Subsidiaries made by such auditors.

      (c) The Company will promptly notify Parent of any material change in the normal course of business or in the operation of the properties of the Company or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving the Company or any of its Subsidiaries, and will keep Parent reasonably informed of such events.

      (d) Parent will promptly notify the Company of any material change in the normal course of business or in the operation of the properties of Parent or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Parent or any of its Subsidiaries, and will keep the Company reasonably informed of such events.

      7.17     Reserved.

      7.18     Section 16 Matters. Prior to the Effective Time, the Company and Parent shall, as applicable, take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company to be exempt under Rule 16b-3 promulgated under the Exchange Act. Company agrees to promptly furnish Parent with all requisite information necessary for Parent to take the actions contemplated by this Section 7.18.

      7.19     Reserved.

      7.20     Alco Management. The Company and the Company Bank agree to manage their assets and liabilities in accordance with Company’s asset and liability management policy as in effect on the date hereof, unless otherwise agreed by the parties. Neither the Company nor the Company Bank shall amend or modify such policy without the express written consent of Parent. The Company and Parent agree to consult on investment programs to be administered by the Company Bank.

      7.21     Reserved.

      7.22     Deposit Incentive Plan. The Company agrees that it will consult with Parent in the development and implementation of policies and programs to retain deposits and, following the execution and delivery of this Agreement, the Company and Parent shall adopt and implement a deposit incentive plan for management and branch staff of the Company Bank (the “Deposit Incentive Plan”) on such terms and conditions as may be mutually agreed upon by the Company and Parent and set forth in the Deposit Incentive Plan. The Deposit Incentive Plan is designed to provide an incentive to the Company’s management and branch staff to retain and/or increase the deposits held by the Company Bank as of the date of this Agreement through and following the Effective Time. Any such Deposit Incentive Plan shall be funded by Parent.

      7.23     System Conversion. From and after the date hereof, representatives of the Parent and the Company shall meet on a regular basis to discuss and plan for the conversion of the Company Bank’s data processing and related electronic informational systems to those used by the Parent and its Subsidiaries, which planning shall include, but not be limited to, discussion of the Company Bank’s third party service provider arrangements, non-renewal of personal property leases and software licenses used by the Company Bank in connection with its systems operations, it being understood that the Company shall not be obligated to take any such action prior to the Effective Time and, unless the Company otherwise agrees, no conversion shall take place prior to the Effective Time.

      7.24     Transition Committee. Promptly following the execution of this Agreement, the Company shall designate certain of its employees as “Liaisons.” During the period from the date of this Agreement to the Effective Time, the Company’s Liaisons will (a) confer on a regular basis with representatives of the Parent to report on the general status of the ongoing operations of the Company and its Subsidiaries; and (b) communicate with representatives of the Parent with respect to the manner in which the business of the Company and its Subsidiaries are conducted, including, but not limited to, communications regarding issues such as the type and mix of products and services, personnel matters, customer satisfaction, customer retention, branch issues, the granting of credit, problem loan management, reserve adequacy, accounting matters, and any other issues that might facilitate the integration of the Company

Bank and the Parent Bank. In order to facilitate the foregoing, the Company and the Parent shall promptly together establish a transition committee (the “Transition Committee”) which will meet on a regular basis to discuss these matters and any other issues that might facilitate the integration of the Company Bank and the Parent Bank. From and after the date of this Agreement, Parent and the Company shall consult on a reasonable basis with each other on the introduction of products and services not currently offered by the Company Bank which Parent would expect to make available to customers following the Effective Time. In addition, during the period from the date of this Agreement to the Effective Time, within two business days after the Company Bank delivers to the members of its senior credit committee applicable information and reports for the next upcoming meeting of such committee, the Company shall provide to a representative designated by the Parent access to the same information and reports as are provided to the Company Bank’s senior credit committee members with respect to new commercial loans and extensions of credit (other than loans eligible for sale in the secondary market) proposed to be made by the Company Bank in excess of $100,000. A representative designated by the Parent shall also be allowed to attend the Company Bank’s senior credit committee meetings for commercial loans and be a non-voting observer thereof.

      7.25     Communications to Employees; Training.

      (a) Parent and the Company agree that promptly following the execution of this Agreement, meetings with employees of the Company and Company Bank shall be held at such location as Parent and the Company shall mutually agree, provided that representatives of the Company shall be permitted to attend such meetings, to announce the proposed Merger. Parent and the Company shall mutually agree as to the scope and content of all communications to the employees of the Company and Company Bank.

      (b) At mutually agreed upon times following the initial announcement described in Section 7.05, representatives of Parent shall be permitted to meet with the employees of the Company and Company Bank to discuss employment opportunities with Parent, provided that representatives of the Company shall be permitted to attend any such meeting. From and after the Determination Date, Parent shall also be permitted to conduct training sessions outside of normal business hours or at other times as the Company may agree, with the employees of the Company and Company Bank and may conduct such training seminars at any branch location of the Company Bank; provided that Parent will in good faith attempt to schedule such training sessions in a manner which does not unreasonably interfere with the Company Bank’s normal business operations. Parent shall reimburse the employees of the Company and Company Bank for transportation costs to and from the locations where Parent shall train such employees and compensate the employees of the Company and Company Bank or reimburse the employees of the Company and Company Bank respective applicable standard or overtime rates for the time spent in such training.

      7.26     Communications with Customers.

      (a) Following the Determination Date but not earlier than fifteen (15) days prior to the anticipated Closing Date, Parent shall send statements to the Company Bank customers announcing the transactions contemplated hereby (such statements being herein called “Customer Notices”). The form and content of each Customer Notice shall be subject to the approval of the parties and the cost of printing and mailing the Customer Notices shall be borne by Parent. Following the Determination Date, Parent shall also be entitled to provide at its own expense, such other notices or communications to Company Bank customers relating to the transactions contemplated hereby as may be required by law; provided that the text of any such notice or communication and the timing of such notice or communication which is provided prior to the Closing shall be approved in advance by the Company, which approval shall not unreasonably be withheld or delayed.

      (b) Except as specifically provided herein, in no event will Parent or its affiliates contact any Company Bank customers prior to the Determination Date without the prior written consent of the Company, which consent may not be unreasonably withheld or delayed; provided that Parent may contact Company Bank customers in connection with (i) advertising, solicitations or marketing campaigns not primarily directed to or targeted at Company Bank customers, (ii) lending, deposit, safe deposit, trust or other financial services relationships of Parent Bank with Company Bank customers through branch offices of Parent Bank existing as of the date hereof, (iii) unsolicited inquiries by Company Bank customers to Parent Bank with respect to banking or other financial services provided by Parent Bank, and (iv) notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.

ARTICLE VIII

CONDITIONS TO CONSUMMATION OF THE MERGER

      8.01     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment, where permitted by law, or written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

      (a) Shareholder Approval. This Agreement shall have been duly approved by holders of not less than a majority of the outstanding Company Common Stock.

      (b) Regulatory Approvals. All regulatory approvals required to consummate the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approval shall contain any conditions, restrictions or requirements which the Parent Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transactions to such a degree that Parent would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

      (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transactions.

      (d) Registration Statement and NASDAQ Listing. (i) The Registration Statement shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn and Parent shall have received all required approvals by state securities or “blue sky” authorities. (ii) The Shares of Parent Common Stock to be issued in connection with the Merger shall be listed on the NASDAQ.

      8.02     Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Closing Date of each of the following conditions:

      (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, as applicable, and (except to the extent such representations and warranties speak as of an earlier date, with respect to which such representations and warranties shall be true and correct in all material respects as of such earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this Section 8.02(a), such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Material Adverse Effect on Parent, and the Company shall have received a certificate, dated the Effective Date, signed by the Chief Executive Officer and the Chief Financial Officer of Parent and Merger Sub to such effect.

      (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective

Date, to such effect signed by the Chief Executive Officer and Chief Financial Officer of Parent and Merger Sub.

      (c) Absence of Parent Changes. From the date of this Agreement through the Closing Date, there shall not have occurred any change that individually or in the aggregate has or would reasonably be expected to have a Material Adverse Effect on the Parent.

      (d) Other Actions. Parent and Merger Sub shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 8.01 and 8.02 as the Company may reasonably request.

      (e) Tax Opinion. The Company shall have received a letter setting forth the written opinion of Thacher, Proffitt & Wood LLP, in form and substance reasonably satisfactory to Parent, dated as of the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such letter:

(i) the Parent Level Mergers will together be treated as a reorganization described in Section 368(a) of the Code.

(ii) No gain or loss will be recognized by Parent, Merger Sub or the Company by reason of the Parent Level Mergers.

(iii) The exchange of Company Common Stock solely for Parent Common Stock by Company Shareholders pursuant to the Parent Level Mergers will not give rise to the recognition of gain or loss.

(iv) The basis of the Parent Common Stock (including any fractional shares thereof deemed for tax purposes to be issued and then redeemed by Parent) by a Shareholder of the Company pursuant to the Parent Level Mergers will be the same as the basis of the Company Common Stock surrendered in exchange therefor, increased by any gain recognized by such Shareholder (including any portion of the gain treated as a dividend) and decreased by the amount of cash received by such Shareholder.

(v) Provided that the Company Common Stock surrendered in the Parent Level Mergers is held as a capital asset at the Effective Time, the holding period of the Parent Common Stock received by a Company Shareholder in exchange such Company Common stock pursuant to the Parent Level Mergers will include the period during which such Shareholder held such Company Common Stock.

      8.03     Conditions to Obligations of Parent. The obligations of Parent and Merger Sub to consummate the Merger are also subject to the fulfillment or written waiver by Parent and Merger Sub prior to the Closing Date of each of the following conditions:

      (a) Representations and Warranties. Each of the representations and warranties of the Company in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date, with respect to which such representations and warranties shall be true and correct in all material respects as of such earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this Section 8.03(a), such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Material Adverse Effect on the Company.

      (b) Performance of Obligations of Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective

Time, and Parent and Merger Sub shall have received a certificate, dated the Effective Date, to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

      (c) Reserved.

      (d) Consents under Agreements. The consent, approval or waiver of each Person (other than regulatory approvals contemplated in Section 8.01(b)) whose consent or approval shall be required in order to permit (i) the lawful consummation of the Merger and the Bank Merger and (ii) the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any of the Company’s Subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained, except for such consents the failure of which to be obtained would not, individually or in the aggregate, have a Material Adverse Effect on Parent after giving effect to the consummation of the Transactions, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any term or condition which would, individually or in the aggregate, have a Material Adverse Effect on the Company or the Company Bank or Parent.

      (e) Tax Opinion. Parent shall have received a letter setting forth the written opinion of Choate, Hall & Stewart, in form and substance reasonably satisfactory to the Company, dated as of the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such letter:

(i) the Parent Level Mergers will together be treated as a reorganization described in Section 368(a) of the Code.

(ii) No gain or loss will be recognized by Parent, Merger Sub or the Company by reason of the Parent Level Mergers.

(iii) The exchange of Company Common Stock solely for Parent Common Stock by Company Shareholders pursuant to the Parent Level Mergers will not give rise to the recognition of gain or loss.

(iv) The basis of the Parent Common Stock (including any fractional shares thereof deemed for tax purposes to be issued and then redeemed by Parent) by a Shareholder of the Company pursuant to the Parent Level Mergers will be the same as the basis of the Company Common Stock surrendered in exchange therefor, increased by any gain recognized by such Shareholder (including any portion of the gain treated as a dividend) and decreased by the amount of cash received by such Shareholder.

(v) Provided that the Company Common Stock surrendered in the Parent Level Mergers is held as a capital asset at the Effective Time, the holding period of the Parent Common Stock received by a Company Shareholder in exchange such Company Common stock pursuant to the Parent Level Mergers will include the period during which such Shareholder held such Company Common Stock.

      (f) Absence Of Company Changes. From the date of this Agreement through the Closing Date, there shall not have occurred any change that individually or in the aggregate has or could reasonably be expected to have a Material Adverse Effect on the Company.

      (g) Other Actions. The Company shall have furnished Parent and Merger Sub with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 8.01 and 8.03 as Parent or Merger Sub may reasonably request.

ARTICLE IX

TERMINATION

      9.01     Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time,

notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated in this Agreement by the stockholders of the Company:

      (a) Mutual Consent. By mutual consent of Parent and the Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

      (b) Delay. By either Parent or the Company (if its Board of Directors so determines by vote of a majority of the members of its entire Board) if (i) the Effective Time shall not have occurred on or before September 30, 2004 or such later date as the parties may have agreed upon in writing (the “Expiration Date”), except to the extent that the failure of the Merger then to be consummated arises out of or results from the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreement of such party set forth herein.

      (c) No Approval. By the Company or Parent, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

      (d) Breach. At any time prior to the Effective Time, by Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of: (i) a material breach by Parent or the Company, as the case may be, of any representation or warranty contained herein, which breach would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.02(a) or 8.03(a), as the case may be, and which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; or (ii) a material breach by Parent or the Company, as the case may be, of any of the covenants or agreements contained herein, which breach (x) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach and (y) would have a Material Adverse Effect on Parent or the Company, as the case may be.

      (e) No Shareholder Approval. By either Parent or the Company (provided, that the terminating party shall not be in material breach of any of its obligations under Section 7.02) if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Company’s stockholders or at any adjournment or postponement thereof.

      (f) Failure to Recommend. By Parent if, at any time prior to the Company Meeting, (i) the Company shall have materially breached Section 7.08, (ii) the Company Board shall have failed to make its recommendation referred to in Section 7.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Parent (including, without limitation, recommending an Acquisition Proposal in compliance with Section 7.08) or (iii) the Company shall have failed to call, give notice of, convene and hold the Company meeting in accordance with Section 7.02 of this Agreement.

      (g) Certain Tender Offers. By Parent, if a Tender Offer is commenced (as such term is defined in Rule 14d-2 under the Exchange Act), other than by Parent or a Subsidiary thereof, and the Company Board recommends (including in compliance with Section 7.08) that the stockholders of the Company tender their shares in such Tender Offer or otherwise fails to recommend that such stockholders reject such Tender Offer within the ten-Business-Day period specified in Rule 14e-2(a) under the Exchange Act.

      (h) Possible Adjustment. By the Company, if the Company Board so determines by the vote of a majority of all of its members, by giving written notice to Parent not later than the end of the second

Business Day next following the Determination Date, in the event that both of the following conditions are satisfied:

(i) the Average Closing Price shall be less than 80% of the Signing Closing Price; and

(ii) (A) the number obtained by dividing the Average Closing Price by the Signing Closing Price (the “Parent Ratio”) is less than (B) the number obtained by dividing the Final Index Price by the Initial Index Price and then multiplying the quotient in this clause (ii)(B) by .80 (the “Index Ratio”).

If the Company elects to exercise its termination right pursuant to this Section 9.01(h), it shall give written notice to Parent. During the five-Business-Day period commencing with its receipt of such notice, Parent may, at its option (the “Fill Option”), offer to adjust the Per Share Stock Consideration to a level equal to a quotient (rounded to the nearest one ten-thousandth), the numerator of which is the product of the Signing Closing Price, 0.80, and the Per Share Stock Consideration (as then in effect) and the denominator of which is the Average Closing Price. If Parent makes an election contemplated by the preceding sentence within such five-Business-Day period, it shall give prompt written notice to the Company of such election and the adjusted Per Share Stock Consideration, whereupon no termination shall be deemed to have occurred pursuant to this Section 9.01(h) and this Agreement shall remain in effect in accordance with its terms (except as the Per Share Stock Consideration shall have been so adjusted), and any references in this Agreement to “Per Share Stock Consideration” shall thereafter be deemed to refer to the Per Share Stock Consideration as adjusted pursuant to this Section 9.01(h).

If Parent or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of the Agreement and the valuation date, the prices for the common stock of such company will be appropriately adjusted.

      9.02     Effect of Termination; Expenses.

      (a) In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except that Sections 7.06(c), 9.02, 9.03, 10.01 and 10.12 shall survive any termination of this Agreement.

      (b) If this Agreement is terminated as a result of any breach of a representation, warranty, covenant or other agreement which is caused by the gross negligence or willful or intentional breach of a party hereto, such party shall be liable to the other party for all out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder (“Expenses”). The payment of Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto (whether at law or in equity) arising out of the gross negligence of a party or willful breach of any provision of this Agreement or under this Agreement.

      9.03     Company Special Payment. As a condition of Parent’s willingness, and in order to induce Parent, to enter into this Agreement and to reimburse Parent for incurring the damages, costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, the Company will pay to Parent the sum of $1.5 Million (the “Company Special Payment”), if and only if a Payment Event (as hereinafter defined) shall have occurred before the Special Payment Termination Date (as hereinafter defined) determined in accordance with Section 9.03(c).

      (a) “Payment Event” shall mean any of the following events:

(i) without Parent’s prior written consent, the Company shall have entered into an agreement to effect, or shall have consummated, a Change in Control Transaction;

(ii) this Agreement shall have been terminated by Parent pursuant to Section 9.01(f) or 9.01(g); or

(iii) this Agreement shall have been terminated by either Parent or the Company pursuant to Section 9.01(e) in circumstances where the Company Board shall not have publicly recommended to the stockholders of the Company that such stockholders vote in favor of the approval of this Agreement, the Merger and the other transactions contemplated thereby or shall have withdrawn, modified or amended such recommendation in a manner adverse to Parent.

      (b) A “Time Extension Event” means any of the following events:

(i) any person (other than Parent or any Parent Subsidiary) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a Tender Offer; or

(ii) Any person (other than Parent or any Parent Subsidiary) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or has the contractual right to acquire beneficial ownership of, or any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the contractual right to acquire beneficial ownership of, 15% or more of the then outstanding shares of Company Common Stock; or

(iii) following the public announcement of an Acquisition Proposal, the holders of Company Common Stock shall not have approved this Agreement at the meeting of such stockholders held for the purpose of voting on this Agreement; or

(iv) following the occurrence of an Acquisition Proposal:

(A) the meeting of Company stockholders held for the purpose of voting on this Agreement shall not have been held in violation of the Company’s obligations set forth in Section 7.02 hereof, or shall have been canceled prior to termination of this Agreement,

(B) the Company Board shall have withdrawn or modified in a manner adverse to Parent the recommendation of the Company Board with respect to this Agreement and the Merger, or

(C) the Company shall have willfully or intentionally breached any representation, warranty, covenant or obligation contained in this Agreement and such breach would entitle Parent to terminate this Agreement under Section 9.01(d) hereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of this Agreement).

      (c) Duration Of Parent’s Rights With Respect To Company Special Payment. Notwithstanding any other provision of this Agreement, the provisions of this Section 9.03 shall remain in effect and shall be enforceable by Parent or any successor in interest until the “Special Payment Termination Date”, which shall be the earliest to occur of:

(i) the Effective Time of the Merger,

(ii) the date that is 12 months after termination or expiration of this Agreement following the occurrence of a Time Extension Event;

(iii) the date on which the Agreement is terminated in accordance with its terms, BUT ONLY IF such termination takes place PRIOR to the occurrence of a Payment Event or a Time Extension Event.

      (d) Payment Required. Any payment required under this Section 9.03 will be payable by the Company to Parent (by wire transfer of immediately available funds to an account designated by Parent) within five Business Days after demand by Parent.

ARTICLE X

MISCELLANEOUS

      10.01     Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, and the Voting Agreements, which shall terminate in accordance with the terms thereof) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 7.06(c), 9.02 and 9.03, and, excepting Section 10.12 hereof, this Article X, which shall survive any such termination).

      10.02     Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Company Meeting no amendment shall be made which changes in kind or reduces in amount the Merger Consideration without the further approval of the Company’s stockholders.

      10.03     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

      10.04     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

      10.05     Expenses. Except as otherwise provided in Section 9.02, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel and, in the case of Parent, the registration fee to be paid to the SEC in connection with the Registration Statement, except that expenses of printing the Proxy Statement shall be shared equally between the Company and Parent.

      10.06     Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

      If to the Company to:

Falmouth Bancorp, Inc.,
20 Davis Straits,
Falmouth, Massachusetts 02540
Attention: President & Chief Executive Officer,
Fax: (508) 548-3525.

      With a copy to:

Thacher, Proffitt & Wood LLP,
1700 Pennsylvania Avenue, N.W.,
Washington, D.C. 20006
Attention: Richard A. Schaberg, Esq.,
Fax: (202) 347-8400.

      If to Parent to:

Independent Bank Corp.,
288 Union Street,
Rockland, Massachusetts 02370
Attention: General Counsel,
Fax: (781) 982-6130.

      With a copy to:

Choate, Hall & Stewart, Exchange Place,
53 State Street,
Boston, MA 02109
Attention: James A. McDaniel, Esq.,
Fax: (617) 248-4000.

      10.07     Entire Understanding; No Third Party Beneficiaries. This Agreement, the Bank Merger Agreement and the Voting Agreements, represent the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby and thereby and this Agreement, the Bank Merger Agreement and the Voting Agreements supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ right to enforce Parent’s obligation under Section 7.11, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      10.08     Severability. Except to the extent that application of this Section 10.08 would have a Material Adverse Effect on the Company or Parent, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

      10.09     Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. IT IS ACCORDINGLY AGREED THAT ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RIGHTS OR INTERESTS OF PARENT OR THE COMPANY OR THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT (EACH OF THE FOREGOING DISPUTES, CONTROVERSIES AND CLAIMS HEREINAFTER REFERRED TO AS AN “AGREEMENT DISPUTE”), MAY BE BROUGHT IN A FEDERAL OR STATE COURT LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS, AND EACH OF THE PARTIES HERETO (i) UNCONDITIONALLY ACCEPTS THE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY AND (ii) IRREVOCABLY WAIVES ANY OBJECTION SUCH PARTY MAY NOW HAVE OR HEREAFTER HAS AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING AN AGREEMENT DISPUTE.

      10.10     Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to sections include subsections which are part of the related sections (e.g. a section numbered “Section 5.5(a)” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5(a)”).

      10.11     Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      10.12     Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, Parent may at any time modify the structure of the acquisition of the Company set forth herein, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, provided that (i) the Merger Consideration to be paid to the holders of Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) in the opinion of counsel to each of Parent and the Company such modification will not adversely affect the tax treatment of the Company’s stockholders as a result of receiving the Merger Consideration and (iii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities.

*REMAINDER OF PAGE HAS INTENTIONALLY BEEN LEFT BLANK*

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

INDEPENDENT BANK CORP.

By:	/s/ CHRISTOPHER ODDLEIFSON

Name: Christopher Oddleifson

Title:	President and Chief Executive Officer

By:	/s/ DENIS K. SHEAHAN

Name: Denis K. Sheahan

Title:	Treasurer and Chief Financial Officer

INDB SUB, INC.

By:	/s/ EDWARD H. SEKSAY

Name: Edward H. Seksay

Title:	President

By:	/s/ DENIS K. SHEAHAN

Name: Denis K. Sheahan

Title:	Treasurer

FALMOUTH BANCORP, INC.

By:	/s/ SANTO P. PASQUALUCCI

Name: Santo P. Pasqualucci

Title:	President and Chief Executive Officer

By:	/s/ GEORGE E. YOUNG, III

Name: George E. Young, III

Title:	Senior Vice President and Chief Financial Officer

ANNEX B

VOTING AGREEMENT

      VOTING AGREEMENT (“Agreement”), dated as of January 8, 2004, by and between Independent Bank Corp., a Massachusetts corporation (“Parent”), and the undersigned (“Stockholder”) holder of common stock, par value $0.01, of Falmouth Bancorp, Inc. (“Shares”).

      WHEREAS, the Parent, INDB Sub, Inc., a Massachusetts corporation and wholly owned subsidiary of the Parent (“Merger Sub”), and Falmouth Bancorp, Inc., a Delaware corporation (“Seller”), have entered into an Agreement and Plan of Merger, dated of even date herewith (as such agreement may be subsequently amended or modified, the “Agreement and Plan of Merger”), providing for the merger of Merger Sub with and into the Seller (the “Merger”);

      WHEREAS, the Stockholder beneficially owns and has sole or shared voting power with respect to the number of Shares, and holds stock options or other rights to acquire the number of Shares indicated opposite the Stockholder’s name on Schedule 1 attached hereto;

      WHEREAS, it is a condition to the consummation of the Merger that the Stockholder execute and deliver this Agreement on a date even herewith; and

      WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Agreement and Plan of Merger.

      NOW, THEREFORE, in consideration of, and as a condition to, the Parent entering into the Agreement and Plan of Merger and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by the Parent in connection therewith, the Stockholder and the Parent agree as follows:

1. Agreement to Vote Shares. The Stockholder agrees that, prior to the Expiration Date (as defined below), at any meeting of the stockholders of the Seller, or in connection with any written consent of the stockholders of the Seller, with respect to the Merger, the Agreement and Plan of Merger or any Acquisition Proposal or any adjournment thereof, Stockholder shall:

(a) appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum;

(b) from and after the date hereof until the Expiration Date, vote (or cause to be voted), or deliver a written consent (or cause a consent to be delivered) covering all of the Shares that such Stockholder shall be entitled to so vote, whether such Shares are beneficially owned by such Stockholder on the date of this Agreement or are subsequently acquired, (i) in favor of adoption and approval of the Agreement and Plan of Merger and the transactions contemplated thereby, including the Merger; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation, or warranty or any other obligation or agreement of the Seller contained in the Agreement and Plan of Merger or of the Stockholder contained in this Agreement; and (iii) against any Acquisition Proposal, or any agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger or any of the transactions contemplated by the Agreement and Plan of Merger.

2. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (i) the Effective Time; (ii) such date and time as the Agreement and Plan of Merger shall be terminated pursuant to Article IX thereof, or (iii) upon mutual written agreement of the parties to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement prior to termination hereof.

3. Agreement to Retain Shares. From and after the date hereof until the conclusion of the Company Meeting (taking into account any postponements or adjournments thereof), the Stockholder shall not, except as contemplated by this Agreement or the Agreement and Plan of Merger, directly or indirectly, sell, assign, transfer, assign, or otherwise dispose of (including, without limitation, by the creation of a Lien, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, assignment or other disposition of) any Shares owned by the Stockholder, whether such Shares are held by the Stockholder on the date of this Agreement or are subsequently acquired prior to any meeting of Stockholders prior to the Expiration Date, whether by the exercise of any stock options to acquire Shares or otherwise. Notwithstanding the foregoing, the Stockholder may make (a) transfers by will, or by operation of law, in which case this Agreement shall bind the transferee, (b) transfers in connection with estate and charitable planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of, and perform the obligations of the Stockholder under, this Agreement, and (c) as the Parent may otherwise agree in writing in its sole discretion.

4. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to the Parent as follows:

(a) the Stockholder has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement;

(b) this Agreement (assuming this Agreement constitutes a valid and binding agreement of the Parent) is a valid and legally binding agreement with respect to the Stockholder, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles);

(c) except as set forth on Schedule 1, the Stockholder beneficially owns the number of Shares indicated opposite such Stockholder’s name on Schedule 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares;

(d) the Stockholder understands that at the Effective Time of the Merger, (i) each outstanding Share listed on Schedule 1 shall be automatically cancelled and converted into the right to receive (A) 1.28 shares of Parent Common Stock or (B) a cash amount equal to $38.00 per share of Company Common Stock (subject to the terms and provisions of the Agreement), and (ii) to the extent not exercised or otherwise terminated in accordance with the terms of the Agreement and Plan of Merger prior to the Effective Time, each option to purchase Shares listed on Schedule 1 shall be automatically cancelled and converted automatically into an option to purchase shares of Parent Common Stock, as set forth in the Agreement and Plan of Merger;

(e) the execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his or her obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Stockholder is a party or by which Stockholder is bound, or any statute, rule or regulation to which Stockholder is subject or, in the event that Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of Stockholder.

5. Irrevocable Proxy. Subject to the last sentence of this Section 5, by execution of this Agreement, Stockholder does hereby appoint Parent with full power of substitution and resubstitution, as Stockholder’s true and lawful attorney and irrevocable proxy, to the full extent of the undersigned’s rights with respect to the Shares, to vote, if the Stockholder is unable to perform his or her obligations under this Agreement, each of such Shares solely with respect to the matters set forth in Section 1 hereof. Stockholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date and hereby revokes any proxy previously granted by Stockholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement.

6. No Solicitation. From and after the date hereof until the Expiration Date, Stockholder, in his or her capacity as a stockholder of the Seller, shall not, nor, to the extent applicable to Stockholder shall he or she permit any of his or her affiliates controlled by him or her to, nor shall he or she authorize any partner, officer, director, advisor or representative of, Stockholder or any of its affiliates to, (a) solicit, initiate or knowingly encourage the submission of, any inquiries, proposals or offers from any person relating to a proposal regarding an Acquisition Proposal, (b) enter into any agreement with respect to an Acquisition Proposal (other than the Agreement and Plan of Merger), (c) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (other than the Agreement and Plan of Merger) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Agreement and Plan of Merger, (d) initiate a stockholders’ vote or action by consent of the Seller’s stockholders with respect to an Acquisition Proposal, or (e) except by reason of this Agreement become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Seller that takes any action in support of an Acquisition Proposal.

7. Specific Enforcement. The Stockholder has signed this Agreement intending to be legally bound thereby. The Stockholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against the Stockholder. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

9. No Waivers. No waivers of any breach of this Agreement extended by the Parent to the Stockholder shall be construed as a waiver of any rights or remedies of the Parent with respect to any other stockholder of the Seller who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of the Stockholder or any other such stockholder of the Seller. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

10. Miscellaneous. This Agreement to be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof. If any provision hereof is deemed unenforceable, the enforceability of the other provisions hereof shall not be affected.

11. Capacity as Stockholder. Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Seller, and not in the Stockholder’s capacity as a director, officer or employee of the Seller or any of its subsidiaries or in the Stockholder’s capacity as a trustee or fiduciary of any ERISA plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director and/or officer of the Seller in the exercise of his or her fiduciary duties consistent with the terms of the Agreement and Plan of Merger as a director and/or officer of the Seller or in his or her capacity as a trustee or fiduciary of any ERISA plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of the Seller or any trustee or fiduciary of any ERISA plan or trust from taking any action in his or her capacity as a director of the Seller.

12. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Seller has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Seller’s Certificate of Incorporation, the possible acquisition of the Shares by Parent pursuant to the Agreement and Plan of Merger, (b) the Agreement and Plan of Merger is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

13. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

[SIGNATURE PAGE FOLLOWS]

      EXECUTED as of the date first above written.

STOCKHOLDER

By:

INDEPENDENT BANK CORP.

By:

Name:
Title:

SCHEDULE 1

Shareholders

Stockholder	Shares(1)	Options

Jeane E. Alves	4,985	1,600
William H. Cassidy, III	1,523	600
Peter A. Frizzell, DMD	506	0
Ronald Garcia	10,033	6,000
Wayne C. Lamson	1,646	2,631
Gardner L. Lewis	8,761	3,219
John J. Lynch, Jr.	32,780	4,460
Eileen C. Miskell	10,098	1,043
Robert H. Moore	4,922	250
Henry D. Newman, III	1,000	0
William E. Newton	11,922	4,219
Jacqueline B. Nolan	3,275	1,000
Santo P. Pasqualucci	29,345	60,146
George E. Young	11,506	6,297

      Notwithstanding anything in this Agreement to the contrary, the Stockholder does not represent that the Stockholder has any voting or other power with respect to any of the Shares set forth above which are Shares allocable to such Stockholder’s account under any employee stock ownership, deferred investment or other similar plan of the Seller (other than for Shares allocable to the Stockholder’s account under an employee stock ownership plan for which the Stockholder does have voting power).

(1)	Includes shares directly and indirectly beneficially owned, including vested and unvested shares under the 1997 Recognition and Retention Plan for Outside Directors, Officers and Employees of Falmouth Bancorp, Inc. and shares allocated under the Employee Stock Ownership Plan.

ANNEX C

January 8, 2004

Board of Directors

Falmouth Bancorp, Inc.
20 Davis Straits
Falmouth, MA 02540

Members of the Board:

      You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of the common stock (“Common Stock”) of Falmouth Bancorp, Inc. (“Falmouth”), of the Merger Consideration, as set forth in the Agreement and Plan of Merger dated January 8, 2004 (the “Agreement”), between Falmouth and Independent Bank Corp. (“Independent”). Unless otherwise noted, all terms herein will have the same meaning as defined in the Agreement. The Agreement provides for the merger of Falmouth with and into Independent (the “Merger”).

      Pursuant to the Agreement, at the Effective Time (as defined in the Agreement), each outstanding share of Falmouth Common Stock will be converted into the right to receive 1.28 shares of Independent Common Stock (the “Per Share Stock Consideration”), or a cash amount equal to $38.00 per share (the “Per Share Cash Consideration”). Shareholders of Falmouth Common Stock may i) elect to receive Independent Common Stock with respect to all of such holder’s Falmouth Common Stock, ii) elect to receive cash with respect to all of such holder’s Falmouth Common Stock, or iii) elect to receive Independent Common Stock with respect to part of such holder’s Falmouth Common Stock and to receive cash with respect to the remaining part of such holder’s Falmouth Common Stock, provided the Aggregate Cash Consideration shall be the product of (i) the number of shares of Falmouth Common Stock outstanding immediately prior to the Effective Time multiplied by 0.50 and (ii) the Per Share Cash Consideration, subject to the transaction qualifying as a tax-free reorganization.

      Trident Securities, a division of McDonald Investments Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

      We have acted as Falmouth’s financial advisor in connection with, and have participated in certain negotiations leading to, the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

(i) Reviewed Falmouth’s Annual Reports to Shareholders and Annual Reports on Form 10-KSB for each of the years ended September 30, 2003, September 30, 2002 and September 30, 2001, including the audited financial statements contained therein and the quarterly reports on Form 10-QSB for the quarters ended December 31, 2002, March 31, 2003 and June 30, 2003;

(ii) Reviewed Independent’s Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 2002 and December 31, 2001, including the audited financial statements contained therein and the quarterly report on Forms 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

(iii) Reviewed certain other information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Falmouth and Independent provided to us or publicly available;

(iv) Participated in meetings and telephone conferences with members of senior management of Falmouth and Independent concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters we believed relevant to our inquiry;

(v) Reviewed certain stock market information for Falmouth Common Stock and Independent Common Stock, and compared it with similar information for certain companies, the securities of which are publicly traded;

(vi) Compared the results of operations and financial condition of Falmouth and Independent with that of certain companies which we deemed to be relevant for purposes of this opinion;

(vii) Reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions which we deemed to be relevant for purposes of this opinion;

(viii) Reviewed the Agreement and certain related documents; and

(ix) Performed such other reviews and analyses, as we have deemed appropriate.

      In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of Falmouth and Independent contained in the Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we have not conducted a physical inspection of any of the assets, properties or facilities of either Falmouth and Independent, nor have we made or obtained or been furnished with any independent valuation or appraisal of any such assets, properties or facilities or any of the liabilities of either Falmouth and Independent. With respect to financial forecasts used in our analysis, we have assumed that such forecasts reflect the best currently available estimates and judgements of the management of Falmouth and Independent, as to the future performance of Falmouth, Independent, and Falmouth and Independent combined, as the case may be. We have not been engaged to and we have not assumed any responsibility for, nor have we conducted any independent investigation or verification of such matters, and we express no view as to such financial forecasts or the assumptions upon which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Agreement, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

      We will receive a fee for our services as financial advisor to Falmouth and for rendering this opinion, a substantial portion of which is contingent upon completion of the Merger.

      In the ordinary course of business, we may actively trade securities of Falmouth and Independent for our own account and for the accounts of customers and, accordingly, we may at any time hold a long or short position in such securities.

      This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Merger Consideration to be received by the holders of Falmouth Common Stock, and does not address the underlying business decision of Falmouth’s Board of Directors to effect the Merger, does not compare or discuss the relative merits of any other terms of the Merger, and does not constitute a recommendation to any Falmouth shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent an opinion as to what the value of Falmouth Common Stock or Independent Common Stock may be at the Effective Time of the Merger or as to the prospects of Falmouth’s business or Independent’s business. Furthermore, there is no obligation or intention on the part of Trident to update or modify this opinion between now and the Effective Time of the Merger regardless of any subsequent events that may occur which would affect the value of Falmouth Common Stock, Independent Common Stock or the prospects of Falmouth’s business or Independent’s business.

      This opinion is directed to the Board of Directors of Falmouth and may not be reproduced, summarized, described or referred to or given to any other person without our prior consent. Notwithstanding the foregoing, this opinion may be included in the proxy statement/prospectus to be mailed to the holders of Falmouth Common Stock in connection with the Merger, provided that this opinion will be reproduced in such proxy statement/prospectus in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement/prospectus, will be in a form reasonably acceptable to us and our counsel.

      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of Falmouth Common Stock from a financial point of view.

Very truly yours, /s/ TRIDENT SECURITIES, a division of McDonald Investments Inc. TRIDENT SECURITIES A division of McDonald Investments Inc.

ANNEX D

DELAWARE GENERAL CORPORATION LAW

TITLE 8. CORPORATIONS

§ 262 APPRAISAL RIGHTS

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

(a) Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

(b) Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

(c) Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

(d) Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholder’s of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

      Independent Bank is a Massachusetts corporation. Massachusetts General Laws Chapter 156B, Section 67, provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and persons who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the corporation’s articles of organization, a by-law adopted by the stockholders, or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

      Section 67 also provides that a corporation may purchase and maintain insurance against liability incurred by an officer or director in his capacity as officer or director, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability. Independent Bank maintains directors’ and officers’ liability insurance.

      Independent Bank’s articles of organization provide that directors and officers of Independent Bank who are elected or appointed by the board of directors and each other person who serves at the request or direction of Independent Bank as a director or officer of a subsidiary of Independent Bank shall be indemnified by Independent Bank against liabilities and expenses arising out of service for or on behalf of Independent Bank to the extent permitted by law. Independent Bank’s by-laws permit Independent Bank, at the discretion of its board of directors, to indemnify other employees of Independent Bank against liabilities and expenses arising out of service for or on behalf of Independent Bank to the extent permitted by law.

      Independent Bank’s articles also provide that no indemnification will be provided to any indemnified person with respect to a matter as to which he or she shall have been adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of Independent Bank. If an action or proceeding is compromised or settled so as to impose liability upon an indemnified person, no indemnification will be provided if Independent Bank has obtained an opinion of counsel that the indemnified person did not act in good faith in the reasonable belief that his or her action was in the best interests of Independent Bank.

      Independent Bank’s articles provide that Independent Bank will pay the expenses incurred by an indemnified person in advance of a final disposition of an action or proceeding upon receipt by Independent Bank of an undertaking by the indemnified person to repay such payments if the indemnified person is adjudicated or determined to be not entitled to indemnification as provided in the preceding paragraph.

      Independent Bank’s articles provide that no amendment or repeal of the indemnification provision of its by-laws or of the relevant provisions of Chapter 156B shall affect or diminish the rights of any indemnified person to indemnification with respect to any action or proceeding arising out of or relating to any actions occurring prior to the final adoption of the amendment or repeal.

      Massachusetts General Laws Chapter 156B, Section 13, enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Sections 61 or 62 of Chapter 156B (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain stockholders) or (4) for any transaction from which a director derived an improper personal benefit. Independent Bank has adopted this provision in Section 6.5.3 of its articles.

      Independent Bank’s articles of organization provide that no amendment or repeal of the provision limiting the liability of directors shall adversely affect the rights and protections afforded to directors of Independent Bank for acts or omissions occurring prior to the amendment or repeal. The articles also provide that if the Massachusetts Business Corporation Law is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors of Independent Bank shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers of Independent Bank, as described above, the Securities and Exchange Commission has advised that such indemnification is against public policy as described in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.

      (a) List of Exhibits:

Exhibit
No.	Exhibit

2.1	Agreement and Plan of Merger, dated January 8, 2004, among Independent Bank, INDB Sub, Inc. and Falmouth, filed with the initial filing of this Registration Statement.
2.2	Amended and Restated Agreement and Plan of Merger, dated April 26, 2004, among Independent Bank, INDB Sub and Falmouth, included as Annex A to the proxy statement/ prospectus.
2.3	Form of Voting Agreement, dated January 8, 2004, between Independent Bank and certain stockholders of Falmouth, included as Annex B to the proxy statement/ prospectus.
3.1	Restated Articles of Organization, as amended to date, incorporated by reference to Independent Bank’s annual report on Form 10-K for the year ended December 31, 1993.
3.2	Bylaws of Independent Bank, as amended to date, incorporated by reference and filed as an exhibit to Independent Bank’s annual report on Form 10-K for the year ended December 31, 2003.
4.1	Specimen Common Stock Certificate, incorporated by reference to Independent Bank’s annual report on Form 10-K for the year ended December 31, 1992.
4.2	Specimen Preferred Stock Purchase Rights Certificate, incorporated by reference to Independent Bank’s Form 8-A Registration Statement filed by Independent Bank on November 5, 2001.
4.3	Indenture of Registrant relating to the 8.625% Junior Subordinated Debentures issued Independent Capital Trust III, incorporated by reference to the Form 8-K filed by Independent Bank on April 18, 2002.
4.4	Form of Certificate of 8.625% Junior Subordinated Debenture (included as Exhibit A to Exhibit 4.3).
4.5	Amended and Restated Declaration of Trust for Independent Capital Trust III, incorporated by reference to the Form 8-K filed by Independent Bank on April 18, 2002.
4.6	Form of Preferred Security Certificate for Independent Capital Trust III (included as Exhibit D to Exhibit 4.5).
4.7	Preferred Securities Guarantee Agreement of Independent Capital Trust III, incorporated by reference to the Form 8-K filed by Independent Bank on April 18, 2002.
4.8	Indenture of Registrant relating to the 8.375% Junior Subordinated Debentures issued to Independent Capital Trust IV, incorporated by reference to the Form 8-K filed by Independent Bank on April 18, 2002.
4.9	Form of Certificate of 8.375% Junior Subordinated Debenture (included as Exhibit A to Exhibit 4.8).
4.10	Amended and Restated Declaration of Trust for Independent Capital Trust IV, incorporated by reference to the Form 8-K filed by Independent Bank on April 18, 2002.
4.11	Form of Preferred Security Certificate for Independent Capital Trust IV (included as Exhibit D to Exhibit 4.10).
4.12	Preferred Securities Guarantee Agreement of Independent Capital Trust IV, incorporated by reference to the Form 8-K filed by Independent Bank on April 18, 2002.
5	Form of Opinion of Choate, Hall & Stewart regarding the legality of the securities being issued, attached hereto.

Exhibit
No.		Exhibit

8.1		Form of Opinion of Choate, Hall & Stewart regarding certain tax matters, attached hereto.
8.2		Form of Opinion of Thacher Proffitt & Wood, LLP regarding certain tax matters, attached hereto.
10.1		Amended and Restated Independent Bank Corp. 1987 Incentive Stock Option Plan, incorporated by reference to Independent Bank’s annual report on Form 10-K for the year ended December 31, 1994.
10.2		Independent Bank Corp. 1996 Non-Employee Directors’ Stock Option Plan, incorporated by reference to Independent Bank’s Definitive Proxy Statement for the 1996 Annual Meeting of Stockholders filed with the Commission on March 19, 1996.
10.3		Independent Bank Corp. 1997 Employee Stock Option Plan, incorporated by reference to Independent Bank’s Definitive Proxy Statement for the 1997 Annual Meeting of Stockholders filed with the Commission on March 20, 1997.
10.4		Renewal Rights Agreement noted as of September 14, 2000 by and between Independent Bank and Rockland, as Rights Agent, incorporated by reference to Independent Bank’s Form 8-K filed with the Commission on September 14, 2000.
10.5		Amendment No. 1 to Third Amended and Restated Employment Agreement by and among Independent Bank, Rockland and Douglas H. Philipsen, dated June 25, 1997, incorporated by reference to Independent Bank’s annual report on Form 10-K for the year ended December 31, 1998.
10	.5.1	Amendment No. 2 to Third Amended and Restated Employment Agreement between Douglas H. Philipsen and Independent Bank and Rockland Trust dated January 9, 2003 (Exhibit to Independent Bank’s Form 8-K filed on January 9, 2003).
10.6		Amendment No. 1 to Second Amended and Restated Employment Agreement by and between Rockland Trust Company and Richard F. Driscoll, dated January 19, 1996, incorporated by reference to Independent Bank’s annual report on Form 10-K for the year ended December 31, 1998. Employment Agreements by and between Rockland Trust Company and Edward H. Seksay, Ferdinand T. Kelley, Denis K. Sheahan and Raymond G. Fuerschbach, respectively, incorporated by reference to Independent Bank’s annual report on Form 10-K for the year ended December 31, 2001.
10.7		Independent Bank Corp. Deferred Compensation Program for Directors (restated and amended as of December 1, 2000), incorporated by reference to Independent Bank’s annual report on Form 10-K for the year ended December 31, 2000.
10.8		Master Securities Repurchase Agreement, incorporated by reference to Form S-1 Registration Statement filed by Independent Bank on September 18, 1992.
10.9		Purchase and Assumption Agreement, dated as of September 27, 1999, by and between Rockland Trust Company and Fleet Financial Group, Inc. (Exhibit to Form 8-K filed on October 1, 1999).
10.10		Employment Agreement between Christopher Oddleifson, Independent Bank and Rockland Trust dated January 9, 2003 (Exhibit to Independent Bank’s Form 8-K filed on January 9, 2003).
10.11		Employment agreement between Edward F. Jankowski and Independent Bank and Rockland Trust dated November 11, 2003 (Exhibit to Independent Bank’s Form 10-K for the year ended December 31, 2003).
21		Subsidiaries of the Registrant, previously filed as Exhibit 21 to the initial filing of this Registration Statement.
23.1		Consent of KPMG, LLP, attached hereto.
23.2		Consent of Shatswell, MacLeod & Company, P.C., attached hereto.
23.3		Consent of Trident Securities, a division of McDonald Investments, Inc., attached hereto
24		Powers of Attorney, included on the signature page of the initial filing of this Registration Statement.
99.1		Form of Proxy for the Falmouth special meeting, attached hereto.

Item 22.	Undertakings.

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (d) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Rockland, The Commonwealth of Massachusetts, on this 27th day of April, 2004.

INDEPENDENT BANK CORP.

By:	/s/ CHRISTOPHER ODDLEIFSON

Christopher Oddleifson
Chief Executive Officer and President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ CHRISTOPHER ODDLEIFSON Christopher Oddleifson		Chief Executive Officer and President (Principal Executive Officer)	April 27, 2004

/s/ DENIS K. SHEAHAN Denis K. Sheahan		Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	April 27, 2004

* Richard S. Anderson		Director	April 27, 2004

* W. Paul Clark		Director	April 27, 2004

* Alfred L. Donovan		Director	April 27, 2004

* Benjamin A. Gilmore, II		Director	April 27, 2004

* E. Winthrop Hall		Director	April 27, 2004

* Kevin J. Jones		Director	April 27, 2004

* Christopher Oddleifson		Director	April 27, 2004

* Richard H. Sgarzi		Director	April 27, 2004

* John H. Spurr, Jr.		Director	April 27, 2004

* Robert D. Sullivan		Director	April 27, 2004

* Brian S. Tedeschi		Director	April 27, 2004

* Thomas J. Teuten		Director	April 27, 2004

*By:	/s/ CHRISTOPHER ODDLEIFSON Christopher Oddleifson as Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.		Exhibit

2	.1*	Agreement and Plan of Merger, dated January 8, 2004, among Independent Bank, INDB Sub and Falmouth, filed with the initial filing of this Registration Statement.
2.2		Amended and Restated Agreement and Plan of Merger, dated April 26, 2004, among Independent Bank, INDB Sub, Inc. and Falmouth, included as Annex A to the proxy statement/ prospectus.
2.3		Form of Voting Agreement, dated January 8, 2004, between Independent Bank and certain stockholders of Falmouth, included as Annex B to the proxy statement/ prospectus.
3.1		Restated Articles of Organization, as amended to date, incorporated by reference to Independent Bank’s annual report on Form 10-K for the year ended December 31, 1993.
3.2		Bylaws of Independent Bank, as amended to date, incorporated by reference and filed as an exhibit to Independent Bank’s annual report on Form 10-K for the year ended December 31, 2003.
4.1		Specimen Common Stock Certificate, incorporated by reference to Independent Bank’s annual report on Form 10-K for the year ended December 31, 1992.
4.2		Specimen Preferred Stock Purchase Rights Certificate, incorporated by reference to Independent Bank’s Form 8-A Registration Statement filed by Independent Bank on November 5, 2001.
4.3		Indenture of Registrant relating to the 8.625% Junior Subordinated Debentures issued Independent Capital Trust III, incorporated by reference to the Form 8-K filed by Independent Bank on April 18, 2002.
4.4		Form of Certificate of 8.625% Junior Subordinated Debenture (included as Exhibit A to Exhibit 4.3).
4.5		Amended and Restated Declaration of Trust for Independent Capital Trust III, incorporated by reference to the Form 8-K filed by Independent Bank on April 18, 2002.
4.6		Form of Preferred Security Certificate for Independent Capital Trust III (included as Exhibit D to Exhibit 4.5).
4.7		Preferred Securities Guarantee Agreement of Independent Capital Trust III, incorporated by reference to the Form 8-K filed by Independent Bank on April 18, 2002.
4.8		Indenture of Registrant relating to the 8.375% Junior Subordinated Debentures issued to Independent Capital Trust IV, incorporated by reference to the Form 8-K filed by Independent Bank on April 18, 2002.
4.9		Form of Certificate of 8.375% Junior Subordinated Debenture (included as Exhibit A to Exhibit 4.8).
4.10		Amended and Restated Declaration of Trust for Independent Capital Trust IV, incorporated by reference to the Form 8-K filed by Independent Bank on April 18, 2002.
4.11		Form of Preferred Security Certificate for Independent Capital Trust IV (included as Exhibit D to Exhibit 4.10).
4.12		Preferred Securities Guarantee Agreement of Independent Capital Trust IV, incorporated by reference to the Form 8-K filed by Independent Bank on April 18, 2002.
5		Form of Opinion of Choate, Hall & Stewart regarding the legality of the securities being issued, attached hereto.
8.1		Form of Opinion of Choate, Hall & Stewart regarding certain tax matters, attached hereto.
8.2		Form of Opinion of Thacher Proffitt & Wood, LLP regarding certain tax matters, attached hereto.
10.1		Amended and Restated Independent Bank Corp. 1987 Incentive Stock Option Plan, incorporated by reference to Independent Bank’s annual report on Form 10-K for the year ended December 31, 1994.
10.2		Independent Bank Corp. 1996 Non-Employee Directors’ Stock Option Plan, incorporated by reference to Independent Bank’s Definitive Proxy Statement for the 1996 Annual Meeting of Stockholders filed with the Commission on March 19, 1996.
10.3		Independent Bank Corp. 1997 Employee Stock Option Plan, incorporated by reference to Independent Bank’s Definitive Proxy Statement for the 1997 Annual Meeting of Stockholders filed with the Commission on March 20, 1997.

Exhibit
No.		Exhibit

10.4		Renewal Rights Agreement noted as of September 14, 2000 by and between Independent Bank and Rockland, as Rights Agent, incorporated by reference to Independent Bank’s Form 8-K filed with the Commission on September 14, 2000.
10.5		Amendment No. 1 to Third Amended and Restated Employment Agreement by and among Independent Bank, Rockland and Douglas H. Philipsen, dated June 25, 1997, incorporated by reference to Independent Bank’s annual report on Form 10-K for the year ended December 31, 1998.
10	.5.1	Amendment No. 2 to Third Amended and Restated Employment Agreement between Douglas H. Philipsen and Independent Bank and Rockland Trust dated January 9, 2003 (Exhibit to Independent Bank’s Form 8-K filed on January 9, 2003).
10.6		Amendment No. 1 to Second Amended and Restated Employment Agreement by and between Rockland Trust Company and Richard F. Driscoll, dated January 19, 1996, incorporated by reference to Independent Bank’s annual report on Form 10-K for the year ended December 31, 1998. Employment Agreements by and between Rockland Trust Company and Edward H. Seksay, Ferdinand T. Kelley, Denis K. Sheahan and Raymond G. Fuerschbach, respectively, incorporated by reference to Independent Bank’s annual report on Form 10-K for the year ended December 31, 2001.
10.7		Independent Bank Corp. Deferred Compensation Program for Directors (restated and amended as of December 1, 2000), incorporated by reference to Independent Bank’s annual report on Form 10-K for the year ended December 31, 2000.
10.8		Master Securities Repurchase Agreement, incorporated by reference to Form S-1 Registration Statement filed by Independent Bank on September 18, 1992.
10.9		Purchase and Assumption Agreement, dated as of September 27, 1999, by and between Rockland Trust Company and Fleet Financial Group, Inc. (Exhibit to Form 8-K filed on October 1, 1999).
10.10		Employment Agreement between Christopher Oddleifson, Independent Bank and Rockland Trust dated January 9, 2003 (Exhibit to Independent Bank’s Form 8-K filed on January 9, 2003).
10.11		Employment agreement between Edward F. Jankowski and Independent Bank and Rockland Trust dated November 11, 2003 (Exhibit to Independent Bank’s Form 10-K for the year ended December 31, 2003).
21		Subsidiaries of the Registrant, previously filed as Exhibit 21 to the initial filing of this Registration Statement.
23.1		Consent of KPMG, LLP, attached hereto.
23.2		Consent of Shatswell, MacLeod & Company, P.C., attached hereto.
23.3		Consent of Trident Securities, a division of McDonald Investments, Inc., attached hereto.
24		Powers of Attorney, included on the signature page of the initial filing of this Registration Statement.
99.1		Form of Proxy for the Falmouth special meeting, attached hereto.